 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-220350
IA BANCORP, INC.
MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
Dear Shareholder:
On June 7, 2017, IA Bancorp, Inc., or IAB, and BCB Bancorp, Inc., or BCB, agreed to a strategic business combination in which IAB will merge with and into BCB. If the merger is completed, each share of IAB common stock issued and outstanding immediately prior to the merger will be converted, at the election of the shareholder, into the right to receive either (1) cash in an amount equal to $3.05, which we refer to as the Cash Consideration, subject to a Maximum Cash Contribution amount of  $2,547,709, or (2) 0.189 of a share of BCB common stock, which we refer to as the Stock Consideration, and together with the Cash Consideration, the Merger Consideration.
Under the Agreement and Plan of Reorganization dated as of June 7, 2017, as amended from time to time, which we refer to as the merger agreement, the Merger Consideration is subject to adjustment as follows if the tangible common equity of Indus-American Bank, or IAB Bank, at the month-end prior to the closing date of the merger, or the closing tangible common equity, is less than $18,500,000:
•
First, the Cash Consideration will be reduced by an amount equal to the quotient obtained by dividing (A) the difference between (1) $18,500,000 and (2) the closing tangible common equity, by (B) the number of outstanding shares of IAB common stock, or the change in tangible common equity per share; and
•
Second, the exchange ratio will be reduced by the quotient obtained by dividing (A) the change in tangible common equity per share by (B) $16.14.
Each holder of IAB common stock is entitled to elect the form of the Merger Consideration that he or she would like to receive for his or her shares of IAB common stock, which may be all Stock Consideration, all Cash Consideration or a combination of Stock Consideration and Cash Consideration. All such elections are subject to adjustment on a pro rata basis as described elsewhere in this proxy statement/prospectus. In addition, BCB is issuing two series of preferred stock, Series E and F, in exchange for two outstanding series, Series C and D, respectively, of IAB preferred stock. The two series of BCB preferred stock will have terms substantially similar to the terms of the two series of IAB preferred stock.
In the merger, IAB will merge with and into BCB, with BCB continuing as the surviving corporation of the merger. In addition, under the merger agreement, simultaneously with the merger IAB Bank, a New Jersey chartered bank and the wholly owned subsidiary of IAB, will be merged with and into BCB Community Bank, or BCB Bank, a New Jersey chartered bank and the wholly owned subsidiary of BCB.
We are sending you this proxy statement/prospectus to notify you of, and invite you to, the special meeting of IAB shareholders, which we refer to as the IAB special meeting, being held to consider the merger agreement that IAB has entered into with BCB, and related matters, and to ask you to vote at the IAB special meeting “FOR” approval of the merger agreement. Shares of BCB common stock are listed on the Nasdaq Global Market under the ticker symbol “BCBP”.
The market value of the Stock Consideration will fluctuate with the market price of BCB common stock; however, subject to any adjustment based on IAB Bank’s closing tangible common equity, the Cash Consideration will remain a fixed amount regardless of any change in the market value of the Stock Consideration. The following table presents the closing prices of BCB common stock on June 6, 2017, the last trading day before public announcement of the merger, and on November 8, 2017, the last practicable trading day before the distribution of this proxy statement/prospectus. The table also presents the implied value of the Stock Consideration proposed for each share of IAB common stock converted into the Stock Consideration on those dates, as determined by multiplying the closing price of BCB common stock on those dates by the exchange ratio of 0.189 provided for in the merger agreement. This table also presents the implied value of the Cash Consideration proposed for each share of IAB common stock converted into the Cash Consideration, which will remain a fixed amount, subject to any adjustment based on IAB Bank’s closing tangible common equity, regardless of any change in the market value of the Stock Consideration. The implied values in the table are also based on the assumption that IAB Bank’s closing tangible common equity is equal to or in excess of $18,500,000, or the minimum threshold amount. We urge you to obtain current market quotations for shares of BCB common stock.
	BCB Common Stock (Nasdaq: BCBP)	Implied Value of One Share of IAB Common Stock	Value of the Cash Consideration for One Share of IAB Common Stock
At June 6, 2017	$15.65	$2.96	$3.05
At November 8, 2017	$13.75	$2.60	$3.05
In addition, the IAB board of directors may terminate the merger agreement if the average closing price of BCB common stock is below the percentage threshold specified in the merger agreement and below a certain percentage threshold relative to an index of banking stocks. If the IAB board of directors terminates the merger agreement, BCB may prevent the applicable merger agreement from being terminated by electing to pay additional cash consideration for each share of IAB common stock. See “The Merger Agreement — Termination of the Merger Agreement.”
The IAB special meeting will be held on December 13, 2017, at 6:00 p.m., local time, at Royal Albert’s Palace, located at 1050 King Georges Post Road, Edison, New Jersey 08837.
Your vote is important. We cannot complete the merger unless IAB shareholders approve the merger agreement. In order for the merger to be approved, the merger agreement must be approved by the affirmative vote of a majority of the votes cast, in person or by proxy, by all IAB shareholders entitled to vote at the IAB special meeting. Regardless of whether you plan to attend the IAB special meeting, please take the time to vote your shares in accordance with the instructions contained in this proxy statement/prospectus.
The IAB board of directors unanimously recommends that IAB shareholders vote “FOR” approval of the merger agreement and “FOR” the other matters to be considered at the IAB special meeting.
This proxy statement/prospectus describes the IAB special meeting, the merger, the documents related to the merger and other related matters. Please carefully read this entire document, including “Risk Factors” beginning on page 22, for a discussion of the risks relating to the proposed merger.
/s/ Anil Bansal
Anil Bansal Chairman of the Board IA Bancorp, Inc.
Neither the United States Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either BCB or IAB, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this proxy statement/prospectus is November 10, 2017, and it is first being mailed or otherwise delivered to IAB shareholders on or about November 10, 2017.

IA BANCORP, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To the Shareholders of IA Bancorp, Inc.:
IAB will hold a special meeting of shareholders at 6:00 p.m., local time, on December 13, 2017, at Royal Albert’s Palace, located at 1050 King Georges Post Road, Edison, New Jersey 08837. The IAB special meeting will be held for the purposes of allowing IAB shareholders to consider and vote upon the following matters:
•
a proposal to approve the Agreement and Plan of Reorganization dated as of June 7, 2017, by and between BCB and IAB, as amended from time to time, pursuant to which IAB will merge with and into BCB, as more fully described in the attached proxy statement/prospectus, which we refer to as the merger proposal; and

•
a proposal to approve the adjournment of the IAB special meeting, if necessary, to solicit additional proxies in favor of approval of the merger agreement, which we refer to as the adjournment proposal.

IAB has fixed the close of business on November 3, 2017 as the record date for the IAB special meeting. Only IAB shareholders of record at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the IAB special meeting. Approval of the merger agreement requires the affirmative vote of a majority of the votes cast, in person or by proxy, by all IAB shareholders entitled to vote at the IAB special meeting.
Your vote is very important. We cannot complete the merger unless IAB shareholders approve the merger agreement.
As a shareholder of record, you are cordially invited to attend the IAB special meeting in person. Regardless of whether you plan to attend the IAB special meeting, please vote as soon as possible by (1) completing, signing, dating and returning your proxy card in the enclosed postage-paid return envelope, (2) calling the toll-free number listed on your proxy card or (3) accessing the internet site listed on your proxy card. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the merger proposal and “FOR” the adjournment proposal. If you hold IAB common stock in your name as a shareholder of record or hold a valid proxy from the holder of record and attend the IAB special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.
The enclosed proxy statement/prospectus provides a detailed description of the merger, the merger agreement and related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its appendices and annexes, carefully and in their entirety. If you have any questions concerning the merger or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus or need help voting your shares of IAB common stock, please contact Linda Kammerer, Corporate Secretary, at IA Bancorp, Inc. at (732) 947-5117.
The IAB board of directors has approved the merger and the merger agreement and unanimously recommends that IAB shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal.
BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Linda Kammerer Linda Kammerer, Corporate Secretary Edison, New Jersey November 10, 2017
i

ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about BCB from documents filed with or furnished to the United States Securities and Exchange Commission, which we refer to as the SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by BCB at no cost from the SEC’s website at www.sec.gov. You may also request copies of these documents, including documents incorporated by reference by BCB in this proxy statement/prospectus, at no cost by contacting BCB in writing or by telephone at the following address:
BCB Bancorp, Inc.
104-110 Avenue C
Bayonne, New Jersey 07002
Attention: General Counsel/Corporate Secretary
(201) 823-0700
You will not be charged for any of these documents that you request. IAB shareholders requesting documents must do so by December 8, 2017 in order to receive them before the IAB special meeting to be held on December 13, 2017.
If you have questions about the merger or the IAB special meeting, need additional copies of this proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact Linda Kammerer, Corporate Secretary, IA Bancorp, Inc., at the following address and telephone number:
IA Bancorp, Inc.
1630 Oak Tree Road
Edison, New Jersey 08820
Attention: Linda Kammerer, Corporate Secretary
Telephone: (732) 947-5117
See “Where You Can Find More Information” beginning on page 92 for more details.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by BCB, constitutes a prospectus of BCB under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of BCB common stock to be issued to the IAB shareholders pursuant to the merger. This proxy statement/prospectus also constitutes a proxy statement for IAB. It also constitutes a notice of meeting with respect to the IAB special meeting.
You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated November 10, 2017. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither our mailing of this proxy statement/prospectus to IAB shareholders nor the issuance by BCB of shares of BCB capital stock to IAB shareholders in connection with the merger will create any implication to the contrary.
This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation. Information contained in this proxy statement/prospectus regarding BCB has been provided by BCB, and information contained in this proxy statement/prospectus regarding IAB has been provided by IAB.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE IAB SPECIAL MEETING
The following are some questions that you may have regarding the merger of IAB with and into BCB and the IAB special meeting of shareholders, which we refer to as the IAB special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the IAB special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 92. Unless the context requires otherwise, references in this proxy statement/prospectus to BCB refer to BCB Bancorp, Inc., a New Jersey corporation, and/or its consolidated subsidiaries, references in this proxy statement/prospectus to IAB refer to IA Bancorp, Inc., a New Jersey corporation, and/or its consolidated subsidiaries, and references in this proxy statement/prospectus to “we,” “our” and “us” refer to BCB and IAB collectively.
Q:
What am I being asked to vote on at the IAB special meeting?

A:
BCB and IAB have entered into an Agreement and Plan of Reorganization dated as of June 7, 2017, which we refer to as the merger agreement, pursuant to which BCB has agreed to acquire IAB. Under the merger agreement, IAB will merge with and into BCB, with BCB continuing as the surviving corporation of the merger, which we refer to as the merger. Also under the merger agreement, simultaneously with the merger, Indus-American Bank, or IAB Bank, a New Jersey chartered bank and wholly owned subsidiary of IAB, will be merged with and into BCB Community Bank, or BCB Bank, a New Jersey chartered bank and a wholly-owned subsidiary of BCB, which we refer to as the bank subsidiary merger. IAB shareholders are being asked to approve the merger agreement and the transactions it contemplates, including the merger, which we refer to as the merger proposal.

IAB shareholders are also being asked to approve the adjournment of the IAB special meeting, if necessary, to solicit additional proxies in favor of the merger agreement, which we refer to as the adjournment proposal.
This proxy statement/prospectus includes important information about the merger, the merger agreement (a copy of which is attached as Annex I to this proxy statement/prospectus), and the IAB special meeting. IAB shareholders should read this information carefully and in its entirety. The enclosed voting materials allow shareholders to vote their shares without attending the IAB special meeting in person.
Q:
How does the IAB board of directors recommend I vote at the IAB special meeting?

A:
The IAB board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal. See the section entitled “ The Merger—IAB’s Reasons for the Merger; Recommendation of the IAB Board of Directors” beginning on page 38.

Q:
When and where is the IAB special meeting?

A:
The IAB special meeting will be held at Royal Albert’s Palace, located at 1050 King Georges Post Road, Edison, New Jersey 08837 on December 13, 2017, at 6:00 p.m., local time.

Q:
Who is entitled to vote?

A:
Holders of record of IAB common stock at the close of business on November 3, 2017, which is the date that the IAB board of directors has fixed as the record date for the IAB special meeting, are entitled to vote at the IAB special meeting.

Q:
Will holders of IAB preferred stock be entitled to vote at the IAB special meeting?

A:
No. The IAB preferred stock does not have voting rights with respect to any of the proposals that will be considered at the IAB special meeting. Holders of IAB preferred stock will not be entitled to vote at the IAB special meeting, and should not submit a proxy card with respect to the IAB special meeting or otherwise attempt to vote with respect to their IAB preferred stock.

Q:
What do I need to do now?

A:
If you are an IAB shareholder of record as of the close of business on the record date, after you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly. You may vote in one of four ways: (1) by mail (by completing, signing, dating and mailing your proxy card in the enclosed postage-paid return envelope, (2) by telephone, (3) by using the internet, or (4) in person (by either delivering the completed proxy card or by casting a ballot if attending the IAB special meeting). It is important that you vote as soon as possible so that your shares can be voted at the IAB special meeting.

Q:
What constitutes a quorum for the IAB special meeting?

A:
The presence at the IAB special meeting, in person or by proxy, of the holders of a majority of the IAB common stock issued and outstanding and entitled to vote with respect to each proposal will constitute a quorum for the purposes of considering and acting on each proposal. If a quorum is not present, the IAB special meeting will be postponed until the holders of the number of shares of IAB common stock required to constitute a quorum attend. If you submit a properly executed proxy card, even if you abstain from voting, your shares of IAB common stock will be counted for purposes of determining whether a quorum is present at the IAB special meeting. If additional votes must be solicited to approve the merger proposal and the adjournment proposal is approved, it is expected that the IAB special meeting will be adjourned to solicit additional proxies.

Q:
What is the vote required to approve each proposal at the IAB special meeting?

A:
Approval of the merger agreement requires the affirmative vote of a majority of the votes cast, in person or by proxy, by all IAB shareholders entitled to vote at the IAB special meeting.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, by all IAB shareholders entitled to vote at the IAB special meeting.
Abstentions, broker non-votes and a failure to vote are not considered votes cast and will have no effect on any of the proposals to be considered at the IAB special meeting, assuming a quorum is present.
See the sections entitled, “The IAB Special Meeting—Vote Required; Treatment of Abstentions and Failure to Vote” beginning on page 30.
Q:
Why is my vote important?

A:
If you do not vote, it will be more difficult for IAB to obtain the necessary quorum to hold the IAB special meeting. The merger agreement must be approved by the affirmative vote of a majority of the votes cast, in person or by proxy, by all IAB shareholders entitled to vote at the IAB special meeting. The IAB board of directors unanimously recommends that you vote to approve the merger agreement.

Q:
How many votes do I have?

A:
Each outstanding share of IAB common stock entitles its holder to cast one vote. As of the record date, there were 4,179,851 shares of IAB common stock, par value $0.10 per share, outstanding and entitled to vote at the IAB special meeting.

Q:
Can I attend the IAB special meeting and vote my shares in person?

A:
Yes. All IAB shareholders are invited to attend the IAB special meeting. Holders of record of IAB common stock can vote in person at the IAB special meeting. If you plan to attend the IAB special meeting, you must hold your shares in your own name. In addition, you must bring a form of personal photo identification with you in order to be admitted. IAB reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the IAB special meeting is prohibited without IAB’s express written consent.

Q:
Can I change my vote?

A:
Yes. You may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date (if you submitted your proxy by internet or by telephone, you can change your vote by voting over the internet or by telephone), (2) delivering a written revocation letter to IAB’s corporate secretary, or (3) attending the IAB special meeting in person, notifying the corporate secretary and voting by ballot at the IAB special meeting. Attendance at the IAB special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by IAB after the vote will not affect the vote. If you choose one of the first two methods, you must take the described action (or, with respect to the first method, IAB must have received the subsequent proxy card) no later than December 12, 2017 at 5:00 p.m. local time, which is the business day immediately prior to the IAB special meeting. The IAB corporate secretary’s mailing address is:

IA Bancorp, Inc.
1630 Oak Tree Road
Edison, New Jersey 08820
Attention: Linda Kammerer, Corporate Secretary
Telephone: (732) 947-5117
Q:
What will happen in the merger?

A:
If the merger proposal is approved by IAB shareholders and the other conditions to closing under the merger agreement are satisfied or waived, then at the effective time of the merger, IAB will merge with and into BCB and BCB will be the surviving entity. Also under the merger agreement, simultaneously with the merger, Indus-American Bank, or IAB Bank, a New Jersey chartered bank and wholly owned subsidiary of IAB, will be merged with and into BCB Community Bank, or BCB Bank, a New Jersey chartered bank and a wholly-owned subsidiary of BCB, which we refer to as the bank subsidiary merger. We refer to the merger and the bank subsidiary merger as the mergers. As a result of the mergers, IAB will no longer exist as a standalone entity and its businesses will be owned by BCB, which will continue as a public company.

Q:
What will I receive for my IAB common stock?

A:
Upon completion of the merger, each share of IAB common stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive, at your election, either (1) cash in an amount equal to $3.05, which we refer to as the Cash Consideration, subject to a Maximum Cash Contribution of  $2,547,709, or (2) 0.189 of a share, or the exchange ratio, of BCB common stock, which we refer to as the Stock Consideration, and together with the Cash Consideration, the Merger Consideration.

Under the merger agreement, the Merger Consideration is subject to adjustment as follows if IAB Bank’s closing tangible common equity is less than $18,500,000:
•
First, the Cash Consideration will be reduced by the change in tangible common equity per share; and

•
Second, the exchange ratio will be reduced by the quotient obtained by dividing (A) the change in tangible common equity per share by (B) $16.14.

Each holder of IAB common stock is entitled to elect the form of the Merger Consideration that he or she would like to receive for his or her shares of IAB common stock, which may be all Stock Consideration, all Cash Consideration or a combination of Stock Consideration and Cash Consideration. All such elections are subject to adjustment on a pro rata basis as described elsewhere in this proxy statement/prospectus. For example, if you hold 100 shares of IAB common stock, you may elect to convert 20 shares of your IAB common stock into the Cash Consideration and 80 shares of your IAB common stock into the Stock Consideration (or any other combination), subject to the proration provisions described below.

No guarantee can be made that you will receive the amount of the Cash Consideration or the Stock Consideration you elect. As a result of the proration procedures provided for in the merger agreement, as described in this proxy statement/prospectus, you may receive the Stock Consideration or the Cash Consideration in amounts that are different from the amounts you elect to receive.
Q:
What happens if I am eligible to receive a fraction of a share of BCB common stock as part of the Stock Consideration?

A:
If the aggregate number of shares of BCB common stock that you are entitled to receive as part of the Stock Consideration includes a fraction of a share of BCB common stock, you will receive cash in lieu of that fractional share. See the section entitled “The Merger Agreement—Fractional Shares” beginning on page 56.

Q:
What will I receive for my IAB preferred stock?

A:
Upon completion of the merger, each share of IAB Series C Preferred Stock issued and outstanding immediately prior to the completion of the merger, shall be converted into the right to receive one share of BCB Series E Noncumulative Perpetual Preferred Stock, par value $0.01 per share, or the BCB Series E Preferred Stock. In addition, upon completion of the merger, each share of IAB Series D Preferred Stock issued and outstanding immediately prior to the completion of the merger, shall be converted into the right to receive one share of BCB Series F Noncumulative Perpetual Preferred Stock, par value $0.01 per share, or the BCB Series F Preferred Stock. For more information on the BCB Series E Preferred Stock and BCB Series F Preferred Stock, see “Description of New BCB Series E Preferred Stock” beginning on page 76 and “Description of New BCB Series F Preferred Stock” beginning on page 79.

Q:
How might the Merger Consideration I elect to receive be adjusted on a pro rata basis?

A:
Each holder of IAB common stock is entitled to elect the form of consideration that he or she would like to receive for his or her shares of IAB common stock, including electing to receive the Cash Consideration for a portion of his or her shares of IAB common stock and receive the Stock Consideration for the remainder of his or her shares of IAB common stock. We refer to a share for which an election to receive the Cash Consideration is made as a Cash Election Share, a share for which an election to receive the Stock Consideration is made as a Stock Election Share and a share of IAB common stock for which no election is made as a Non-Election Share. All such elections are subject to adjustment on a pro rata basis.

The merger agreement provides that the aggregate amount of the Cash Consideration that holders of IAB common stock are entitled to receive is $2,549,709, or the Maximum Cash Contribution. As a result, all elections may be subject to proration depending on the elections made by other holders of IAB common stock if the Maximum Cash Contribution is undersubscribed or oversubscribed. Proration will be applied so that ultimately approximately 20% of the shares of IAB common stock are treated as Cash Election Shares and approximately 80% of the shares of IAB common stock are treated as Stock Election Shares.
For example, if the aggregate of the Cash Consideration payable to holders of Cash Election Shares is in excess of the Maximum Cash Contribution, all of the Non-Election Shares will be treated as Stock Election Shares and a number of Cash Election Shares will be converted into Stock Election Shares until the Maximum Cash Contribution is no longer oversubscribed. If the aggregate of the Cash Consideration payable to holders of Cash Election Shares is less than the Maximum Cash Contribution, a number of Non-Election Shares will be treated as Cash Election Shares until the Maximum Cash Contribution is no longer undersubscribed and, if necessary, a number of Stock Election Shares will be converted into Cash Election Shares until the Maximum Cash Contribution is no longer undersubscribed.
Q:
Is the value of the per share consideration that I receive for my shares of IAB common stock expected to be substantially equivalent regardless of which election I make?

A:
There will be no adjustment to the fixed number of shares of BCB common stock that will be issued to

IAB shareholders who receive the Stock Consideration based upon changes in the market price of BCB common stock or IAB common stock prior to the effective time of the merger, though the exchange ratio could be adjusted based on IAB Bank’s closing tangible common equity. Subject to any adjustment based on IAB Bank’s closing tangible common equity, the value of the Cash Consideration will not change. As result, the value of the Merger Consideration received by holders of IAB common stock who receive the Cash Consideration may differ from the value of the Merger Consideration received by holders of IAB common stock who receive the Stock Consideration.
The market price of BCB common stock at the time the merger is completed may vary from the price of BCB common stock on the date the merger agreement was executed, on the date of this proxy statement/prospectus, and on the date of the IAB special meeting and at the effective time of the merger as a result of various factors that are beyond the control of BCB and IAB, including but not limited to general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. In addition to the approval of the merger agreement by IAB shareholders, consummation of the merger is subject to receipt of required regulatory approvals and satisfaction of other conditions that may not occur until after the IAB special meeting. Therefore, at the time of the IAB special meeting you will not know the precise value of the Stock Consideration, if any, that you will receive at the effective time of the merger. You should obtain current market quotations for shares of BCB common stock.
Q:
How do I make an election for the type of the Merger Consideration that I prefer to receive and when can I expect to receive the Merger Consideration?

A:
Each holder of record of IAB common stock will be mailed a form of election/letter of transmittal and other appropriate and customary transmittal materials not more than 40 business days and not less than 20 business days prior to the anticipated effective time of the merger or on such other date as BCB and IAB may mutually agree. The deadline for holders of IAB common stock to elect the form of the Merger Consideration they want to receive is five business days prior to the anticipated effective time of the merger, which we refer to as the election deadline. Each holder of IAB common stock should specify in the election form (1) the number of shares of IAB common stock which such shareholder elects to have exchanged for the Stock Consideration, and (2) the number of shares of IAB common stock such shareholder elects to have exchanged for the Cash Consideration. All such elections are subject to adjustment on a pro rata basis as described elsewhere in this proxy statement/prospectus. Holders of IAB common stock shall receive their Merger Consideration as promptly as practicable following the effective time of the merger, subject to the holders submitting their properly completed letter of transmittal and other transmittal materials.

Q:
What happens to the IAB stock options and awards under the IAB 2006 Stock Option Plan in the merger?

A:
At the effective time of the merger, each stock option granted by IAB to purchase shares of IAB common stock under IAB’s 2006 Stock Option Plan that is unexpired, unexercised and outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment from BCB equal to the difference, if positive, between $3.05 and the exercise price applicable to the stock option. Any stock option with an exercise price that equals or exceeds $3.05 will be cancelled and extinguished at the effective time of the merger for no consideration.

Q:
What are the U.S. federal income tax consequences of the merger to IAB shareholders?

A:
It is a condition to the obligations of each of BCB and IAB that they receive an opinion from Covington & Burling LLP, in form reasonably satisfactory to BCB, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Neither BCB nor IAB currently intends to waive this opinion condition to its obligation to consummate the merger. If either BCB or IAB waives this opinion condition after this registration statement is declared effective by the SEC, and if the tax consequences of the merger to IAB shareholders have materially changed, BCB and IAB will recirculate appropriate soliciting materials to resolicit the votes of IAB shareholders.

In general, as a “reorganization” within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes:
•
Holders of IAB common stock who receive solely the Cash Consideration in the merger will generally recognize gain or loss upon surrendering their IAB common stock in an amount equal to the difference between the amount of cash that they receive and their respective aggregate adjusted tax basis in their shares of IAB common stock surrendered;

•
Holders of IAB common stock who receive solely the Stock Consideration in the merger generally will not recognize gain or loss, except with respect to cash received in lieu of fractional shares of BCB common stock;

•
Holders of IAB common stock who receive a combination of the Cash Consideration (other than cash received in lieu of fractional shares of BCB common stock) and the Stock Consideration in the merger (1) will not recognize any loss upon surrendering their IAB common stock, and (2) will recognize gain upon surrendering their IAB common stock in an amount equal to the lesser of  (a) the excess, if any, of  (i) the sum of the amount of the Cash Consideration received plus the fair market value (determined as of the effective time of the merger) of the Stock Consideration received over (ii) their respective aggregate adjusted tax basis in the shares of IAB common stock surrendered, and (b) the amount of the Cash Consideration received; and

•
Holders of IAB preferred shares who exchange their IAB preferred shares for BCB preferred shares generally will not recognize gain or loss.

Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if the holding period for such shares of IAB common stock exceeds one year. Depending on certain facts specific to each holder of IAB common stock, however, gain could instead be characterized as ordinary dividend income.
For further information, see “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72.
The U.S. federal income tax consequences described above may not apply to all holders of IAB common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.
Q:
Do I have dissenters’ rights in connection with the merger?

A:
No. Under the New Jersey Business Corporation Act, which we refer to as the NJBCA, IAB shareholders will not have any dissenters’ rights in connection with the merger. See the section entitled “The Merger—No Dissenters’ Rights” beginning on page 54.

Q:
If I am an IAB shareholder, should I send in my IAB common stock and/or IAB preferred stock certificates now?

A:
No. Please do NOT send in your IAB common stock or IAB preferred stock certificates with your proxy. If the merger proposal is approved by IAB shareholders, and the merger is completed, an exchange agent designated by BCB will send you instructions for exchanging IAB common stock and IAB preferred stock certificates for the Merger Consideration. See the section entitled “The Merger Agreement—Conversion of Shares; Exchange of Certificates” beginning on page 57.

Q:
What happens if I sell my shares of IAB common stock before the IAB special meeting?

A:
The record date is earlier than both the date of the IAB special meeting and the effective time of the merger. If you transfer your shares of IAB common stock after the record date but before the IAB special meeting, you will, unless the transferee requests a proxy from you, retain your right to vote at the IAB special meeting but will transfer the right to receive the per share Merger Consideration to the person to whom you transfer your shares. In order to receive the per share Merger Consideration, you must hold your shares through the effective time of the merger.

Q:
When do you expect to complete the merger?

A:
We expect to consummate the merger in the fourth quarter of 2017. However, we cannot assure you when or if the merger will occur. We must first obtain the approval of IAB shareholders at the IAB special meeting and the necessary regulatory approvals, and the other conditions to closing must be satisfied before the merger is consummated. See the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 68.

Q:
Who should I call with questions?

A:
If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of IAB common stock, please contact: Linda Kammerer, Corporate Secretary, at (732) 947-5117.

Q:
Are there any risks that I should consider in deciding whether to vote for the merger proposal?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 22.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not approved by IAB shareholders or if the merger is not completed for any other reason, IAB shareholders will not receive any consideration for their shares of IAB common stock. Instead, IAB will remain an independent company and will continue to own IAB Bank. Under specified circumstances, IAB may be required to pay BCB a termination fee of  $800,000. See the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page 70.

SUMMARY
The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you as an IAB shareholder. We urge you to carefully read the entire proxy statement/prospectus, including the appendices and annexes, and the other documents to which we refer in order to fully understand the merger. See the section entitled “Where You Can Find More Information” beginning on page 92. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.
Parties to the Information About The Companies Merger (page 29)
BCB Bancorp, Inc.
104-110 Avenue C
Bayonne, New Jersey 07002
(201) 823-0700
BCB Bancorp, Inc. is a New Jersey corporation and bank holding company headquartered in Bayonne, New Jersey, and the parent of BCB Community Bank, or BCB Bank. BCB operates 22 full service branches and its primary markets are Bayonne, Jersey City and Hoboken in Hudson County, Carteret, Colonia, Edison, Monroe Township and Woodbridge in Middlesex County, Lodi, Lyndhurst, and Rutherford in Bergen County and Fairfield and South Orange in Essex County, Holmdel in Monmouth County, and Union in Union County, New Jersey. BCB also operates two branches in Staten Island, New York. At September 30, 2017, BCB had approximately $1.9 billion in consolidated assets, approximately $1.5 billion in total deposits and approximately $177.6 million in consolidated stockholders’ equity.
BCB common stock is listed on the Nasdaq Global Market under the symbol “BCBP.”
Additional information about BCB and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 92.
IA Bancorp, Inc.
1630 Oak Tree Road
Edison, New Jersey 08820
(732) 603-8200
IA Bancorp, Inc., or IAB, a New Jersey corporation, is a bank holding company which owns 100% of the capital stock of Indus-American Bank, or IAB Bank, which is a New Jersey chartered bank headquartered in Edison, New Jersey. IAB Bank operates full-service branches in Edison, Jersey City, Parsippany and Plainsboro, New Jersey and Hicksville, New York. IAB Bank was founded primarily to meet the banking needs of the South Asian-American community. IAB Bank specializes in core business banking products for small to medium-sized companies, with an emphasis on real estate-based lending. At September 30, 2017, IAB had approximately $230.4 million of total assets, approximately $187.9 million of total deposits and stockholders’ equity of approximately $19.5 million.
The Merger and the Merger Agreement
The terms and conditions of the mergers are contained in the merger agreement, a copy of which is attached as Annex I to this proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement.
Under the merger agreement, IAB will merge with and into BCB, with BCB continuing as the surviving corporation of the merger. Also under the merger agreement, simultaneously with the merger, IAB Bank, a New Jersey chartered bank and wholly-owned subsidiary of IAB, will be merged with and into BCB Bank, a New Jersey chartered bank and a wholly owned subsidiary of BCB, with BCB Bank as the surviving entity in the bank subsidiary merger.

As a Result of the Merger, IAB Shareholders Will Have a Right To Elect To Receive Either 0.189 of a Share of BCB Common Stock, or $3.05 in Cash or a Combination of Stock Consideration and Cash Consideration, subject to adjustment (page 34)
We are proposing the merger of IAB with and into BCB, with BCB continuing as the surviving corporation in the merger. If the merger is completed, each share of IAB common stock issued and outstanding immediately prior to the merger will be converted, at the election of the IAB shareholder, into the right to receive, subject to adjustment, either (1) cash in an amount equal to $3.05, which we refer to as the Cash Consideration, subject to a Maximum Cash Contribution amount of  $2,547,709, or (2) 0.189 of a share, or the exchange ratio, of BCB common stock, which we refer to as the Stock Consideration, and together with the Cash Consideration, the Merger Consideration.
Under the merger agreement, the Merger Consideration is subject to adjustment as follows if IAB Bank’s closing tangible common equity is less than $18,500,000:
•
First, the Cash Consideration will be reduced by the change in tangible common equity per share; and

•
Second, the exchange ratio will be reduced by the quotient obtained by dividing (A) the change in tangible common equity per share by (B) $16.14.

Each holder of IAB common stock is entitled to elect the form of the Merger Consideration that he or she would like to receive for his or her shares of IAB common stock, which may be all Stock Consideration, all Cash Consideration or a combination of Stock Consideration and Cash Consideration. All such elections are subject to adjustment on a pro rata basis. Shares of IAB common stock for which an election is not made or that are not submitted by the election deadline are referred to as Non-Electing Shares. No fractional shares of BCB common stock will be issued in connection with the merger, and holders of IAB common stock will be entitled to receive cash in lieu thereof.
For example, an IAB shareholder who holds 100 shares of IAB common stock may elect to convert 20 shares of his or her IAB common stock into Cash Election Shares and 80 shares of his or her IAB common stock into Stock Election Shares (or any other combination), subject to the proration provisions described elsewhere in this proxy statement/prospectus.
In addition, upon completion of the merger, each share of IAB Series C Preferred Stock issued and outstanding immediately prior to the completion of the merger, shall be converted into the right to receive one share of BCB Series E Preferred Stock. In addition, upon completion of the merger, each share of IAB Series D Preferred Stock issued and outstanding immediately prior to the completion of the merger, shall be converted into the right to receive one share of BCB Series F Preferred Stock. For more information on the BCB Series E Preferred Stock and BCB Series F Preferred Stock, see “Description of New BCB Series E Preferred Stock” beginning on page 76 and “Description of New BCB Series F Preferred Stock” beginning on page 79.
The IAB Board of Directors Unanimously Recommends that IAB shareholders Vote “FOR” Approval of the Merger Agreement (page 38)
The IAB board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of IAB and its shareholders. Accordingly, the IAB board of directors unanimously recommends that IAB shareholders vote “FOR” approval of the merger agreement.
For the factors considered by the IAB board of directors in reaching its decision to approve the merger agreement, see the section entitled “The Merger—IAB’s Reasons for the Merger; Recommendation of the IAB Board of Directors” beginning on page 38.
Keefe, Bruyette & Woods, Inc. Has Provided an Opinion to the IAB Board of Directors in Connection with the Merger (page 40 and Annex II)
In connection with the merger, IAB’s financial advisor, Keefe, Bruyette & Woods, Inc., or KBW, delivered a written opinion, dated June 7, 2017, which we refer to as the opinion, to the IAB board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of IAB common stock of the Merger Consideration in the merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex II to this proxy statement/prospectus. The opinion was provided for the information of, and was directed to, the IAB board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger, and is directed only to the fairness, from a financial point of view, to holders of IAB common stock of the Merger Consideration. The opinion did not address the underlying business decision of IAB to engage in the merger or enter into the merger agreement, or the relative merits of the merger as compared to any other alternative business strategies that might exist for IAB or the effect of any other transaction in which IAB might engage, or constitute a recommendation to the IAB board of directors in connection with the merger, and it does not constitute a recommendation to any holder of IAB common stock as to how to vote in connection with the merger or any other matter (including what election any such shareholder should make with respect to the Stock Consideration or the Cash Consideration).
For further information, please see the discussion under the caption “The Merger—Opinion of IAB’s Financial Advisor,” beginning on page 40.
Information About the IAB Special Meeting (page 30)
The IAB special meeting will be held on December 13, at 6:00 p.m., local time, at Royal Albert’s Palace, located at 1050 King Georges Post Road, Edison, New Jersey 08837, unless the IAB special meeting is adjourned or postponed.
At the IAB special meeting, IAB shareholders will be asked to:
•
approve the merger proposal; and

•
approve the adjournment proposal, if necessary.

Only holders of record at the close of business on November 3, 2017, which is the record date for the IAB special meeting, will be entitled to vote at the IAB special meeting. Each share of IAB common stock is entitled to one vote on each proposal to be considered at the IAB special meeting. As of the record date, there were 4,179,851 shares of IAB common stock entitled to vote at the IAB special meeting. As of the record date, directors and executive officers of IAB and their affiliates owned and were entitled to vote 909,750 shares of IAB common stock, representing approximately 21.77% of the shares of IAB common stock outstanding on that date. As of the record date, BCB beneficially held no shares of IAB common stock, and BCB’s directors and executive officers held no shares of IAB common stock.
The merger agreement must be approved by the affirmative vote of a majority of the votes cast, in person or by proxy, by all IAB shareholders entitled to vote at the IAB special meeting.
Approval of the adjournment proposal will require the affirmative vote of a majority of the votes cast, in person or by proxy, by all IAB shareholders entitled to vote at the IAB special meeting.
Abstentions, broker non-votes and a failure to vote are not considered votes cast and will have no effect on any of the proposals to be considered at the IAB special meeting, assuming a quorum is present.
IAB’s Directors and Officers May Have Financial Interests in the Merger That Differ From Your Interests (page 56)
IAB shareholders should be aware that the directors and executive officers of IAB have agreements and other benefit plans or arrangements that provide them with financial interests in the merger that are different from, or in addition to, those of IAB shareholders generally. These interests include the following:
•
In connection with the merger, Julie Nuttall (SVP, Treasurer & CFO) is entitled to receive a retention bonus equal to $40,000, provided that Ms. Nuttall remains employed by IAB through the effective time of the merger;

•
Like other employees of IAB, IAB’s executive officers who are not entitled to receive a retention bonus as described above and whose employment with IAB is terminated by BCB other than for cause within six months following the effective time of the merger will receive severance equal to two weeks of salary for each year of service, subject to a minimum of four weeks of salary and a maximum of 26 weeks of salary;

•
Following the effective time of the merger, BCB shall establish an advisory board and invite all members of the IAB board of directors to join such advisory board; and

•
In the merger agreement, BCB agreed to use reasonable best efforts to maintain directors’ and officers’ liability insurance for directors and executive officers of IAB for a period of six years following the merger and to provide indemnification arrangements for such persons.

The IAB board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement and the merger, and in recommending that IAB shareholders vote in favor of the merger proposal.
For a more complete description of these interests, see “The Merger—Interests of IAB’s Directors and Executive Officers in the Merger” beginning on page 52.
Treatment of IAB Stock Options in the Merger (page 56)
At the effective time of the merger, each stock option granted by IAB to purchase shares of IAB common stock under IAB’s 2006 Stock Option Plan that is unexpired, unexercised and outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment from BCB equal to the difference, if positive, between $3.05 and the exercise price applicable to the stock option. Any stock option with an exercise price that equals or exceeds $3.05 will be cancelled and extinguished at the effective time of the merger for no consideration.
IAB Shareholders are NOT Entitled to Assert Dissenters’ Rights (page 54)
Under the NJBCA, the holders of IAB common stock will not have any dissenters’ rights with respect to the merger. For further information, see the “The Merger—No Dissenters’ Rights” beginning on page 54.
Regulatory Approvals Required for the Merger (page 54)
BCB and IAB have agreed to use their reasonable best efforts to obtain all regulatory approvals, non-objections or waivers required to consummate the transactions contemplated by the merger agreement; provided, that in no event will BCB be required to accept any new restriction or condition on the BCB Entities which is materially and unreasonably burdensome on BCB’s business or on the business of IAB or IAB Bank following the closing of the merger or which would reduce the economic benefits of the transactions contemplated by the merger agreement to BCB to such a degree that BCB would not have entered into the merger agreement had such condition or restriction been known to it on the date of the merger agreement, which is referred to as a burdensome condition. These regulatory approvals include approval from the FDIC and the New Jersey Department of Banking and Insurance, or NJDB, among others. BCB has filed, or is in the process of filing, the applications, notices, requests and letters necessary to obtain the required regulatory determinations. For further information, see the “Regulatory Approvals Required For The Merger” beginning on page 54.
Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 68)
Currently, we expect to consummate the merger in the fourth quarter of 2017. As more fully described in this proxy statement/prospectus and in the merger agreement, consummation of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. The conditions to each party’s obligation to complete the merger include, among others:
•
approval of the merger agreement by IAB shareholders;

•
receipt of required regulatory approvals (provided that no such required regulatory approval may impose a materially and unreasonably burdensome condition on BCB);

•
absence of any law, injunction or other restraint prohibiting, restricting or making illegal consummation of the transactions contemplated by the merger agreement;

•
the declaration of effectiveness by the SEC of BCB’s registration statement on Form S-4 registering the BCB common stock issuable to IAB shareholders, with no stop orders suspending the effectiveness thereof having been issued;

•
authorization of the shares of BCB common stock to be issued in the merger for listing on the Nasdaq Global Market;

•
accuracy of each party’s representations and warranties in the merger agreement, generally subject to specified materiality standards;

•
performance in all material respects of each party’s obligations under the merger agreement; and

•
receipt by each party of an opinion of Covington & Burling LLP, counsel to BCB, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed in the fourth quarter of 2017 or at all.
Agreement Not to Solicit Other Offers (page 66)
As more fully described in this proxy statement/prospectus, IAB has agreed that it and its subsidiaries will not, and will cause their respective representatives not to, directly or indirectly:
•
solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any acquisition proposal;

•
participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any third party any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

•
approve, agree to, accept, endorse or recommend any acquisition proposal; or

•
approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any acquisition agreement contemplating or otherwise relating to any acquisition transaction.

However, if prior to the IAB special meeting IAB receives an unsolicited written acquisition proposal by any third party that did not result from or arise in connection with a breach of the non-solicitation provisions described above, IAB and its representatives may, prior to (but not after) the IAB special meeting, take the following action if the IAB board of directors (or any committee thereof) has (1) determined, in its good faith judgment (after consultation with IAB’s financial advisors and outside legal counsel), that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal and that the failure to take such action would cause the IAB board of directors to violate its fiduciary duties under applicable law, and (2) obtained from such third party an executed confidentiality agreement containing terms at least as restrictive with respect to such third party as the terms of IAB’s confidentiality agreement with BCB is with respect to BCB (and such confidentiality agreement shall not provide such third party with any exclusive right to negotiate with IAB): the IAB board of directors may change its unanimous recommendation that the IAB shareholders approve the merger agreement with BCB.
Termination of the Merger Agreement (page 69)
We may mutually agree to terminate the merger agreement before completing the merger, even after receiving IAB shareholder approval.
The merger agreement can be terminated at any time prior to the effective time of the merger by mutual consent, or by either party in the following circumstances:

•
any regulatory authority denies a requisite regulatory approval and this denial has become final and nonappealable, or a regulatory authority has issued a final and nonappealable rule, regulation, law, judgment, injunction or order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, so long as the party seeking to terminate the merger agreement has used its reasonable best efforts to contest, appeal and change or remove such denial, law or order;

•
the IAB shareholders fail to approve the merger agreement and the transactions contemplated thereby at the IAB special meeting; or

•
the merger has not been completed by May 31, 2018, which is referred to as the outside date, if the failure to consummate the transactions contemplated by the merger agreement by that date is not caused by the terminating party’s breach of the merger agreement.

In addition, BCB may terminate the merger agreement if:
•
any of the conditions precedent described above to the obligations of BCB to consummate the merger cannot be satisfied or fulfilled by the outside date, if the failure of such condition to be satisfied or fulfilled by such date is not a result of BCB’s failure to perform, in any material respect, any of its material covenants or agreements contained in the merger agreement or the material breach of any of its material representations or warranties contained in the merger agreement;

•
the IAB board of directors fails to recommend the merger to, and approval of the merger agreement by, the IAB shareholders;

•
the IAB board of directors breaches its non-solicitation obligations and obligations with respect to other acquisition proposals in any respect adverse to BCB;

•
the IAB board of directors breaches its obligations to call, give notice of, convene and/or hold a shareholders’ meeting or to use reasonable best efforts to obtain the approval of the merger agreement by the IAB shareholders;

•
if any of the required regulatory approvals granted by the FDIC or NJDB contains or would result in the imposition of a materially and unreasonably burdensome condition on BCB and there is no meaningful possibility that such required regulatory approval could be revised prior to the outside date so as not to contain or result in such a burdensome condition;

•
if the FDIC or NJDB request in writing that BCB, IAB or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a required regulatory approval; or

•
if, on the day that all the other conditions set forth in the merger agreement have been satisfied or waived by the applicable party pursuant to the merger agreement (other than those conditions which by their nature shall be satisfied or waived on the closing date), IAB Bank’s closing tangible common equity is less than $17,500,000.

In addition, IAB may terminate the merger agreement if:
•
any of the conditions precedent described above to the obligations of IAB to consummate the merger cannot be satisfied or fulfilled by the outside date, if the failure of such condition to be satisfied or fulfilled by such date is not a result of IAB’s failure to perform, in any material respect, any of its material covenants or agreements contained in the merger agreement, or the material breach of any of its material representations or warranties contained in the merger agreement; or

•
the price of BCB common stock declines by more than 20% from $15.65 and underperforms an index of banking companies by more than 20% over a designated measurement period unless BCB agrees to increase the number of shares of BCB common stock to be issued to holders of IAB common stock who are to receive the Stock Consideration in the merger.

Termination Fee (page 70)
If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by the IAB board of directors, IAB may be required to pay BCB a termination fee of  $800,000. The termination fee could discourage other companies from seeking to acquire or merge with IAB.
Board of Directors and Executive Officers of BCB and BCB Bank Following the Effective Time of the Merger (page 56)
The directors and officers of BCB immediately prior to the effective time of the merger will continue as the directors and officers of the surviving corporation of the merger. Information about the current BCB directors and executive officers can be found in the documents listed under “Where You Can Find More Information” beginning on page 92.
In addition, following the effective time of the merger, BCB will increase the size of its board of directors by one additional seat, which seat will be filled by an individual to be appointed by the BCB board of directors from a group of individuals selected by the IAB board of directors in good faith and provided to BCB prior to the effective time of the merger. BCB will then nominate this additional director for election at the following annual meeting of shareholders of BCB and solicit proxies for the director in the same manner as it does for all other members of BCB’s slate of directors in connection with such meeting.
The Rights of IAB Shareholders Will Change as a Result of the Merger (page 83)
The rights of IAB shareholders will change as a result of the merger due to differences in BCB’s and IAB’s governing documents. Upon the effective time of the merger, the rights of IAB shareholders who receive the Stock Consideration will be governed by BCB’s restated certificate of incorporation and bylaws. IAB shareholders who receive solely the Cash Consideration will have their shareholder rights extinguished.
This proxy statement/prospectus contains descriptions of the material differences in shareholder rights under each of IAB’s certificate of incorporation and bylaws and BCB’s restated certificate of incorporation and bylaws. For a more complete description of these material differences, see “Comparison of Shareholders’ Rights” beginning on page 83.
Voting Agreements (page 68)
Concurrently with execution of the merger agreement, each of the directors of IAB in their capacity as shareholders of IAB entered into a voting agreement with BCB and IAB, under which each director of IAB agreed to vote their shares of common stock of IAB in favor of the merger agreement and the merger at the IAB special meeting and against any competing proposals that may be voted on by IAB shareholders.
As of the record date, the IAB directors party to these voting agreements owned and were entitled to vote approximately 909,750 shares of IAB common stock, representing approximately 21.77% of the total shares of IAB common stock outstanding on that date.
Material U.S. Federal Income Tax Consequences of the Merger (page 72)
As a condition to the respective obligations of BCB and IAB to complete the merger, each of BCB and IAB shall receive an opinion from Covington & Burling LLP to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In general, as a “reorganization” within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes:
•
Holders of IAB common stock who receive solely the Cash Consideration in the merger will generally recognize gain or loss upon surrendering their IAB common stock in an amount equal to the difference between the amount of cash that they receive and their respective aggregate adjusted tax basis in their shares of IAB common stock surrendered;

•
Holders of IAB common stock who receive solely the Stock Consideration in the merger generally will not recognize gain or loss, except with respect to cash received in lieu of fractional shares of BCB common stock;

•
Holders of IAB common stock who receive a combination of the Cash Consideration (other than cash received in lieu of fractional shares of BCB common stock) and the Stock Consideration in the merger (1) will not recognize any loss upon surrendering their IAB common stock, and (2) will recognize gain upon surrendering their IAB common stock in an amount equal to the lesser of (a) the excess, if any, of  (i) the sum of the amount of the Cash Consideration received plus the fair market value (determined as of the effective time of the merger) of the Stock Consideration received over (ii) their respective aggregate adjusted tax basis in the shares of IAB common stock surrendered, and (b) the amount of the Cash Consideration received; and

•
Holders of IAB preferred shares who exchange their IAB preferred shares for BCB preferred shares will not recognize gain or loss.

Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if the holding period for such shares of IAB common stock exceeds one year. Depending on certain facts specific to each holder of IAB common stock, however, gain could instead be characterized as ordinary dividend income.
For further information, see “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72.
The U.S. federal income tax consequences described above may not apply to all holders of IAB common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.
Comparative Market Prices of Securities (page 19)
BCB common stock is listed on the Nasdaq Global Market under the symbol “BCBP.” IAB common stock is not listed on any stock exchange or quoted on any interdealer quotation system.
The market value of the Stock Consideration will fluctuate with the market price of BCB common stock, however, subject to any adjustment based on IAB Bank’s closing tangible common equity, the Cash Consideration will remain a fixed amount regardless of any change in the market value of the Stock Consideration. The following table presents the closing prices of BCB common stock on June 6, 2017, the last trading day before public announcement of the merger, and on November 8, 2017, the last practicable trading day before the distribution of this proxy statement/prospectus. The table also presents the implied value of the Stock Consideration proposed for each share of IAB common stock converted into the Stock Consideration on those dates, as determined by multiplying the closing price of BCB common stock on those dates by the exchange ratio of 0.189 provided for in the merger agreement. This table also presents the value of the Cash Consideration proposed for each share of IAB common stock converted into the Cash Consideration, which will remain a fixed amount, subject to any adjustment based on IAB Bank’s closing tangible common equity, regardless of any change in the market value of the Stock Consideration. The implied values in the table are also based on the assumption that IAB Bank’s closing tangible common equity is equal to the minimum threshold amount. We urge you to obtain current market quotations for shares of BCB common stock.
	BCB Common Stock (Nasdaq: BCBP)	Implied Value of One Share of IAB Common Stock	Value of the Cash Consideration for One Share of IAB Common Stock
At June 6, 2017	$15.65	$2.96	$3.05
At November 8, 2017	$13.75	$2.60	$3.05

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BCB
The following table summarizes financial results achieved by BCB for the periods and at the dates indicated and should be read in conjunction with BCB’s consolidated financial statements and the notes to the consolidated financial statements contained in reports that BCB has previously filed with the SEC. Historical results are not necessarily indicative of future results, and the results for the nine months ended September 30, 2017 are not necessarily indicative of the results that might be expected for the full year. Historical financial information for BCB can be found in its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, each of which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 92 for instructions on how to obtain the information that has been incorporated by reference.
	As of September 30,		As of December 31,
	2017	2016	2016	2015	2014	2013	2012
	(Dollars in thousands)
Total assets	$1,871,740	$1,678,936	$1,708,208	$1,618,406	$1,301,900	$1,207,959	$1,171,358
Cash and cash equivalents	97,618	137,707	65,038	132,635	32,123	29,844	34,147
Securities	100,077	52,907	94,765	9,623	9,768	115,320	165,888
Loans receivable, net	1,619,245	1,431,211	1,485,159	1,420,118	1,207,850	1,020,344	922,301
Deposits	1,546,148	1,380,385	1,392,205	1,273,929	1,028,556	968,670	940,786
Borrowings	142,124	159,124	179,124	204,124	163,124	132,124	131,124
Stockholders’ equity	177,568	132,299	131,081	133,544	102,252	100,060	91,581
	As of and for the Nine Months Ended September 30,		As of and for the Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(In thousands, except for per share amounts)
Net interest income(1)	$45,242	$40,658	$55,060	$53,511	$49,888	$46,779	$41,700
Provision (credit) for loan losses	1,785	(75)	27	2,280	2,800	2,750	4,900
Non-interest income (loss)	5,968	4,960	6,123	7,065	3,958	3,375	(7,225)
Non-interest expense	35,009	36,246	47,895	46,452	38,409	31,437	33,889
Income tax expense (credit)	5,773	3,647	5,258	4,814	5,047	6,551	(2,252)
Net income (loss)	8,643	5,530	8,003	7,030	7,590	9,416	(2,062)
Net income (loss) per share
Basic	0.71	0.43	0.63	0.69	0.81	1.06	(0.23)
Diluted	0.70	0.43	0.63	0.69	0.81	1.06	(0.23)
Common Dividends declared per share	0.42	0.42	0.56	0.56	0.54	0.48	0.48

	As of and for the Nine Months Ended September 30,		As of and for the Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Selected Financial Ratios and Other Data:
Return (loss) on average assets	0.64%	0.43%	0.47%	0.48%	0.61%	0.80%	(0.17)%
Return (loss) on average stockholders’ equity	9.58	6.35	6.11	6.52	7.42	10.18	(2.26)
Non-interest income (loss) to average assets	0.44	0.37	0.36	0.48	0.32	0.29	(0.61)
Non-interest expense to average assets	2.60	2.83	2.81	3.15	3.09	2.68	2.86
Net interest rate spread	3.30	3.08	3.14	3.50	3.94	3.89	3.44
Net interest margin	3.46	3.26	3.32	3.72	4.11	4.06	3.60
Ratio of average interest-earning assets to average interest-bearing liabilities	118.59	117.98	118.02	118.42	119.75	118.32	115.23
Cash dividend payout ratio	55.15	93.39	86.87	76.50	68.67	45.28	(208.70)
Asset Quality Ratios:
Non-accrual loans to total loans at end of period	1.03	1.34	1.23	1.63	1.60	1.98	2.45
Allowance for credit losses to non-performing loans at end of period	108.79	90.93	110.59	76.95	82.39	69.74	54.00
Allowance for credit losses to total loans at end of period	1.12	1.21	1.14	1.25	1.32	1.38	1.32
Capital Ratios:
Stockholders’ equity to total assets at end of period	9.49	7.88	7.63	8.25	7.85	8.28	7.82
Average stockholders’ equity to average total assets	9.88	7.75	7.70	7.30	8.22	7.89	7.72
Tier 1 capital (to average assets)(2)	9.97	7.83	8.10	8.61	8.33	8.70	8.38
Tier 1 capital (to risk weighted assets)(2)	12.42	10.32	10.09	10.81	10.48	12.41	12.79

(1)
The selected historical financial data contains certain financial measures, referred to as non-GAAP measures, which are not calculated in accordance with accounting principles generally accepted in the United State of America, or GAAP. BCB’s management uses these non-GAAP measures in its analysis of its performance because it believes these measures are material and will be used as a measure of BCB’s performance by investors. These disclosures should not be considered in isolation or as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures which may be presented by other bank holding companies. See below for a reconciliation of these measures to their most comparable GAAP measures.

(2)
Ratios are for BCB Community Bank only.

GAAP Reconciliation of Non-GAAP Financial Measures
	As of and for the Nine Months Ended September 30,		As of and for the Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Non-GAAP Reconciliation (Unaudited)
Net interest income	$45,242	$40,658	$55,060	$53,511	$49,888	$46,779	$41,700
Non-interest income	5,968	4,690	6,123	7,065	3,958	3,375	(7,225)
Net revenue	51,210	45,348	61,183	60,576	53,846	50,154	34,475

MARKET PRICES AND DIVIDENDS
Stock Prices
BCB common stock is listed on the Nasdaq Global Market under the symbol “BCBP.” The table below sets forth, for the periods indicated, the high and low sales prices per share of BCB common stock as reported by the Nasdaq Global Market. The table also provides information as to the quarterly cash dividends declared per share of BCB common stock for the periods indicated.
	BCB Common Stock
	High	Low	Cash Dividends Declared
2015
First Quarter	$12.47	$11.11	$0.14
Second Quarter	12.50	11.74	0.14
Third Quarter	12.29	9.74	0.14
Fourth Quarter	11.33	9.70	0.14
2016
First Quarter	$10.76	$9.75	$0.14
Second Quarter	10.60	9.97	0.14
Third Quarter	11.30	10.18	0.14
Fourth Quarter	13.50	11.01	0.14
2017
First Quarter	$17.05	$12.70	$0.14
Second Quarter	16.60	14.75	0.14
Third Quarter	15.45	12.05	0.14
Fourth Quarter (through November 8, 2017)	14.70	13.50	0.14
On June 6, 2017, the last trading day before public announcement of the merger, the closing sales price per share of BCB common stock was $15.65 on the Nasdaq Global Market. On November 8, 2017 the last practicable trading day prior to the mailing of this proxy statement/prospectus, the closing sales price per share of BCB common stock was $13.75 on the Nasdaq Global Market. As of November 8, 2017, the last practicable trading day prior to the mailing of this proxy statement/prospectus, there were 15,031,691 shares of BCB common stock issued and outstanding and approximately 3,300 shareholders of record.
IAB shareholders are advised to obtain current market quotations for shares of BCB common stock. The market price of BCB common stock will fluctuate between the date of this proxy statement/prospectus and the effective time of the merger. No assurance can be given concerning the market price of BCB common stock before or after the effective time of the merger. Any change in the market price of BCB common stock prior to the effective time of the merger will affect the market value of the Merger Consideration that IAB shareholders who receive the Stock Consideration will receive upon the effective time of the merger.
Dividends
After the merger, BCB currently expects to pay (when, as and if declared by the BCB board of directors) regular quarterly cash dividends of  $0.14 per share. While BCB currently pays dividends on its common stock, there is no assurance that it will continue to pay dividends in the future. Future dividends on BCB common stock will depend upon its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, its ability to service any equity or debt obligations senior to the common stock and other factors deemed relevant by the BCB board of directors.
As a holding company, BCB is ultimately dependent upon its subsidiaries to provide funding for its operating expenses, debt service and dividends. Various banking laws and guidance applicable to BCB Bank and BCB limit the payment of dividends and other distributions by BCB Bank to BCB, and by BCB to its shareholders. Therefore, BCB’s ability to pay dividends on its common stock may be limited. Regulatory authorities could impose administratively stricter limitations on the ability of BCB Bank to pay dividends to BCB, or BCB to pay dividends to its shareholders, if such limits were deemed appropriate to preserve certain capital adequacy requirements.
Whenever a dividend or other distribution is declared by BCB on BCB common stock, the record date for which is at or after the effective time of the merger, the declaration will include dividends or other distributions on all shares of BCB common stock issuable pursuant to the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such holder has duly surrendered its IAB common stock certificates in accordance with the merger agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus and the documents referred to in this proxy statement/prospectus contain estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to our predictions or expectations of future business or financial performance as well as our respective goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. In addition to factors previously disclosed in our reports filed with the SEC, and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance:
•
our ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by IAB shareholders on the expected terms and schedule;

•
delay in closing the merger;

•
difficulties and delays in integrating the IAB business or fully realizing cost savings and other benefits;

•
business disruption following the merger;

•
changes in asset quality and credit risk;

•
the inability to sustain revenue and earnings growth;

•
changes in interest rates and capital markets;

•
inflation;

•
customer acceptance of BCB products and services;

•
customer borrowing, repayment, investment and deposit practices;

•
customer disintermediation;

•
the introduction, withdrawal, success and timing of business initiatives;

•
competitive conditions;

•
the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures;

•
economic conditions; and

•
the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve and legislative and regulatory actions and reforms.

Some of these risks and uncertainties are discussed herein, including under the heading “Risk Factors,” and in BCB’s Form 10-K for the year ended December 31, 2016, as updated by subsequently filed Forms 10-Q and other reports filed by BCB with the SEC from time to time. Forward-looking statements are as of the date they are made, and we do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of us, except as required by law.

RISK FACTORS
In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21 and the matters discussed under the caption “Risk Factors” in the Annual Report on Form 10-K filed by BCB for the year ended December 31, 2016, as updated by subsequently filed Forms 10-Q and other reports filed by BCB with the SEC from time to time, you should carefully consider the following risk factors in deciding how to vote on approval of the merger agreement.
Risks Relating to the Merger
Because the exchange ratio is fixed, the value of BCB common stock issued to IAB shareholders who receive the Stock Consideration for some or all of their shares will depend on the market price of BCB common stock when the merger is completed.
If the merger is completed, each share of IAB common stock issued and outstanding immediately prior to the merger will be converted, at the election of the shareholder, into the right to receive, subject to adjustment, either (1) cash in an amount equal to $3.05, or the Cash Consideration, subject to a Maximum Cash Contribution amount of  $2,547,709, or (2) 0.189 of a share of BCB common stock, or the Stock Consideration, and together with the Cash Consideration, the Merger Consideration, subject to any adjustment based on IAB Bank’s closing tangible common equity. The market price of BCB common stock at the time the merger is completed may vary from the price of BCB common stock on the date the merger agreement was executed, on the date of this proxy statement/prospectus and on the date of the IAB special meeting as a result of various factors that are beyond our control, including but not limited to general market and economic conditions, changes in our respective businesses, operations and prospects, regulatory considerations and other risk factors set forth or incorporated by reference in this proxy statement/prospectus.
On June 6, 2017, the last trading day before public announcement of the merger, BCB common stock closed at $15.65 per share, as reported on the Nasdaq Global Market. From June 7, 2017, the day of the announcement of the proposed merger, through November 8, 2017, the trading price of BCB common stock ranged from a closing high of  $15.70 per share to a closing low of  $12.30 per share. Based on the closing stock price of BCB common stock on November 8, 2017, the last practicable trading date prior to the date of this proxy statement/prospectus, the per share value of IAB common stock implied by the Stock Consideration is $2.60. The implied value of the Stock Consideration will fluctuate, however, as the market price of BCB common stock fluctuates, because the Stock Consideration is payable in a fixed number of shares of BCB common stock. The value of the Stock Consideration has fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate from the date of this proxy statement/prospectus to the date of the IAB special meeting and the date the merger is completed and thereafter. Accordingly, at the time of the IAB special meeting, IAB stockholders will not know or be able to determine the market value of the Stock Consideration they would receive upon completion of the merger.
The value of the Cash Consideration may differ from the value of the Stock Consideration.
Other than as described in this proxy statement/prospectus, there will be no adjustment to the fixed number of shares of BCB common stock that will be issued to IAB shareholders who receive the Stock Consideration based upon changes in the market price of BCB common stock or IAB common stock prior to the effective time of the merger. Subject to any adjustment based on IAB Bank’s closing tangible common equity, the value of the Cash Consideration will not change. In addition, the merger agreement cannot be terminated due to a change in the price of BCB common stock except if the price of BCB common stock declines by more than 20% from $15.65 and underperforms an index of banking companies by more than 20% over a designated measurement period, unless BCB agrees to increase the number of shares of BCB common stock to be issued to holders of IAB common stock who are to receive the Stock Consideration in the merger. As a result, the value of the Cash Consideration may differ from the value of the Stock Consideration. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 69.

We are working to complete the transaction promptly and expect to complete the merger in the fourth of 2017. However, there is no way to predict how long it will take to satisfy the conditions to closing the merger and to complete the transaction. In addition to the approval of the merger agreement by IAB shareholders, consummation of the merger is subject to receipt of required regulatory approvals and satisfaction of other conditions that may not occur until after the IAB special meeting. Because the date when the transaction is completed will be later than the date of the IAB special meeting, IAB shareholders will not know the precise value of the Stock Consideration, if any, that they will receive at the effective time of the merger at the time they vote on the merger proposal. You should obtain current market quotations for shares of BCB common stock before you vote.
Under the merger agreement, the Merger Consideration is subject to adjustment in certain circumstances.
Under the merger agreement, the Merger Consideration is subject to adjustment if IAB Bank’s closing tangible common equity is less than $18,500,000. First, the Cash Consideration will be reduced by an amount equal to the change in tangible common equity per share. Second, the exchange ratio will be reduced by the quotient obtained by dividing (A) the change in tangible common equity per share by (B) $16.14. For further information, see “The Merger Agreement—The Merger Consideration” beginning on page 56. At September 30, 2017, IAB Bank had closing tangible common equity, as calculated in accordance with the terms of the merger agreement, of approximately $19.3 million. There can be no assurance that IAB Bank will operate profitably. As a result, there can be no assurances that IAB Bank’s closing tangible common equity will equal or exceed $18,500,000 and that the Merger Consideration will not be adjusted downward.
The elections made by holders of IAB common stock with respect to the types of Merger Consideration they would like to receive are subject to proration, and there can be no assurance that a shareholder will receive the type of Merger Consideration he or she elects.
Each holder of IAB common stock will be able to elect the type of Merger Consideration that he or she would like to receive for each of his or her shares of IAB common stock, including electing to receive the Cash Consideration for a portion of his or her shares of IAB common stock and receive the Stock Consideration for the remainder of his or her shares of IAB common stock. A share of IAB common stock for which an election to receive the Cash Consideration is made we refer to as a Cash Election Share, and a share of IAB common stock for which an election to receive the Stock Consideration is made we refer to as a Stock Election Share. Shares of IAB common stock for which no election is made will be deemed to be Non-Election Shares. All such elections are subject to adjustment on a pro rata basis.
The merger agreement provides that the aggregate amount of the Cash Consideration that holders of IAB common stock are entitled to receive is the Maximum Cash Contribution. As a result, all elections may be subject to proration depending on the elections made by other holders of IAB common stock if the Maximum Cash Contribution is undersubscribed or oversubscribed. Proration will be applied so that ultimately approximately 20% of the shares of IAB common stock are treated as Cash Election Shares and approximately 80% of the shares of IAB common stock are treated as Stock Election Shares.
For example, if the aggregate of the Cash Consideration payable to holders of Cash Election Shares is in excess of the Maximum Cash Contribution, all of the Non-Election Shares will be treated as Stock Election Shares and a number of Cash Election Shares will be converted into Stock Election Shares until the Maximum Cash Contribution is no longer oversubscribed. If the aggregate of the Cash Consideration payable to holders of Cash Election Shares is less than the Maximum Cash Contribution, a number of Non-Election Shares will be treated as Cash Election Shares until the Maximum Cash Contribution is no longer undersubscribed and, if necessary, a number of Stock Election Shares that are will be converted into Cash Election Shares until the Maximum Cash Contribution is no longer undersubscribed.
Accordingly, depending on the elections made by other IAB shareholders, if a holder of IAB common stock elects to receive all Cash Consideration pursuant to the merger, such holder may receive a portion of the Merger Consideration due to such holder in the form of Stock Consideration. If a holder of IAB common stock elects to receive all Stock Consideration pursuant to the merger, such holder may receive a portion of the Merger Consideration due to such holder in the form of Cash Consideration. Holders of

IAB common stock who make an election to receive the Stock Consideration for some of their shares and the Cash Consideration for the remainder of their shares may receive different amounts or proportions of the Stock Consideration and the Cash Consideration than they elected.
The market price of BCB common stock after the merger may be affected by factors different from those affecting the shares of IAB or BCB currently.
Upon the effective time of the merger, holders of IAB common stock who receive the Stock Consideration will become holders of BCB common stock. BCB’s business differs from that of IAB, and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of BCB and IAB. For a discussion of the business of IAB, see “Information About The Companies—IA Bancorp Inc.” beginning on page 29. For a discussion of the business of BCB and of certain factors to consider in connection with that business, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 92.
The fairness opinion delivered to the IAB board of directors by IAB’s financial advisor prior to the signing of the merger agreement does not reflect any changes in circumstances that occur after the date of the opinion.
The opinion of IAB’s financial advisor, KBW, was delivered to the IAB board of directors on June 7, 2017 and speaks only as of the date of such opinion and not as of the effective time of the merger or as of any other date. Accordingly, the opinion does not reflect any changes in circumstances that occur after the date of the opinion. Changes in the operations and prospects of IAB or BCB, general market and economic conditions, and other factors that may be beyond the control of IAB and BCB, may alter the value of IAB or BCB or the price of shares of BCB common stock by the time the merger is completed. For a description of the opinion that the IAB board of directors received from IAB’s financial advisor, please refer to “The Merger—Opinion of IAB’s Financial Advisor” beginning on page 40. For a description of the other factors considered by the IAB board of directors in determining to approve the merger, please refer to “The Merger—IAB’s Reasons for the Merger; Recommendation of the IAB Board of Directors” beginning on page 38.
Some of the conditions to the merger may be waived by IAB or BCB without resoliciting shareholder approval of the merger agreement.
Some of the conditions set forth in the merger agreement may be waived by IAB or BCB, subject to the agreement of the other party in specific cases. See “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 68. If any conditions are waived, IAB will evaluate whether an amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In the event that the IAB board of directors determines that resolicitation of shareholders is not warranted, IAB and BCB will have the discretion to complete the transaction without seeking further IAB shareholder approval.
The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which may negatively impact IAB.
The merger is subject to customary conditions to closing, including the receipt of required regulatory approvals and approval of the IAB shareholders. If any condition to the merger is not satisfied or, where permitted, waived, the merger will not be completed. In addition, BCB and/or IAB may terminate the merger agreement under certain circumstances even if the merger is approved by IAB shareholders.
For example, if IAB Bank does not have a closing tangible equity of at least $17,500,000 then BCB may elect to terminate the merger agreement. At September 30, 2017, IAB Bank had closing tangible equity, as calculated in accordance with the terms of the merger agreement, of approximately $19.3 million. There can be no assurance that IAB Bank will operate profitably. As a result, there can be no assurances that IAB Bank’s closing tangible equity will equal or exceed the minimum threshold of  $17,500,000.
If the merger agreement is terminated, there may be various consequences. For example, IAB’s business may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger and the restrictions on IAB’s ability to do so under the merger agreement, without realizing any of the anticipated benefits of completing the merger, or the price of BCB common stock could decline to the extent that the current price reflects a market assumption that the merger will be completed. In addition, termination of the merger agreement would increase the possibility of adverse regulatory actions which could adversely affect IAB’s business. If the merger agreement is terminated and the IAB board of directors seeks another merger or business combination, IAB shareholders cannot be certain that IAB will be able to find a party willing to pay the equivalent or greater consideration than that which BCB has agreed to pay in the merger. In addition, if the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by the IAB board of directors, IAB may be required to pay BCB a termination fee of  $800,000. For a complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 68.
Some of the directors and officers of IAB may have interests and arrangements that may have influenced their decisions to support the merger or recommend that you approve the merger agreement.
The interests of the directors and executive officers of IAB may be different from those of holders of IAB common stock, and directors and officers of IAB may be participants in arrangements that are different from, or in addition to, those of holders of IAB common stock. These interests include the following:
•
In connection with the merger, Julie Nuttall (SVP, Treasurer & CFO) is entitled to receive a retention bonus equal to $40,000 provided that Ms. Nuttall remains employed with IAB through the effective time of the merger;

•
Like other employees of IAB, IAB’s executive officers who are not entitled to receive a retention bonus as described above and whose employment with IAB is terminated by BCB other than for cause within six months following the effective time of the merger will receive severance equal to two weeks of salary for each year of service, subject to a minimum of four weeks of salary and a maximum of 26 weeks of salary;

•
Following the effective time of the merger, BCB shall establish an advisory board and invite all members of the IAB board of directors to join such advisory board; and

•
In the merger agreement, BCB agreed to use reasonable best efforts to maintain directors’ and officers’ liability insurance for directors and executive officers of IAB for a period of six years following the merger and to provide indemnification arrangements for such persons.

These interests also include the indemnification of former IAB directors and officers by BCB, to the extent set forth in the merger agreement.
IAB shareholders should be aware of these interests when they consider the recommendation of the IAB board of directors that they vote in favor of the merger proposal. The IAB board of directors was aware of and considered these interests when it declared advisable the merger agreement, determined that the terms of the merger agreement were in the best interests of IAB and its shareholders, and recommended that IAB shareholders approve the merger agreement. These interests are described in more detail in the section entitled “The Merger—Interests of IAB’s Directors and Executive Officers in the Merger” beginning on page 52.
If you are an IAB shareholder and you deliver shares of IAB common stock to make an election, you will not be able to sell those shares unless you revoke your election prior to the election deadline.
If you are an IAB shareholder and want to make a valid Cash Election or Stock Election, you will have to deliver your stock certificates (or follow the procedures for guaranteed delivery), and a properly completed and signed form of election to the exchange agent prior to the election deadline. You will not be able to sell any shares of IAB common stock that you have delivered as part of your election unless you revoke your election before the election deadline by providing written notice to the exchange agent. If you do not revoke your election, you will not be able to liquidate your investment in IAB common stock for any reason until you receive the Merger Consideration. In the time between the election deadline and the effective time of the merger, the trading price of BCB common stock may decrease, and you might otherwise want to sell your shares of IAB common stock to gain access to cash, make other investments, or reduce the potential for a decrease in the value of your investment. The date that you will receive your Merger Consideration depends on the effective time of the merger, which is uncertain. The effective time of the merger might be later than expected due to unforeseen events, such as delays in obtaining regulatory approvals.
Provisions of the merger agreement may deter alternative business combinations.
The merger agreement generally prohibits IAB from soliciting any acquisition proposal or offer for a merger or business combination with any other party, including a proposal that might be advantageous to IAB shareholders when compared to the terms and conditions of the merger described in this proxy statement/prospectus. These provisions may deter third parties from proposing or pursuing alternative business combinations that might result in greater value to holders of IAB common stock than the transaction. See the sections entitled “The Merger Agreement—Agreement Not to Solicit Other Offers” beginning on page 66 and “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page 70, for a more complete discussion of these restrictions and consequences.
If the merger is not consummated, IAB and BCB will have incurred substantial costs that may adversely affect IAB’s and BCB’s financial results and operations.
IAB and BCB have incurred and will continue to incur substantial costs in connection with the proposed merger. These costs are primarily associated with the fees of their respective financial advisors, accountants and attorneys. If the merger is not consummated, IAB and BCB will have incurred these costs from which they will have received little or no benefit. Also, if the merger is not consummated under certain circumstances specified in the merger agreement, IAB may be required to pay BCB a termination fee of $800,000.
Regulatory approvals, non-objections or waivers may not be received, may take longer than expected or impose conditions that are not presently anticipated.
Before the merger may be completed, IAB and BCB must obtain various regulatory approvals, non-objections or waivers from, among others, the FDIC, the Federal Reserve and the Department. These regulators may impose conditions on consummation of the merger or require changes to the terms of the merger. Although we do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying the effective time of the merger or imposing additional costs on or limiting the revenues of BCB following the merger. Furthermore, such conditions or changes may constitute a burdensome condition that may allow BCB to terminate the merger agreement and BCB may exercise its right to terminate the merger agreement. There can be no assurance as to whether the regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed. See “The Merger—Regulatory Approvals Required for the Merger” beginning on page 54.
IAB and BCB will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on IAB and/or BCB. These uncertainties may impair IAB’s and/or BCB’s ability to attract, retain and motivate key personnel until the merger is completed and for a period of time thereafter, and could cause customers and others who deal with IAB or BCB to seek to change existing business relationships with IAB or BCB. IAB employee retention and recruitment may be particularly challenging prior to the effective time of the merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company.
The pursuit of the merger and the preparation for the integration may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect IAB’s and/or BCB’s financial results.
In addition, the merger agreement requires that, subject to certain exceptions, each of IAB and BCB operate in the ordinary course of business consistent with past practice prior to the effective time of the merger or termination of the merger agreement. See the section entitled “The Merger Agreement—Covenants and Agreements” beginning on page 62.
The tax consequences of the merger to an IAB shareholder will be dependent upon the Merger Consideration received.
The tax consequences of the merger to an IAB shareholder will depend upon the Merger Consideration that the shareholder receives. As a “reorganization” within the meaning of Section 368(a) of the Code, an IAB shareholder generally will not recognize any gain or loss on the conversion of shares of IAB common stock solely into shares of BCB common stock. However, an IAB shareholder generally will be taxed if the shareholder receives Cash Consideration in exchange for shares of IAB common stock or for any fractional share of BCB common stock. For a detailed discussion of the tax consequences of the merger to IAB shareholder generally, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72.
Each IAB shareholder should consult his, her or its own tax advisors as to the effect of the merger as applicable to the IAB shareholder’s particular circumstances.
If the merger does not constitute a reorganization under Section 368(a) of the Code, then each IAB shareholder may be responsible for payment of U.S. income taxes related to the merger.
The United States Internal Revenue Service, or the IRS, may determine that the merger does not qualify as a nontaxable reorganization under Section 368(a) of the Code. In that case, each IAB shareholder would recognize a gain or loss equal to the difference between (1) the sum of the fair market value of BCB common stock and cash received by the IAB shareholder in the merger, and (2) the IAB shareholder’s adjusted tax basis in the shares of IAB common stock exchanged therefor. The likely tax treatment of the merger in such event will not be known until the effective time of the merger, as the aggregate value of the BCB common stock to be received by each IAB shareholder will fluctuate with the market price of the BCB common stock.
Risks Relating to BCB’s Business Following the Merger
Combining the two companies may be more difficult, costly or time-consuming than expected.
BCB and IAB have historically operated and, until the effective time of the merger, will continue to operate, independently. The success of the merger will depend, in part, on our ability to successfully combine the businesses of BCB and IAB. To realize these anticipated benefits, after the effective time of the merger, BCB expects to integrate IAB’s business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. The loss of key employees could adversely affect BCB’s ability to successfully conduct its business in the markets in which IAB now operates, which could have an adverse effect on BCB’s financial results and the value of its common stock. If BCB experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause IAB or BCB to lose current customers or cause current customers to remove their accounts from IAB or BCB and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of IAB and BCB during this transition period and for an undetermined period after consummation of the merger.
BCB may fail to realize the cost savings estimated for the merger.
BCB estimates that it will achieve cost savings from the merger when the two companies have been fully integrated. While BCB continues to be comfortable with these expectations as of the date of this proxy statement/prospectus, it is possible that the estimates of the potential cost savings could turn out to be incorrect. The actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual growth and cost savings, if achieved, may be lower than what BCB expects and may take longer to achieve than anticipated. If BCB is not able to adequately address integration challenges, BCB may be unable to successfully integrate BCB’s and IAB’s operations or to realize the anticipated benefits of the integration of the two companies.
The shares of BCB common stock and preferred stock to be received by IAB shareholders who receive the Stock Consideration in the merger will have different rights from the shares of IAB common stock and preferred stock they currently hold.
Following the effective time of the merger, holders of IAB common stock and preferred stock who receive the Stock Consideration will no longer be shareholders of IAB but will instead be shareholders of BCB. The rights associated with IAB common stock and preferred stock are different from the rights associated with BCB common stock and preferred stock. For a more complete description of these rights, see the section entitled “Comparison of Shareholders’ Rights” beginning on page 83.
IAB shareholders who receive the Stock Consideration will have a reduced ownership and voting interest after the merger and will exercise less influence over management.
IAB shareholders currently have the right to vote in the election of the IAB board of directors and on other matters affecting IAB. When the merger occurs, each IAB shareholder that receives the Stock Consideration will become a BCB shareholder with a percentage ownership of the combined organization that is much smaller than such shareholder’s current percentage ownership of IAB. Because of this, IAB shareholders will have less influence on the management and policies of BCB than they currently may have on the management and policies of IAB.
BCB and IAB will incur significant transaction and merger-related costs in connection with the merger.
BCB and IAB have incurred and expect to incur a number of non-recurring costs associated with the merger. These costs and expenses include fees paid to financial, legal and accounting advisors, severance, retention bonus and other potential employment-related costs, filing fees, printing expenses and other related charges. Some of these costs are payable by BCB and IAB regardless of whether the merger is completed. There are also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the merger and the integration of the two companies’ businesses. While both BCB and IAB have assumed that a certain level of expenses would be incurred in connection with the merger, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.
There may also be additional unanticipated significant costs in connection with the merger that BCB may not recoup. These costs and expenses could reduce the realization of efficiencies, strategic benefits and additional income BCB expects to achieve from the merger. Although BCB expects that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

INFORMATION ABOUT THE COMPANIES
BCB Bancorp, Inc.
BCB is incorporated in the State of New Jersey and is a bank holding company. BCB has not engaged in any significant business activity other than owning all of the outstanding common stock of BCB Bank. BCB Bank is a New Jersey commercial bank which, as of September 30, 2017, operated at 22 branch locations in Bayonne, Carteret, Colonia, Edison, Fairfield, Hoboken, Holmdel, Jersey City, Lodi, Lyndhurst, Monroe Township, South Orange, Rutherford, Union, and Woodbridge New Jersey, and Staten Island, New York and is subject to regulation, supervision, and examination by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation.
BCB Bank is principally engaged in the business of attracting deposits from the general public and using these deposits, together with borrowed funds, to invest in securities and to make loans collateralized by residential and commercial real estate and, to a lesser extent, consumer loans. BCB Holding Company Investment Corp. was organized in January 2005 under New Jersey law as a New Jersey investment company primarily to hold investment and mortgage-backed securities.
At September 30, 2017, BCB, on a consolidated basis, had approximately $1.9 billion of total assets, approximately $1.5 billion of total deposits and stockholders’ equity of approximately $177.6 million.
BCB’s principal executive office is located at 104-110 Avenue C, Bayonne, New Jersey 07002 and its telephone number is (201) 823-0700.
Additional information about BCB and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 92.
IA Bancorp, Inc.
IA Bancorp, Inc., or IAB, a New Jersey corporation, is a bank holding company which owns 100% of the capital stock of Indus-American Bank, or IAB Bank, which is a New Jersey chartered bank headquartered in Edison, New Jersey. IAB Bank operates full-service branches in Edison, Jersey City, Parsippany and Plainsboro, New Jersey and Hicksville, New York. IAB Bank was founded primarily to meet the banking needs of the South Asian-American community. IAB Bank specializes in core business banking products for small to medium-sized companies, with an emphasis on real estate-based lending.
At September 30, 2017, IAB had approximately $230.4 million of total assets, approximately $187.9 million of total deposits and stockholders’ equity of approximately $19.5 million.
IAB’s principal executive office is located at 1630 Oak Tree Road, Edison, New Jersey 08820, and its telephone number is (732) 603-8200.

THE IAB SPECIAL MEETING
This section contains information for IAB shareholders about the IAB special meeting. We are mailing this proxy statement/prospectus to you, as an IAB shareholder, on or about November 10, 2017. Together with this proxy statement/prospectus, we are also sending to you a notice of the IAB special meeting and a form of proxy card that the IAB board of directors is soliciting for use at the IAB special meeting and at any adjournments or postponements of the IAB special meeting.
This proxy statement/prospectus is also being furnished by BCB to IAB shareholders as a prospectus in connection with the issuance of shares of BCB common stock upon the effective time of the merger.
Date, Time and Place of IAB Special Meeting
The IAB special meeting will be held at Royal Albert’s Palace, located at 1050 King Georges Post Road, Edison, New Jersey 08837, on December 13, 2017, at 6:00 p.m., local time.
Matters to Be Considered
At the IAB special meeting, you will be asked to consider and vote upon the following matters:
•
the merger proposal; and

•
the adjournment proposal.

Recommendation of the IAB Board of Directors
The IAB board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interest of IAB and its shareholders and that the terms and conditions of the merger and the merger agreement are fair to its shareholders. Accordingly, the IAB board of directors unanimously recommends that IAB shareholders vote “FOR” the merger proposal, and “FOR” the adjournment proposal, if necessary. See the section entitled “The Merger—IAB’s Reasons for the Merger; Recommendation of the IAB Board of Directors” beginning on page 38 for a more detailed discussion of the factors considered by the IAB board of directors in reaching its decision to approve the merger agreement.
Record Date, Voting and Quorum
The IAB board of directors has fixed the close of business on November 3, 2017 as the record date for determining the holders of IAB common stock entitled to receive notice of and to vote at the IAB special meeting.
As of the record date, there were 4,179,851 shares of IAB common stock outstanding and entitled to vote at the IAB special meeting held by approximately 267 holders of record. Each share of IAB common stock entitles the holder to one vote at the IAB special meeting on each proposal to be considered at the IAB special meeting.
You may vote in one of four ways: (1) by mail (by completing, signing, dating and mailing your proxy card in the enclosed postage-paid return envelope, (2) by telephone, (3) by using the internet, or (4) in person (by either delivering the completed proxy card or by casting a ballot if attending the IAB special meeting).
The presence at the IAB special meeting, in person or by proxy, of the holders of a majority of the stock issued and outstanding and entitled to vote with respect to each proposal will constitute a quorum for the purposes of considering and acting on each proposal. Shares that are present, or represented by a proxy, at the IAB special meeting and any postponement or adjournment thereof will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote (or instruct its bank or broker how to vote) on any particular matter, or “abstains” on any matter. If a quorum is not present at the IAB special meeting, the IAB special meeting will be adjourned until the holders of the number of shares required to constitute a quorum are represented.

Vote Required; Treatment of Abstentions and Failure to Vote
Approval of the merger agreement requires the affirmative vote of a majority of the votes cast, in person or by proxy, by all IAB shareholders entitled to vote at the IAB special meeting. If your shares of IAB common stock are present at the IAB special meeting but are not voted on the merger proposal, or if you vote to abstain on the merger proposal, each will have no effect on the vote on the merger proposal. If you fail to submit a proxy card and fail to attend the IAB special meeting, or if you do not instruct your bank, broker or other nominee to vote your shares of IAB common stock in favor of the merger proposal, your shares of IAB common stock will not be voted, but this will not have an effect on the vote to approve the merger proposal except to the extent that it results in there being insufficient shares present at the IAB special meeting to establish a quorum.
Approval of the adjournment proposal will require the affirmative vote of a majority of the votes cast, in person or by proxy, by all IAB shareholders entitled to vote at the IAB special meeting. If your shares of IAB common stock are present at the IAB special meeting but are not voted on the adjournment proposal, or if you vote to abstain on the adjournment proposal, each will have no effect on the vote on the adjournment proposal. If you fail to submit a proxy card and fail to attend the IAB special meeting, or if you do not instruct your bank, broker or other nominee to vote your shares of IAB common stock in favor of the adjournment proposal, your shares of IAB common stock will not be voted, but this will not have an effect on the vote to approve the adjournment proposal except to the extent there results in there being insufficient shares present at the IAB special meeting to establish a quorum.
Voting Agreements
Concurrently with execution of the merger agreement, each of the directors of IAB in their capacity as shareholders of IAB entered into a voting agreement with BCB and IAB, under which each director of IAB agreed to vote their shares of common stock of IAB in favor of the merger agreement and the merger at the IAB special meeting and against any competing proposals that may be voted on by IAB shareholders.
As of the record date, the IAB directors party to these voting agreements owned and were entitled to vote approximately 909,750 shares of IAB common stock, representing approximately 21.77% of the total shares of IAB common stock outstanding on that date.
Voting of Proxies; Incomplete Proxies
Each copy of this proxy statement/prospectus mailed to holders of IAB common stock is accompanied by a form of proxy with instructions for voting. Please vote as soon as possible by (1) completing, signing, dating and returning your proxy card in the enclosed postage-paid return envelope, (2) calling the toll-free number listed on your proxy card or (3) accessing the internet site listed on your proxy card, regardless of whether you plan to attend the IAB special meeting.
IAB shareholders should not send IAB common stock and IAB preferred stock certificates with their proxy cards. After the merger is completed, holders of IAB common stock and IAB preferred stock will be mailed a transmittal form with instructions on how to exchange their IAB common stock and IAB preferred stock certificates for the Merger Consideration.
All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the merger proposal, and “FOR” the adjournment proposal, if necessary. No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the IAB special meeting or at any adjournment or postponement of the IAB special meeting.
No Dissenters’ Rights
Under the NJBCA, the holders of IAB common stock will not have any dissenters’ rights with respect to the merger. For further information, see the “The Merger—No Dissenters’ Rights” beginning on page 54.

Revocability of Proxies and Changes to an IAB Shareholder’s Vote
You may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date (if you submitted your proxy by internet or by telephone, you can change your vote by voting over the internet or by telephone), (2) delivering a written revocation letter to IAB’s corporate secretary, or (3) attending the IAB special meeting in person, notifying the secretary, and voting by ballot at the IAB special meeting.
If you choose either of the first two methods, you must take the described action (or, with respect to the first method, IAB must have received the subsequent proxy card) no later than December 12, 2017 at 5:00 p.m. local time, which is the business day immediately prior to the IAB special meeting. Written notices of revocation and other communications about revoking your proxy should be addressed to:
IA Bancorp, Inc.
1630 Oak Tree Road
Edison, New Jersey 08820
Attention: Linda Kammerer, Corporate Secretary
Telephone: (732) 947-5117
Any shareholder entitled to vote in person at the IAB special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying IAB’s corporate secretary) of a shareholder at the IAB special meeting will not constitute revocation of a previously given proxy.
Solicitation of Proxies
IAB will bear the entire cost of soliciting proxies from you, except that IAB and BCB will bear equally the cost of printing this proxy statement/prospectus and all filing fees paid to the SEC in connection with this proxy statement/prospectus. If necessary, IAB may use directors, officers and several of its regular employees, who will not be specially compensated, to solicit proxies from the IAB shareholders, either personally or by telephone, facsimile, letter or other electronic means.
Attending the IAB Special Meeting
All holders of IAB common stock are invited to attend the IAB special meeting. Shareholders of record can vote in person at the IAB special meeting. If you plan to attend the IAB special meeting, you must hold your shares in your own name. In addition, you must bring a form of personal photo identification with you in order to be admitted. IAB reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the IAB special meeting is prohibited without IAB’s express written consent.
Assistance
If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of IAB common stock, please contact Linda Kammerer, Corporate Secretary at IAB at (732) 947-5117.

THE IAB PROPOSALS
Proposal 1: Approval of the Merger Agreement
IAB is asking its shareholders to approve the merger agreement. For a detailed discussion of the terms and conditions of the merger agreement, see “The Merger Agreement” beginning on page 56. As discussed in the section entitled “The Merger—IAB’s Reasons for the Merger; Recommendation of the IAB Board of Directors,” after careful consideration, the IAB board of directors approved the merger agreement. The IAB board of directors unanimously recommends the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interest of IAB and the IAB shareholders.
Required Vote
Approval of the merger agreement requires the affirmative vote of a majority of the votes cast, in person or by proxy, by all IAB shareholders entitled to vote at the IAB special meeting. If your shares of IAB common stock are present at the IAB special meeting but are not voted on the merger proposal, or if you vote to abstain on the merger proposal, each will have no effect on the vote on the merger proposal. If you fail to submit a proxy card and fail to attend the IAB special meeting, or if you do not instruct your bank, broker or other nominee to vote your shares of IAB common stock in favor of the merger proposal, your shares of IAB common stock will not be voted, but this will not have an effect on the vote to approve the merger proposal except to the extent this results in there being insufficient shares present at the IAB special meeting to establish a quorum.
The IAB board of directors unanimously recommends that IAB shareholders vote “FOR” the approval of the merger agreement.
Proposal 2: Adjournment Proposal
IAB shareholders are being asked to adjourn the IAB special meeting, if necessary, to solicit additional proxies in favor of the merger agreement if there are insufficient votes at the time of such adjournment to approve the merger proposal.
If, at the IAB special meeting, there are an insufficient number of shares of IAB common stock present in person or represented by proxy and voting in favor of the merger proposal, IAB may move to adjourn the IAB special meeting in order to enable the IAB board of directors to solicit additional proxies for approval of the merger proposal. If the IAB shareholders approve the adjournment proposal, IAB could adjourn the IAB special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from IAB shareholders who have previously voted. If the date of the adjournment is not announced at the IAB special meeting or a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the adjourned meeting.
Required Vote
Approval of the adjournment proposal will require the affirmative vote of a majority of the votes cast, in person or by proxy, by all IAB shareholders entitled to vote at the IAB special meeting. If your shares of IAB common stock are present at the IAB special meeting but are not voted on the adjournment proposal, or if you vote to abstain on the adjournment proposal, each will have no effect on the vote on the adjournment proposal. If you fail to submit a proxy card and fail to attend the IAB special meeting, or if you do not instruct your bank, broker or other nominee to vote your shares of IAB common stock in favor of the adjournment proposal, your shares of IAB common stock will not be voted, but this will not have an effect on the vote to approve the adjournment proposal except to the extent this results in there being insufficient shares present at the IAB special meeting to establish a quorum.
The IAB board of directors unanimously recommends that IAB shareholders vote “FOR” the adjournment proposal, if necessary.

THE MERGER
The following discussion contains material information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement included as Annex I to this proxy statement/prospectus and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement, for a more complete understanding of the merger.
Terms of the Merger
The board of directors of each of BCB and IAB have unanimously approved the merger agreement. The IAB board of directors unanimously recommends approval of the merger agreement by IAB shareholders. The merger agreement provides for the acquisition of IAB by BCB through the merger of IAB with and into BCB, with BCB continuing as the surviving corporation. As a result of the merger, shares of IAB common stock issued and outstanding immediately prior to the merger will be converted, at the election of the shareholder, into the right to receive, subject to adjustment, either (1) cash in an amount equal to $3.05 per share, which we refer to as the Cash Consideration, subject to a Maximum Cash Contribution amount of  $2,547,709, or (2) 0.189 of a share, or the exchange ratio, of BCB common stock per share, which we refer to as the Stock Consideration, and together with the Cash Consideration, the Merger Consideration.
Under the merger agreement, the Merger Consideration is subject to adjustment as follows if IAB Bank’s closing tangible common equity is less than $18,500,000:
•
First, the Cash Consideration will be reduced by the change in tangible common equity per share; and

•
Second, the exchange ratio will be reduced by the quotient obtained by dividing (A) the change in tangible common equity per share by (B) $16.14.

No fractional shares of BCB common stock will be issued in connection with the merger, and holders of IAB common stock will be entitled to receive cash in lieu thereof. Each holder of IAB common stock is entitled to elect the form of the Merger Consideration that he or she would like to receive for his or her shares of IAB common stock. All such elections are subject to adjustment on a pro rata basis so that ultimately approximately 20% of the shares of IAB common stock will be treated as Cash Election Shares and approximately 80% of the shares of IAB common stock will be treated as Stock Election Shares. In addition, BCB is issuing two series of preferred stock, Series E and F, in exchange for two outstanding series, Series C and D, of IAB preferred stock. The two series of BCB preferred stock will have terms substantially similar to the terms of the two series of IAB preferred stock.
IAB shareholders are being asked to approve the merger agreement. See the section entitled “The Merger Agreement” beginning on page 56 for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to consummation of the merger and the provisions for terminating or amending the merger agreement.
Background of the Merger
After coming through a period of retrenchment, where the focus of the IAB board of directors was on resolving asset quality issues, IAB entered a period of growth during which it built up its loan portfolio and reported profitable operations for the years ended December 31, 2013 and 2014 and through the first six months of 2015. However, as a result of several issues facing IAB, including the recharacterization of certain real property acquired by IA Bank for expansion as real estate owned, necessitating a write-down of the value of the property, as well as required additions to IA Bank’s allowance for loan losses and a severance payment to a senior employee, IAB incurred losses for the second half of 2015, which cause IAB to report a loss for the full year ended December 31, 2015. In addition, as a result of certain concerns regarding the loan origination and loan portfolio administration processes of IA Bank, IA Bank’s methodology for its allowance for loan losses and its corporate governance, among other things, effective April 12, 2016 IA Bank agreed to a Consent Order with the FDIC and the NJDOBI (the “Order”).

The IAB board of directors realized that in order for the company to continue to grow and enhance its earnings, IAB would need to raise additional capital. However, the IAB board of directors believed that entry into the Order made a capital raise extremely difficult, and would adversely affect the price IAB might receive for its equity. The IAB board of directors then began to discuss whether shareholders would best be served by IAB remaining independent, working through the Order and attempting to raise capital on a standalone basis, or through a strategic transaction with a strong partner.
In May 2016, the IAB board of directors formed a Strategic Planning Committee consisting of directors Raghu Gupta and Wilson Mitchell and President and CEO James Atieh. The Strategic Planning Committee was charged with retaining a financial advisor to help assess IAB’s potential strategic alternatives, including seeking strategic partners. In June 2016, the Strategic Planning Committee met with three investment banking firms and elected to engage KBW to serve as IAB’s financial advisor. The Strategic Planning Committee believed KBW was best positioned to advise IAB due to its knowledge of the community banking market, its presence in the markets served by IAB and its national presence.
Although KBW had been engaged, the potential strategic alternatives review process was delayed due to delays in completing the audit of IAB’s 2015 financial statements. After completion of the audit, the Strategic Planning Committee held a meeting on October 26, 2016 which was attended by representatives of KBW. The Strategic Planning Committee and representatives of KBW discussed the alternatives of IAB pursuing a strategic transaction or remaining independent.
At the November 1, 2016 IAB board of directors meeting, the Strategic Planning Committee reported to the IAB board of directors on its discussion with KBW, and the IAB board of directors formed a committee consisting of Chairman Anil Bansal and director Wilson Mitchell, or the Committee, to determine whether to commence an auction process, and if so to oversee the auction process.
On November 17, 2016, the Committee held a meeting to consider whether to commence an auction process. The Committee and representatives of KBW discussed the alternatives of IAB pursuing a strategic transaction or remaining independent. The Committee authorized beginning a solicitation process, and directed management to prepare confidential disclosure material about IAB with the assistance of KBW.
In November 2016, IAB management, with the assistance of KBW, prepared necessary disclosure material, and in late November 2016, at IAB’s direction, KBW began contacting parties to solicit potential interest in a strategic transaction with IAB. The parties contacted by KBW included both parties that had previously contacted IAB and those that might have an interest in IAB. At IAB’s direction, KBW initially contacted 30 parties, ten of which signed non-disclosure agreements with IAB and were given access to confidential disclosure material. At IAB’s direction, KBW informed all parties that indications of interest would be due December 16, 2016.
By December 16, 2016, KBW had received indication letters from five potentially interested parties: BCB and one other New Jersey based financial institution, two financial institutions based out of state, and an investor group with an interest in making a substantial equity investment in IAB.
The Committee met with representatives of KBW on December 19, 2016, to review the indications of interest. The Committee members reviewed and discussed the indications with representatives of KBW, but no action was taken.
Subsequent to December 19, 2016, the financial advisor for another financial institution based outside of New Jersey contacted KBW to express interest in IAB on behalf of this financial institution. This institution signed a non-disclosure agreement with IAB, and was provided the confidential disclosure information. On January 6, 2017, this financial institution also provided an indication of interest for a proposed transaction with IAB.
The Committee met with representatives of KBW on January 9, 2017, to undertake a final review of the six indications of interest received, and to select parties that would be invited to conduct a detailed diligence review of IAB, prior to submitting final proposals. After reviewing the six indications, the Committee selected BCB and the other New Jersey based financial institution, and the financial institution which submitted its indication letter on January 6, 2017. All three institutions were invited to conduct detailed, onsite diligence. In order to permit each of the three parties to undertake their diligence review, final bids were requested by the end of February 2017.

In late January 2017, the financial institution which had submitted its indication letter on January 6, 2017, contacted representatives of KBW to state that it was no longer participating in the process.
BCB commenced a detailed due diligence investigation on IAB beginning in mid-January 2017. BCB’s due diligence investigation included the review of documents, onsite meetings with management of IAB and the exchange of questions and answers by both verbally and electronically. During this time, several representatives of BCB, its financial advisor FinPro, Inc., and it counsel Covington & Burling LLP, or Covington, visited IAB’s offices on various days to conduct in person diligence interviews of IAB management.
As part of the diligence process, BCB and Covington had requested IAB charter documents certified by the New Jersey Division of Taxation. When these documents were ordered in late February, 2017, it became apparent that IAB’s charter had been dissolved by the State of New Jersey, casting doubt on IAB’s ability to enter into a merger agreement and the structure of any potential transaction with an interested bidder. The IAB board of directors held a meeting on February 28, 2017. Representatives of IAB’s counsel, Windels Marx Lane & Mittendorf, or Windels, participated in the meeting. Representatives of Windels explained that IAB’s charter appeared to have been dissolved by the State of New Jersey, and further explained the implications of the dissolution on any proposed strategic transaction for IAB.
During the course of its initial detailed, due diligence investigation, BCB management kept the BCB board of directors apprised of its due diligence findings and discussions that FinPro and Covington had on behalf of BCB with KBW and Windels. On February 28, 2017, the BCB board of directors held a special meeting telephonically to review an updated indication of interest previously provided by BCB management. At that meeting the BCB board of directors approved a revised indication of interest as previously submitted by BCB management. On that day, BCB submitted its revised indication of interest to KBW.
On February 28, 2017, KBW had also received an updated indication of interest from the other bidder. Both of the indications were similar in terms of stated value. Differences concerned the treatment of preferred stockholders and a fixed price offered by BCB versus a variable price based on IAB’s closing equity from the other bidder. In addition, BCB indicated that it would not close any IAB Bank branches as part of the merger and that it would likely retain and utilize IAB Bank’s current name as a division of BCB Bank.
The IAB board of directors held a special meeting on March 2, 2017. Also attending were representatives of KBW and Windels. The purpose of the meeting was to discuss the status of IAB’s charter and to review the two indications of interest, with the goal of selecting a lead party with whom to negotiate a definitive agreement. Representatives of Windels reviewed the charter issue in detail with the IAB board of directors, how the issue had come about and the alternatives to attempt to reinstate the charter or to attempt to move forward with a complete dissolution of IAB, and the impact a dissolution might have on any proposed transaction.
At this meeting, the IAB board of directors determined that the most appropriate course of action was to authorize Windels to take all steps possible to reinstate IAB’s charter. Given that neither bidder would be able to move forward with the transaction until the status of IAB’s charter was resolved, the IAB board of directors determined it was not appropriate to review the bids in detail at this meeting. However, the IAB board of directors authorized representatives of KBW to discuss the charter issue with each of the two bidders.
During the month of March, Windels worked with the Division of Taxation to have the charter for IAB reinstated, and by March 23, 2017, the charter was successfully reinstated. During the month of March 2017, BCB, FinPro and Covington continued BCB’s detailed, due diligence investigation of IAB.
In late March, 2017, at IAB’s direction, representatives of KBW contacted BCB and the other bidder to inform them that IAB’s charter issue had been resolved, and to request that each party submit their final indication of interest by April 3, 2017. Each of BCB and the other bidder submitted updated indications of interest on April 3, 2017. On April 4, 2017, the IAB board of directors met to review the two indication letters. Representatives of KBW and Windels also attended the meeting. Windels reviewed with the Board members their fiduciary duties and obligation to act in the best interest of IAB’s shareholders.

Representatives of KBW then reviewed each of the indications with the IAB board of directors. Both indications were similar in terms of stated value, although the indication from the other bidder continued to contain a variable price based upon IAB’s closing equity. The proposals also treated IAB’s preferred stockholders differently. Finally, BCB’s proposal provided for an escrow holdback of the purchase price, although the amount had been reduced from its prior indication of interest. Representatives of KBW discussed with the IAB board of directors pro forma financial aspects of each of the bids, information on each of the bidders and information on the trading of the stock of each of the bidders.
After further discussion, the IAB board of directors directed representatives of KBW to go back to each of the bidders and request certain modifications to their bids. BCB was asked to eliminate the escrow holdback requirement, while the other bidder was asked to provide an indication for a firm price, rather than a variable one based on closing equity. Both parties were also asked to increase their bids.
Upon receiving the request from IAB, through KBW, to consider eliminating the escrow holdback from its indication of interest, BCB further considered the issues that it was attempting to address with the escrow holdback to determine whether it could address these potential issues in another manner. The issues that BCB was particularly concerned about included compliance with the Order and certain shareholder lawsuits that had previously been filed against IAB and its directors. In particular BCB was concerned about the cost these issues would have on IAB prior to closing and the resulting impact on IAB Bank’s tangible common equity at closing. On April 18, 2017, the BCB board of directors held a special meeting telephonically to discuss with BCB management, FinPro and Covington the request from IAB to eliminate the escrow holdback and other methods that BCB could propose to reduce its risk related to these issues. The BCB board of directors approved removing the escrow holdback from BCB’s indication of interest subject to the definitive agreement having provisions that would protect against the deterioration of IAB Bank’s tangible common equity prior to closing related to the Order and prior shareholder lawsuits. On April 5, 2017, FinPro informed KBW that BCB was willing to drop its requirement that there be an escrow holdback with the understanding that any definitive agreement would have certain protective provisions related to IAB Bank’s tangible common equity prior to closing.
On April 6, 2017, the IAB board of directors held a telephonic meeting to review updated information on each of the indications of interest received. Also participating in the conference call were representatives of KBW and Windels. The representatives of KBW reviewed with the IAB board of directors the changes each of the two interested parties were willing to make to their indication of interest. BCB was willing to eliminate the escrow holdback, provided certain other protections were negotiated as part of the definitive agreement. The other bidder was also willing to provide a fixed exchange ratio, fixing the consideration to be received by IAB shareholders, also assuming certain protective measures were negotiated as part of the definitive agreement. Neither BCB nor the other bidder were willing to increase their indicated price. After reviewing the updated information, the background information on each bidder and the trading history of the stock of each bidder, the IAB board of directors unanimously selected BCB as the lead bidder, and directed counsel and IAB management to work with BCB to negotiate a definitive agreement for the transaction.
As a condition to negotiating a definitive agreement, BCB asked for an exclusive negotiating period, during which IAB would not discuss a proposed transaction with any third party. On April 7, 2017, IAB entered into an Exclusivity Agreement with BCB, agreeing to a 45 day exclusive period for the parties to negotiate a definitive transaction agreement.
From mid-April through early June 2017, counsel and management of IAB negotiated the terms of definitive transaction documents with Covington and BCB management. Throughout the course of negotiations, BCB management and Covington continued to conduct due diligence on IAB. On May 31, 2017, the IAB board of directors held a special meeting. Also participating in the meeting were representatives of KBW and Windels. The purpose of the meeting was to update the IAB board of directors on the status of current negotiations, to review with the IAB board of directors the current proposed terms of the definitive transaction documents, and to review with the IAB board of directors several open items which still needed to be resolved. Windels then reviewed the currently agreed upon terms of the definitive documents, and reviewed the open issues with the IAB board of directors. The IAB board of directors provided Windels with direction on negotiating the remaining open issues, and directed Windels to continue to work to finalize the transaction documents.

By June 5, 2017, the parties had completed their negotiation of the definitive transaction documents. To address BCB’s concerns about the costs of compliance with the Order and costs associated with matters related to certain IAB shareholder lawsuits, IAB and BCB agreed to a price adjustment provision in the event IAB Bank’s closing tangible common equity was below a minimum threshold, with a right of BCB to terminate the merger agreement if IAB Bank’s closing tangible common equity was below the minimum threshold of  $17,500,000.
Copies of all documents were provided to the IAB board of directors for review. On June 7, 2017, the IAB board of directors met to review the merger agreement and related transaction documents and the financial terms of the transaction. At the meeting of the IAB board of directors, KBW reviewed the financial aspects of the proposed merger and rendered to the IAB board of directors an opinion to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the Merger Consideration in the merger was fair, from a financial point of view, to the holders of IAB common stock. Representatives of Windels reviewed with the IAB board of directors their fiduciary duties in considering a strategic transaction, and reviewed all of the terms of the final draft definitive transaction documents. The IAB board of directors then discussed the proposed transaction and its impact on IAB’s shareholders, and after taking into consideration the factors described under “—IAB’s Reasons for the Merger; Recommendation of the IAB Board of Directors,” the IAB board of directors determined that the merger agreement was fair to the shareholders of IAB and that the merger was in the best interests of IAB and its shareholders, and voted unanimously to approve the transaction with BCB.
On June 7, 2017, the BCB board of directors held a meeting to consider the terms of the merger. Prior to the meeting, the BCB board of directors received copies of the merger agreement and the related transaction documents. At the meeting, members of BCB’s management reported on the status of due diligence and negotiations with IAB. Representatives of FinPro reviewed certain financial analyses of the merger. At the meeting, Covington reviewed with the BCB board of directors its fiduciary duties and reviewed the key terms of the merger agreement and related agreements (including the voting agreement), as described elsewhere in this joint proxy statement/prospectus, including provisions relating to employee matters. After considering the proposed terms of the merger agreement, the proposed terms of the voting agreement, and the various presentations of BCB management and Covington, and taking into consideration the matters discussed during that meeting and prior meetings of the BCB board of directors, including the factors described under “—BCB’s Reasons for the Merger; Recommendation of BCB’s Board of Directors,” the BCB board of directors unanimously determined that the merger was consistent with BCB’s business strategies and in the best interests of BCB and BCB shareholders and the directors voted unanimously to approve the merger agreement and the transactions contemplated thereby.
The merger agreement was executed by the parties on June 7, 2017. Concurrently, as required by BCB under the merger agreement, IAB directors executed voting agreements in which each director of IAB agreed to vote in favor of the merger with BCB and against any competing proposal. On the evening of June 7, 2017, a joint press release announcing the execution of the merger agreement was disseminated.
IAB’s Reasons for the Merger; Recommendation of the IAB Board of Directors
After careful consideration, the IAB board of directors determined that it was advisable and in the best interests of IAB and its shareholders for IAB to enter into the merger agreement with BCB. Accordingly, the IAB board of directors unanimously recommends that IAB shareholders vote “FOR” the approval of the merger agreement.
The IAB board of directors has considered the terms and provisions of the merger agreement and concluded that they are fair to the shareholders of IAB and that the merger is in the best interests of IAB and its shareholders.

In reaching its decision to approve the merger agreement, the IAB board of directors evaluated the merger and the merger agreement in consultation with IAB management, as well as with IAB’s financial and legal advisors, and considered a variety of factors, including the following:
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The consideration being offered to IAB shareholders in relation to the book value per share, earnings per share and projected earnings per share of IAB;

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The results that could be expected to be obtained by IAB if it continued to operate independently and the potential future value of IAB common stock compared to the value of the Merger Consideration offered by BCB;

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The implied value of the Merger Consideration offered by BCB and the uncertainty whether or when the IAB common stock would attain a value equal to implied value of the Merger Consideration;

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The continued costs faced by IAB Bank to comply with the Order, and the impact of such costs on IAB’s results of operations and ability to expand and independently raise capital;

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The liquidity of BCB’s common stock and the uncertainty of whether a liquid market would ever be created in the IAB common stock;

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BCB’s history of paying cash dividends and IAB’s inability to pay cash dividends while the Order is in place;

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The limited prospects for IAB to grow its franchise through acquisitions given IAB’s relatively small size and lack of liquidity in shares of IAB common stock;

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The current and prospective environment in which IAB operates, including national, regional and local economic conditions, the competitive environment for financial institutions, the increased regulatory burdens on financial institutions, and the uncertainties in the regulatory climate going forward;

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The scale, scope, strength and diversity of operations, product lines and delivery systems that could be achieved by combining IAB with BCB;

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The complementary geographic locations of the IAB and BCB branch networks;

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The earnings prospects of the combined companies; and

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The financial presentation, dated June 7, 2017, of KBW and the opinion, dated June 7, 2017, of KBW to the IAB board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of IAB common stock of the Merger Consideration in the merger. KBW’s opinion is attached as Annex II to this document. For a summary of the presentation of KBW, see “Opinion of IAB’s Financial Advisor” on page 40.

Other factors considered by the IAB board of directors included:
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The reports of IAB’s management to the IAB board of directors concerning the operations, financial condition and prospects of BCB and the IAB board of directors’ consideration, with the assistance of KBW, of the potential financial impact of the merger on the combined company, including pro forma assets, earnings, deposits and capital ratios;

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The cash/stock election provisions in the merger agreement providing IAB shareholders with an ability to choose the form of consideration that they wish to receive, subject to the overall approximately 80% stock/20% cash allotment;

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The fact that 80% of the Merger Consideration would be in the form of BCB common stock based upon a fixed exchange ratio, subject to any adjustment based on IAB Bank’s closing tangible common equity, which will permit IAB shareholders who receive BCB common stock in the merger with the ability to participate in the future performance of the combined company or, for those IAB shareholders who receive cash, to participate in a liquidity event;

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The likelihood of successful integration and the successful operation of the combined company;

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The likelihood that the regulatory approvals needed to complete the transaction will be obtained;

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The potential cost-saving opportunities available to BCB;

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The effects of the merger on IAB’s employees, including the prospects for continued employment and the severance and other benefits agreed to be provided to IAB employees; and

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The review by the IAB board of directors with its legal counsel of the terms of the merger agreement.

The IAB board of directors also considered the potential risks associated with the merger in connection with its deliberations on the proposed transaction, including the challenges of integrating IAB’s businesses, operations and employees with those of BCB, the need to obtain approval by shareholders of IAB as well as regulatory approvals in order to complete the transaction, and the risks associated with the operations of the combined company including the ability to achieve the anticipated cost savings. The IAB board of directors also considered that the stock portion of the Merger Consideration was fixed at 0.189 of a share of BCB common stock, subject to any adjustment based on IAB Bank’s closing tangible common equity, and, by its nature, would not adjust upwards to compensate for declines, or downwards to compensate for increases, in BCB’s stock price prior to completion of the merger. The IAB board of directors also believed the terms and conditions of the merger agreement, including the parties’ respective representations and warranties, the conditions to closing and termination provisions, provided adequate assurances as to BCB’s obligation and ability to consummate the merger in a timely manner, without any extraordinary conditions.
The foregoing discussion of the information and factors considered by the IAB board of directors is not exhaustive, but includes all material factors considered by the IAB board of directors. In view of the wide variety of factors considered by the IAB board of directors in connection with its evaluation of the merger and the complexity of these matters, the IAB board of directors did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The IAB board of directors evaluated the factors described above. In considering the factors described above, individual members of the IAB board of directors may have given different weights to different factors. It should also be noted that this explanation of the reasoning of the IAB board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 21.
Opinion of IAB’s Financial Advisor
IAB engaged KBW to render financial advisory and investment banking services to IAB, including an opinion to the IAB board of directors as to the fairness, from a financial point of view, to the holders of IAB common stock of the Merger Consideration to be received by such shareholders in the merger of IAB with and into BCB. IAB selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.
As part of its engagement, representatives of KBW attended the meeting of the IAB board of directors held on June 7, 2017, at which the IAB board of directors evaluated the merger. At this meeting, KBW reviewed the financial aspects of the merger and rendered to the IAB board of directors an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the Merger Consideration in the merger was fair, from a financial point of view, to the holders of IAB common stock. The IAB board of directors approved the merger agreement at this meeting.
The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex II to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the IAB board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the Merger Consideration in the merger to the holders of IAB common stock. It did not address the underlying business decision of IAB to engage in the merger or enter into the merger agreement or constitute a recommendation to the IAB board of directors in connection with the merger, and it does not constitute a recommendation to any holder of IAB common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter (including, with respect to holders of IAB common stock, what election any such shareholder should make with respect to the Cash Consideration or the Stock Consideration), nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.
KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of IAB and BCB and bearing upon the merger, including, among other things:
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a draft of the merger agreement dated June 6, 2017 (the most recent draft then made available to KBW);

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the audited financial statements for the two fiscal years ended December 31, 2015 of IAB;

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the unaudited financial statements for the fiscal year ended December 31, 2016 of IAB;

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the unaudited quarterly financial statements for the fiscal quarter ended March 31, 2017 of IAB;

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the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2016 of BCB;

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the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 of BCB;

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certain regulatory filings of IAB, BCB and their respective subsidiaries, including (as applicable), the semi-annual reports on Form FR Y-9SP, the quarterly reports on Form FR Y-9C and the quarterly call reports required to be filed with respect to each period applicable to such reports during the three-year period ended December 31, 2016 and the quarter ended March 31, 2017;

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certain other interim reports and other communications of IAB and BCB to their respective shareholders; and

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other financial information concerning the businesses and operations of IAB and BCB that was furnished to KBW by IAB and BCB or which KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:
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the historical and current financial position and results of operations of IAB and BCB;

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the assets and liabilities of IAB and BCB;

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the nature and terms of certain other merger transactions and business combinations in the banking industry;

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a comparison of certain financial and stock market information of BCB and certain financial information of IAB with similar information for certain other companies the securities of which were publicly traded;

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financial and operating forecasts and projections of IAB that were prepared by, and provided to KBW and discussed with KBW by, IAB management and that were used and relied upon by KBW at the direction of IAB management and with the consent of the IAB board;

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financial and operating forecasts and projections of BCB that were prepared by, and provided to KBW and discussed with KBW by, BCB management and that were used and relied upon by KBW at the direction of IAB management and with the consent of the IAB board; and

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estimates regarding certain pro forma financial effects of the merger on BCB (including, without limitation, the cost savings and related expenses expected to result from or be derived from the merger) that were prepared by, and provided to and discussed with KBW by, BCB management, and that were used and relied upon by KBW at the direction of IAB management and with the consent of the IAB board.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions that were held with the respective managements of IAB and BCB regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by IAB, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with IAB.
In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of IAB as to the reasonableness and achievability of the financial and operating forecasts and projections of IAB referred to above (and the assumptions and bases therefor), and KBW assumed that such forecasts and projections were reasonably prepared and represented the best currently available estimates and judgments of such management and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such management. KBW further relied, with the consent of IAB, upon BCB management as to the reasonableness and achievability of the financial and operating forecasts and projections of BCB and the estimates regarding certain pro forma financial effects of the merger on BCB referred to above (and the assumptions and bases for all such forecasts, projections and estimates, including, without limitation, the cost savings and related expenses expected to result or be derived from the merger), and KBW assumed that all such forecasts, projections and estimates were reasonably prepared and represent the best currently available estimates and judgments of BCB management and that such forecasts, projections and estimates will be realized in the amounts and in the time periods currently estimated by such management.
It is understood that the forecasts, projections and estimates of IAB and BCB that were provided to and discussed with KBW were not prepared with the expectation of public disclosure, that all such forecasts, projections and estimates are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the management of IAB and BCB and with the consent of the IAB board of directors, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either IAB or BCB since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with IAB’s consent, that the aggregate allowances for loan and lease losses for IAB and BCB are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of IAB or BCB, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of IAB or BCB under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. In addition, with respect to outstanding litigation to which IAB or its affiliates is a party, KBW relied upon the assessments of the management team and counsel of IAB as to all matters relating to such litigation and have assumed, without independent verification, that there will be no developments relating to such litigation that would be material to its analyses. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.
KBW assumed, in all respects material to its analyses:
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that the merger would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed by KBW and referred to above) with no adjustments to the Merger Consideration (including the allocation between cash and stock) or additional payments in respect of IAB common stock;

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that any related transactions, including the bank subsidiary merger and any future offering of BCB common stock expected by BCB, would be completed substantially in accordance with the terms set forth in the merger agreement or as otherwise described to KBW by representatives of BCB;

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that the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

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that each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

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that there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transaction, , and that all conditions to the completion of the merger and any such related transaction would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

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that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of IAB, BCB, the pro forma entity, or the contemplated benefits of the merger, including without limitation the cost savings and related expenses expected to result or be derived from the merger.

KBW assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of IAB that IAB relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to IAB, BCB, the merger and any related transaction, and the merger agreement. KBW did not provide advice with respect to any such matters. KBW assumed, upon the advice of the management of IAB and without independent verification, that the consideration payable with respect to outstanding preferred stock of IAB in the merger would be in accordance with the terms of IAB’s governing documents and that payment of such consideration will be necessary to effect the merger. KBW also assumed, with the consent of IAB and without independent verification, that the closing tangible common equity (as defined in, and determined as set forth in, the merger agreement) would not be less than $18,500,000.
KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, to the holders of IAB common stock of the Merger Consideration to be received by such holders in the merger. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction, including without limitation, the form or structure of the merger (including the form of Merger Consideration or the allocation thereof between cash and stock) or any such related transaction, the treatment of outstanding preferred stock of IAB in the merger (including the consideration payable with respect to such preferred stock in the merger), any consequences of the merger or any such related transaction to IAB, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger, any such related transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. For purposes of its analyses, KBW did not incorporate recently-announced proposed changes to United States tax laws regarding corporate tax rates. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:
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the underlying business decision of IAB to engage in the merger or enter into the merger agreement;

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the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by IAB or the IAB board of directors;

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the fairness of the amount or nature of any compensation to any of IAB’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of IAB common stock;

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the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of IAB (other than the holders of IAB common stock solely with respect to the Merger Consideration, as described in KBW’s opinion and not relative to the consideration to be received by holders of any other class of securities (including without limitation any outstanding preferred stock of IAB)) or holders of any class of securities of BCB or any other party to any transaction contemplated by the merger agreement;

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any adjustment (as provided in the merger agreement) to the Merger Consideration (including the cash or stock components thereof) assumed to be paid in the merger for purposes of KBW’s opinion;

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whether BCB has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate amount of the Cash Consideration to the holders of IAB common stock at the closing of the merger;

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the election by holders of IAB common stock to receive the Cash Consideration or the Stock Consideration, or any combination thereof, or the actual allocation between the Cash Consideration and the Stock Consideration among such holders (including, without limitation, any reallocation thereof as a result of proration pursuant to the merger agreement), or the relative fairness of the Stock Consideration and the Cash Consideration;

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the actual value of BCB common stock to be issued in the merger;

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the prices, trading range or volume at which BCB common stock would trade following the public announcement of the merger or the consummation of the merger;

•
any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•
any legal, regulatory, accounting, tax or similar matters relating to IAB, BCB, their respective shareholders, or relating to or arising out of or as a consequence of the merger or any related transaction, including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, IAB and BCB. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. The type and amount of consideration payable in the merger were determined through negotiation between IAB and BCB and the decision of IAB to enter into the merger agreement was solely that of the IAB board of directors.
The following is a summary of the material financial analyses presented by KBW to the IAB board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the IAB board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below includes information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
For purposes of the financial analyses described below, KBW utilized an implied transaction value for the merger of  $13.7 million based on an implied value of the Merger Consideration of  $2.98 per outstanding share of IAB common stock (consisting of the sum of  (i) the cash consideration of  $3.05, multiplied by 20%, and (ii) the implied value of the stock consideration of 0.189 of a share of BCB common stock, based on the closing price of BCB common stock on June 6, 2017, multiplied by 80%).
IAB Selected Companies Analysis.   Using publicly available information, KBW compared the financial performance and financial condition of IAB to 6 selected publicly traded banks and thrifts headquartered in the Mid-Atlantic region with total assets between $150 million and $500 million, Nonperforming Assets, or NPAs, / Loans + other real estate owned, or OREO, between 2.5% and 5.0% and latest 12 months, or LTM, core return on assets between -0.50% and 0.50%. KBW also reviewed the market performance of the selected companies. Targets of publicly announced merger transactions and mutual holding companies were excluded from the selected companies.
The selected companies were as follows:
MSB Financial Corp.
IBW Financial Corporation
National Bank of Coxsackie
ES Bancshares, Inc.
Elmer Bancorp, Inc.
Cornerstone Financial Corp.
To perform this analysis, KBW used profitability and other financial information for, as of, or, in the case of LTM information, through, the most recent completed quarter, or MRQ, available (which in the case of IAB was the fiscal quarter ended March 31, 2017) and market price information as of June 6, 2017. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in IAB’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of IAB and the selected companies:
		Selected Companies(4)
	IAB(1)	Bottom Quartile	Median	Average	Top Quartile
LTM Core Return on Average Assets(2)	(0.41%)	0.26%	0.31%	0.27%	0.36%
LTM Core Return on Average Equity(2)	(4.96%)	2.36%	3.40%	2.63%	3.87%
LTM Core Return on Average Tangible Common Equity(2)	(4.96%)	2.36%	3.65%	2.73%	4.10%
LTM Net Interest Margin	3.56%	3.09%	3.28%	3.46%	3.94%
LTM Fee Income / Revenue Ratio(3)	15.9%	8.1%	10.9%	11.5%	14.0%
LTM Efficiency Ratio	104.9%	86.9%	81.9%	85.1%	79.4%

(1)
IAB financial performance metrics reflect bank level regulatory filings

(2)
Core income excluded extraordinary items, gains/losses on sale of securities, non-recurring revenue/expenses and amortization of intangibles as calculated by SNL Financial

(3)
Excluded gains/losses on sale of securities

(4)
Bank level regulatory data shown where GAAP data not available

KBW’s analysis also showed the following concerning the financial condition of IAB and the selected companies:
		Selected Companies(2)
	IAB(1)	Bottom Quartile	Median	Average	Bottom Quartile
Tangible Common Equity / Tangible Assets	8.07%	6.70%	8.69%	8.50%	9.09%
Total Capital Ratio	10.74%	12.04%	13.34%	15.08%	18.42%
Loans / Deposits	99.6%	75.6%	90.4%	86.0%	99.4%
Loan Loss Reserve / Gross Loans	1.07%	1.09%	1.14%	1.19%	1.25%
Nonperforming Assets / Loans + OREO	3.69%	3.96%	3.86%	3.94%	3.77%
LTM Net Charge-Offs / Average Loans	0.35%	0.09%	0.05%	0.09%	0.00%

(1)
IAB financial performance metrics reflect bank level regulatory filings

(2)
Bank level regulatory data shown where GAAP data not available

In addition, KBW’s analysis showed the following concerning the market performance of the selected companies (excluding the impact of the LTM EPS multiples for two of the selected companies, which multiples were considered to be not meaningful because they were either greater than 40.0x or negative):
	Selected Companies
	Bottom Quartile	Median	Average	Top Quartile
One-Year Stock Price Change	(2.0%)	20.7%	19.0%	35.0%
Year-To-Date Stock Price Change	9.7%	16.9%	22.9%	32.0%
Stock Price / Book Value per Share	0.92x	0.97x	0.98x	1.11x
Stock Price / Tangible Book Value per Share	0.93x	0.98x	0.99x	1.11x
Stock Price / LTM EPS	16.7x	19.6x	19.4x	22.4x
Dividend Yield	0.0%	0.2%	0.9%	1.3%
LTM Dividend Payout	0.0%	1.7%	18.6%	36.3%

No company used as a comparison in the above selected companies analysis is identical to IAB. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
BCB Selected Companies Analysis.   Using publicly available information, KBW compared the financial performance, financial condition and market performance of BCB to 10 selected U.S. banks and thrifts which were traded on Nasdaq, the New York Stock Exchange or NYSE MKT and headquartered in New Jersey or the New York City Metropolitan Statistical Area and which had total assets between $1.0 billion and $5.0 billion and LTM core return on average assets between 0.00% and 1.00%. Targets of publicly announced merger transactions, mutual holding companies and one company which recently completed a mutual conversion were excluded from the selected companies.
The selected companies were as follows:
Kearny Financial Corp.	ConnectOne Bancorp, Inc.
Bridge Bancorp, Inc.	Peapack-Gladstone Financial Corporation
Northfield Bancorp, Inc.	First of Long Island Corporation
Sun Bancorp, Inc.	Clifton Bancorp Inc.
First Bank	1st Constitution Bancorp
To perform this analysis, KBW used profitability and other financial information for, as of, or, in the case of LTM information, through, the most recent completed quarter available (which in the case of BCB was the fiscal quarter ended March 31, 2017) and market price information as of June 6, 2017. KBW also used 2017 and 2018 EPS estimates taken from financial and operating forecasts and projections of BCB provided by BCB management and consensus “street estimates” for the selected companies. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in BCB’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.
KBW’s analysis showed the following concerning the financial performance of BCB and the selected companies:
		Selected Companies(4)
	BCB	Bottom Quartile	Median	Average	Top Quartile
LTM Core Return on Average Assets(1)(2)	0.53%	0.49%	0.72%	0.69%	0.90%
LTM Core Return on Average Equity(1)(2)	6.95%	3.60%	6.92%	6.40%	9.27%
LTM Core Return on Average Tangible Common Equity(1)(2)	7.12%	4.06%	8.13%	7.25%	10.04%
LTM Net Interest Margin	3.30%	2.76%	2.97%	3.00%	3.30%
LTM Fee Income / Revenue Ratio(3)	9.7%	6.5%	10.2%	11.3%	16.0%
LTM Efficiency Ratio	76.6%	68.1%	58.5%	61.8%	55.9%

(1)
Core income excluded extraordinary items, gains/losses on sale of securities, non-recurring revenue/expenses and amortization of intangibles as calculated by SNL Financial

(2)
Core earnings for Sun Bancorp, Inc. adjusted to exclude the impact of the deferred tax asset valuation allowance reversal Sun Bancorp, Inc. reported in the fourth quarter of 2016

(3)
Excluded gains/losses on sale of securities

(4)
For instances in which consolidated holding company level financial data for the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios

KBW’s analysis showed the following concerning the financial condition of BCB and the selected companies:
		Selected Companies(1)
	BCB	Bottom Quartile	Median	Average	Top Quartile
Tangible Common Equity / Tangible Assets	6.54% / 7.03%(1)	8.61%	9.25%	12.23%	14.85%
Leverage Ratio	7.61% / 8.10%(1)	8.70%	10.45%	12.85%	15.34%
Total Capital Ratio	10.80% / 11.46%(1)	13.49%	15.50%	19.24%	21.25%
Loans / Deposits	102.1%	94.0%	99.1%	100.5%	108.7%
Loan Loss Reserve / Gross Loans	1.13%	0.85%	0.98%	0.94%	1.08%
Nonperforming Assets / Loans + OREO	2.70%	0.87%	0.74%	0.86%	0.46%
LTM Net Charge-Offs / Average Loans	0.07%	0.05%	0.03%	0.14%	0.02%

(1)
Adjusted statistics assumed a common stock offering by BCB

(2)
For instances in which consolidated holding company level financial data for the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios

In addition, KBW’s analysis showed the following concerning the market performance of BCB and the selected companies (excluding the impact of the LTM EPS, 2017 EPS and 2018 EPS multiples for three of the selected companies, which multiples were considered to be not meaningful because they were greater than 40.0x):
		Selected Companies
	BCB	Bottom Quartile	Median	Average	Top Quartile
One-Year Stock Price Change	47.8%	7.8%	23.3%	27.0%	37.3%
Year-To-Date Stock Price Change	20.4%	(11.9%)	(7.0%)	(8.3%)	(4.4%)
Stock Price / Book Value per Share	1.50x / 1.47x(1)	1.28x	1.37x	1.42x	1.51x
Stock Price / Tangible Book Value per Share	1.50x / 1.47x(1)	1.39x	1.51x	1.58x	1.76x
Stock Price / LTM EPS(2)	21.7x	17.1x	17.8x	18.9x	20.4x
Stock Price / 2017 Estimated EPS	15.3x / 15.8x(1)	16.1x	16.7x	17.7x	18.1x
Stock Price / 2018 Estimated EPS	12.5x / 13.3x(1)	12.7x	14.6x	15.2x	15.1x
Dividend Yield	3.6%	0.7%	1.3%	1.3%	1.8%
LTM Dividend Payout	77.8%	14.0%	34.9%	38.5%	46.5%

(1)
Adjusted statistics assumed a common stock offering by BCB

(2)
LTM earnings for Sun Bancorp, Inc. were adjusted to exclude the impact of the deferred tax asset valuation allowance reversal Sun Bancorp, Inc. reported in the fourth quarter of 2016

No company used as a comparison in the above selected companies analysis is identical to BCB. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis.   KBW reviewed publicly available information related to 10 selected whole bank and thrift transactions in the U.S. announced since December 31, 2014 with transaction values between $10 million and $50 million, and in which the acquired company’s NPAs / Assets were between 2.5% and 5.0% and LTM Return on Average Assets, or ROAA, was between -0.50% and 0.50%. Terminated transactions, acquisitions of mutual holding companies and acquisitions by investor groups were excluded from the selected transactions.
The selected transactions were as follows:
Acquiror	Acquired Company	Announcement Date
First Guaranty Bancshares, Inc.	Premier Bancshares, Inc.	1/30/2017
Suncrest Bank	Security First Bank	9/2/2016
United Community Bancorp, Inc.	Illini Corporation	6/8/2016
Mackinac Financial Corporation	First National Bank of Eagle River	1/19/2016
County Bancorp, Inc.	Fox River Valley Bancorp, Inc.	11/20/2015
HCBF Holding Company, Inc.	OGS Investments, Inc.	7/20/2015
Heartland Financial USA, Inc.	Community Bancorporation of New Mexico, Inc.	4/16/2015
Wintrust Financial Corporation	Suburban Illinois Bancorp, Inc.	4/2/2015
Wintrust Financial Corporation	North Bank	3/30/2015
National Bank Holdings Corporation	Pine River Bank Corp.	1/30/2015
For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the respective transaction:
•
Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•
Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium; and

•
Price per common share to LTM EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM earnings).

The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the merger based on the implied transaction value for the merger of  $13.7 million and using historical financial information for IAB as of and for the twelve month period ended March 31, 2017.
The results of the analysis are set forth in the following table (excluding the impact of the tangible book value multiple for one of the selected transactions and LTM EPS multiples for two of the selected transactions, which multiples were considered to be not meaningful, or NM, because they were greater than 70.0x):
Selected Transactions
	IAB	Bottom Quartile	Median	Average	Top Quartile
Transaction Value / Tangible Book Value (%)	1.07x(1)	1.11x	1.20x	1.26x	1.39x
Core Deposit Premium (%)	0.8%(1)	2.1%	3.0%	2.7%	3.3%
Transaction Value / LTM Earnings (x)	NM(2)	36.6x	43.6x	42.4x	48.4x

(1)
Assumed conversion of IAB Series C preferred stock into IAB common stock

(2)
Based on LTM net income at IAB’s bank subsidiary as of 3/31/2017; considered not meaningful due to the multiple being negative.

No company or transaction used as a comparison in the above selected transaction analysis is identical to IAB or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Relative Contribution Analysis.   KBW analyzed the relative standalone contribution of BCB and IAB to various pro forma balance sheet and income statement items of the combined entity. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used (i) balance sheet and net income data for BCB and IAB as of or for the twelve month period ended March 31, 2017 , (ii) financial and operating forecasts and projections of BCB provided by BCB management and (iii) financial and operating forecasts and projections of IAB provided by IAB management. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of BCB and IAB shareholders in the combined company based on the Stock Consideration of 0.189 shares of BCB common stock at the 80% stock / 20% cash implied Merger Consideration mix provided for in the merger agreement and also with the implied pro forma ownership percentages of BCB and IAB shareholders in the combined company hypothetically assuming 100% Stock Consideration in the merger for illustrative purposes:
	BCB as a % of Total	IAB as a % of Total
Ownership (Excluding Conversion of IAB Series C Preferred)
80% stock / 20% cash	95.0%	5.0%
100% stock	93.8%	6.2%
Ownership (Including Conversion of IAB Series C Preferred)
80% stock / 20% cash	94.4%	5.6%
100% stock	93.2%	6.8%
Balance Sheet
Total Assets	88.5%	11.5%
Gross Loans Held For Investment	89.1%	10.9%
Deposits	88.6%	11.4%
Tangible Common Equity	91.5%(1)	8.5%
Tangible Common Equity + IAB Series C Preferred	90.9%(1)	9.1%(2)
Income Statement
LTM GAAP Net Income	NM	NM
2017 GAAP Net Income to Common	94.4%(1)	5.6%
2017 GAAP Net Income to Common (IAB Series D Preferred Dividend Resumed)	97.5%(1)	2.5%(3)
2018 GAAP Net Income to Common	95.2%(1)	4.8%
2018 GAAP Net Income to Common (IAB Series D Preferred Dividend Resumed)	97.8%(1)	2.2%(3)

(1)
BCB contribution assumed a common stock offering by BCB.

(2)
Including assumed conversion of IAB Series C preferred stock

(3)
Pro forma for illustrative resumption of IAB Series D preferred stock dividend

Forecasted Pro Forma Financial Impact Analysis.   KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of BCB and IAB. Using (i) financial and operating forecasts and projections of BCB and IAB provided by BCB management, assuming a common stock offering by BCB, and (ii) pro forma assumptions (including certain purchase accounting adjustments, cost savings and related expenses) provided by BCB management, KBW analyzed the potential financial impact of the merger on certain projected financial results of BCB. This analysis indicated the merger could be accretive to BCB’s 2018 and 2019 estimated EPS and dilutive to BCB’s estimated tangible book value per share as of December 31, 2017. Furthermore, the analysis indicated that, pro forma for the merger, each of BCB’s tangible common equity to tangible assets ratio, leverage ratio, Common Equity Tier 1 Ratio, Tier 1 Risk-Based Capital Ratio and Total Risk Based Capital Ratio as of December 31, 2017 could be lower. For all of the above analysis, the actual results achieved by BCB following the merger may vary from the projected results, and the variations may be material.
IAB Discounted Cash Flow Analysis.   KBW performed a discounted cash flow analysis of IAB to estimate a range for the implied equity value of IAB. In this analysis, KBW used financial forecasts and projections relating to the net income and assets of IAB provided by IAB management, and assumed discount rates ranging from 14.0% to 18.0%. The ranges of values were derived by adding (i) the present value of the estimated excess cash flows that IAB could generate over the period from December 31, 2017 through 2022 as a standalone company, and (ii) the present value of IAB’s implied terminal value at the end of such period. KBW assumed that IAB would maintain a tangible common equity to tangible asset ratio of at least 8.00%, that no dividends or excess capital distributions would be made to common or preferred shareholders and that IAB Series C preferred stock converted into IAB common stock. KBW derived implied terminal values using two methodologies, one based on 2023 earnings multiples and the other based on December 31, 2022 tangible book value multiples. Using implied terminal values for IAB calculated by applying a terminal multiple range of 14.0x to 16.0x to IAB’s estimated 2023 net income, this discounted cash flow analysis resulted in a range of implied values per share of IAB common stock of approximately $1.03 to $1.46. Using implied terminal values for IAB calculated by applying a terminal multiple range of 0.80x to 1.20x estimated to IAB’s tangible book value as of December 31, 2022, this discounted cash flow analysis resulted in a range of implied values per share of IAB common stock of approximately $1.53 to $2.89.
The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. This analysis did not purport to be indicative of the actual values of IAB.
BCB Discounted Cash Flow Analysis.   KBW performed a discounted cash flow analysis of BCB to estimate a range for the implied equity value of BCB. In this analysis, KBW used financial forecasts and projections relating to the net income and assets of BCB, assuming a common stock offering by BCB, provided by BCB management, and assumed discount rates ranging from 11.0% to 15.0%. The ranges of values were derived by adding (i) the present value of the estimated excess cash flows that BCB could generate over the period from December 31, 2017 through 2022 as a standalone company, and (ii) the present value of BCB’s implied terminal value at the end of such period. KBW assumed that BCB would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of BCB, KBW applied a range of 14.0x to 16.0x estimated 2023 net income. This discounted cash flow analysis resulted in a range of implied values per share of BCB common stock of  $13.61 to $18.76.
The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. This analysis did not purport to be indicative of the actual values of BCB.
Miscellaneous.   KBW acted as financial advisor to IAB and not as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses, may from time to time purchase securities from, and sell securities to, IAB and BCB. In addition, as market makers in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of BCB for its and their own accounts and for the accounts of its and their respective customers and clients.

Pursuant to the KBW engagement agreement, IAB agreed to pay KBW a total cash fee equal to $250,000, a portion of which became payable to KBW with the rendering of its opinion and a significant portion of which is contingent upon the closing of the merger. IAB also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with this present engagement, during the two years preceding the date of its opinion, KBW did not provide investment banking and financial advisory services to IAB. During the two years preceding the date of its opinion, KBW did not provide investment banking and financial advisory services to BCB. In September 2017, KBW acted as a joint book-running manager in connection with a common stock offering by BCB and received a total cash fee of approximately $1.1 million for such services. KBW may in the future provide investment banking and financial advisory services to IAB or BCB and receive compensation for such services.
BCB’s Reasons for the Merger
BCB believes that the acquisition of IAB provides an excellent opportunity to increase the scale and efficiency of its operations in New Jersey. The acquisition also provides BCB a significant opportunity to generate additional revenue by providing its full suite of banking, residential and commercial real estate loans and consumer loans to IAB’s markets as well as leverage BCB’s operating platform. In addition, the acquisition of IAB will strengthen the breadth of BCB’s loan products and capabilities. The BCB board of directors approved the merger agreement after BCB’s senior management discussed with the BCB board of directors a number of factors, including those described above and the business, assets, liabilities, results of operations, financial performance, strategic direction and prospects of IAB. The BCB board of directors did not consider it practicable, and did not attempt, to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The BCB board of directors viewed its position as being based on all of the information and the factors presented to and considered by it. In addition, individual directors may have given different weights to different information and factors.
Management and Board of Directors of BCB After the Merger
The directors and officers of BCB immediately prior to the effective time of the merger will continue as the directors and officers of the surviving corporation of the merger. Information about the current BCB directors and executive officers can be found in the documents listed under “Where You Can Find More Information” beginning on page 92.
In addition, following the effective time of the merger, BCB will increase the size of its board of directors by one additional seat, which seat will be filled by an individual to be appointed by the BCB board of directors from a group of individuals selected by the IAB board of directors in good faith and provided to BCB prior to the effective time of the merger. BCB will then nominate this additional director for election at the following annual meeting of shareholders of BCB and solicit proxies for the director in the same manner as it does for all other members of BCB’s slate of directors in connection with such meeting.
Interests of IAB’s Directors and Executive Officers in the Merger
In considering the recommendations of the IAB board of directors that IAB shareholders vote to approve the merger proposal, IAB shareholders should be aware that IAB directors and executive officers may have interests in the merger that differ from, or are in addition to, their interests as shareholders of IAB. The IAB board of directors was aware of these interests and took them into account in its decision to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger.
Options to Acquire IAB Common Stock
Pursuant the merger agreement, at the effective time of the merger, each option granted by IAB to purchase shares of IAB common stock under IAB’s 2006 Stock Option Plan that is unexpired, unexercised and outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment from BCB equal to the difference, if positive, between

$3.05 and the exercise price applicable to the stock option. Any stock option with an exercise price that equals or exceeds $3.05 will be cancelled and extinguished at the effective time of the merger for no consideration. None of IAB’s directors or executive officers hold any unvested stock options.
Retention Bonuses
Pursuant to the merger agreement, Julie Nuttall (SVP, Treasurer & CFO) is entitled to receive a retention bonus equal to $40,000 provided Ms. Nuttall remains employed by IAB through the effective time of the merger.
Severance
Pursuant to the merger agreement, like other employees of IAB, IAB’s executive officers who are not entitled to receive a retention bonus as described above and whose employment with IAB is terminated by BCB other than for cause within six months following the effective time of the merger will receive severance equal to two weeks of salary for each year of service, subject to a minimum of four weeks of salary and a maximum of 26 weeks of salary.
Indemnification and Insurance
The merger agreement requires BCB to use its reasonable best efforts to maintain for a period of six years after the effective time of the merger IAB’s existing directors’ and officers’ liability insurance policy, or policies of at least the same coverage and amounts and containing terms and conditions which are substantially no less advantageous than the current policy (or, with the consent of IAB prior to the effective time of the merger, any other policy), with respect to claims arising from facts or events that occurred prior to the effective time of the merger, and covering such individuals who are currently covered by such insurance. In lieu of the insurance described in the preceding sentence, prior to the effective time of the merger, BCB, or IAB, in consultation with BCB, may obtain a six-year “tail” prepaid policy providing coverage equivalent to such insurance. See “The Merger Agreement—Covenants and Agreements—D&O Indemnification and Insurance” beginning on page 66.
Golden Parachute Compensation
Set forth below is information about compensation that may be payable to certain of IAB’s executive officers that is based on or otherwise related to the merger. Under applicable SEC rules, information is provided for IAB’s principal executive officer and the two other most highly compensated executive officers who were serving as such at the end of 2016 who would receive compensation that is based on or otherwise related to the merger. The table below assumes that a change in control of IAB will occur in the fourth quarter upon completion of the merger and the executive officer experiences a qualifying termination of employment within six months following such date. The amounts below are based on multiple assumptions that may not actually occur. As a result, the actual amounts, if any, received by IAB’s executive officers may differ in material respects from the amounts shown below. Because none of IAB’s executive officers are entitled to any accelerated vesting of equity, pension or nonqualified deferred compensation benefit enhancements, perquisites, or tax reimbursement, the columns with respect to such benefits have been omitted from the following table.
Name	Golden Parachute Compensation
	Cash ($)(1)	Total ($)
James Atieh President & CEO	$17,308	$17,308
Julie Nuttall SVP, Treasurer & CFO	$40,000	40,000
Vincent Bagarozza SVP Chief Lending Officer	$29,177	29,177

(1)
For Messrs. Atieh and Bagarozza, the amount in this column represents the severance they would be entitled to receive under the merger agreement in the event of their termination of employment by

BCB other than for cause within six months following the effective time of the merger. The amount of severance is equal to (i) for Mr. Atieh, four weeks of the executive’s current base salary and (ii) for Mr. Bagarozza, ten weeks of the executive’s current base salary.
For Ms. Nuttall, the amount in this column represents the retention bonus she is eligible to receive under the merger agreement provided Ms. Nuttall remains employed by IAB through the effective time of the merger.
Public Trading Markets
BCB common stock is listed on the Nasdaq Global Market under the symbol “BCBP.” IAB common stock is not listed on any stock exchange or quoted on interdealer quotation system. The newly issued BCB common stock issuable pursuant to the merger agreement will be listed on the Nasdaq Global Market and freely transferable under the Securities Act. Before the effective time of the merger, BCB has agreed to use its reasonable best efforts to cause the shares of BCB common stock to be issued in the merger to be approved for listing on the Nasdaq Global Market. The listing of the shares of BCB common stock is also a condition to the consummation of the merger.
No Dissenters’ Rights
Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value of their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. New Jersey law provides that a shareholder is not entitled to demand the fair value of his or her shares of stock in any transaction if the stock is listed on a national securities exchange, if cash is to be received or the securities to be received are listed on a national securities exchange. Because BCB’s common stock is listed on the Nasdaq Global Market, the holders of IAB common stock are not entitled to dissenters’ or appraisal rights in the merger.
Regulatory Approvals Required for the Merger
BCB and IAB have agreed to use their reasonable best efforts to obtain all regulatory approvals, non-objections or waivers required to consummate the transactions contemplated by the merger agreement; provided, that in no event will BCB be required to accept any new restriction or condition on the BCB Entities which is materially and unreasonably burdensome on BCB’s business or on the business of IAB or IAB Bank following the closing of the merger or which would reduce the economic benefits of the transactions contemplated by the merger agreement to BCB to such a degree that BCB would not have entered into the merger agreement had such condition or restriction been known to it on the date of the merger agreement, which is referred to as a burdensome condition. These regulatory approvals include approval from the FDIC and the NJDB, among others. BCB has filed, or is in the process of filing, the applications, notices, requests and letters necessary to obtain the required regulatory determinations.
Federal Deposit Insurance Corporation.   Simultaneously with the merger, BCB intends to merge IAB Bank with and into BCB Bank, with BCB Bank as the surviving entity. Consummation of the bank subsidiary merger is subject to receipt of the approval of the FDIC under the Bank Merger Act. Application for approval of the bank subsidiary merger will be subject to a 30-day public notice and comment period, as well as review and approval by the FDIC. In evaluating an application filed under the Bank Merger Act, the FDIC generally considers the financial and managerial resources of the banks, the convenience and needs of the community to be served, the banks’ effectiveness in combating money-laundering activities as well as the impact of the transaction on financial stability. In connection with its review, the FDIC will provide an opportunity for public comment on the application for the bank subsidiary merger, and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.
Federal Reserve.   The merger of BCB with IAB represents BCB’s acquisition of a bank holding company. Under the Bank Holding Company Act of 1956, as amended, prior approval of the Federal Reserve is generally required prior to any company or entity acquiring an existing bank holding company, like IAB.

New Jersey Department of Banking and Insurance.   Under New Jersey law, we are required to obtain approval of or waiver from the NJDB for BCB to acquire IAB and approval of the NJDB to merge IAB Bank with and into BCB Bank.
New York Department of Financial Services.
Because IA Bank maintains a branch office in New York, we are required to file a notice of the transaction with the New York Department of Financial Services.
Timing.   We cannot assure you that all of the regulatory approvals and waivers described above will be obtained and, if obtained, we cannot assure you as to the timing of any such regulatory determinations, our ability to obtain the approvals and waivers on satisfactory terms or the absence of any litigation challenging such approvals or waivers. We also cannot assure you that any third party will not attempt to challenge the merger on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.
BCB and IAB believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on BCB or IAB. The parties’ obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals.
We are not aware of any material governmental approvals, waivers or actions that are required for consummation of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals, waivers or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

THE MERGER AGREEMENT
The following describes certain material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex I and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
Structure of the Merger
Each of the IAB board of directors and the BCB board of directors has approved the merger agreement, which provides for the merger of IAB with and into BCB, with BCB continuing as the surviving corporation.
The Merger Consideration
As a result of the merger, each share of IAB common stock issued and outstanding immediately prior to the merger will be converted, at the election of the shareholder, into the right to receive either (1) the Cash Consideration, or (2) the Stock Consideration, and together with the Cash Consideration, we refer to as the Merger Consideration. Each holder of IAB common stock is entitled to elect the form of the Merger Consideration that he or she would like to receive for his or her shares of IAB common stock. All such elections are subject to adjustment on a pro rata basis.
Purchase Price Adjustment
If IAB Bank’s closing tangible common equity is less than $18,500,000, then the Cash Consideration will be reduced by the change in tangible common equity per share, and the exchange ratio will be reduced by the quotient obtained by dividing (A) the change in tangible common equity per share by (B) $16.14. At September 30, 2017, IAB Bank had closing tangible common equity, calculated in accordance with the terms of the merger agreement, of approximately $19.3 million. IAB Bank operated at a small profit for the first nine months of 2017, but there can be no assurance that it will continue to operate profitably. As a result, there can be no assurances that IAB Bank’s closing tangible equity will equal or exceed $18,500,000.
Fractional Shares
BCB will not issue any fractional shares of BCB common stock in the merger. Instead, an IAB shareholder who otherwise would have been entitled to receive a fraction of a share of BCB common stock will receive, in lieu thereof, an amount in cash rounded to the nearest cent. This cash amount will be determined by multiplying the fraction of a share of BCB common stock to which the holder would otherwise be entitled by $3.05.
Proration
The merger agreement provides that the aggregate amount of the Cash Consideration that holders of IAB common stock are entitled to receive is the Maximum Cash Contribution, or $2,547,709. As a result, all elections may be subject to proration depending on the elections made by other holders of IAB common stock if the Maximum Cash Contribution is undersubscribed or oversubscribed. Proration will be applied so that ultimately approximately 20% of the shares of IAB common stock are treated as Cash Election Shares and approximately 80% of the shares of IAB common stock are treated as Stock Election Shares.
For example, if the aggregate Cash Consideration payable to holders of Cash Election Shares is in excess of the Maximum Cash Contribution, all of the Non-Election Shares will be treated as Stock Election Shares and a number of Cash Election Shares will be converted into Stock Election Shares until the Maximum Cash Contribution is no longer oversubscribed. If the aggregate Cash Consideration payable to holders of Cash Election Shares is less than the Maximum Cash Contribution, a number of Non-Election Shares will be treated as Cash Election Shares until the Maximum Cash Contribution is no longer undersubscribed and, if necessary, a number of Stock Election Shares will be converted into Cash Election Shares until the Maximum Cash Contribution is no longer undersubscribed.

Treatment of IAB Stock Options
At the effective time of the merger, each option granted by IAB to purchase shares of IAB common stock under IAB’s equity plan that is unexpired, unexercised and outstanding will be canceled and converted into the right to receive from BCB a cash payment equal to the difference, if positive, of  $3.05 and the exercise price per share of such option. Any such option with an exercise price per share that equals or exceeds $3.05 will be canceled at the effective time with no consideration paid to the option holder therefor.
Surviving Corporation, Governing Documents and Directors
At the effective time of the merger, BCB’s certificate of incorporation and bylaws in effect immediately prior to the effective time of the merger will be the certificate of incorporation and bylaws of BCB as the surviving corporation of the merger, until thereafter amended in accordance with their respective terms and applicable law. The directors and officers of BCB immediately prior to the effective time of the merger will continue as the directors and officers of the surviving corporation of the merger.
Following the effective time of the merger, BCB will increase the size of its board of directors by one additional seat, which seat will be filled by an individual to be appointed by the BCB board of directors from a group of individuals selected by the IAB board of directors in good faith and provided to BCB prior to the effective time of the merger. BCB will then nominate this additional director for election at the following annual meeting of shareholders of BCB and solicit proxies for the director in the same manner as it does for all other members of BCB’s slate of directors in connection with such meeting.
Bank Subsidiary Merger
Simultaneously with the effective time of the merger, IAB Bank will merge with and into BCB Bank, with BCB Bank continuing as the surviving corporation of the merger.
Effective Time of the Merger
The merger will be completed only if all conditions to the merger discussed in this proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived (subject to applicable laws). See “—Conditions to Consummation of the Merger” beginning on page 68.
The merger will become effective on the date and at the time specified in the statement of merger to be filed with the Division of Revenue of the State of New Jersey. In the merger agreement, we have agreed to cause the effective time of the merger to occur on the third business day following the satisfaction or waiver (subject to applicable laws) of the last of the conditions specified in the merger agreement, or on another mutually agreed date. It currently is anticipated that the effective time of the merger will occur in the fourth quarter of 2017, subject to the receipt of regulatory approvals and waivers and other customary closing conditions, but we cannot guarantee when or if the merger will be completed.
Conversion of Shares; Exchange of Certificates
The conversion of IAB common stock into the right to receive the Merger Consideration will occur automatically at the effective time of the merger. Promptly after the effective time of the merger, the exchange agent will exchange certificates representing shares of IAB common stock for the Merger Consideration to be received pursuant to the merger agreement.
The conversion of IAB Series C Preferred Stock and IAB Series D Preferred Stock into the right to receive BCB Series E Preferred Stock and BCB Series F Preferred Stock will occur automatically at the effective time of the merger. Promptly after the effective time of the merger, the exchange agent will exchange certificates representing shares of IAB Series C Preferred Stock and IAB Series D Preferred Stock for certificates representing shares of BCB Series E Preferred Stock and BCB Series F Preferred Stock to be received pursuant to the merger agreement.
Form of Election/Letter of Transmittal
BCB shall appoint an exchange agent, reasonably acceptable to IAB, for the purpose of receiving elections and exchanging shares of IAB common stock for the Merger Consideration, pursuant to an exchange agent agreement entered into between BCB and the exchange agent. Each holder of IAB common stock issued and outstanding shall have the right, subject to certain limitations set forth in the merger agreement, to submit an election as to the type of Merger Consideration they would like to receive on or prior to 5:00 p.m. local time (in the city in which the principal office of the exchange agent is located) on the date that is five business days prior to the anticipated closing date of the merger, which date is referred to as the election deadline. BCB shall issue a press release announcing the date of the election deadline not more than 15 business days before, and at least five business days prior to, the election deadline.
Each holder of IAB common stock may specify in a form of election/letter of transmittal, (1) the number of shares of IAB common stock owned by such holder with respect to which such holder desires to make a Stock Election, (2) the number of shares of IAB common stock owned by such holder with respect to which such holder desires to make a Cash Election, and (3) the number of shares of IAB common stock owned by such holder with respect to which such holder desires to make no election.
A form of election/letter of transmittal will be prepared by BCB in a form reasonably acceptable to IAB which shall be mailed or delivered to record holders of IAB common stock as of the record date for the IAB special meeting not more than 40 business days and not less than 20 business days prior to the anticipated closing date of the merger or on such other date as BCB and IAB may mutually agree.
Any holder of IAB common stock may, at any time prior to the election deadline, change or revoke his or her election by written notice received by the exchange agent prior to the election deadline accompanied by a properly completed and signed revised form of election/letter of transmittal or by withdrawal prior to the election deadline of his or her certificates representing shares of IAB common stock, or of the guarantee of delivery of such certificates, previously deposited with the exchange agent. If a form of election is revoked prior to the election deadline, unless a subsequent properly completed form of election, together with the revoking holder’s certificates representing shares of IAB common stock and related transmittal materials, is submitted and actually received by the exchange agent by the election deadline, the shares of IAB common stock covered by such revoked form of election shall deemed to be Non-Electing Shares and BCB shall cause such certificates to be promptly returned to such holder without charge. Subject to the terms of the exchange agent agreement and the merger agreement, the exchange agent shall have reasonable discretion to determine if any election is not properly made with respect to any shares of IAB common stock (neither BCB nor IAB nor the exchange agent being under any duty to notify any holder of IAB common stock of any such defect); in the event the exchange agent makes such a determination, such election shall be deemed to be not in effect, and the shares of IAB common stock covered by such election shall be deemed to be Non-Electing Shares, unless a proper election is thereafter timely made with respect to such shares. After the effective time of the merger, there will be no further transfers on the stock transfer books of IAB.
Withholding
BCB and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement to any IAB shareholder the amounts, if any, it is required to deduct and withhold under the Code or any provision of state, local or foreign tax law. To the extent that any amounts are so withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to IAB shareholders in respect of which such deduction and withholding was made.
Dividends and Distributions
Whenever a dividend or other distribution is declared by BCB on BCB common stock, the record date for which is at or after the effective time of the merger, the declaration will include dividends or other distributions on all shares of BCB common stock issuable pursuant to the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such holder has duly surrendered its IAB common stock certificates in accordance with the merger agreement.
Representations and Warranties
In the merger agreement, IAB has made customary representations and warranties to BCB with respect to, among other things:

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the due organization, valid existence, good standing and corporate power and authority of IAB and IAB Bank;

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IAB’s authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement (subject to receipt of the vote of a majority of the votes cast, in person or by proxy, by all IAB shareholders entitled to vote at the IAB special meeting) and the enforceability of the merger agreement against IAB in accordance with its terms;

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the absence of conflicts with or breaches of IAB’s or its subsidiaries’ governing documents, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

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the required consents of regulatory authorities in connection with the transactions contemplated by the merger agreement;

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the absence of IAB debt secured by IAB Bank common stock.

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the capitalization of IAB and IAB Bank, including in particular the number of shares of IAB common stock and IAB Bank common stock issued and outstanding;

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IAB has no subsidiaries other than IAB Bank and indirect ownership through IAB Bank of Special Asset REO1, LLC, and Special Asset REO2, LLC;

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reports filed with regulatory authorities;

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financial matters;

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the absence of undisclosed liabilities;

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the absence since December 31, 2016, of an event that has had, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on IAB and the conduct by IAB and its subsidiaries of their respective businesses in the ordinary and usual course of business consistent with past practice since December 31, 2016;

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tax matters;

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the assets of IAB and its subsidiaries;

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intellectual property and privacy matters;

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environmental matters;

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compliance with laws, orders and permits;

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compliance with the Community Reinvestment Act of 1977, which is referred to as the Community Reinvestment Act, and the regulations promulgated thereunder;

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compliance with the Foreign Corrupt Practices Act of 1977, as amended;

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labor relations;

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matters relating to employee benefit plans and ERISA;

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matters with respect to certain of IAB’s contracts;

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agreements with regulatory authorities;

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investment securities;

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derivative transactions entered into for the account of IAB and its subsidiaries;

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legal proceedings;

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the accuracy of the information supplied by IAB in this proxy statement/prospectus;

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the inapplicability of state anti-takeover statutes;

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receipt by the IAB board of directors of the fairness opinion from IAB’s financial advisor;

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the lack of action by IAB that is reasonably likely to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or materially impede or delay receipt of any of the requisite regulatory approvals;

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loan matters;

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deposits;

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allowance for loan and lease losses;

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insurance matters;

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the absence of sanctions imposed by the U.S. Department of the Treasury’s Office of Foreign Assets Control;

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the absence of undisclosed brokers’ fees and expenses;

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affiliate transactions; and

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neither IAB nor any subsidiary being required to register with the SEC as an investment advisor or broker-dealer, or conducting insurance operations.

In the merger agreement, BCB made customary representations and warranties to IAB with respect to, among other things:
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the due organization, valid existence, good standing and corporate power and authority of BCB;

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BCB’s authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against BCB in accordance with its terms;

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the absence of conflicts with or breaches of BCB’s governing documents, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

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the required consents of regulatory authorities in connection with the transactions contemplated by the merger agreement;

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BCB’s capitalization, including in particular the number of shares of BCB common stock issued and outstanding;

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BCB’s SEC filings since December 31, 2013, including financial statements contained therein;

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internal controls and compliance with the Sarbanes-Oxley Act of 2002;

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the absence of undisclosed liabilities;

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the absence since December 31, 2016 of a material adverse effect on BCB;

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tax matters;

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compliance with laws, orders and permits;

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legal proceedings;

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reports filed with regulatory authorities other than the SEC since December 31, 2013;

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the accuracy of the information supplied by BCB in this proxy statement/prospectus;

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the lack of action by BCB that is reasonably likely to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or materially impede or delay receipt of any of the requisite regulatory approvals;

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ownership of IAB common stock; and

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the absence of undisclosed brokers’ fees and expenses.

Many of the representations and warranties in the merger agreement made by IAB and BCB are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material to or have a material adverse effect on IAB or BCB, as applicable).
Under the merger agreement, a material adverse effect is defined, with respect to a party, as any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, (1) prevents or materially impairs the ability of a party to timely consummate the transactions contemplated by the merger agreement, or (2) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or business of such party and its subsidiaries taken as a whole, but does not include effects to the extent resulting from the following (except, in certain instances, to the extent that the effects of such change disproportionately affect such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate):
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changes after the date of the merger agreement in GAAP or regulatory accounting requirements;

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changes after the date of the merger agreement in laws of general applicability to companies in the financial services industry;

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changes after the date of the merger agreement in global, national or regional political conditions or general economic or market conditions in the United States and the State of New Jersey, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets) affecting other companies in the financial services industry;

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after the date of the merger agreement, general changes in the credit markets or general downgrades in the credit markets;

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failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded under the merger agreement, or changes in the trading price of a party’s common stock, in and of itself, but not including any underlying causes unless separately excluded under the merger agreement;

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the public disclosure of the merger agreement and the impact thereof on relationships with customers or employees;

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any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism; or

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actions or omissions taken with the prior written consent of the other party or expressly required by the merger agreement.

The representations and warranties in the merger agreement do not survive the effective time of the merger and, as described below under “—Effect of Termination,” if the merger agreement is validly terminated, the merger agreement will become void and have no effect (except with respect to designated provisions of the merger agreement, including those related to payment of fees and expenses and the confidential treatment of information), unless a party breached the merger agreement.
This summary and the copy of the merger agreement attached to this proxy statement/prospectus as Annex I are included solely to provide investors with information regarding the merger agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The foregoing discussion is qualified in its entirety by reference to the merger agreement. The merger agreement contains representations and warranties by BCB and IAB, which were made only for purposes of that agreement and as of specific dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the merger agreement, and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of BCB, IAB or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in BCB’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that BCB publicly files with the SEC. For more information regarding these documents, see the section entitled “Where You Can Find More Information” beginning on page 92.
Covenants and Agreements
Conduct of Businesses Prior to the Effective Time of the Merger.   IAB has agreed that, prior to the effective time of the merger or termination of the merger agreement, unless the prior written consent of BCB has been obtained, it will, and will cause its subsidiaries to, (1) operate its business only in the usual, regular and ordinary course consistent with past practice, (2) use its reasonable best efforts to preserve intact its business organization and maintain its rights, authorizations, franchises, advantageous business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its officers and key employees, and (3) take no action that would reasonably be expected to impede or materially delay the receipt of any required regulatory approvals, the consummation of the transactions contemplated by the merger agreement or performance of IAB’s covenants and agreements in the merger agreement.
Additionally, IAB has agreed that prior to the effective time of the merger or termination of the merger agreement, unless the prior written consent of BCB has been obtained (which consent BCB may not unreasonably withhold, condition or delay) and except for certain exceptions and as otherwise expressly contemplated in the merger agreement, IAB will not, and will not permit any of its subsidiaries to, undertake the following actions or commit to undertake the following actions:
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amend IAB’s certificate of incorporation or bylaws or other governing documents of any of its subsidiaries;

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incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than indebtedness of IAB to IAB Bank incurred in the ordinary course of business consistent with past practice);

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repurchase, redeem, or otherwise acquire or exchange (other than in accordance with the merger agreement or the vesting of restricted stock awards), directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of IAB or any of its subsidiaries, or make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of IAB common stock (other than with respect to IAB Series C preferred stock or IAB Series D preferred Stock) or other equity interests;

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issue, grant sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any contract to issue, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, any additional shares of IAB common stock or any other capital stock of IAB or any of its subsidiaries, or any stock appreciation rights, or any option, warrant, or other equity rights;

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directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of IAB or any of its subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of IAB common stock, or sell, transfer, lease, mortgage, permit any lien on, or otherwise dispose of, discontinue or otherwise encumber, (1) any shares of capital stock or other equity interests of IAB or any of its subsidiaries (unless any such shares of capital stock or other equity interests are sold or otherwise transferred to IAB or a wholly owned subsidiary of IAB), or (2) any asset other than pursuant to contracts in force at the date of the merger agreement or sales of investment securities in the ordinary course of business consistent with past practice;

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(1) except for purchases of investment securities in the ordinary course of business consistent with past practice, purchase any securities or make any acquisition of or investment in, either by purchase of stock or other securities or equity interests, contributions to capital, asset transfers, purchase of any assets (including any investments or commitments to invest in real estate or any real estate development project) or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business), any person other than IAB Bank, or otherwise acquire direct or indirect control over any person, or (2) enter into a plan of consolidation, merger, share exchange, share acquisition, reorganization or complete or partial liquidation with any person (other than consolidations, mergers or reorganizations solely among wholly owned subsidiaries of IAB), or a letter of intent, memorandum of understanding or agreement in principle with respect thereto;

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(1) grant any increase in compensation or benefits to the employees or officers of IAB or any of its subsidiaries, except (A) for merit-based or promotion-based increases in annual base salary or wage rate for employees (other than directors or executive officers of IAB), in the ordinary course consistent with past practice that do not exceed, in the aggregate 3% of the aggregate cost of all employee annual base salaries and wages in effect as of the date of the merger agreement, or (B) as required by law, (2) pay any (x) severance or termination pay or (y) any bonus, in either case other than pursuant to IAB’s benefit plans in effect on the date of the merger agreement and in the case of clause (x) subject to receipt of an effective release of claims from the employee, and in the case of clause (y) to the extent required under the terms of the plan without the exercise of any upward discretion, (3) enter into, amend or increase the benefits payable under any severance, change in control, retention, bonus guarantees, collective bargaining agreement or similar agreement or arrangement with employees or officers of IAB or any of its subsidiaries, (4) grant any increase in fees or other increases in compensation or other benefits to directors of IAB or any of its subsidiaries, (5) waive any stock repurchase rights, or grant, accelerate, amend or change the period of exercisability of any equity rights or restricted stock, or authorize cash payments in exchange for any equity rights, (6) fund any rabbi trust or similar arrangement, (7) terminate the employment or services of any officer or any employee whose annual base compensation is greater than $75,000, other than for cause, (8) take any action that could result in a “mass layoff”, “plant closing” or similar event under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any applicable state or local law or (9) hire any officer, employee, independent contractor or consultant (who is a natural person) who has annual base compensation greater than $75,000, unless such hiring is (x) in replacement of an existing employee who leaves the employ of IAB or IAB Bank following the date of the merger agreement and who has an annual base compensation in excess of  $75,000, (y) in the ordinary course consistent with past practice and (z) for total annual compensation of less than $125,000;

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enter into, amend or renew any employment contract between IAB or any of its subsidiaries and any person having a salary thereunder in excess of  $75,000 per year (unless such amendment is required by law) that IAB or its subsidiary does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time;

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except as required by law, (1) adopt any new employee benefit plan of IAB or any of its subsidiaries or terminate or withdraw from, or amend, any IAB employee benefit plan, (2) make any distributions from such employee benefit plans, except as required by the terms of such plans, or (3) fund or in any other way secure the payment of compensation or benefits under any IAB employee benefit plan;

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make any change in any tax or accounting principles, practices or methods or systems of internal accounting controls, except as may be required to conform to changes in tax laws or regulatory accounting requirements or GAAP;

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commence any litigation other than in the ordinary course of business consistent with past practice, or settle, waive or release or agree or consent to the issuance of any order in connection with any litigation (1) involving any liability of IAB or any of its subsidiaries for money damages in excess of  $50,000 or that would impose any restriction on the operations, business or assets of IAB or any of its subsidiaries, or (2) arising out of or relating to the transactions contemplated by the merger agreement;

•
enter into, renew, extend, modify, amend or terminate specified contracts;

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enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), other than to reflect changes in general market levels of interest rates;

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make, or commit to make, any capital expenditures in excess of  $25,000 individually or $75,000 in the aggregate;

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except as required by law or applicable regulatory authorities, make any material changes in its policies and practices with respect to (1) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, (2) its hedging practices and policies, or (3) insurance policies including materially reducing the amount of insurance coverage currently in place or fail to renew or replace any existing insurance policies;

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cancel or release any material indebtedness owed to any person or any claims held by any person, in an aggregate amount exceeding $50,000, except for (1) sales of loans and sales of investment securities, in each case in the ordinary course of business consistent with past practice, or (2) as expressly required by the terms of any contracts in force at the date of the merger agreement;

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permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or make any application to open, relocate or close any branch or other facility;

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materially change or restructure its investment securities portfolio policy or its hedging practices or policies, or change its policies with respect to the classification or reporting of such portfolios, or invest in any mortgage-backed or mortgage-related securities which would be considered “high-risk” securities under applicable regulatory pronouncements or change its interest rate exposure through purchases, sales or otherwise, or the manner in which its investment securities portfolios are classified or reported;

•
alter materially its interest rate or fee pricing policies with respect to depository accounts of IAB or IAB Bank or waive any material fees with respect thereto;

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make, change or revoke any material tax election, change any material method of tax accounting, adopt or change any taxable year or period, file any amended material tax returns, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of taxes, settle or compromise any material tax liability of IAB or any of its subsidiaries, enter into any closing agreement with respect to any material tax or surrender any right to claim a material tax refund;

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take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

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enter into any securitizations of any loans or create any special purpose funding or variable interest entity other than on behalf of clients;

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foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment (except where such an assessment has been conducted in the preceding 12 months) of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of hazardous material;

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make or acquire any loan or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any loan, or amend or modify in any material respect any loan (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by IAB), except (1) new loans not in excess of  $1,000,000, (2) loans or commitments for loans that have previously been approved by IAB prior to the date of the merger agreement not in excess of  $1,000,000, (3) with respect to amendments or modifications that have previously been approved by IAB prior to the date of the merger agreement, amend or modify in any material respect any existing loan rated “special mention” or worse by IAB, as rated by IAB or by a regulatory authority of IAB, with total credit exposure not in excess of  $750,000, (4) modify or amend any loan in a manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by IAB, in each case if the total credit exposure to the borrower or borrowers of such loan does not exceed $750,000, or (5) if BCB fails to object to such transaction set forth above no later than three business days after actual receipt by specified officers of BCB of all information reasonably needed to assess and evaluate the origination, extension, amendment, modification, renewal or alteration of that loan, lease (credit equivalent), advance, credit enhancement or other credit facility; or

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agree to take, make any commitment to take or adopt any resolutions of the IAB board of directors in support of any of the above prohibited actions.

BCB has agreed that prior to the effective time of the merger or termination of the merger agreement, unless the prior written consent of IAB has been obtained (which consent IAB may not unreasonably withhold, condition or delay) and except as otherwise expressly contemplated in the merger agreement, BCB will not, and will not permit any of its subsidiaries to, among other things, undertake the following actions:
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amend BCB’s certificate of incorporation or bylaws or other governing documents of BCB or its significant subsidiaries in a manner that would adversely affect IAB or its shareholders relative to other holders of BCB common stock;

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take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

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take any action that could reasonably be expected to impede or materially delay (1) the receipt of any approvals of any regulatory authority required to consummate the transactions contemplated by the merger agreement, or (2) the consummation of the transactions contemplated by the merger agreement; or

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agree to take, make any commitment to take or adopt any resolutions of the BCB board of directors in support of, any of the above prohibited actions.

Regulatory Matters.   BCB and IAB have agreed to file all reports required to be filed with regulatory authorities between the execution of the merger agreement and the consummation of the merger contemplated thereby, and to deliver to the other party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC or the Federal

Reserve, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity, and cash flows for the period then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material) or applicable regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes.
Tax Matters.   BCB and IAB have agreed to use their respective reasonable best efforts to cause the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and to take no action that would cause the merger not to so qualify.
Employee Matters.   The merger agreement provides that employees of IAB or its subsidiaries generally will be eligible to receive benefits that are, as a whole, comparable to those provided to similarly situated BCB employees. Additionally, employees of IAB or its subsidiaries generally will receive service credit based on their service with IAB or its subsidiaries for purposes of participation and vesting in BCB benefit plans (but not for benefit accrual) and credit for covered expenses incurred prior to the effective time of the merger for purposes of satisfying deductibles and out-of-pocket expenses under health care plans.
Prior to the effective time of the merger, if requested by BCB, IAB will (1) terminate the IAB 401(k) plan, and (2) cooperate with BCB to amend, freeze, terminate or modify any other IAB benefit plan to be effective upon the effective time of the merger (or such other mutually agreed time).
D&O Indemnification and Insurance.   The merger agreement provides that for six years after the effective time of the merger, BCB will indemnify, defend and hold harmless each of the present and former directors and officers of IAB and its subsidiaries against all liabilities arising out of actions or omissions arising out of such person’s services in such capacities to the fullest extent permitted by applicable law and IAB’s governing documents in effect on the date of the merger agreement (including any provisions relating to the advancement of expenses incurred in the defense of any litigation).
The merger agreement requires BCB to use its reasonable best efforts to maintain for a period of six years after the effective time of the merger IAB’s existing directors’ and officers’ liability insurance policy, or policies of at least the same coverage and amounts and containing terms and conditions which are substantially no less advantageous than the current policy (or, with the consent of IAB prior to the effective time of the merger, any other policy), with respect to claims arising from facts or events that occurred prior to the effective time of the merger, and covering such individuals who are currently covered by such insurance. In lieu of the insurance described in the preceding sentence, prior to the effective time of the merger, BCB, or IAB, in consultation with BCB, may obtain a six-year “tail” prepaid policy providing coverage equivalent to such insurance.
Certain Additional Covenants.   The merger agreement also contains additional covenants, including covenants relating to the filing of this proxy statement/prospectus, obtaining required consents, the listing of the shares of BCB common stock to be issued in the merger and public announcements with respect to the transactions contemplated by the merger agreement.
Agreement Not to Solicit Other Offers
IAB has agreed that it and its subsidiaries will not, and will cause their respective representatives not to, directly or indirectly:
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solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any acquisition proposal;

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participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any third party any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

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approve, agree to, accept, endorse or recommend any acquisition proposal; or

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approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any acquisition agreement contemplating or otherwise relating to any acquisition transaction.

However, if prior to the IAB special meeting, IAB receives an unsolicited written acquisition proposal by any third party that did not result from or arise in connection with a breach of the non-solicitation provisions described above, IAB and its representatives may, prior to (but not after) the IAB special meeting, take the following action if the IAB board of directors (or any committee thereof) has (1) determined, in its good faith judgment (after consultation with IAB’s financial advisors and outside legal counsel), that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal and that the failure to take such action would cause the IAB board of directors to violate its fiduciary duties under applicable law, and (2) obtained from such third party an executed confidentiality agreement containing terms at least as restrictive with respect to such third party as the terms of IAB’s confidentiality agreement with BCB is with respect to BCB (and such confidentiality agreement shall not provide such third party with any exclusive right to negotiate with IAB): the IAB board of directors may change its unanimous recommendation that the IAB shareholders approve the merger agreement.
IAB has also agreed to promptly (but in no event more than 24 hours) following the receipt of any acquisition proposal, or any request for nonpublic information or any inquiry that could reasonably be expected to lead to an acquisition proposal, provide BCB with written notice of its receipt of such acquisition proposal, request or inquiry, and the terms and conditions of such acquisition proposal, request or inquiry (including the identity of the person making the acquisition proposal, request or inquiry), and to provide BCB as promptly as practicable (but in no event more than 24 hours) with a copy of such acquisition proposal, if in writing, or a written summary of the material terms of such acquisition proposal, if oral.
Notwithstanding any change in the recommendation of the IAB board of directors that the IAB shareholders approve the merger agreement, the merger agreement will be submitted to the IAB shareholders for the purpose of voting on the approval of the merger agreement. In such event, the IAB board of directors may submit the merger agreement to the IAB shareholders without recommendation and communicate the basis for its lack of a recommendation to the IAB shareholders in this proxy statement/prospectus. In addition to the foregoing, IAB may not submit to the vote of its shareholders any acquisition proposal other than the merger unless the merger agreement is terminated in accordance with its terms.
IAB has agreed to, and to direct its representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any third party conducted prior to June 7, 2017, with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal, to request the prompt return or destruction of all confidential information previously furnished to any third party that has made or indicated an intention to make an acquisition proposal and not to waive or amend any “standstill” provision or provisions of similar effect to which it is a party or of which it is a beneficiary, and to strictly enforce any such provisions.
For purposes of the merger agreement,
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an “acquisition agreement” means a letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement;

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an “acquisition proposal” means any offer, inquiry, proposal or indication of interest (whether communicated to IAB or announced publicly to IAB shareholders and whether binding or non-binding) by any third party for an acquisition transaction;

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an “acquisition transaction” means any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving (1) any acquisition or purchase, direct or indirect, from IAB by any third party of 20 percent or more in interest of the total outstanding voting securities of IAB or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any third party beneficially owning 20 percent or more in interest of the total outstanding voting securities of IAB or any of its subsidiaries, or any merger, consolidation, business combination or similar transaction involving IAB or any of its subsidiaries pursuant to which the IAB shareholders immediately preceding such transaction hold less than 80 percent of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction, (2) any sale, lease, exchange, transfer, license, acquisition or disposition of 20 percent or more of the assets of IAB and its subsidiaries, taken as a whole, or (3) any liquidation or dissolution of IAB; and
•
“superior proposal” means any unsolicited bona fide written acquisition proposal with respect to which the IAB board of directors determines in its good faith judgment (based on, among other things, the advice of outside legal counsel and a financial advisor) to be more favorable, from a financial point of view, to IAB shareholders than the merger and the other transactions contemplated by the merger agreement (as it may be proposed to be amended by BCB), taking into account all relevant factors (including the acquisition proposal and the merger agreement (including any proposed changes to the merger agreement that may be proposed by BCB in response to such acquisition proposal)); provided, that for purposes of the definition of  “superior proposal,” the references to “20 percent” and “80 percent” in the definitions of acquisition proposal and acquisition transaction are deemed to be references to “100 percent.”

IAB Special Meeting and Recommendation of IAB Board of Directors
IAB has agreed to hold a meeting of its shareholders for the purpose of voting upon approval of the merger agreement as promptly as reasonably practicable after the registration statement of which this proxy statement/prospectus is a part is declared effective by the SEC. IAB will use its reasonable best efforts to obtain from its shareholders the requisite shareholder approval of the merger agreement, including by recommending that its shareholders approve the merger agreement.
The IAB board of directors has agreed, subject to certain conditions in the merger agreement described above, to recommend that IAB shareholders vote in favor of approval of the merger agreement and to not withdraw, qualify or modify (or publicly propose to withdraw, qualify or modify) such recommendation in any manner adverse to BCB, or take any action or make any public statement, filing or release inconsistent with such recommendation (which is referred to as a change in IAB’s recommendation).
Voting Agreements
Concurrently with execution of the merger agreement, each of the directors of IAB in their capacity as shareholders of IAB entered into a voting agreement with BCB and IAB, the form of which is attached as Exhibit B to the merger agreement, which is attached as Annex I to this proxy statement/prospectus, under which each of the directors of IAB agreed to vote their shares of common stock of IAB in favor of the merger agreement and the merger at the IAB special meeting and against any competing proposals that may be voted on by IAB shareholders. As of the record date, the directors of IAB beneficially owned and were entitled to vote approximately 909,750 shares of IAB common stock, representing approximately 21.77% of the shares of IAB common stock outstanding on that date.
Conditions to Consummation of the Merger
Our respective obligations to consummate the merger are subject to the fulfillment or waiver of the following conditions:
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the approval by IAB shareholders of the merger agreement and the transactions contemplated thereby;

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the receipt of all regulatory approvals, consents, non-objections and waivers required from the Federal Reserve, the NJDB and the FDIC, and any other required regulatory approvals or consents, the failure of which to obtain would reasonably be expected to have a material adverse effect on BCB or IAB (considered as a consolidated entity), in each case required to consummate the transactions contemplated by the merger agreement, and expiration of all related statutory waiting periods; provided that no such required regulatory approval may impose a burdensome condition on BCB;

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the absence of any rule, regulation, law, judgment, injunction or order (whether temporary, preliminary or permanent) by any court or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal consummation of the transactions contemplated by the merger agreement;

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the effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act and the absence of any stop order, action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement;

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the approval of the listing on the Nasdaq Global Market of the BCB common stock to be issued in the merger;

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receipt by each of BCB and IAB of an opinion of Covington & Burling LLP as to certain tax matters; and

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the accuracy of the representations and warranties of the other party in the merger agreement as of the date of the merger agreement and as of the effective time of the merger, subject to the materiality standards provided in the merger agreement, and the performance by the other party in all material respects of all agreements and covenants of such party under the merger agreement prior to the effective time of the merger (and the receipt by each party of a certificate from the other party to such effect).

In addition, BCB’s obligation to consummate the merger is subject to (1) delivery by IAB to BCB of a FIRPTA certificate, as described in the merger agreement, (2) maintenance by IAB and IAB Bank of certain asset quality and regulatory capital requirements as reflected in the closing financial statements of IAB, (3) termination of certain contracts by IAB, (4) receipt of certain third party consents and (5) the effectiveness of a letter agreement described in the merger agreement.
We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.
Termination of the Merger Agreement
The merger agreement can be terminated at any time prior to the effective time of the merger by mutual consent, or by either party in the following circumstances:
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any regulatory authority denies a requisite regulatory approval and this denial has become final and nonappealable, or a regulatory authority has issued a final and nonappealable rule, regulation, law, judgment, injunction or order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, so long as the party seeking to terminate the merger agreement has used its reasonable best efforts to contest, appeal and change or remove such denial, law or order;

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the IAB shareholders fail to approve the merger agreement and the transactions contemplated thereby at the IAB special meeting; or

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the merger has not been completed by May 31, 2018, which is referred to as the outside date, if the failure to consummate the transactions contemplated by the merger agreement by that date is not caused by the terminating party’s breach of the merger agreement.

In addition, BCB may terminate the merger agreement if:
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any of the conditions precedent described above to the obligations of BCB to consummate the merger cannot be satisfied or fulfilled by the outside date, if the failure of such condition to be satisfied or fulfilled by such date is not a result of BCB’s failure to perform, in any material respect, any of its material covenants or agreements contained in the merger agreement, or the material breach of any of its material representations or warranties contained in the merger agreement;

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the IAB board of directors fails to recommend the merger to, and approval of the merger agreement by, the IAB shareholders;

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the IAB board of directors breaches its non-solicitation obligations and obligations with respect to other acquisition proposals in any respect adverse to BCB;

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the IAB board of directors breaches its obligations to call, give notice of, convene and/or hold a shareholders’ meeting or to use reasonable best efforts to obtain the approval of the merger agreement by the IAB shareholders;

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if any of the required regulatory approvals granted by the FDIC or NJDB contains or would result in the imposition of a burdensome condition and there is no meaningful possibility that such required regulatory approval could be revised prior to the outside date so as not to contain or result in a burdensome condition;

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if the FDIC or NJDB request in writing that BCB, IAB or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a required regulatory approval; or

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if, on the day that all the other conditions set forth in merger agreement have been satisfied or waived by the applicable party pursuant to the merger agreement (other than those conditions which by their nature shall be satisfied or waived on the closing date), IAB Bank’s tangible common equity as reflected in the closing financial statements is less than $17,500,000. At September 30, 2017, IAB Bank had closing tangible common equity, calculated in accordance with the terms of the merger agreement, of approximately $19.3 million. IAB Bank operated at a small profit for the first nine months of 2017, but there can be no assurance that it will continue to operate profitably. As a result, there can be no assurances that IAB Bank’s closing tangible equity will equal or exceed the minimum threshold of  $17,500,000.

In addition, IAB may terminate the merger agreement if:
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any of the conditions precedent described above to the obligations of IAB to consummate the merger cannot be satisfied or fulfilled by the outside date, if the failure of such condition to be satisfied or fulfilled by such date is not a result of IAB’s failure to perform, in any material respect, any of its material covenants or agreements contained in the merger agreement, or the material breach of any of its material representations or warranties contained in the merger agreement; or

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the price of BCB common stock declines by more than 20% from $15.65, which was the price of BCB common stock on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, and underperforms an index of banking companies by more than 20% over a designated measurement period unless BCB agrees to increase the number of shares of BCB common stock to be issued to holders of IAB common stock who are to receive the Stock Consideration in the merger.

Effect of Termination
If the merger agreement is terminated, it will become void, except that (1) designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information, and (2) both BCB and IAB will remain liable for any liability resulting from breaches by such party of the merger agreement.
Termination Fee
IAB will pay BCB an $800,000 termination fee if:
•
either BCB or IAB terminates the merger agreement as a result of  (1) denial of a requisite regulatory approval, a law or order permanently restrains, enjoins or prohibits the consummation of the merger or the failure of the IAB shareholders to approve the merger agreement, or (2) the merger having not been consummated by the outside date, and at the time of such termination a third party has made and not withdrawn, or has publicly announced an intention to make and has not withdrawn, an acquisition proposal, and within 12 months of such termination IAB either consummates an acquisition transaction or enters into an acquisition agreement with respect to an acquisition transaction; or

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BCB terminates the merger agreement because the IAB board of directors has failed to recommend the approval of the merger agreement by the IAB shareholders, has breached its non-solicitation obligations and obligations with respect to other acquisition proposals in any respect adverse to BCB, or has breached its obligations to call, give notice of, convene and/or hold a shareholders’ meeting to obtain approval of the merger proposal by the IAB shareholders.

IAB’s payment of the $800,000 termination fee would constitute liquidated damages and be BCB’s sole remedy in the event of such a termination.
Expenses and Fees
Each of BCB and IAB will be responsible for all direct costs and expenses incurred by it in connection with the transactions contemplated by the merger agreement. The costs and expenses of printing this proxy statement/prospectus, and all filing fees paid to the SEC in connection with this proxy statement/prospectus, will be borne equally by IAB and BCB.
Amendment, Waiver and Extension of the Merger Agreement
To the extent permitted by law, the merger agreement may be amended by a subsequent writing signed by each of the parties upon the approval of each of the parties, whether before or after IAB shareholders have approved the merger agreement; however, after obtaining the IAB shareholder approval, no amendment that requires further approval by IAB shareholders shall be made unless such further approval by IAB shareholders is obtained.
At any time prior to the effective time of the merger, each of IAB and BCB, acting through its respective board of directors, chief executive officer or other authorized officer, may waive any default in the performance of any term of the merger agreement by the other party, waive or extend the time for the performance of any of the obligations of the other party, or waive any or all conditions precedent to the other party’s obligations under the merger agreement, except any condition which, if not satisfied, would result in a violation of law.
Accounting Treatment
The merger will be accounted for as an acquisition by BCB using the acquisition method of accounting in accordance with FASB ASC Topic 805, “Business Combinations.” Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of IAB as of the effective time of the merger will be recorded at their respective fair values and added to those of BCB. Any excess of purchase price over the net fair values is recorded as goodwill. Consolidated financial statements of BCB issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of IAB.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a discussion of the material U.S. federal income tax consequences of the merger to IAB U.S. holders. For purposes of this discussion, you are a “IAB U.S. holder” if you are the beneficial owner of IAB common stock or IAB preferred stock and you are for U.S. federal income tax purposes:
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a citizen or individual resident of the United States;

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a corporation or other entity or arrangement treated as a corporation for U.S. federal income tax purposes, created in or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax without regard to its source; or

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a trust if  (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Holders of IAB common stock or IAB preferred stock who are not IAB U.S. holders may have different tax consequences than those described below and are urged to consult their own tax advisors about their tax treatment under U.S. and non-U.S. laws.
This discussion applies only to IAB U.S. holders that hold their shares of IAB common stock or IAB preferred stock as a capital asset within the meaning of Section 1221 of the Code and exchange these shares for the Merger Consideration or BCB preferred stock, as applicable, in the merger. The discussion assumes that the merger will be completed in accordance with the merger agreement and as further described in this joint proxy statement/prospectus. This discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to IAB U.S. holders in light of their particular circumstances and does not apply to IAB U.S. holders subject to special treatment for U.S. federal income tax purposes, including, without limitation,
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dealers or brokers in securities, commodities or foreign currencies;

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traders in securities that elect to apply a mark-to-market method of accounting;

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banks, insurance companies and certain other financial institutions;

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mutual funds;

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tax-exempt organizations;

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pass-through entities and investors in such entities;

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holders whose functional currency is not the U.S. dollar;

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holders who hold shares of IAB common stock or IAB preferred stock, as applicable, as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment;

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holders who hold shares of IAB common stock or IAB preferred stock, as applicable, in individual retirement or other tax-deferred accounts;

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holders who hold shares of IAB common stock or IAB preferred stock, as applicable, through the exercise of employee stock options or otherwise as compensation; and

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holders who exercise appraisal rights.

This discussion does not address any tax consequences arising under U.S. state or local, or foreign laws, the alternative minimum tax or under U.S. federal laws other than U.S. federal income tax laws.
If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds IAB common stock or IAB preferred stock, as applicable, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships for U.S.

federal income tax purposes that hold IAB common stock or IAB preferred stock, as applicable, and partners in such partnerships are strongly urged to consult their own tax advisors about the tax consequences of the merger to them.
This discussion is based, and the tax opinion referred to below will be based, on the Code, applicable U.S. Treasury regulations promulgated thereunder, and judicial and administrative authorities, rulings and decisions, all as in effect on the date of this proxy statement/prospectus, or the date of the tax opinion filed with the registration on Form S-4, as the case may be. These authorities may change, possibly with retroactive effect, and any such change could affect the U.S. federal income tax consequences described in this discussion. No rulings have been or will be sought from the IRS concerning the tax consequences of the merger, and the tax opinion to be received in connection with the merger will not be binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will not take a contrary position on the tax consequences of the merger described in this discussion or the tax opinion, or that any such contrary position would not be sustained by the courts.
Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You are strongly urged to consult with your own tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the U.S. federal, state and local, foreign and other tax laws.
U.S. Federal Income Tax Consequences of the Merger Generally
It is a condition to the obligations of each of BCB and IAB that they receive an opinion from Covington & Burling LLP, in form reasonably satisfactory to BCB, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
Neither BCB nor IAB currently intends to waive this opinion condition to its obligation to consummate the merger. If either BCB or IAB waives this opinion condition after this registration statement is declared effective by the SEC, and if the tax consequences of the merger to IAB shareholders have materially changed, BCB and IAB will recirculate appropriate soliciting materials to resolicit the votes of IAB shareholders.
The opinion of Covington & Burling LLP will be based on representation letters provided by BCB and IAB and on customary factual assumptions. If any of the representations or assumptions upon which the opinion of Covington & Burling LLP is based are not true or complete, the U.S. federal income tax consequences might be different from those described below, possibly with a materially adverse effect to IAB shareholders.
Subject to the limitations and qualifications set forth herein, it is the opinion of Covington & Burling LLP that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, for U.S. federal income tax purposes:
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if you receive solely the Stock Consideration in the merger in exchange for your IAB common stock, you generally will not recognize gain or loss, except with respect to cash received in lieu of fractional shares of BCB common stock (as discussed below);

•
if you receive solely the Cash Consideration in the merger in exchange for your IAB common stock, you will recognize gain or loss upon surrendering your IAB common stock in an amount equal to the difference between the amount of cash that you receive and your aggregate adjusted tax basis in the shares of IAB common stock that you surrender;

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if you receive both the Cash Consideration (other than cash received in lieu of fractional shares of BCB common stock) and the Stock Consideration in the merger, (1) you will not recognize any loss upon surrendering your IAB common stock, and (2) you will recognize gain upon surrendering your IAB common stock equal to the lesser of  (a) the excess, if any, of  (i) the sum of the amount of cash that you receive plus the fair market value (determined as of the effective time of the merger) of the BCB common stock that you receive over (ii) your aggregate adjusted tax basis in the shares of IAB common stock that you surrender, and (b) the amount of the Cash Consideration that you receive; and

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if you receive BCB preferred stock in the merger in exchange for your IAB preferred stock, you generally will not recognize gain or loss.

Gain or loss described in the second bullet point above generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective time of the merger, your holding period for your IAB common shares exceeds one year. If you are an individual, long-term capital gain is generally subject to U.S. federal income tax at a reduced rate. The deductibility of capital losses is subject to limitations.
Gain described in the third bullet point above will be capital gain unless your receipt of cash has the effect of a distribution of a dividend to you, in which case your gain (if any) will be treated as a dividend to the extent of your ratable share of the accumulated earnings and profits, as determined for U.S. federal income tax purposes. In determining whether your receipt of cash has the effect of a distribution of a dividend, you will be treated as if you first exchanged all of your IAB common stock solely in exchange for BCB common stock and BCB immediately afterwards redeemed a portion of that stock for the Cash Consideration that you actually received in the merger (referred to herein as the “deemed redemption”). Receipt of cash will generally not have the effect of a dividend to you if the deemed redemption is “not essentially equivalent to a dividend” or is “substantially disproportionate,” each within the meaning of Section 302(b) of the Code. The deemed redemption will be substantially disproportionate if immediately after the deemed redemption you own less than 50 percent of the BCB common stock and your percentage stock ownership of BCB common stock is less than 80 percent of your deemed percentage stock ownership of BCB common stock immediately before the deemed redemption. The deemed redemption will be not essentially equivalent to a dividend if it results in a “meaningful reduction” in your deemed percentage stock ownership of BCB following the merger. This determination generally requires that you compare the percentage of the outstanding stock of BCB that you are considered to have owned immediately before the deemed redemption with the percentage of the outstanding stock of BCB that you will own immediately after the deemed redemption. The IRS has indicated in rulings that any reduction in the interest of a minority shareholder that owns a small portion of shares in a publicly and widely held corporation and that exercises no control over the corporate affairs will be considered as not essentially equivalent to a dividend. For purposes of applying the foregoing determination, you will be deemed to own the stock you actually own and the stock you own constructively. Under the constructive ownership rules, you will be deemed to own the shares of stock owned by certain family members, by certain estates and trusts of which you are a beneficiary, and by certain affiliated entities, as well as shares of stock subject to an option actually or constructively owned by you or such other persons. If the deemed redemption, taking into account these constructive ownership rules, does not have the effect of a dividend distribution with respect to you, you will be treated as recognizing capital gain in the amount described above. The capital gain will be long-term if your holding period for your IAB common stock exceeds one year as of the date of the exchange. If the deemed redemption, taking into account the constructive ownership rules, has the effect of a dividend distribution, you will be treated as receiving a dividend in the amount described above. This dividend will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to you at the long-term capital gains rate, provided you held the shares giving rise to such income for more than 60 days during the 121-day period beginning 60 days before the effective time of the merger. If you are a corporate IAB U.S. holder, the amount of gain treated as a dividend will be eligible for the dividends-received deduction, subject to generally applicable limitations. The determination of whether the gain you recognize as a result of receiving the Cash Consideration in addition to the Stock Consideration will have the effect of a dividend distribution is complex and is determined on a shareholder-by-shareholder basis. Accordingly, we urge you to consult your own tax advisor with respect to any such determination that is applicable to your individual situation.
The aggregate tax basis of the BCB common stock or BCB preferred stock that you receive in the merger, including any fractional shares deemed received in respect of BCB common stock and redeemed for cash as described below, will equal your aggregate adjusted tax basis in the shares of IAB common stock or IAB preferred stock, as applicable, that you surrender in the merger, decreased, in the case of BCB common stock, by any amount of the Cash Consideration (other than cash received instead of fractional shares of BCB common stock) received and increased by the amount of any gain recognized. Your holding period for the shares of BCB common stock or BCB preferred stock that you receive in the merger (including any fractional share deemed received and redeemed for cash as described below) will include your holding period for the shares of IAB common stock or IAB preferred stock, as applicable, that you surrender in the merger. If you acquired different blocks of IAB common stock or IAB preferred stock at different times or at different prices, gain or loss must be calculated separately for each identifiable block of shares of IAB common stock or IAB preferred stock surrendered in the merger, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Holders should consult their tax advisors regarding the manner in which the Cash Consideration, cash received in lieu of fractional shares and the Stock Consideration are to be allocated among different blocks of their IAB common stock or IAB preferred stock surrendered in the merger.
Cash Instead of Fractional Shares
If you receive cash in lieu of a fractional share of BCB common stock, you will be treated as if you had received a fractional share of BCB common stock pursuant to the merger and then received cash in exchange for that fractional share. Accordingly, you generally will recognize gain or loss equal to the difference between the amount of cash received in lieu of a fractional share and your adjusted tax basis in the fractional share of BCB common stock you are deemed to have received. The gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective time of the merger, your holding period of the fractional share (which includes the holding period of the share or shares of IAB common stock that you are deemed to have exchanged for the fractional share) exceeds one year.
Net Investment Income Tax
If you are an individual IAB U.S. holder you will be subject to a 3.8% tax on the lesser of  (1) your “net investment income” for the relevant taxable year, or (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on your U.S. federal income tax filing status). Estates and trusts are subject to similar rules. Net investment income generally will include any capital gain recognized in connection with the merger (including any gain treated as a dividend), as well as, among other items, interest, dividends, capital gains and rental or royalty income you receive. You should consult your tax advisors as to the application of the net investment income tax in your circumstances.
Information Reporting and Backup Withholding
If you are a non-corporate holder of IAB common stock or IAB preferred stock, you may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28 percent) on the Cash Consideration and cash in lieu of fractional shares that you receive, if any. You generally will not be subject to backup withholding, however, if you:
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furnish a correct taxpayer identification number, certify that you are not subject to backup withholding and otherwise comply with all the applicable requirements of the backup withholding rules; or

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provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.
Certain Reporting Requirements
If you are a IAB U.S. holder that receives BCB common stock or BCB preferred stock in the merger and is considered a “significant holder,” you will be required (1) to file a statement with your U.S. federal income tax return providing certain facts pertinent to the merger, including your tax basis in, and the fair market value of, the IAB common stock that you surrendered, and (2) to retain permanent records of these facts relating to the merger. You are a “significant holder” if you are an IAB U.S. holder that, immediately before the merger, owned IAB securities with a tax basis of  $1.0 million or more.
This discussion of the material U.S. federal income tax consequences is for general information purposes only and is not intended to be, and may not be construed as, tax advice. Holders of IAB common stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

DESCRIPTION OF NEW BCB SERIES E PREFERRED STOCK
Upon completion of the merger, IAB’s Series C Noncumulative Perpetual Preferred Stock, or the IAB Series C Preferred Stock, will be converted into BCB’s Series E Noncumulative Perpetual Preferred Stock, or the BCB Series E Preferred Stock. But for the par value of the securities and an adjustment to the conversion feature to reflect the exchange ratio applicable to the Stock Consideration, the BCB Series E Preferred Stock will have terms that are substantially identical to the terms of the outstanding IAB Series C Preferred Stock. The following briefly summarizes the terms and provisions of the BCB Series E Preferred Stock.
Preferred Stock
The BCB charter currently authorizes BCB’s board of directors, without further shareholder action, to issue up to ten million shares of preferred stock, par value $0.01 per share, in series, and to fix the designation, powers, preferences, and rights of the shares of such series and any qualifications, limitations, or restrictions thereof, without further vote or action by BCB shareholders. BCB may amend from time to time the BCB charter to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the common stock, without a vote of the holders of preferred stock, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation. As of the date of this joint proxy statement/prospectus, there are no shares of BCB Series E Preferred Stock outstanding.
Series E Preferred Stock
Upon the completion of the merger and the conversion of BCB Series E Preferred Stock, shares of BCB Series E Preferred Stock, upon issuance in exchange for IAB Series C Preferred Stock, will be validly issued, fully paid, and nonassessable.
With respect to the payment of dividends and distributions upon liquidation, dissolution, or winding-up of BCB’s business and affairs, the BCB Series E Preferred Stock will rank (i) senior to BCB common stock, (ii) pari passu with each other series of BCB preferred stock which expressly provides in the certificate of designations creating such preferred stock that it will rank pari passu with the BCB Series C Preferred Stock, the BCB Series D Preferred Stock and the BCB Series F Preferred Stock, and, (iii) junior to shares of any series or class of securities if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon such liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of shares of the Series E Preferred Stock.
The BCB Series E Preferred Stock will be convertible, without the payment of any additional consideration and at the option of the holders thereof, into shares of BCB common stock at a rate of 0.189 shares of BCB common stock per share of BCB Series E Preferred Stock. The BCB Series E Preferred Stock will be perpetual and will have no maturity date.
Dividends
Dividends on the BCB Series E Preferred Stock will not be cumulative and will not be mandatory. If the BCB board of directors (or a duly authorized committee of the BCB board of directors) does not declare a dividend on the BCB Series E Preferred Stock or the BCB common stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, no dividend shall be payable on the applicable dividend payment date, and BCB will have no obligation to pay any dividend for that dividend period, whether or not the BCB board of directors (or a duly authorized committee of the BCB board of directors) declares a dividend for any future dividend period with respect to the BCB Series E Preferred Stock or at any future time with respect to any other class or series of BCB capital stock which ranks senior to the BCB Series E Preferred Stock.
References to the “accrual” (or similar terms) of dividends in this joint proxy statement/prospectus refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
If declared by the BCB board of directors (or a duly authorized committee of the BCB board of directors), BCB will pay dividends on the BCB Series E Preferred Stock for a quarterly dividend period, such periods being the quarters ending March 31, June 30, September 30 and December 31 of each year, beginning after the closing of the merger, each such date referred to as a dividend period.

Priority Regarding Dividends
So long as any share of BCB Series E Preferred Stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of BCB Series E Preferred Stock, no dividend or distribution shall be declared or paid on any series of preferred stock or any class of capital stock of BCB ranking, as to dividends, junior to the BCB Series E Preferred Stock (other than dividends payable solely in shares of common stock) nor shall any such shares of series or classes be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by BCB or any of its subsidiaries. This restriction, however, does not apply to redemptions, purchases or other acquisitions of shares of common stock or other BCB stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities, or otherwise) as may be determined by the BCB board of directors (or a duly authorized committee of the BCB board of directors) may be declared and paid on any class or series of Series E junior stock or any Series E dividend parity stock from time to time out of assets legally available for such payment, and the holders of BCB Series E Preferred Stock will not be entitled to participate in any such dividend. Holders of the BCB Series E Preferred Stock will not be entitled to receive any dividends not declared by the BCB board of directors (or a duly authorized committee of the BCB board of directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.
As used in this joint proxy statement/prospectus, “Series E junior stock” means any class or series of BCB capital stock now or hereafter authorized, issued, or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the BCB Series E Preferred Stock as to (i) payment of dividends and (ii) distributions upon BCB’s liquidation, dissolution, or winding-up.
As used in this joint proxy statement/prospectus, “Series E dividend parity stock” means BCB Series C Preferred Stock, BCB Series D Preferred Stock and any class or series of BCB capital stock now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that it ranks pari passu with the BCB Series E Preferred Stock as to the payment of dividends (regardless whether such capital stock bears dividends on a non-cumulative or cumulative basis).
Restrictions on the Payment of Dividends
The payment of dividends on the BCB Series E Preferred Stock is subject to the priority provisions and other restrictions described above in “—Dividends.” BCB’s ability to pay dividends on the BCB Series E Preferred Stock is also dependent on BCB’s ability to receive dividends from its subsidiaries.
No Mandatory Redemption
The BCB Series E Preferred Stock is perpetual and has no maturity date. The BCB Series E Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provisions. The holders of BCB Series E Preferred Stock will not have the right to require the redemption or repurchase of the BCB Series E Preferred Stock.
Liquidation Rights
In the event BCB liquidates, dissolves, or winds-up its business and affairs, either voluntarily or involuntarily, holders of the BCB Series E Preferred Stock are entitled to receive a liquidating distribution of  $2.25 per share, plus the per share amount of any declared and unpaid dividends prior to the date of payment of such liquidating distribution, out of the assets of BCB or proceeds thereof  (whether capital or surplus) available for distribution to shareholders of BCB, subject to the rights of any creditors of BCB, before any distribution of such assets or proceeds is made to or set aside for the holders of any stock ranking junior to the BCB Series E Preferred Stock
After payment of the full amount of the liquidating distribution described above, the remaining assets of BCB available for distribution to shareholders shall be distributed among the holders of the BCB Series E Preferred Stock, and holders of Series E liquidation parity stock (as defined below), pro rata, based on the number of shares of common stock held by each (as if all such shares of preferred stock had been converted to common stock).

In any such distribution, if BCB assets or the proceeds thereof are not sufficient to pay the full liquidation preferences to all holders of the BCB Series E Preferred Stock and all holders of Series E liquidation parity stock (as defined below), if any, as to such distribution with the BCB Series E Preferred Stock, the amounts paid to the holders of BCB Series E Preferred Stock and Series E liquidation parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidation preferences of the BCB Series E Preferred Stock and such Series E liquidation parity stock (as if all such shares of preferred stock had been converted to common stock). As used in this joint proxy statement/prospectus, “liquidation preference” means, with respect to any class or series of BCB capital stock, the amount otherwise payable upon such class or series of capital stock in connection with any distribution upon BCB’s liquidation, dissolution, or winding-up (assuming there is no limitation on BCB assets available for such distribution), including an amount equal to any declared but unpaid dividends (and in the case of any holder of capital stock on which dividends cumulate, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).
BCB’s merger or consolidation with any other entity, including a merger or consolidation in which the holders of BCB Series E Preferred Stock receive cash, securities, or property for their shares, or the sale, lease, or exchange of all or substantially all of BCB’s assets (for cash, securities, or other property), shall not constitute a liquidation, dissolution, or winding-up of BCB’s business or affairs.
As used in this joint proxy statement/prospectus, “Series E liquidation parity stock” means outstanding BCB Series E Preferred Stock and any other class or series of BCB capital stock now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that it ranks pari passu with the BCB Series E Preferred Stock as to the payment of distributions upon BCB’s liquidation, dissolution, or winding-up, including but not limited to BCB Series C Preferred Stock and BCB Series D Preferred Stock.
Voting Rights
Except as provided below or as may be required by law, the holders of the BCB Series E Preferred Stock will have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of BCB capital stock, and will not be entitled to participate in meetings of holders of BCB common stock or to call a meeting of the holders of any one or more classes or series of BCB capital stock for any purpose.
Holders of the BCB Series E Preferred Stock shall vote as a separate class on any proposal which would revise the terms of the Series E Preferred Stock, or any other matter specifically provided by law.
Voting Rights under New Jersey Law
New Jersey law provides that the holders of a class of capital stock will have the right to vote separately as a class on any amendment to the BCB charter that would exclude or limit their right to vote (except as such right is limited by voting rights given to new shares being authorized of any existing or new class or series); limit or deny their existing preemptive rights; cancel or otherwise adversely affect dividends which have accrued but have not been declared on the shares held by them; create, or authorize the board to create, a new class or series having, or convertible into shares having, rights or preferences prior or superior to those of the shares held by them, or increase such rights or preferences of any class or series; or, if their rights or preferences would be subordinated or otherwise adversely affected by a proposed amendment, if such amendment would decrease the par value of their shares; effect a conversion, exchange or reclassification of their shares; effect a conversion or exchange, or create a right of conversion or exchange, of any shares of another class or series into shares of their class or series; change the designation, preferences, limitations or relative rights of their shares; change their shares into a different number of shares, or into the same number of shares of another class or series; or divide the shares of their class into series or determine the designation of any series in their class or determine any preferences, limitations or relative rights of any series in their class, or authorize the board to make any such division or to make or change any such determination.
These rights are in addition to any voting rights that may be provided for in the BCB charter or the Certificate of Designations creating the BCB Series E Preferred Stock.

DESCRIPTION OF NEW BCB SERIES F PREFERRED STOCK
Upon completion of the merger, IAB’s Series D Noncumulative Perpetual Preferred Stock, or the IAB Series D Preferred Stock, will be converted into BCB’s Series F Noncumulative Perpetual Preferred Stock, or the BCB Series F Preferred Stock. But for the par value of the securities and an adjustment to the conversion feature to reflect the exchange ratio applicable to the Stock Consideration, the BCB Series F Preferred Stock will have terms that are identical to the terms of the outstanding IAB Series D Preferred Stock. The following briefly summarizes the terms and provisions of the BCB Series D Preferred Stock.
Preferred Stock
The BCB charter currently authorizes BCB’s board of directors, without further shareholder action, to issue up to ten million shares of preferred stock, par value $0.01 per share, in series, and to fix the designation, powers, preferences, and rights of the shares of such series and any qualifications, limitations, or restrictions thereof, without further vote or action by BCB shareholders. BCB may amend from time to time the BCB charter to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the common stock, without a vote of the holders of preferred stock, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation. As of the date of this joint proxy statement/prospectus, there are no shares of BCB Series F Preferred Stock outstanding.
Series F Preferred Stock
Upon the completion of the merger and the conversion of BCB Series F Preferred Stock, shares of BCB Series F Preferred Stock, upon issuance in exchange for IAB Series D Preferred Stock, will be validly issued, fully paid, and nonassessable.
With respect to the payment of dividends and distributions upon liquidation, dissolution, or winding-up of BCB’s business and affairs, the BCB Series F Preferred Stock will rank (i) senior to BCB common stock, (ii) pari passu with each other series of BCB preferred stock which expressly provides in the certificate of designations creating such preferred stock that it will rank pari passu with the BCB Series C Preferred Stock, the BCB Series D Preferred Stock and the BCB Series E Preferred Stock, and, (iii) junior to shares of any series or class of securities if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon such liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of shares of the Series F Preferred Stock.
In addition, upon the consummation of any transaction whereby BCB is dissolved, and the holders of the common stock of BCB immediately prior to such dissolution exchange their shares for common stock of BCB Bank, each share of BCB Series F Preferred Stock shall automatically, and without any further action by the holder thereof, be converted into or exchanged for one share of preferred stock of the Bank having a liquidation preference and other terms and conditions, including the dividend payment rate and conversion features, as similar to those of BCB the Series F Preferred Stock as are permitted by applicable law.
The BCB Series F Preferred Stock will be convertible, without the payment of any additional consideration and at the option of the holders thereof, into shares of BCB common stock at the following rate: each share of BCB Series F Preferred Stock will be convertible into such number of validly issued, fully paid and nonassessable shares of common stock which are equal to the product obtained by multiplying (1) $1,000 divided by the product of one and twenty five hundredths (1.25) times the tangible book value of IAB at the time of the closing by (2) 0.189.
BCB also has the right to require that the Series F Preferred Stock be converted into common stock upon a merger or consolidation, the sale or disposition of all or substantially all of BCB’s assets, or if the BCB board of directors determines, in good faith and in connection with a capital raising transaction through the sale of BCB capital stock, that the existence of the outstanding BCB Series F Preferred Stock presents an impediment to the consummation of such transaction such that the failure to convert the BCB Series F Preferred Stock would not be in the best interests of BCB and its common stock holders. In such an event, the BCB Series F Preferred Stock shall be converted following the same ratio as applies to the conversion of BCB Series F Preferred Stock at the option of the holders of such stock described above.

The BCB Series F Preferred Stock will be perpetual and will have no maturity date.
Dividends
Dividends on the BCB Series F Preferred Stock will not be cumulative and will not be mandatory. If the BCB board of directors (or a duly authorized committee of the BCB board of directors) does not declare a dividend on the BCB Series F Preferred Stock or the BCB common stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, no dividend shall be payable on the applicable dividend payment date, and BCB will have no obligation to pay any dividend for that dividend period, whether or not the BCB board of directors (or a duly authorized committee of the BCB board of directors) declares a dividend for any future dividend period with respect to the BCB Series F Preferred Stock or at any future time with respect to any other class or series of BCB capital stock.
References to the “accrual” (or similar terms) of dividends in this joint proxy statement/prospectus refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
Holders of BCB Series F Preferred Stock will be entitled to receive, when, as, and if declared by the BCB board of directors (or a duly authorized committee of the BCB board of directors), out of assets legally available for the payment of dividends under the NJBCA, non-cumulative cash dividends at a rate equal to 6% of the $1,000 per share liquidation amount of the BCB Series F Preferred Stock per annum, payable quarterly in arrears on each of January 15, April 15, July 15 and October 15, or on such other date or dates as may be determined by the BCB board of directors.
In the event that any dividend payment date would otherwise fall on a day that is not a business day, the dividend payment due on that date will be postponed to the next day that is a business day and no additional dividends will accrue as a result of that postponement.
Priority Regarding Dividends
So long as any share of BCB Series F Preferred Stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of BCB Series F Preferred Stock, no dividend or distribution shall be declared or paid on any Series F dividend parity stock or Series F junior stock nor shall any such shares of series or classes be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by BCB or any of its subsidiaries. This restriction, however, does not apply to redemptions, purchases or other acquisitions of shares of common stock or other BCB stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities, or otherwise) as may be determined by the BCB board of directors (or a duly authorized committee of the BCB board of directors) may be declared and paid on any class or series of Series F junior stock or any Series F dividend parity stock from time to time out of assets legally available for such payment, and the holders of BCB Series F Preferred Stock will not be entitled to participate in any such dividend. Holders of the BCB Series F Preferred Stock will not be entitled to receive any dividends not declared by the BCB board of directors (or a duly authorized committee of the BCB board of directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.
As used in this joint proxy statement/prospectus, “Series F junior stock” means any class or series of BCB capital stock now or hereafter authorized, issued, or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the BCB Series F Preferred Stock as to (i) payment of dividends and (ii) distributions upon BCB’s liquidation, dissolution, or winding-up.
As used in this joint proxy statement/prospectus, “Series F dividend parity stock” means BCB Series C Preferred Stock, BCB Series D Preferred Stock and any class or series of BCB capital stock now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that it ranks pari passu with the BCB Series F Preferred Stock as to the payment of dividends (regardless whether such capital stock bears dividends on a non-cumulative or cumulative basis).

No Mandatory Redemption
The BCB Series F Preferred Stock is perpetual and has no maturity date. The BCB Series F Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provisions.
Optional Redemption
BCB may redeem the BCB Series F Preferred Stock at its option, through a resolution duly adopted by the BCB board of directors (or a duly authorized committee of the BCB board of directors), in whole or in part, from time to time, subject to the approval of any appropriate governmental agencies, at a price equal to $1,000 per share, plus the per share amount of any declared and unpaid dividends (without accumulation of any undeclared dividends) on the BCB Series F Preferred Stock prior to the date fixed for redemption, defined as the redemption date.
Redemption Procedures and Limitations
If any shares of BCB Series F Preferred Stock are to be redeemed, a notice of redemption shall be given by first class mail to the holders of record of the BCB Series F Preferred Stock to be redeemed at their address of record. Any notice of redemption shall be mailed at least 30 days and no more than 60 days before the redemption date, and each notice of redemption will include a statement setting forth the redemption price and that dividends on shares to be redeemed shall cease to accrue and accumulate on the redemption date. If less than all the shares owned by such shareholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.
Liquidation Rights
In the event BCB liquidates, dissolves, or winds-up its business and affairs, either voluntarily or involuntarily, holders of the BCB Series F Preferred Stock are entitled to receive a liquidating distribution of  $1,000 per share, plus the per share amount of any declared and unpaid dividends prior to the date of payment of such liquidating distribution, out of the assets of BCB or proceeds thereof  (whether capital or surplus) available for distribution to shareholders of BCB, subject to the rights of any creditors of BCB, before any distribution of such assets or proceeds is made to or set aside for the holders of any stock ranking junior to the BCB Series F Preferred Stock
After payment of the full amount of the liquidating distribution described above, the remaining assets of BCB available for distribution to shareholders shall be distributed among the holders of the BCB Series F Preferred Stock, and holders of Series F liquidation parity stock (as defined below), pro rata, based on the number of shares of common stock held by each (as if all such shares of preferred stock had been converted to common stock).
In any such distribution, if BCB assets or the proceeds thereof are not sufficient to pay the full liquidation preferences to all holders of the BCB Series F Preferred Stock and all holders of Series F liquidation parity stock (as defined below), if any, as to such distribution with the BCB Series F Preferred Stock, the amounts paid to the holders of BCB Series F Preferred Stock and Series F liquidation parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidation preferences of the BCB Series F Preferred Stock and such Series F liquidation parity stock (as if all such shares of preferred stock had been converted to common stock). As used in this joint proxy statement/prospectus, “liquidation preference” means, with respect to any class or series of BCB capital stock, the amount otherwise payable upon such class or series of capital stock in connection with any distribution upon BCB’s liquidation, dissolution, or winding-up (assuming there is no limitation on BCB assets available for such distribution), including an amount equal to any declared but unpaid dividends (and in the case of any holder of capital stock on which dividends cumulate, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).
BCB’s merger or consolidation with any other entity, including a merger or consolidation in which the holders of BCB Series F Preferred Stock receive cash, securities, or property for their shares, or the sale, lease, or exchange of all or substantially all of BCB’s assets (for cash, securities, or other property), shall not constitute a liquidation, dissolution, or winding-up of BCB’s business or affairs.

As used in this joint proxy statement/prospectus, “Series F liquidation parity stock” means outstanding BCB Series F Preferred Stock and any other class or series of BCB capital stock now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that it ranks pari passu with the BCB Series F preferred stock as to the payment of distributions upon BCB’s liquidation, dissolution, or winding-up, including but not limited to BCB Series C Preferred Stock and BCB Series D Preferred Stock.
Voting Rights
Except as provided below or as may be required by law, the holders of the BCB Series F Preferred Stock will have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of BCB capital stock, and will not be entitled to participate in meetings of holders of BCB common stock or to call a meeting of the holders of any one or more classes or series of BCB capital stock for any purpose.
Holders of the BCB Series F Preferred Stock shall vote as a separate class on any proposal which would revise the terms of the Series F Preferred Stock, or any other matter specifically provided by law.
Voting Rights under New Jersey Law
New Jersey law provides that the holders of a class of capital stock will have the right to vote separately as a class on any amendment to the BCB charter that would exclude or limit their right to vote (except as such right is limited by voting rights given to new shares being authorized of any existing or new class or series); limit or deny their existing preemptive rights; cancel or otherwise adversely affect dividends which have accrued but have not been declared on the shares held by them; create, or authorize the board to create, a new class or series having, or convertible into shares having, rights or preferences prior or superior to those of the shares held by them, or increase such rights or preferences of any class or series; or, if their rights or preferences would be subordinated or otherwise adversely affected by a proposed amendment, if such amendment would decrease the par value of their shares; effect a conversion, exchange or reclassification of their shares; effect a conversion or exchange, or create a right of conversion or exchange, of any shares of another class or series into shares of their class or series; change the designation, preferences, limitations or relative rights of their shares; change their shares into a different number of shares, or into the same number of shares of another class or series; or divide the shares of their class into series or determine the designation of any series in their class or determine any preferences, limitations or relative rights of any series in their class, or authorize the board to make any such division or to make or change any such determination.
These rights are in addition to any voting rights that may be provided for in the BCB charter or the Certificate of Designations creating the BCB Series F Preferred Stock.

COMPARISON OF SHAREHOLDERS’ RIGHTS
If the merger is completed, holders of IAB common stock may elect to receive shares of BCB common stock for their shares of IAB common stock. Both IAB and BCB are organized under the laws of the State of New Jersey. The following is a summary of the material differences between (1) the current rights of IAB shareholders under the New Jersey Business Corporation Act, or the NJBCA, and IAB’s certificate of incorporation and bylaws, and (2) the current rights of BCB shareholders under the NJBCA and BCB’s certificate of incorporation and bylaws.
The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the NJBCA and IAB’s and BCB’s governing documents, which we urge IAB shareholders to read. Copies of BCB’s governing documents have been filed with the SEC and copies of IAB’s governing document can be found at its principal office. To find out where copies of these documents can be obtained, see “Where You Can Find More Information” beginning on page 92.
	IAB	BCB
Capitalization:	Under IAB’s certificate of incorporation, IAB is authorized to issue 25 million shares of capital stock, consisting of 20 million shares of common stock and 5 million shares of preferred stock. As of November 8, 2017, there were 4,179,851 issued and outstanding shares of common stock (not including shares reserved for issuance upon the exercise of outstanding stock options), 438,889 issued and outstanding shares of Series C Preferred Stock, and 6,465 issued and outstanding shares of Series D Preferred Stock.	Under BCB’s certificate of incorporation, BCB is authorized to issue 30 million shares of stock consisting of 10 million shares of preferred stock and 20 million shares of common stock. As of November 8, 2017, there were issued 17,562,454 and outstanding 15,031,691 shares of BCB common stock and 1,342 shares of preferred stock issued and outstanding.
Corporate Governance:	The rights of IAB shareholders are governed by New Jersey law and the certificate of incorporation and bylaws of IAB.	The rights of BCB shareholders are governed by New Jersey law, and the certificate of incorporation and bylaws of BCB.
Board of Directors:
The NJBCA requires that a corporation have at least one director and permits the certificate of incorporation or bylaws to govern the number and term of directors.
IAB’s bylaws and certificate of incorporation provide that the maximum size of the IAB board of directors is 15 directors, as set from time to time by resolution of two-thirds of the IAB board of directors or shareholders. IAB’s certificate of incorporation states that the directors shall be divided into three classes, each class to be

The NJBCA requires that a corporation have at least one director and permits the certificate of incorporation or bylaws to govern the number and term of directors.
BCB’s by-laws provide that the minimum size of the BCB board of directors is one and the maximum size is 25 directors, as set from time to time by the BCB board of directors or shareholders. BCB’s certificate of incorporation states that the directors shall be divided into three classes, each class to be elected for a term of office to expire at the third succeeding

	IAB	BCB
	elected for a term of three years and until their successors are elected and qualified. There are currently six directors on the IAB board of directors.	annual meeting of shareholders after their election. There are currently 11 directors on the BCB board of directors.
Election of Directors:
The NJBCA and IAB’s bylaws provide that directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
Each director of IAB is elected for a three-year term or until his successor shall have been elected and qualified. This means that one-third of the IAB board of directors is elected at each annual meeting of the shareholders.
The NJBCA and IAB’s organizational documents do not provide for shareholders to cumulate their votes for directors.
IAB’s certificate of incorporation provides that any director or the entire board of directors may be removed from office at any time, with cause, by the vote of the holders of the 80% of the shares then issued and outstanding and entitled to vote in the election of directors. The board is also entitled to remove directors, with cause.

The NJBCA and BCB’s bylaws provide that directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
Each director of BCB is elected for a three-year term or until his successor shall have been elected and qualified. This means that one-third of the BCB board of directors is elected at each annual meeting of the shareholders.
The NJBCA and BCB’s organizational documents do not provide for shareholders to cumulate their votes for directors.
BCB’s by-laws provide that any director or the entire board of directors may be removed from office at any time, with or without cause, by the vote of the holders of the majority of the shares then issued and outstanding and entitled to vote in the election of directors.

Board Vacancies:	IAB’s bylaws and certificate of incorporation provide that vacancies shall be filled by a majority vote of the directors then in office; any directors so elected will hold office for a term expiring at the next annual meeting of shareholders.	BCB’s by-laws state that any vacancies existing on the board of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by a vote of the shareholders.
Vote Required for Certain Shareholder Actions and Quorum Requirement:	The NJBCA and IAB’s bylaws provide that, for purposes of a shareholder meeting, a quorum consists of at least a majority of the votes that are entitled to vote at such meeting.	The NJBCA and BCB’s by-laws provide that, for purposes of a shareholder meeting, a quorum with respect to a particular matter consists of at least a majority of the votes that are entitled to vote at such meeting.

	IAB	BCB
Amendment of Certificate of Incorporation:	The NJBCA provides for the general amendment of a certificate of incorporation by the following process: the board of directors shall approve the proposed amendment and submit it to a vote at a meeting of the shareholders; written notice of the proposed amendment shall be given to the shareholders of record; the amendment will be adopted by the affirmative vote of a majority of the shares entitled to vote thereon as well as the affirmative vote of a majority of any class or series of shares entitled to vote thereon as a class.	The NJBCA provides for the general amendment of a certificate of incorporation by the following process: the board of directors shall approve the proposed amendment and submit it to a vote at a meeting of the shareholders; written notice of the proposed amendment shall be given to the shareholders of record; the amendment will be adopted by the affirmative vote of a majority of the shares entitled to vote thereon as well as the affirmative vote of a majority of any class or series of shares entitled to vote thereon as a class.

The NJBCA provides that a certificate of incorporation may be amended by action of the board with respect to the following provisions: a change to the registered office or registered agent of the corporation; modifications to provisions regarding the transfer to one or more persons all or any part of management otherwise within the authority of the board which have been invalidated due to the transfer of shares to a person who does not have notice of the provisions regarding transfer, or the listing of shares on a national securities exchange; any issuance of shares in classes or series; any issuance or authorization of shares or bonds convertible into shares, if approved by shareholders; any issuance of a share dividend, division or combination; and any reduction in the number of authorized shares following the conversion or, if prohibited from reissuance, cancellation of shares.
The IAB certificate of incorporation provides that certain provisions require the affirmative vote of 80% of the outstanding shares of capital stock entitled to vote in the election of directors. This includes provisions addressing the following: preemptive rights; meetings of shareholders, cumulative voting and proxies; notices for shareholder nominations
The NJBCA provides that a certificate of incorporation may be amended by action of the board with respect to the following provisions: a change to the registered office or registered agent of the corporation; modifications to provisions regarding the transfer to one or more persons all or any part of management otherwise within the authority of the board which have been invalidated due to the transfer of shares to a person who does not have notice of the provisions regarding transfer, or the listing of shares on a national securities exchange; any issuance of shares in classes or series; any issuance or authorization of shares or bonds convertible into shares, if approved by shareholders; any issuance of a share dividend, division or combination; and any reduction in the number of authorized shares following the conversion or, if prohibited from reissuance, cancellation of shares.

	IAB	BCB
and proposals; terms and elections of directors; removal of directors; certain limitations on voting rights; approvals of business combinations; shareholder approval of certain transactions; elimination of directors’ and officers’ liability; indemnification; amendment of the bylaws; and amendment of the certificate of incorporation.
Amendment of Bylaws:
The NJBCA law provides that by-laws may be made, altered or repealed by the board of directors or by the shareholders.
IAB’s bylaws and certificate of incorporation provide that bylaws may be altered, amended or repealed by the vote of a majority of directors then in office at a meeting or altered or repealed by the vote of 80% of the outstanding shares of capital stock entitled to vote in the election of directors.

The NJBCA law provides that by-laws may be made, altered or repealed by the board of directors or by the shareholders.
BCB’s by-laws provide that by-laws may be made, amended or repealed by the vote of a majority of directors then in office or by the vote of a majority of stock then outstanding and entitled to vote.

Special Meetings of Shareholders:
The NJBCA provides that special meetings of the shareholders may be called by the president or the board of directors, by shareholders entitled to cast at least 10% of the votes that all shareholders are entitled to cast at such meeting, by the Superior Court or by such officers or other persons as may be provided in the bylaws.
IAB’s certificate of incorporation provide that special meetings of shareholders may be called by the president, board of directors, or a duly designated committee of the board of directors.

The NJBCA provides that special meetings of the shareholders may be called by the president or the board of directors, by shareholders entitled to cast at least 10% of the votes that all shareholders are entitled to cast at such meeting, by the Superior Court or by such officers or other persons as may be provided in the bylaws.
BCB’s by-laws provide that special meetings of shareholders may be called by the chairman of the board of directors, the president, or a majority of the board of directors, or holders of 10%.

Nomination of Directors:	Neither the NJBCA nor IAB’s bylaws or certificate of incorporation provide for shareholder nominations for directors.	Neither the NJBCA nor BCB’s bylaws or certificate of incorporation provide for shareholder nominations for directors. It is the policy of the Nominating and Corporate Governance Committee of the board of directors to consider director candidates recommended by shareholders who appear to be qualified to serve on the board.

	IAB	BCB
Shareholder Proposal of Business:	The NJBCA and IAB’s organizational documents do not provide for the proposal of business by shareholders.	The NJBCA and BCB’s organizational documents do not provide for the proposal of business by shareholders
Indemnification; Limitation on Director Liability:
The NJBCA grants each company organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation against expenses and liabilities in connection with any proceeding involving the person by reason of their being or having been such an agent of the company, if the person (1) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal proceeding, such agent had no reasonable cause to believe his conduct was unlawful. Such indemnification requires a determination that indemnification is proper because the agent met the standard of conduct set forth above; such determination may be made by a majority vote of a quorum of directors (excluding those party to the proceeding); independent legal counsel; or shareholders (if so permitted by the company’s organizational documents).
However, no indemnification shall be provided for any claim, issue or matter in which such an agent is adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.
The NJBCA further requires each company organized thereunder to

The NJBCA grants each company organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation against expenses and liabilities in connection with any proceeding involving the person by reason of their being or having been such an agent of the company, if the person (1) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal proceeding, such agent had no reasonable cause to believe his conduct was unlawful. Such indemnification requires a determination that indemnification is proper because the agent met the standard of conduct set forth above; such determination may be made by a majority vote of a quorum of directors (excluding those party to the proceeding); independent legal counsel; or shareholders (if so permitted by the company’s organizational documents).
However, no indemnification shall be provided for any claim, issue or matter in which such an agent is adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.
The NJBCA further requires each company organized thereunder to indemnify a corporate agent against expenses to the extent that such

IAB	BCB

indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above.
The NJBCA provides that if a company fails to provide indemnification as required or permitted by the above, a corporate agent can apply to a court of an award of indemnification; the court may award indemnification (notwithstanding a contrary determination regarding whether the agent met the standard of conduct by the board, legal counsel or the shareholders) or reasonable expenses (if the court finds the corporate agent has raised genuine issues of fact or law.)
The NJBCA permits companies to advance certain expenses in connection with the above.
The NJBCA permits companies to purchase and maintain indemnification insurance for any corporate agent against expenses and liabilities in connection with any proceeding involving the person by reason of their being or having been such an agent of the company, even if the company would not otherwise be permitted to indemnify such agent consistent with the above.
IAB’s certificate of incorporation provides that IAB will indemnify its officers and directors to the fullest extent permitted by law, including advancing or reimbursing attorneys’ fees if the agent executes a written undertaking to repay such amount if it is ultimately determined that he is not entitled to indemnification under New Jersey law.
IAB is permitted but not required to obtain insurance on behalf of a director or officer against any liability incurred in such position,

corporate agent has been successful on the merits or otherwise in any proceeding referred to above.
The NJBCA provides that if a company fails to provide indemnification as required or permitted by the above, a corporate agent can apply to a court of an award of indemnification; the court may award indemnification (notwithstanding a contrary determination regarding whether the agent met the standard of conduct by the board, legal counsel or the shareholders) or reasonable expenses (if the court finds the corporate agent has raised genuine issues of fact or law.)
The NJBCA permits companies to advance certain expenses in connection with the above.
The NJBCA permits companies to purchase and maintain indemnification insurance for any corporate agent against expenses and liabilities in connection with any proceeding involving the person by reason of their being or having been such an agent of the company, even if the company would not otherwise be permitted to indemnify such agent consistent with the above.
BCB’s organizational documents provide that BCB will indemnify its officers and directors to the fullest extent permitted by law, including advancing or reimbursing attorneys’ fees if the agent executes a written undertaking to repay such amount if a judgment or other final adjudication adverse to the director or officer establishes that his acts or omissions (1) constitute a breach of his duty of loyalty to the corporation or its shareholders, (2) were not in good faith, (3) involved a knowing violation of law, (4) resulted in his receiving an improper personal benefit, or (5) were otherwise of such a character that

	IAB	BCB

whether or not the company would have power to indemnify such director or officer.
IAB’s certificate of incorporation eliminates personal liability for directors and officers for breaches of duties owed to IAB or its stockholders to the fullest extent permitted by law, except where such breaches are based on acts or omissions (1) in breach of the director’s or officer’s duty of loyalty, (2) not in good faith or involving a knowing violation of law, or (3) resulting in receipt by such person of an improper personal benefit.

New Jersey law would require that such amount be repaid.
BCB is permitted but not required to obtain insurance on behalf of a director or officer against any liability incurred in such position, whether or not the company would have power to indemnify such director or officer.
BCB’s certificate of incorporation eliminates personal liability for directors and officers for breaches of duties owed to IAB or its stockholders to the fullest extent permitted by law, except where such breaches are based on acts or omissions (1) in breach of the director’s or officer’s duty of loyalty, (2) not in good faith or involving a knowing violation of law, or (3) resulting in receipt by such person of an improper personal benefit.

Shareholders’ Rights of Dissent and Appraisal:	Under the NJBCA, a shareholder of a New Jersey corporation has a right to dissent from (1) a plan of merger or consolidation, except (i) with respect to shares of a class or series that are listed on a national securities exchange or held of record by not less than 1,000 holders, or shares which will, pursuant to the plan of merger or consolidation, be exchanged for either cash, securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders, or cash and such securities, (ii) if the shares in question were not required to approve the plan of merger; (2) sale, lease, exchange or other disposition of all or substantially all of the assets of a company, except (i) with respect to shares of a class or series that are listed on a national securities exchange or held of record by not less than 1,000 holders or (ii) if the transaction includes a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their	Under the NJBCA, a shareholder of a New Jersey corporation has a right to dissent from (1) a plan of merger or consolidation, except (i) with respect to shares of a class or series that are listed on a national securities exchange or held of record by not less than 1,000 holders, or shares which will, pursuant to the plan of merger or consolidation, be exchanged for either cash, securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders, or cash and such securities, (ii) if the shares in question were not required to approve the plan of merger; (2) sale, lease, exchange or other disposition of all or substantially all of the assets of a company, except (i) with respect to shares of a class or series that are listed on a national securities exchange or held of record by not less than 1,000 holders or (ii) if the transaction includes a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective

IAB	BCB

respective interests within one year after the date of such transaction, where such transaction is wholly for cash, securities (which will be listed on a national securities exchange or held of record by not less than 1,000 holders), or cash and such securities; and (3) a sale pursuant to a court order.
IAB’s organizational documents do not provide for additional rights of dissent.

interests within one year after the date of such transaction, where such transaction is wholly for cash, securities (which will be listed on a national securities exchange or held of record by not less than 1,000 holders), or cash and such securities; and (3) a sale pursuant to a court order.
BCB’s organizational documents do not provide for additional rights of dissent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF IAB
The following table sets forth as of November 8, 2017, the record date for the IAB special meeting, certain information as to the IAB common stock beneficially owned by each director and certain executive officers of IAB and all directors and executive officers of IAB as a group. No person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, was known to IAB to be the beneficial owner of more than 5% of the issued and outstanding IAB common stock.
Beneficial Owner	Amount and Nature of Beneficial Ownership at November 8, 2017(1)	Percent of Class
Directors and Certain Executive Officers:
James Atieh, President and CEO, Director	1,000	*
Julie Nuttall, CFO	0	*
Anil Bansal, Director	655,250	15.68%
Raghuvir Gupta, Director	30,000	*
Meenakshi Khanna, Director	53,500(2)	1.28%
J. Wilson Mitchell, Director	10,000	*
Hemant Patel, Director	150,000	3.59%
Richard Roberto, Director	10,000	*
All directors and executive officers as a group (8 persons)	909,750	21.77%

*
Represents less than 1% of the outstanding IAB common stock.

(1)
Based upon records of IAB and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares, or (b) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares and none of the shares are pledged. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of common stock which may be acquired within 60 days of the record date pursuant to the exercise of outstanding options. Shares of common stock which are subject to options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(2)
Includes 53,280 shares of IAB common stock held jointly with Ms. Khanna’s spouse and 110 shares of IAB common stock held in the name of Ms. Khanna’s spouse.

LEGAL MATTERS
The validity of the BCB common stock to be issued in connection with the merger will be passed upon for BCB by John J. Brogan, Esq., our General Counsel. As of November 8, 2017, Mr. Brogan held 83,556 shares of BCB common stock and options to purchase up to 1,800 shares of BCB common stock, and was eligible to receive future equity awards. Certain tax matters will also be passed upon by Covington & Burling LLP.
EXPERTS
The consolidated financial statements of BCB as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated in this proxy statement/prospectus by reference to BCB’s Annual Report on Form 10-K for the year ended December 31, 2016 in reliance upon the reports of Baker Tilly Virchow Krause, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
OTHER MATTERS
No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the IAB special meeting or at any adjournment or postponement of the IAB special meeting.
IAB 2017 ANNUAL MEETING
IAB will hold a 2017 annual meeting of shareholders only if the merger is not completed. If determined to be necessary, the IAB board of directors will provide each IAB shareholder information relevant to IAB’s 2017 annual meeting of shareholders.
WHERE YOU CAN FIND MORE INFORMATION
BCB has filed with the SEC a registration statement under the Securities Act that registers the distribution to IAB shareholders of the shares of BCB common stock to be issued in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of BCB in addition to being a proxy statement for IAB shareholders. The registration statement, including the attached exhibits, contains additional relevant information about BCB and BCB common stock.
BCB files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services. The reports and other information filed by BCB with the SEC are also available to the public at the SEC’s website at www.sec.gov and at BCB’s website at www.bcbcommunitybank.com. We have included the web addresses of the SEC and BCB as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those websites is not part of this proxy statement/prospectus.
The SEC allows BCB to incorporate by reference information in this proxy statement/prospectus. This means that BCB can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that BCB previously filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” with the SEC in a Current Report on Form 8-K). They contain important information about BCB and its financial condition.
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed with the SEC on March 13, 2017);

•
Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, 2017 and September 30, 2017 (filed with the SEC on May 3, 2017, August 7, 2017 and November 8, 2017, respectively);

•
Definitive Proxy Statement on Schedule 14A for BCB’s 2017 Annual Meeting filed with the SEC on March 27, 2017;

•
Current Reports on Form 8-K filed with the SEC on January 23, 2017, March 31, 2017, April 28, 2017, June 21, 2017, June 28, 2017, July 3, 2017, July 6, 2017, July 21, 2017 (filed under Item 8.01), September 12, 2017 and October 24, 2017 (filed under Item 8.01); and

•
The description of BCB’s common stock contained in Amendment No. 1 to BCB’s registration statement on Form S-3 (File No. 333-199424), filed with the SEC on October 31, 2014, as updated and amended from time to time.

In addition, BCB also incorporates by reference additional documents that it files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the IAB special meeting. These documents include periodic and current reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (excluding any portions of such documents that have been “furnished” but not “filed” with the SEC), as well as proxy statements.
BCB has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to BCB and IAB has supplied all information relating to IAB.
Documents incorporated by reference are available from BCB or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from BCB without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from BCB at the following address:
BCB Bancorp, Inc.
104-110 Avenue C
Bayonne, New Jersey 07002
Attention: Corporate Secretary
(201) 823-0700
You will not be charged for any of these documents that you request. If you request any incorporated documents from BCB, BCB will mail them to you by first class mail, or another equally prompt means, within one business day after it receives your request.
If you have any questions concerning the merger or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus or need help voting your shares of IAB common stock, please contact Linda Kammerer, Corporate Secretary at IAB at (732) 947-5117.
IAB shareholders requesting documents must do so by December 8, 2017 to receive them before the IAB special meeting.

This document is a prospectus of BCB and a proxy statement of IAB for the IAB special meeting. Neither BCB nor IAB has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.
If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.

ANNEX I
AGREEMENT AND PLAN OF REORGANIZATION

BY AND BETWEEN

BCB BANCORP, INC.

AND

IA BANCORP, INC.

Dated as of June 7, 2017

AI-i

AI-ii

Exhibits
Exhibit A
Subsidiary Plan of Merger

Exhibit B
Form of Voting Agreement

Exhibit C
Terms of BCB Series E Noncumulative Perpetual Preferred Stock and BCB Series F Noncumulative Perpetual Preferred Stock

AI-iii

AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of June 7, 2017, by and between BCB Bancorp, Inc. (“BCB”), a New Jersey corporation, and IA Bancorp, Inc. (“IAB”), a New Jersey corporation.
Preamble
The respective boards of directors of IAB and BCB have approved this Agreement and declared that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Parties to this Agreement and their respective stockholders. Each of the directors and officers of IAB have delivered to BCB a voting agreement dated as of the date hereof in the form attached hereto as Exhibit B. This Agreement provides for the acquisition of IAB by BCB pursuant to the merger of IAB with and into BCB with BCB surviving as the surviving corporation. At the effective time of such Merger, the outstanding shares of the common stock of IAB shall be converted into the right to receive a combination of cash and shares of common stock of BCB, and the outstanding shares of preferred stock of IAB shall be converted into the right to receive shares of preferred stock of BCB, subject to the terms and conditions set forth herein. The transactions described in this Agreement are subject to the approvals of the shareholders of IAB and applicable regulatory authorities and the satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the Merger for federal income tax purposes shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Internal Revenue Code.
Capitalized terms used in this Agreement and not otherwise defined herein are defined in Section 10.1 of this Agreement.
NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:
ARTICLE 1
TRANSACTIONS AND TERMS OF MERGER
1.1
Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time, IAB shall be merged with and into BCB in accordance with the provisions of the New Jersey Business Corporation Act (the “NJBCA”), as applicable, with the effects set forth in the NJBCA (the “Merger”). BCB shall be the Surviving Corporation resulting from the Merger, and shall succeed to and assume all the rights and obligations of IAB in accordance with the NJBCA. Upon consummation of the Merger the separate corporate existence of IAB shall terminate. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective boards of directors of IAB and BCB.
1.2
Time and Place of Closing.

The closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 A.M., Eastern Time, on the date that the Effective Time occurs, or at such other date and time as the Parties, acting through their authorized officers, may mutually agree in writing. The Closing shall be held at the offices of Covington & Burling LLP, located at One CityCenter, 850 Tenth Street, NW, Washington, DC 20001, unless another location is mutually agreed upon by the Parties.
1.3
Effective Time.

The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time specified in the certificate of merger to be filed with the Division of Revenue of the State of New Jersey (the “Effective Time”). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall cause the Effective Time to occur on the third Business Day following satisfaction or waiver (subject to applicable Law) of the last to occur of the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing).

1.4
Charter.

The certificate of incorporation of BCB in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until duly amended or repealed.
1.5
Bylaws.

The bylaws of BCB in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until duly amended or repealed.
1.6
Directors and Officers.

The directors of BCB in office immediately prior to the Effective Time, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the bylaws of the Surviving Corporation.
The officers of BCB in office immediately prior to the Effective Time shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the bylaws of the Surviving Corporation.
1.7
Bank Merger.

Simultaneously with the Merger, Indus-American Bank, a New Jersey chartered bank and a wholly owned IAB Subsidiary (“IAB Bank”), will merge (the “Bank Merger”) with and into BCB Community Bank, a New Jersey chartered bank and wholly owned BCB Subsidiary (“BCB Bank”). BCB Bank shall be the surviving entity in the Bank Merger and shall continue its corporate existence under the name “BCB Community Bank” and, following the Bank Merger, the separate corporate existence of IAB Bank shall terminate. The Parties agree that the Bank Merger shall become effective simultaneously with the Effective Time. The Bank Merger shall be implemented pursuant to a subsidiary plan of merger, attached as Exhibit A hereto (the “Subsidiary Plan of Merger”). In order to obtain the necessary regulatory approvals for the Bank Merger, the Parties shall cause the following to be accomplished prior to the filing of applications for regulatory approval of the Bank Merger: (i) IAB shall cause IAB Bank to approve the Subsidiary Plan of Merger; IAB, as the sole shareholder of IAB Bank, shall approve the Subsidiary Plan of Merger, and IAB shall cause the Subsidiary Plan of Merger to be duly executed by IAB Bank and delivered to BCB; (ii) BCB shall cause BCB Bank to approve the Subsidiary Plan of Merger; BCB, as the sole stockholder of BCB Bank, shall approve the Subsidiary Plan of Merger; (iii) BCB shall cause BCB Bank to duly execute and deliver the Subsidiary Plan of Merger to IAB. Prior to the Effective Time, IAB shall cause IAB Bank; and (iv) BCB shall cause BCB Bank, to execute such articles of combination, required merger certificates, and such other documents and certificates as are necessary to make the Bank Merger effective simultaneously with the Effective Time.
ARTICLE 2
MANNER OF CONVERTING SHARES
2.1
Conversion of Shares.

Subject to the provisions of this Article 2, at the Effective Time, by virtue of the Merger and without any action on the part of BCB, IAB or the stockholders of either of the foregoing, the shares of the consolidated corporations shall be converted as follows:
(a)   Each share of capital stock of BCB issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.
(b)   Each share of IAB Common Stock issued and outstanding immediately prior to the Effective Time that is held by IAB, any wholly owned IAB Subsidiary, by BCB or any BCB Subsidiary (in each case other than shares held in any Employee Benefit Plans or related trust accounts or otherwise held in any fiduciary or agency capacity or as a result of debts previously contracted) (collectively, the “Canceled Shares”) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

(c)   Subject to Section 2.1(h) and Section 2.2, each share of IAB Common Stock issued and outstanding immediately prior to the Effective Time (excluding the Canceled Shares) shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in Article 3 into the right to receive the following consideration from BCB (collectively, the “Merger Consideration”), in each case without interest:
(i)   for each share of IAB Common Stock with respect to which an election to receive cash has been effectively made and not revoked or deemed revoked pursuant to Article 3 (a “Cash Election” and such shares collectively, the “Cash Election Shares”), the right to receive from BCB an amount in cash (the “Cash Consideration”) equal to the Per Share Cash Amount;
(ii)   for each share of IAB Common Stock with respect to which an election to receive BCB Common Stock has been effectively made and not revoked or deemed revoked pursuant to Article 3 (a “Stock Election” and such shares collectively, the “Stock Election Shares”) the right to receive from BCB 0.189 (the “Exchange Ratio”) shares of BCB Common Stock (the “Stock Consideration”); and
(iii)   for each share of IAB Common Stock other than Cash Election Shares and Stock Election Shares (collectively, the “Non-Electing Shares”), the right to receive from BCB the Stock Consideration.
(d)   Subject to the other provisions of this Section 2.1, upon consummation of the Merger at the Effective Time, by virtue of the Merger each share of IAB Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of BCB Series E Noncumulative Perpetual Preferred Stock, par value $0.01 per share (“BCB Series E Preferred Stock”), having the terms and conditions set forth on Exhibit C hereto, subject to adjustment if the Exchange Ratio is adjusted pursuant to Section 2.1(h). All shares of IAB Series C Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive an equal number of shares of the BCB Series E Preferred Stock. The holders of certificates previously evidencing shares of IAB Series C Preferred Stock, outstanding immediately prior to the Effective Time, shall cease to have any rights with respect to such shares of IAB Series C Preferred Stock except as otherwise provided herein or by law. Such certificates previously evidencing shares of IAB Series C Preferred Stock shall be exchanged for certificates evidencing whole shares of BCB Series E Preferred Stock issued in consideration therefor. Each share of IAB Series C Preferred Stock held in the treasury of IAB and each share of IAB Series C Preferred Stock owned by any wholly owned IAB Subsidiary immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.
(e)   Subject to the other provisions of this Section 2.1, upon consummation of the Merger at the Effective Time, by virtue of the Merger each share of IAB Series D Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of BCB Series F Noncumulative Perpetual Convertible Preferred Stock, par value $0.01 per share (“BCB Series F Preferred Stock”), having the terms and conditions set forth on Exhibit C hereto, subject to adjustment if the Exchange Ratio is adjusted pursuant to Section 2.1(h). All shares of IAB Series D Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive an equal number of shares of the BCB Series F Preferred Stock. The holders of certificates previously evidencing shares of IAB Series D Preferred Stock, outstanding immediately prior to the Effective Time, shall cease to have any rights with respect to such shares of IAB Series D Preferred Stock except as otherwise provided herein or by law. Such certificates previously evidencing shares of IAB Series D Preferred Stock shall be exchanged for certificates evidencing whole shares of BCB Series F Preferred Stock issued in consideration therefor. Each share of IAB Series D Preferred Stock held in the treasury of IAB and each share of IAB Series D Preferred Stock owned by any wholly owned IAB Subsidiary immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.
(f)   All shares of IAB Common Stock, when so converted pursuant to Section 2.1(c), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or book-entry share (each a “Certificate”) registered in the transfer books of IAB that immediately prior to the Effective Time represented shares of IAB Common Stock shall cease to have any rights with respect to such IAB Common Stock other than the right to receive the Merger Consideration in accordance with Article 3, including the right, if any, to receive, pursuant to Section 2.6, cash in lieu of fractional shares of BCB Common Stock into which such shares of IAB Common Stock have been converted, together with the amounts, if any, payable pursuant to Section 3.2(d).
(g)   Without limiting the other provisions of this Agreement and subject to Sections 6.2(d) and 6.2(e), if at any time during the period between the date of this Agreement and the Effective Time, IAB should split, combine or otherwise reclassify the shares of IAB Common Stock, or make a dividend or other distribution in shares of IAB Common Stock (including any dividend or other distribution of securities convertible into IAB Common Stock), or engage in a reclassification, reorganization, recapitalization or exchange or other like change, then (without limiting any other rights of BCB hereunder), the Merger Consideration (including the Exchange Ratio and the Cash Consideration) shall be equitably and proportionately adjusted, if necessary and without duplication, to reflect fully the effect of any such change.
(h)   Notwithstanding the foregoing, in the event IAB Bank’s tangible common equity (as determined in accordance with Section 7.16(b) and as reflected in the Closing Financial Statements (the “Closing Tangible Common Equity”)) is less than $18,500,000, the Per Share Cash Amount and the Exchange Ratio shall be determined as follows:
(i)   the Per Share Cash Amount will be reduced by an amount equal to the quotient obtained by dividing (A) the difference between (1) $18,500,000 and (2) the Closing Tangible Common Equity, by (B) the Outstanding Shares Number, rounded to the nearest cent.
(ii)   the Exchange Ratio shall be the difference between (A) 0.189 minus (B) the quotient obtained by dividing the Change in Tangible Common Equity Per Share by the Reference Price.
2.2
Proration.

(a)   Notwithstanding any other provision contained in this Agreement, the maximum aggregate amount of Cash Consideration that holders of IAB Common Stock shall be entitled to receive pursuant to this Article 2, shall be $2,549,709 (the “Cash Value”), as such Cash Value may be proportionately reduced in the event the Per Share Cash Amount is adjusted pursuant to Section 2.1(h).
(b)   Within seven Business Days after the Closing Date, the Exchange Agent shall effect the allocation among holders of IAB Common Stock of rights to receive the Cash Consideration or Stock Consideration in accordance with the Forms of Election and as set forth in this Section 2.2.
(c)   Maximum Cash Consideration Undersubscribed.   If the number of Cash Election Shares times the Per Share Cash Amount is less than the Cash Value, then:
(i)   all Cash Election Shares shall be converted into the right to receive the Cash Consideration;
(ii)   Non-Electing Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Amount equal to the Cash Value. If less than all of the Non-Electing Shares need to be treated as Cash Election Shares as provided in this clause (ii), then the Exchange Agent shall convert on a pro rata basis, as described in Section 2.2(f), a sufficient number of Non-Electing Shares to Cash Election Shares, and all remaining Non-Electing Shares to Stock Election Shares;
(iii)   if all of the Non-Electing Shares are converted to Cash Election Shares under Section 2.2(c)(ii) and the total number of Cash Election Shares times the Per Share Cash Amount is less than the Cash Value, then the Exchange Agent shall convert on a pro rata basis, as described in Section 2.2(f), a sufficient number of Stock Election Shares into Cash Election Shares (“Reallocated Cash Shares”) such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Amount equals the Cash Value, and all Reallocated Cash Shares will be converted into the right to receive the Cash Consideration; and
(iv)   the Stock Election Shares that are not Reallocated Cash Shares shall be converted into the right to receive the Stock Consideration.

(d)   Maximum Cash Consideration Oversubscribed.   If the number of Cash Election Shares times the Per Share Cash Amount is greater than the Cash Value, then:
(i)   all Stock Election Shares and all Non-Electing Shares shall be converted into the right to receive the Stock Consideration;
(ii)   the Exchange Agent shall convert on a pro rata basis, as described in Section 2.2(f), a sufficient number of Cash Election Shares into Stock Election Shares (“Reallocated Stock Shares”) such that the number of remaining Cash Election Shares times the Per Share Cash Amount equals the Cash Value, and all Reallocated Stock Shares shall be converted into the right to receive the Stock Consideration; and
(iii)   the Cash Election Shares that are not Reallocated Stock Shares shall be converted into the right to receive the Cash Consideration.
(e)   Maximum Cash Consideration Satisfied.   If the number of Cash Election Shares times the Per Share Cash Amount is equal to the Cash Value, then subparagraphs (c) and (d) above shall not apply and all Cash Election Shares shall be converted into the right to receive the Cash Consideration and all Non-Electing Shares and all Stock Election Shares shall be converted into the right to receive the Stock Consideration.
(f)   Pro Rata Reallocations.   In the event that the Exchange Agent is required pursuant to Section 2.2(c)(iii) hereof to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares (based upon the number of Stock Election Shares held) shall be allocated a pro rata portion of the total Reallocated Cash Shares, based on the percentage of the total number of Stock Election Shares held by such holder. In the event the Exchange Agent is required pursuant to Section 2.2(d)(ii) hereof to convert some Cash Election Shares (based upon the number of Cash Election Shares held) into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares, based on the percentage of the total number of Cash Election Shares held by such holder.
(g)   Tax Amendments.   If, in the judgment of legal counsel to BCB, the application of the provisions of Section 2.2(c) or (d) may reasonably create material and adverse tax consequences to BCB, IAB or IAB’s shareholders, then the Parties agree to mutually cooperate to amend or remove these provisions or otherwise mitigate any such material and adverse consequences, so long as such amendment, removal or mitigation is not prejudicial to the interests of the shareholders of IAB.
2.3
Anti-Dilution Provisions.

In the event BCB changes the number of shares of BCB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof  (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be equitably and proportionately adjusted, if necessary and without duplication, to reflect fully the effect of any such change.
2.4
Treatment of IAB Equity Awards.

(a)   Except as set forth in this Agreement, at the Effective Time, each option granted by IAB to purchase shares of IAB Common Stock under an IAB Stock Option Plan that is unexpired, unexercised and outstanding immediately prior to the Effective Time (a “IAB Stock Option”), whether vested or unvested, shall be canceled and converted into the right to receive from BCB a cash payment equal to the difference, if positive, between the Per Share Cash Amount and the exercise price of the IAB Stock Option. Any IAB Stock Option with an exercise price that equals or exceeds the Per Share Cash Amount shall be canceled and extinguished at the Effective Time with no consideration being paid to the option holder with respect to such IAB Stock Option.
(b)   Prior to the Effective Time, IAB, the board of directors of IAB and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 2.4, including using reasonable best efforts to obtain a termination and release agreement, in form and substance satisfactory to BCB, from each holder of a IAB Stock Option.

2.5
Shares Held by IAB or BCB.

Each Canceled Share shall automatically be canceled and retired and shall cease to exist, and no consideration shall be issued or delivered in exchange therefor.
2.6
Fractional Shares.

No certificate or scrip representing fractional shares of BCB Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of BCB shall relate to such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of BCB. Notwithstanding any other provision of this Agreement, each holder of shares of IAB Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of BCB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash rounded up to the nearest cent (without interest) in an amount equal to such fractional part of a share of BCB Common Stock that such holder of shares of IAB Common Stock would otherwise have been entitled multiplied by the Per Share Cash Amount. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.
ARTICLE 3
EXCHANGE OF SHARES
3.1
Election Procedures.

Subject to the terms of the Exchange Agent Agreement, each holder of record of shares of IAB Common Stock issued and outstanding immediately prior to the Effective Time (a “Holder”) shall have the right, subject to the limitations set forth in this Article 3, to submit an election on or prior to the Election Deadline in accordance with the following procedures:
(a)   Each Holder may specify in a request made in accordance with the provisions of this Section 3.1 (herein called an “Election”) (i) the number of shares of IAB Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election (ii) the number of shares of IAB Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election or (iii) the number of shares of IAB Common Stock owned by such Holder with respect to which such Holder makes no election.
(b)   BCB shall prepare a form reasonably acceptable to IAB (the “Form of Election”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) so as to permit those holders to exercise their right to make an Election prior to the Election Deadline.
(c)   Prior to the Mailing Date, BCB shall appoint an exchange agent reasonably acceptable to IAB (the “Exchange Agent”), for the purpose of receiving Elections and exchanging shares of IAB Common Stock represented by Certificates for Merger Consideration, pursuant to an exchange agent agreement entered into prior to the Mailing Date (the “Exchange Agent Agreement”). The Form of Election and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration shall be mailed no more than 40 Business Days and no less than 20 Business Days prior to the anticipated Closing Date or on such other date as BCB and IAB shall mutually agree (the “Mailing Date”) to each Holder of record of a Certificate, in such form as IAB and BCB may reasonably agree. Subject to the terms of the Exchange Agent Agreement, any Election shall have been made properly only if the Exchange Agent shall have received, by the Election Deadline, a Form of Election and related transmittal materials properly completed and validly executed and accompanied by Certificates representing the shares of IAB Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in acceptable form or by an appropriate customary guarantee of delivery of such Certificates, as set forth in such Form of Election, from a firm that is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act); provided, that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery with any additional documents specified in the procedures set forth in the Form of Election. Failure to deliver shares of IAB Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by BCB, in its sole and absolute discretion. As used herein, unless otherwise agreed in advance by IAB and BCB, “Election Deadline” means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the date that is five Business Days prior to the anticipated Closing Date. BCB shall issue a press release announcing the date of the Election Deadline not more than 15 Business Days before, and at least five Business Days prior to, the Election Deadline.
(d)   Any Holder may, at any time prior to the Election Deadline, change or revoke his, her or its Election only by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election or by withdrawal prior to the Election Deadline of his, her or its Certificates, or of the guarantee of delivery of such Certificates, or any documents, previously deposited with the Exchange Agent. In the event a Form of Election is revoked prior to the Election Deadline, unless a subsequent properly completed Form of Election together with the revoking Holder’s Certificates and related transmittal materials is submitted and actually received by the Exchange Agent by the Election Deadline, the shares of IAB Common Stock represented by such revoked Form of Election shall become Non-Electing Shares and BCB shall cause the Certificates to be promptly returned without charge to the Holder revoking such prior Election. Subject to the terms of the Exchange Agent Agreement and this Agreement, the Exchange Agent shall have reasonable discretion to determine if any Election is not properly made with respect to any shares of IAB Common Stock (neither BCB nor IAB nor the Exchange Agent being under any duty to notify any shareholder of any such defect); in the event the Exchange Agent makes such a determination, such Election shall be deemed to be not in effect, and the shares of IAB Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares, unless a proper Election is thereafter timely made with respect to such shares. Any shares of IAB Common Stock with respect to which the Exchange Agent has not received an effective, properly completed and validly executed Form of Election, together with the Certificates and related transmittal materials on or before the Election Deadline shall also be deemed Non-Electing Shares.
(e)   Subject to the terms of the Exchange Agent Agreement, BCB, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (i) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.2, (ii) the issuance and delivery of certificates or, at the option of BCB, evidence of shares in book-entry form issuable pursuant to Section 2.1(c) (collectively referred to as “BCB Certificates”) representing the number of shares of BCB Common Stock into which shares of IAB Common Stock are converted into the right to receive in the Merger and (iii) the method of payment of cash for shares of IAB Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of BCB Common Stock.
3.2
Exchange Procedures.

(a)   Deposit of Merger Consideration.   At or prior to the Effective Time, BCB shall deposit, or shall cause to be deposited, with an exchange agent reasonably acceptable to BCB (the “Exchange Agent”), for the benefit of the Holders, for exchange in accordance with this Article 3: (i) BCB Certificates for shares of BCB Common Stock equal to the aggregate Stock Consideration; and, (ii) immediately available funds equal to the aggregate Cash Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.6) (collectively, the “Exchange Fund”), and BCB shall instruct the Exchange Agent to timely pay the Merger Consideration and cash in lieu of fractional shares, in accordance with this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by BCB or the Surviving Corporation. Interest and other income on the Exchange Fund shall be the sole and exclusive property of BCB and the Surviving Corporation and shall be paid to BCB or the Surviving Corporation, as BCB directs. No investment of the Exchange Fund shall relieve BCB, the Surviving Corporation or the Exchange Agent from making the payments required by this Article 3 and, following any losses from any such investment, BCB shall promptly provide additional funds to the Exchange Agent to the extent necessary to satisfy BCB’s obligations hereunder for the benefit of the Holders, which additional funds will be deemed to be part of the Exchange Fund.
(b)   Delivery of Merger Consideration.   As soon as reasonably practicable after the Effective Time and in any event not later than five Business Days following the Effective Time, the Exchange Agent shall mail to each Holder and that has not theretofore submitted its Certificate with a Form of Election, a notice advising such Holders of the effectiveness of the Merger, including appropriate letter of transmittal materials specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates and instructions for surrendering the Certificates to the Exchange Agent (such materials and instructions to include customary provisions with respect to delivery of an “agent’s message” with respect to Certificates that are book-entry shares). Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with the appropriate letter of transmittal materials or Form of Election, as applicable, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the Holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, any cash in lieu of fractional shares which such Holder has a right to receive pursuant to Section 2.6, and any dividends or distributions which such Holder has the right to receive, pursuant to Section 3.2(d), with respect to the shares of IAB Common Stock formerly represented by such Certificate, and such Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued for the benefit of Holders of the Certificates on the Merger Consideration or any cash in lieu of fractional shares payable upon the surrender of the Certificates. Until surrendered as contemplated by Section 2.2 or this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the applicable Merger Consideration and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 3.2.
(c)   Share Transfer Books.   At the Effective Time, the share transfer books of IAB shall be closed, and thereafter there shall be no further registration of transfers of shares of IAB Common Stock. From and after the Effective Time, Holders who held shares of IAB Common Stock immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Surviving Corporation for any reason shall be canceled and exchanged for the Merger Consideration, any cash in lieu of fractional shares (if any) pursuant to Section 2.6, and any dividends or distributions (if any) pursuant to Section 3.2(d) with respect to the shares of IAB Common Stock formerly represented thereby.
(d)   Dividends with Respect to BCB Common Stock.   No dividends or other distributions declared with respect to BCB Common Stock with a record date after the Effective Time shall be paid to the Holder of any unsurrendered Certificate with respect to the whole shares of BCB Common Stock issuable with respect to such Certificate in accordance with this Agreement until the surrender of such Certificate (or affidavit of loss in lieu thereof) in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof) there shall be paid to the record holder of the whole shares of BCB Common Stock, if any, issued in exchange therefor, without interest: (i) all dividends and other distributions payable in respect of any such whole shares of BCB Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid; and, (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of BCB Common Stock.
(e)   Termination of Exchange Fund.   Any portion of the Exchange Fund (including any interest and other income received with respect thereto) which remains undistributed to the former Holders on the first anniversary of the Effective Time shall be delivered to BCB, and any former Holders who have not theretofore received any Merger Consideration (including any cash in lieu of fractional shares and any applicable dividends or other distributions with respect to BCB Common Stock) to which they are entitled under this Article 3 shall thereafter, subject to Section 3.2(j), look only to BCB and the Surviving Corporation for payment of their claims with respect thereto.
(f)   No Liability.   None of BCB, IAB, the Surviving Corporation or the Exchange Agent, or any employee, officer, director, agent or Affiliate of any of them, shall be liable to any Holder in respect of any cash that would have otherwise been payable in respect of any Certificate from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by Holders immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Regulatory Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(g)   Withholding Rights.   Each and any of BCB, the Surviving Corporation or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and any other amounts or property otherwise payable or distributable to any Person pursuant to this Agreement such amounts or property (or portions thereof) as BCB, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or distribution under the Internal Revenue Code, and the rules and regulations promulgated thereunder, or any provision of applicable Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Regulatory Authority by BCB, the Surviving Corporation, or the Exchange Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by BCB, the Surviving Corporation, or the Exchange Agent, as applicable.
(h)   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable and customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article 3.
(i)   Change in Name on Certificate.   If any BCB Certificate representing shares of BCB Common Stock is to be issued in a name other than that in which the Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a BCB Certificate representing shares of BCB Common Stock in any name other than that of the registered holder of the Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(j)   Rights of Former IAB Stockholders.   If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to or such earlier date on which the Merger Consideration would escheat to or become the property of any Regulatory Authority), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of BCB, free and clear of all claims or interest of any Person previously entitled thereto.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF IAB
Except as Previously Disclosed, IAB hereby represents and warrants to BCB as follows:
4.1
Organization, Standing, and Power.

(a)   Status of IAB.   IAB is a corporation duly organized, validly existing, and in good standing under the Laws of the State of New Jersey and has the corporate power and authority necessary to carry on its business as now conducted and to own, lease and operate its Assets. IAB is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except where such failure to be so qualified or licensed has not had or would not be reasonably expected to have a Material Adverse Effect. IAB is duly registered with the Federal Reserve as a bank holding company under the BHC Act. True, complete and correct copies of the articles of incorporation of IAB and the bylaws of IAB, each as in effect as of the date of this Agreement, have been delivered or made available to BCB.
(b)   Status of IAB Bank.   IAB Bank is a direct, wholly owned IAB Subsidiary, is duly organized, validly existing and in good standing under the Laws of the State of New Jersey and has the corporate power and authority to own or lease all of its properties and Assets and to conduct its business in the manner in which its business is now being conducted. IAB Bank is authorized by the New Jersey

Department of Banking and Insurance (“NJDB”) to engage in the business of banking as a New Jersey state commercial bank. IAB Bank is in good standing in each jurisdiction in which its ownership of properties or conduct of business requires such qualification except where failure to be so qualified has not had and would not reasonably be expected to have a Material Adverse Effect. Complete and correct copies of the articles of incorporation and bylaws of IAB Bank, as currently in effect, have been delivered or made available to BCB.
4.2
Authority of IAB; No Breach By Agreement.

(a)   Authority.   IAB has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the approval of this Agreement and the Merger by IAB’s shareholders in accordance with this Agreement and NJBCA, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized and approved by all necessary corporate action in respect thereof on the part of IAB (including, approval of, and a determination by all of the members of the board of directors of IAB that this Agreement is advisable and in the best interests of IAB’s shareholders), subject to the approval of this Agreement by the holders of a majority of the votes cast by all holders of IAB Common Stock entitled to vote at the Shareholders’ Meeting as contemplated by Section 7.1. The IAB Shareholder Approval is the only approval of IAB shareholders that is necessary to approve this Agreement in accordance with applicable Law and the governing instruments of IAB or any IAB Entity. Subject to such requisite IAB Shareholder Approval, and assuming the due authorization, execution and delivery by BCB, this Agreement represents a legal, valid, and binding obligation of IAB, enforceable against IAB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).
(b)   No Conflicts.   Neither the execution and delivery of this Agreement by IAB, nor the consummation by IAB of the transactions contemplated hereby, nor compliance by IAB with any of the provisions hereof, will: (i) conflict with or result in a breach of any provision of IAB’s articles of incorporation or amended and restated bylaws or articles of incorporation, bylaws or other governing instruments of IAB Bank or any resolution adopted by the board of directors or the shareholders of any IAB Entity; (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any IAB Entity under, any Contract or Permit of any IAB Entity; or, (iii) subject to receipt of the Requisite Regulatory Approvals, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any IAB Entity or any of their respective material Assets.
(c)   Consents.   Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, the NJBCA, the Laws of the State of New Jersey with respect to IAB Bank, and Consents required from Regulatory Authorities, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by IAB of the Merger and by IAB Bank of the Bank Merger and the other transactions contemplated in this Agreement.
(d)   IAB Debt.   IAB has no debt that is secured by IAB Bank Common Stock.
4.3
Capitalization of IAB.

(a)   Ownership.   The authorized capital stock of IAB consists of  (i) 20,000,000 shares of IAB Common Stock, par value $0.10 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.10 per share. As of the close of business on June 5, 2017, (i) 4,179,851 shares of IAB Common Stock (excluding treasury shares) were issued and outstanding, (ii) no shares of IAB Common Stock were held by IAB in its treasury, (iii) 14,000 shares of IAB Common Stock were reserved for issuance upon the exercise of outstanding IAB Stock Options, (iv) 438,889 shares of IAB preferred stock designated as Series C Preferred Stock were issued and outstanding and (v) 6,465,000 shares of IAB preferred stock designated as Series D Preferred Stock were issued and outstanding. As of the Effective Time, no more than (A) 4,193,851 shares of IAB Common Stock will be issued and outstanding (excluding treasury shares), (B) no shares of IAB Common Stock will be held by IAB in its treasury, (C) no more than 14,000 shares of IAB Common Stock will be reserved for issuance upon the exercise of outstanding IAB Stock Options, (D) 438,889 shares of IAB preferred stock designated as Series C Preferred Stock will be issued and outstanding or held by its treasury and (E) 6,465 shares of IAB preferred stock designated as Series D Preferred Stock will be issued and outstanding or held by its treasury.
(b)   Other Rights or Obligations.   All of the issued and outstanding shares of capital stock of IAB are duly and validly issued and outstanding and are fully paid and nonassessable under the NJBCA and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the outstanding shares of capital stock of IAB has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of IAB.
(c)   Outstanding Stock Rights.   Other than IAB Stock Options issued prior to the date of this Agreement pursuant to the IAB Stock Option Plans and set forth in Section 4.3(c) of IAB’s Disclosure Memorandum, there are no: (i) existing Equity Rights of any kind or any nature with respect to securities of IAB or IAB Bank; (ii) existing “phantom” Equity Rights with respect to securities of IAB or IAB Bank that provide for payments or benefits calculated with reference to any securities of IAB or IAB Bank, whether payable in cash or securities; (iii) Contracts under which IAB or IAB Bank are or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any securities of IAB; (iv) shareholder agreements, voting trusts or other agreements, arrangements or understandings to which IAB or IAB Bank is a party or of which IAB is aware, that may reasonably be expected to affect the exercise of voting or any other rights with respect to the capital stock of IAB; or, (v) outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of IAB may vote.
(d)   Voting Debt.   No bonds, debentures, notes or other indebtedness having the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of IAB may vote, are issued or outstanding. There are no Contracts pursuant to which IAB or any IAB Subsidiaries is or could be required to register shares of IAB’s capital stock or other securities under the Securities Act or to issue, deliver, transfer or sell any shares of capital stock, Equity Rights or other securities of IAB or any IAB Subsidiaries. No IAB Subsidiary owns any capital stock of IAB.
4.4
Capitalization of IAB Bank.

(a)   Ownership.   The authorized capital stock of IAB Bank consists of 10,000,000 shares of common stock, par value $2.00 per share (the “IAB Bank Common Stock”), and 5,000,000 shares of preferred stock. As of the date of this Agreement, 1,150,300 shares of IAB Bank Common Stock are outstanding and no shares of IAB Bank preferred stock are outstanding. No other shares of capital stock of IAB Bank are issued or outstanding as of the date of this Agreement. All of the outstanding shares of IAB Bank Common Stock are directly and beneficially owned and held by IAB.
(b)   Other Rights or Obligations.   All of the issued and outstanding shares of capital stock of IAB Bank are duly and validly issued and outstanding and are fully paid and nonassessable under the New Jersey Banking Act of 1948, as amended. None of the outstanding shares of capital stock of IAB Bank has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of the Bank.
(c)   Outstanding Stock Rights.   There are no: (i) outstanding Equity Rights with respect to the securities of IAB Bank; (ii) Contracts under which IAB or IAB Bank are or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any securities of IAB Bank; (iii) shareholder agreements, voting trusts or other agreements, arrangements or understandings to which IAB or IAB Bank is a party or of which IAB is aware, that may reasonably be expected to affect the exercise of voting or any other rights with respect to the capital stock of IAB Bank; or (iv) outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholder of IAB Bank may vote.
(d)   Bank Subsidiaries.   IAB Bank does not have any Subsidiaries nor own any equity interests in any other Person.

4.5
IAB Subsidiaries.

IAB has no direct or indirect Subsidiaries nor does it own any equity interest in any other Person, other than IAB Bank and indirect ownership through IAB Bank of the entities set forth in Section 4.4(d) of the IAB Disclosure Memorandum. IAB or IAB Bank owns all of the issued and outstanding shares of capital stock (or other equity interests) of the IAB Subsidiaries. No capital stock (or other equity interest) of an IAB Subsidiary is or may become required to be issued (other than to another IAB Entity) by reason of any Equity Rights, and there are no Contracts by which an IAB Subsidiary is bound to issue (other than to another IAB Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any IAB Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of an IAB Subsidiary (other than to another IAB Entity). There are no Contracts relating to the rights of any IAB Entity to vote or to dispose of any shares of its capital stock (or other equity interests), or any shares of capital stock (or other equity interests) of an IAB Subsidiary. All of the shares of capital stock (or other equity interests) of each IAB Subsidiary held by an IAB Entity are fully paid and nonassessable and are owned by the IAB Entity free and clear of any Lien. IAB Bank is an “insured depository institution” as defined in the Federal Deposit Insurance Act (the “FDIA”) and applicable regulations thereunder, the deposits in which are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the maximum amount permitted by applicable Law and all premiums and assessments required to be paid in connection therewith have been paid when due. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of IAB, threatened. The articles or certificate of incorporation, bylaws, or other governing documents of each IAB Subsidiary comply with applicable Law.
4.6
Regulatory Reports.

(a)   IAB’s Reports.   IAB has filed on a timely basis, all material forms, filings, registrations, submissions, statements, certifications, reports and documents required to be filed or furnished by it with any Regulatory Authority (other than the SEC), including any and all federal and state banking authorities, and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law, since December 31, 2013.
(b)   IAB Bank’s Reports.   Since December 31, 2013, IAB Bank has duly filed with the FDIC, the NJDB and any other applicable Regulatory Authorities, as the case may be, all reports, returns, filings, information, data, registrations, submissions and statements, required to be filed under any applicable Law, including with any and all federal and state banking authorities, and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law. There: (i) is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any report or statement relating to any examinations, inspections or investigations of IAB, IAB Bank or any of their respective Subsidiaries; and, (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of IAB, IAB Bank or any of their respective Subsidiaries.
4.7
Financial Matters.

(a)   IAB Financial Statements.   IAB has made available to BCB the IAB Financial Statements. The IAB Financial Statements: (i) are true, accurate and complete in all material respects; (ii) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except with respect to the interim financial statements for the omission of footnotes; and, (iii) fairly present in all material respects the financial condition of IAB and IAB Bank as of the respective dates set forth therein and the results of operations, shareholders’ equity and cash flows of IAB and IAB Bank for the respective periods set forth therein, subject in the case of the interim financial statements to year-end adjustments. The IAB Financial Statements to be prepared after the date of this Agreement and prior to the Closing: (A) will be true, accurate and complete in all material respects; (B) will have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except with respect to the interim financial statements for the omission of footnotes; and (C) will fairly present in all material respects the financial condition of IAB Bank as of the respective dates set forth therein and the results of operations, shareholders’ equity and cash flows of IAB and IAB Bank for the respective periods set forth therein, subject in the case of the interim financial statements to yearend adjustments.
(b)   Systems and Processes.   Each of IAB and IAB Bank have in place sufficient systems and processes that are customary for a financial institution of the size of IAB and IAB Bank and that are designed to (i) provide reasonable assurances regarding the reliability of the IAB Financial Statements and (ii) in a timely manner accumulate and communicate to IAB and IAB Bank’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in IAB’s and IAB Bank’s financial statements or any report or filing to be filed or provided to any Regulatory Authority. Since December 31, 2013, neither IAB nor, to IAB’s Knowledge, any employee, auditor, accountant or representative of any IAB Entity has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of the IAB Financial Statements or the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of IAB, IAB Bank or any of their respective Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that IAB, IAB Bank or any of their respective Subsidiaries has engaged in questionable accounting or auditing practices. To IAB’s Knowledge, there has been no instance of fraud by any IAB Entity, whether or not material, that occurred during any period covered by the IAB Financial Statements.
(c)   Records.   The records, systems, controls, data and information of IAB and the IAB Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of IAB or the IAB Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on IAB. IAB has disclosed to IAB’s outside auditors and the audit committee of IAB’s board of directors, any fraud, whether or not material, that involves management or other employees who have a significant role in the preparation of IAB’s Books and Records.
(d)   Auditor Independence.   During the periods covered by the IAB Financial Statements, IAB’s external auditor was independent of IAB and its management. As of the date hereof, IAB’s external auditor has not resigned or been dismissed as a result of or in connection with any disagreements with IAB on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
4.8
Absence of Undisclosed Liabilities.

No IAB Entity has incurred any Liability, except for Liabilities: (i) incurred in the Ordinary Course since December 31, 2016; (ii) incurred in connection with this Agreement and the transactions contemplated hereby; or, (iii) that are accrued or reserved against in the consolidated statement of financial condition of IAB as of December 31, 2016, and included in the IAB Financial Statements at and for the period ended December 31, 2016.
4.9
Absence of Certain Changes or Events.

(a)   Since December 31, 2016, no events have occurred that have had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IAB.
(b)   Since December 31, 2016, except with respect to this Agreement and the transactions contemplated hereby: (i) IAB and its Subsidiaries have carried on their respective businesses only in the ordinary and usual course of business consistent with their past practices; and, (ii) none of IAB and its Subsidiaries have taken any action that would be prohibited by Section 6.2 if taken after the date hereof.
4.10
Tax Matters.

(a)   All IAB Entities have timely filed with the appropriate Taxing authorities all material Tax Returns in all jurisdictions in which such Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. None of the IAB Entities is the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the Ordinary Course). All material Taxes of the IAB Entities (whether or not shown on any Tax Return) that are due have been fully and timely paid. There are no Liens for any material amount of Taxes (other than a Lien for Taxes not yet due and payable or which are being contested in appropriate proceedings) on any of the Assets of any of the IAB Entities. No claim has ever been made in writing by an authority in a jurisdiction where any IAB Entity does not file a Tax Return that such IAB Entity may be subject to Taxes by that jurisdiction.
(b)   None of the IAB Entities has received any written notice of assessment or proposed assessment in connection with any material amount of Taxes, and no disputes, claims, audits or examinations regarding any Taxes of any IAB Entity or the Assets of any IAB Entity have been threatened in writing or are pending. None of the IAB Entities has waived any statute of limitations in respect of any Taxes.
(c)   Each IAB Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441, 1442, 1471 or 1472 of the Internal Revenue Code or similar provisions under state and foreign Law. Each IAB Entity has complied in all material respects with all due diligence and reporting requirements with respect to customer accounts, including the proper collection and maintenance of certifications from customers, relating to Tax that are imposed under the Internal Revenue Code and similar provisions under state and foreign Law.
(d)   The unpaid Taxes of each IAB Entity: (i) did not, as of the most recent month end, materially exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such IAB Entity; and, (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the IAB Entities in filing their Tax Returns.
(e)   None of the IAB Entities is a party to any Tax indemnity, allocation or sharing agreement (other than any agreement solely between the IAB Entities and other than any customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes) and none of the IAB Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was IAB) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which IAB is parent), or as a transferee or successor.
(f)   During the two-year period ending on the date hereof, none of the IAB Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code.
(g)   None of the IAB Entities will be required to include after the Closing any material adjustment in taxable income pursuant to Section 481 of the Internal Revenue Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. None of the IAB Entities have participated in any “reportable transactions” within the meaning of Treasury Regulation Section 1.6011-4.
4.11
Assets.

Each IAB Entity has good and marketable title to those Assets reflected in the latest IAB Financial Statements as being owned by such IAB Entity or acquired after the date thereof  (except for Assets sold or otherwise disposed of since the date thereof in the Ordinary Course), free and clear of all Liens, except: (a) statutory Liens securing payments not yet due; (b) Liens for real property Taxes not yet due and payable; (c) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or Assets subject thereto or affected thereby or otherwise materially impair business operations at such properties; and, (d) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or Assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Liens”). IAB is the fee simple owner of all owned real property and the lessee of all leasehold estates each as reflected in the latest IAB Financial Statements, free and clear of all Liens of any nature whatsoever, except for Permitted Liens, and is in possession of the properties purported to be owned or leased thereunder, as applicable, and each such lease is valid without Default thereunder by the lessee or, to the Knowledge of IAB, the lessor. There are no pending or, to the Knowledge of IAB, threatened condemnation or eminent domain proceedings against any real property that is owned or leased by IAB. IAB and its Subsidiaries own or lease all properties as are necessary to their operations as now conducted and no person has any option or right to acquire or purchase any ownership interest in the owned real property, or any portion thereof.
4.12
Intellectual Property; Privacy.

(a)   Each IAB Entity owns or has a valid license to use all of the Intellectual Property necessary to carry on the business of such IAB Entity. Each IAB Entity is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by such IAB Entity in connection with such IAB Entity’s business operations, and such IAB Entity has the right to convey by sale or license any Intellectual Property so conveyed. No IAB Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of IAB threatened, which challenge the rights of any IAB Entity with respect to Intellectual Property used, sold or licensed by such IAB Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the IAB Entities and the use of any Intellectual Property by IAB and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any other Person. No Person has asserted to IAB in writing that IAB or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such Person. The validity, continuation and effectiveness of all licenses and other agreements relating to Intellectual Property used by any IAB Entity in the course of its business and the current terms thereof will not be affected by the transactions contemplated by this Agreement.
(b)   In each case, except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on IAB: (i) the computer, information technology and data processing systems, facilities and services used by IAB and each of its Subsidiaries, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Systems”), are reasonably sufficient for the conduct of the respective businesses of IAB and such Subsidiaries as currently conducted; and (ii) the Systems are in good working condition, ordinary wear and tear excepted, to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of IAB and each of its Subsidiaries as currently conducted. To IAB’s Knowledge, no third party has gained unauthorized access to any Systems owned or controlled by IAB or any of its Subsidiaries, and IAB and each of its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards to ensure that the Systems are secure from unauthorized access and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. IAB and each of its Subsidiaries has implemented backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards for a community bank, and sufficient to reasonably maintain the operation of the respective businesses of IAB and each of its Subsidiaries in all material respects.
(c)   IAB and each of its Subsidiaries has: (i) complied in all material respects with its published privacy policies and internal privacy policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information; and, (ii) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To IAB’s Knowledge, there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such information by IAB, any of its Subsidiaries or any other person.
4.13
Environmental Matters.

(a)   Each IAB Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance, in all material respects, with all Environmental Laws.

(b)   There is no Litigation pending or, to the Knowledge of IAB, threatened before any court, governmental agency, or authority or other forum in which any IAB Entity or any of its Operating Properties or Participation Facilities (or IAB in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any IAB Entity or any of its Operating Properties or Participation Facilities, nor, to the Knowledge of IAB, is there any reasonable basis for any Litigation of a type described in this sentence.
4.14
Compliance with Laws.

(a)   Each IAB Entity has, and since December 31, 2013 has had, in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted (and have paid all fees and assessments due and payable in connection therewith). There has occurred no Default under any such Permit and to the Knowledge of IAB no suspension or cancellation of any such Permit is threatened. None of the IAB Entities:
(i)   is in Default under any of the provisions of its articles of incorporation or bylaws (or other governing instruments);
(ii)   is in material Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business; or
(iii)   since December 31, 2013, has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof: (i) asserting that any IAB Entity is not in compliance with any Laws or Orders; or (ii) requiring any IAB Entity to enter into or consent to the issuance of a cease and desist order, injunction, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking which restricts materially the conduct of its business.
(b)   IAB and each IAB Entity is in compliance in all material respects with all applicable Laws, regulatory capital requirements, or Orders to which they or their properties or Assets may be subject, including, but not limited to, the Securities Laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, applicable Laws of the Federal Reserve, the FDIC and the NJBD, all laws related to data protection or privacy, any applicable state, federal or self-regulatory organization, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and any other Law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977 (the “CRA”) , the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, all other applicable fair lending and fair housing Laws or other Laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), Fair Debt Collections Practices Act, the Electronic Funds Transfer Act, the truth-in-lending, real estate settlement procedures or consumer credit (including, without limitation, the Consumer Credit Protection Act, the Truth-in-Lending Act and Regulation Z, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act of 1974 and Regulation X, and the Equal Credit Opportunity Act and Regulation B, and applicable regulations thereunder), Sections 23A and 23B of the Federal Reserve Act and Regulation W, Sections 22(g) and (h) of the Federal Reserve Act, Section 18(z) of the FDIA, and Regulation O, the Sarbanes-Oxley Act and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. IAB and IAB Bank are “well-capitalized” and “well managed” (as those terms are defined in applicable regulations). Neither IAB nor any IAB Entity has received any written communication from any Regulatory Authority asserting that any IAB Entity is not in compliance in any material respect with any Law.
4.15
Community Reinvestment Act Compliance.

IAB Bank is an “insured depository institution” as defined in the FDIA and applicable regulations thereunder, is in compliance in all material respects with the applicable provisions of the CRA and the regulations promulgated thereunder, and has received a CRA rating of  “satisfactory” or “outstanding” in its most recently completed examination. IAB has no Knowledge of the existence of any fact or circumstance or set of facts or circumstances which could reasonably be expected to result in IAB Bank having its current rating lowered such that it is no longer “satisfactory” or “outstanding.”
4.16
Foreign Corrupt Practices.

No IAB Entity, or, to the Knowledge of IAB, any director, officer, agent, employee or other Person acting on behalf of an IAB Entity has, in the course of its actions for, or on behalf of, any IAB Entity: (i) used any corporate funds of IAB or any of its Subsidiaries to give, agree, offer or promise to give any unlawful contribution, gift, entertainment or other unlawful expenses to any foreign or domestic government official or employee; (ii) directly or indirectly given, agreed, offered or promised to give any unlawful gift, contribution, payment, rebate, payoff, influence payment, bribe or kickback to any foreign or domestic government official or employee from corporate funds of IAB or any of its Subsidiaries; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, Laws enacted to comply with the UN Convention Against Corruption and the OECD Anti-Bribery Convention, or any other anti-corruption or anti-bribery Law or requirement applicable to any IAB Entity; (iv) directly, or indirectly through a third party, made, offered, paid, authorized, facilitated, or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, for the purpose of securing an improper advantage for any IAB Entity; (v) established or maintained any unlawful fund of monies or other Assets of IAB or any of its Subsidiaries; (vi) made any fraudulent entry on the Books and Records of IAB or any of its Subsidiaries; (vii) been under administrative, civil, or criminal investigation, indictment, suspension, debarment, or audit (other than a routine contract audit) by any party, in connection with alleged or possible violations of any Law that prohibits bribery, corruption, fraud or other improper payments; or, (viii) violated or is in violation of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, the USA PATRIOT ACT of 2001, the money laundering Laws of any jurisdiction and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Regulatory Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Regulatory Authority or any arbitrator involving any IAB Entity with respect to the Money Laundering Laws is pending or, to the Knowledge of IAB, threatened.
4.17
Labor Relations.

(a)   No IAB Entity is the subject of any Litigation asserting that it or any other IAB Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other IAB Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any IAB Entity party to or currently negotiating any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to IAB’s relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout or other job action or labor dispute involving any IAB Entity pending or threatened and there have been no such actions or disputes since December 31, 2011. To the Knowledge of IAB, since December 31, 2011, there has not been any attempt by any IAB Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any IAB Entity.
(b)   To IAB’s Knowledge, no employee of any IAB Entity is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such employee’s duties with such IAB Entity. Each current and former employee of the IAB Entities who has contributed to the creation or development of any Intellectual Property owned by any IAB Entity has executed a nondisclosure and assignment-of-rights agreement for the benefit of the IAB Entities vesting all rights in work product created by the employee during the employee’s employment or affiliation with the IAB Entities. No key employee of any IAB Entity has provided written notice to an IAB Entity of his or her intent to terminate his or her employment with the applicable IAB Entity as of the date hereof, and, as of the date hereof, to IAB’s Knowledge, no key employee intends to terminate his or her employment with IAB before Closing.

(c)   To IAB’s Knowledge, no Contractor used by the IAB Entities is a party to, or is otherwise bound by, any agreement or arrangement with any third party, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such Contractor’s duties for the IAB Entities. Each Contractor ever retained by the IAB Entities who has contributed to the creation or development of any Intellectual Property owned by any IAB Entity has executed a nondisclosure and assignment-of-rights agreement for the benefit of the IAB Entities and the IAB Entities are the owner of all rights in and to all Intellectual Property created by each Contractor in performing services for the IAB Entities vesting all rights in work product created in the IAB Entities. To IAB’s Knowledge, no current Contractor used by the IAB Entities intends to terminate his or her or its relationship with any IAB Entity. The IAB Entities have no obligation or liability with respect to any taxes (or the withholding thereof) in connection with any Contractor. The IAB Entities have properly classified, pursuant to the Internal Revenue Code and any other applicable Law, all Contractors used by the IAB Entities at any point. The employment of each employee by each IAB Entity and the engagement of each Contractor by each IAB Entity are terminable at will by the relevant IAB Entity without any penalty, liability or severance obligation incurred by any IAB Entity.
(d)   The IAB Entities have no “leased employees” within the meaning of Internal Revenue Code § 414(n).
(e)   The IAB Entities have, or will have no later than the Closing Date, paid all accrued salaries, bonuses, commissions, and other wages due to be paid through the Closing Date. Each of the IAB Entities is and at all times has been in material compliance with all Laws governing the employment of labor and the withholding of taxes, including but not limited to, all contractual commitments and all such Laws relating to wages, hours, affirmative action, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes.
(f)   All of the IAB Entities’ employees are employed in the United States and are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed. The IAB Entities have completed a Form I-9 (Employment Eligibility Verification) for each of their employees, and each such Form I-9 has been updated as required by applicable Laws and is correct and complete in all material respects as of the date hereof. Each individual who renders services to any IAB Entity is properly classified as having the status of an employee or independent contractor or other nonemployee status (including for purposes of taxation and Tax reporting and under IAB Benefit Plans).
4.18
Employee Benefit Plans.

(a)   IAB has made available to BCB prior to the execution of this Agreement, true and correct copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any IAB Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which IAB or any ERISA Affiliate has or may have any obligation or Liability, including any plan sponsored by a professional employer organization in which employees of any IAB entity participate (collectively, the “IAB Benefit Plans”). Section 4.18(a) of IAB’s Disclosure Memorandum has a complete and accurate list of all IAB Benefit Plans. No IAB Benefit Plan is subject to any Laws other than those of the United States or any state, county, or municipality in the United States.
(b)   IAB has made available to BCB prior to the execution of this Agreement: (i) all trust agreements or other funding arrangements for all IAB Benefit Plans; (ii) all determination letters, opinion letters, information letters or advisory opinions issued by the United States Internal Revenue Service (“IRS”), the United States Department of Labor (“DOL”) or the Pension Benefit Guaranty Corporation (“PBGC”) during this calendar year or any of the preceding three calendar years; (iii) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any IAB Benefit

Plan for the current plan year and the preceding plan year; (iv) the most recent summary plan descriptions and any material modifications thereto; (v) any correspondence with the DOL, IRS, PBGC, or any other governmental entity regarding an IAB Benefit Plan since December 31, 2013; and, (vi) all actuarial valuations of IAB Benefit Plans.
(c)   Each IAB Benefit Plan is and has been maintained in material compliance with the terms of such IAB Benefit Plan, and in material compliance with the applicable requirements of the Internal Revenue Code, ERISA, and any other applicable Laws. No IAB Benefit Plan is required to be amended within the ninety-day period beginning on the Closing Date in order to continue to comply with the current requirements of ERISA, the Internal Revenue Code, and other applicable Law. Each IAB Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified and has received a favorable determination letter, or for a prototype plan, opinion letter, from the IRS that is still in effect and applies to the IAB Benefit Plan and on which such IAB Benefit Plan is entitled to rely. Nothing has occurred and no circumstance exists that could adversely affect the qualified status of such IAB Benefit Plan. The treatment of the IAB Stock Options as required under Section 2.4 of this Agreement is permitted by the terms of the applicable plan and award agreement.
(d)   There are no threatened or pending claims or disputes under the terms of, or in connection with, the IAB Benefit Plans other than claims for benefits in the Ordinary Course, and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced, threatened or noticed with respect to any IAB Benefit Plan.
(e)   Neither IAB nor any IAB Entity has engaged in any prohibited transaction for which there is not an exemption, within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA, with respect to any IAB Benefit Plan and no prohibited transaction has occurred with respect to any IAB Benefit Plan that would be reasonably expected to result in any liability or excise Tax under ERISA or the Internal Revenue Code. Neither IAB, any IAB Entity, any IAB Entity employee, or any committee of which any IAB Entity employee is a member has breached his or her fiduciary duty with respect to an IAB Benefit Plan in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the Assets of any IAB Benefit Plan. To IAB’s Knowledge, no fiduciary, within the meaning of Section 3(21) of ERISA, who is not IAB or any IAB Entity employee, has breached his or her fiduciary duty with respect to an IAB Benefit Plan or otherwise has any liability in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the Assets of any IAB Benefit Plan that would reasonably be expected to result in any liability or excise Tax under ERISA or the Internal Revenue Code being imposed on IAB or any IAB Entity.
(f)   Each IAB Benefit Plan that is a health plan has been amended and administered in accordance with the requirements of the Patient Protection and Affordable Care Act of 2010, including the Health Care and Education Reconciliation Act of 2010 (collectively, the “2010 Health Care Law”). The IAB Entities have offered all fulltime employees (as defined in the 2010 Health Care Law) the ability to elect minimum essential coverage that provides minimum value for themselves and their dependents, such that there will not be any liability of excise Tax under Section 4980H of the Internal Revenue Code. There is nothing that would create a reporting obligation or excise tax under 4980D of the Internal Revenue Code for an IAB Entity. At the Closing, the IAB shall transfer to BCB all data required for reporting under Sections 6055 and 6056 of the Internal Revenue Code.
(g)   Each IAB Benefit Plan, employment agreement, or other compensation arrangement of IAB that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Internal Revenue Code has been written, executed, and operated in compliance with Section 409A of the Internal Revenue Code and the regulations thereunder. Neither IAB nor any ERISA Affiliate has at any time been a party to or maintained, sponsored, contributed to or has been obligated to contribute to, or had any liability with respect to (i) any plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Internal Revenue Code; (ii) a “multiemployer plan” (as defined in ERISA Section 3(37) and 4001(a)(3)); (iii) a “multiple employer plan” (as defined in 29 C.F.R. § 4001.2); (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA or applicable state law); (v) a self-funded health or welfare benefit plan; (vi) any voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Internal Revenue Code); or (vii) an arrangement that is not either exempt from, or in compliance with, Section 409A of the Internal Revenue Code or that provides for indemnification for or gross-up of any taxes thereunder. All IAB Stock Options were granted at no less than “fair market value” for purposes of Section 409A of the Internal Revenue Code, and no IAB Stock Option, or any other stock option granted by IAB at any time, is or was subject to Section 409A of the Internal Revenue Code. IAB has made available to BCB prior to the execution of this Agreement a true and complete copy of the most recently available actuarial valuation and the most recent statement of assets for each of the IAB Benefit Plans that is subject to Title IV of ERISA. Each of the IAB Benefit Plans that is subject to Title IV of ERISA is fully funded on a termination basis and can be terminated immediately after Closing without the need for any additional funding or other costs.
(h)   No IAB Entity has any Liability or obligation to provide postretirement medical or life insurance benefits to any IAB Entity’s employees or former employees, officers, or directors, or any dependent or beneficiary thereof, except as otherwise required under state or federal benefits continuation Laws and for which the covered individual pays the full cost of coverage. There are no restrictions on the rights of each IAB Entity to amend or terminate any IAB Benefit Plan that is a retiree health or benefit plan and such termination will not result in any Liability thereunder. No Tax under Internal Revenue Code Sections 4980B or 5000 has been incurred with respect to any IAB Benefit Plan and no circumstance exists which could give rise to such Tax.
(i)   All contributions required to be made to any IAB Benefit Plan by applicable Law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any IAB Benefit Plan, for any period through the Effective Time, have been timely made and paid in full, or will be timely made and paid in full, or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of IAB. All assets of each IAB Benefit Plan consist of cash, actively traded securities, or other assets reasonably acceptable to BCB.
(j)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, accelerate the timing of, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of any IAB Entity, or result in any (a) requirement to fund any benefits or set aside benefits in a trust (including a rabbi trust) or (b) limitation on the right of any IAB Entity to amend, merge, terminate or receive a reversion of Assets from any IAB Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the IAB Entities in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. Section 4.18(j) of IAB’s Disclosure Memorandum sets forth accurate calculations with respect to each individual who has a contractual right to severance pay based upon the assumptions set forth therein triggered by a change in control and the amounts potentially payable to each such individual in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) or as a result of a termination of employment or service, taking into account any contractual provisions relating to Section 280G of the Internal Revenue Code. No IAB Benefit Plan or other arrangement of an IAB Entity provides for the gross-up or reimbursement of Taxes under Section 280G, Section 4999 or 409A of the Internal Revenue Code, or otherwise.
(k)   No “reportable event” (as described in ERISA Section 4043(c) and the regulations thereunder and determined without regard to whether the PBGC has waived the requirement to report the occurrence of such event) has occurred with respect to any such Employee Benefit Plan.
(l)   Without limiting the generality of any other representation contained herein, there exists no lien against any of the Assets arising under ERISA Sections 302(f) or 4068(a) or Internal Revenue Code Section 412(n).
4.19
Material Contracts.

Except as otherwise reflected in the IAB Financial Statements, neither IAB nor any of its Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under: (a) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of  $100,000; (b) any Contract relating to the borrowing of money by any IAB Entity or the guarantee by IAB of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, and trade payables) in excess of  $1,000,000; (c) any Contract which prohibits or restricts any IAB Entity (and/or, following consummation of the transactions contemplated by this Agreement, BCB) from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person; (d) any Contract relating to the purchase or sale of any goods or services by any IAB Entity (other than Contracts entered into in the Ordinary Course involving payments under any individual Contract not in excess of  $100,000 or involving Loans, borrowings or guarantees originated or purchased by IAB in the Ordinary Course); (e) any Contract which obligates any IAB Entity to conduct business with any third party on an exclusive or preferential basis; (f) any Contract which requires referrals of business or requires any IAB Entity to make available investment opportunities to any Person on a priority or exclusive basis; (g) any Contract which grants any “most favored nation” right, right of first refusal, right of first offer or similar right with respect to any material Assets, rights or properties of any IAB Entity; (h) any Contract which limits the payment of dividends by any IAB Entity, pursuant to which any IAB Entity has agreed with any third party to a change of control transaction such as an acquisition, divestiture or merger or contains a put, call or similar right involving the purchase or sale of any equity interests or Assets of any Person and which contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations) that are still in effect; (i) any Contract pursuant to which any IAB Entity has agreed with any third parties to become a member of, manage or control a joint venture, partnership, limited liability company or other similar entity; (j) any Contract which relates to Intellectual Property of any IAB Entity (including permitting the use of the name Indus-American Bank or any variant thereof); (k) between any IAB Entity, on the one hand, and (i) any officer or director of any IAB Entity, or (ii) to the Knowledge of IAB, any (x) record or beneficial owner of five percent or more of the voting securities of IAB, (y) Affiliate or family member of any such officer, director or record or beneficial owner or (z) any other Affiliate of IAB, on the other hand, except those of a type available to employees of IAB Entities generally; (l) that provides for payments to be made by any IAB Entity upon a change in control thereof; (m) that may not be canceled by BCB, IAB or any of their respective Subsidiaries without payment of a penalty or termination fee equal to or greater than $100,000 (assuming such Contract was terminated on the Closing Date) (n) containing any standstill or similar agreement pursuant to which any IAB Entity has agreed not to acquire Assets or equity interests of another Person; (o) that provides for indemnification by any IAB Entity of any Person, except for non-material Contracts entered into in the Ordinary Course; (p) with or to a labor union or guild (including any collective bargaining agreement); or (q) any other Contract or amendment thereto that would be required to be filed as an exhibit to a SEC Report filed by IAB with the SEC as of the date of this Agreement if IAB were required to file or voluntarily filed such SEC Reports (together with all Contracts referred to in Sections 4.12, 4.18(a) and 4.34, the “IAB Contracts”). With respect to each IAB Contract: (i) the Contract is legal, valid and binding on IAB or an IAB Subsidiary and each other Person who is a party to such contract and is in full force and effect and is enforceable in accordance with its terms except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought; (ii) no IAB Entity is in material Default thereunder; (iii) no IAB Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of IAB, in Default in any material respect or has repudiated or waived any material provision thereunder. All of the IAB Contracts have been Previously Disclosed. All of the indebtedness of any IAB Entity for money borrowed is prepayable at any time by such IAB Entity without penalty or premium.
4.20
Agreements with Regulatory Authorities.

Neither IAB nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order, supervisory letter or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2013, a recipient of any supervisory letter from, or since December 31, 2013, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in IAB’s Disclosure Memorandum, a “IABRegulatory Agreement”), nor has IAB or any of its Subsidiaries been advised in writing or, to IAB’s Knowledge, orally, since December 31, 2013, by any Regulatory Authority that it is considering issuing, initiating, ordering, or requesting any such IAB Regulatory Agreement.
4.21
Investment Securities.

(a)   Each of IAB and its Subsidiaries has good title in all material respects to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except: (i) as set forth in the IAB Financial Statements; and, (ii) to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of IAB or its Subsidiaries. Such securities are valued on the books of IAB in accordance with GAAP in all material respects.
(b)   IAB and its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that IAB believes are prudent and reasonable in the context of their respective businesses, and IAB and its Subsidiaries have, since December 31, 2013, been in compliance with such policies, practices and procedures in all material respects.
4.22
Derivative Instruments and Transactions.

All Derivative Transactions (as defined below) whether entered into for the account of any IAB Entity or for the account of a customer of any IAB Entity (a) were entered into in the Ordinary Course and in accordance with prudent banking practice and applicable rules, regulations and policies of all applicable Regulatory Authorities, (b) are legal, valid and binding obligations of the IAB Entity party thereto and, to the Knowledge of IAB, each of the counterparties thereto, and (c) are legal, valid and binding obligations of any IAB Entity and are in full force and effect and enforceable in accordance with their terms. IAB or its Subsidiaries and, to the Knowledge of IAB, the counterparties to all such Derivative Transactions, have duly performed, in all material respects, their obligations thereunder to the extent that such obligations to perform have accrued. To the Knowledge of IAB, there are no material breaches, violations or Defaults or allegations or assertions of such by any party pursuant to any such Derivative Transactions. The financial position of IAB and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the Books and Records of IAB and such Subsidiaries in accordance with GAAP. For purposes of this Agreement, the term “Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.
4.23
Legal Proceedings.

(a)   Neither IAB nor any of its Subsidiaries is a party to any, and there are no pending or, to IAB’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or investigations of any Regulatory Authority of any nature against IAB or any of its Subsidiaries.
(b)   There is no Order or regulatory restriction imposed upon IAB, any of its Subsidiaries or the Assets of IAB or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any to its Affiliates).
4.24
Statements True and Correct.

(a)   None of the information supplied or to be supplied by any IAB Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by BCB with the SEC will, when supplied or when the Registration Statement becomes effective (or when incorporated by reference), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. The portions of the Registration Statement and the Proxy Statement relating to IAB and its Subsidiaries and other portions within the reasonable control of IAB and its Subsidiaries will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.
(b)   None of the information supplied or to be supplied by any IAB Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Proxy Statement, and any other documents to be filed by an IAB Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such information is supplied and such documents are filed (or when incorporated by reference), and with respect to the Proxy Statement, when first mailed to the shareholders of IAB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders’ Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meeting.
4.25
State Takeover Statutes and Takeover Provisions.

IAB has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any “moratorium,” “fair price,” “affiliate transaction,” “business combination,” “control share acquisition” or similar provision of the NJBCA and any successor thereto (collectively, “Takeover Laws”). No IAB Entity is the beneficial owner (directly or indirectly) of more than 10% of the outstanding capital stock of BCB entitled to vote in the election of BCB’s directors. Holders of IAB Common Stock do not have any dissenters’ rights with respect to the Merger under NJBCA.
4.26
Opinion of Financial Advisor.

The board of directors of IAB has received the opinion of Keefe, Bruyette & Woods, Inc. which, if initially rendered verbally has been confirmed by a written opinion, dated the same date, to the effect that, as of the date of the opinion, and based upon and subject to the factors, assumptions and limitations set forth therein, the consideration to be paid to the holders of IAB Common Stock in the Merger is fair, from a financial point of view, to such holders. Such opinion has not been amended or rescinded as of the date of this Agreement.
4.27
Tax and Regulatory Matters.

No IAB Entity or, to the Knowledge of IAB, any Affiliate thereof has taken or agreed to take any action, and IAB does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to (a) prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any of the Requisite Regulatory Approvals. Since December 31, 2013, neither IAB nor IAB Bank has been informed of or taken any action with respect to: (i) any transaction that resulted in an acquisition of control, as that term is used in the BHC Act or the implementing regulations of the Federal Reserve (12 CFR part 225), of IAB or IAB Bank; (ii) any transaction that resulted in a change in control, as that term is used in the Change in Bank Control Act (12 USC 1817(j)) or the implementing regulations of the Federal Reserve (12 CFR part 225) or of the FDIC (12 CFR part 303, subpart E), of IAB or IAB Bank; (iii) the filing of a bank holding company application, a notice of a change in bank control, or a rebuttal of control with respect to IAB or IAB Bank; or (iv) any agreement with the Federal Reserve to enter into passivity commitments or anti-association commitments with respect to IAB or IAB Bank.
4.28
Loan Matters.

(a)   Neither IAB nor any of its Subsidiaries is a party to any written or oral Loan in which IAB or any IAB Subsidiary is a creditor which as of December 31, 2016, had an outstanding balance of  $100,000 or more and under the terms of which the obligor was, as of December 31, 2016, over 90 days delinquent in payment of principal or interest. Except as such disclosure may be limited by any applicable Law, Section 4.28(a) of the IAB Disclosure Memorandum sets forth a true, correct and complete list of all of the Loans of IAB and its Subsidiaries that, as of December 31, 2016 had an outstanding balance of  $100,000 or more and were classified by IAB as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the aggregate principal amount of and accrued and unpaid interest on such Loans as of such date.
(b)   Each Loan currently outstanding: (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be; (ii) to the extent secured, has been secured by valid Liens which have been perfected; and, (iii) is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The notes or other credit or security documents with respect to each such outstanding Loan were in compliance in all material respects with all applicable Laws at the time of origination or purchase by any IAB Entity and are complete and correct in all material respects.
(c)   Each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, IAB’s written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of Law.
(d)   None of the Contracts pursuant to which any IAB Entity has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan. Except as would not be material to IAB and its Subsidiaries, each Loan included in a pool of Loans originated, securitized or, to the Knowledge of IAB, acquired by IAB or any of its Subsidiaries (a “Pool”) meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and Loan guaranty certificates) for inclusion in such Pool. All such Pools have been finally certified or, if required, recertified in accordance with all applicable Laws, except where the time for certification or recertification has not yet expired. No Pools have been improperly certified, and, except as would not be material to IAB and its Subsidiaries, no Loan has been bought out of a Pool without all required approvals of the applicable investors.
(e)   (i) Section 4.28(e) of IAB’s Disclosure Memorandum sets forth a list of all Loans as of the date hereof by IAB to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve (12 C.F.R. Part 215)) of any IAB Entity; (ii) there are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O; and, (iii) all such Loans are and were originated in compliance in all material respects with all applicable Laws.
(f)   Neither IAB nor any of its Subsidiaries is now nor has it ever been since December 31, 2013, subject to any material fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.
4.29
Deposits.

All of the deposits held by IAB Bank (including the records and documentation pertaining to such deposits) have been established and are held in compliance in all material respects with: (a) all applicable policies, practices and procedures of IAB Bank; and, (b) all applicable Laws, including Money Laundering and anti-terrorism Laws, or embargoed persons requirements. All of the deposits held by IAB Bank are insured to the maximum limit set by the FDIC, the FDIC premium and all assessments have been fully paid, and no proceedings for the termination or revocation of such insurance are pending, or, to the Knowledge of IAB Bank, threatened.
4.30
Allowance for Loan and Lease Losses.

The allowance for loan and lease losses (“ALLL”) reflected in the IAB Financial Statements was, as of the date of each of the IAB Financial Statements, and is, in the opinion of management of IAB, in compliance with IAB’s existing methodology for determining the adequacy of its ALLL and in compliance in all material respects with the standards established by the applicable Regulatory Authority, the Financial Accounting Standards Board and GAAP, and is adequate.
4.31
Insurance.

IAB Entities are insured with reputable insurers against such risks and in such amounts as the management of IAB reasonably has determined to be prudent and consistent with industry practice. Section 4.31 of IAB’s Disclosure Memorandum contains a true, correct and complete list and a brief description (including the name of the insurer, agent, coverage and the expiration date) of all material insurance policies in force on the date hereof with respect to the business and Assets of the IAB Entities, true, correct and complete copies of which policies have been made available to BCB prior to the date hereof. The IAB Entities are in material compliance with their insurance policies and are not in Default under any of the material terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the IAB Entities, IAB or IAB Bank is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all material claims thereunder have been filed in due and timely fashion. To IAB’s Knowledge, no IAB Entity has received any written notice of cancellation or non-renewal of any such policies, nor, to IAB’s Knowledge, is the termination of any such policies threatened.
4.32
OFAC.

None of IAB, any IAB Entity or, to the Knowledge of IAB, any director, officer, agent, employee, affiliate or other Person acting on behalf of IAB or any IAB Entity is: (a) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity involving or related to: (i) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”); (ii) the government of any Sanctioned Country; (iii) any Person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country; or (iv) any Person made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the U.S. Department of the Treasury’s Office of Foreign Assets Control, or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); (b) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States Law; (c) a Person currently the subject of any Sanctions; or, (d) located, organized or resident in any Sanctioned Country.
4.33
Brokers and Finders.

Except for Keefe, Bruyette & Woods, Inc., neither IAB nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.
4.34
Transactions with Affiliates.

There are no Contracts, plans, arrangements or other transactions between any IAB Entity, on the one hand, and (a) any officer or director of any IAB Entity, or (b) to IAB’s Knowledge, any (i) record or beneficial owner of five percent or more of the voting securities of IAB, (ii) Affiliate or immediate family member of any such officer, director or record or beneficial owner or (iii) any other Affiliate of IAB, on the other hand, except those of a type available to employees or customers of IAB generally.

4.35
Investment Adviser Subsidiary.

Neither IAB nor any IAB Subsidiary provides investment management, investment advisory or sub-advisory services to any Person (including management and advice provided to separate accounts and participation in wrap fee programs) and is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended.
4.36
No Broker-Dealer Subsidiary.

Neither IAB nor any IAB Subsidiary is a broker-dealer required to be registered under the Exchange Act with the SEC.
4.37
No Insurance Subsidiary.

Neither IAB nor any IAB Subsidiary conducts insurance operations that require a license from any national, state or local governmental authority or Regulatory Authority under any applicable Law.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BCB
Except as Previously Disclosed, BCB hereby represents and warrants to IAB as follows:
5.1
The Standard.

No representation or warranty of BCB contained in Article 5 shall be deemed untrue or incorrect, and BCB shall not be deemed to have breached a representation or warranty, in any case as a consequence or result of the existence or absence of any fact, circumstance, change or event unless such fact, circumstance, change or event, individually or taken together with all other facts, circumstances, changes or events inconsistent with any representation or warranty contained in Article 5 has had or is reasonably likely to have a Material Adverse Effect on BCB.
5.2
Organization, Standing, and Power.

BCB is a corporation duly organized, validly existing, and in good standing under the Laws of the State of New Jersey and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. BCB is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed.
5.3
Authority; No Breach By Agreement.

(a)   Authority.   BCB has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BCB. Assuming the due authorization, execution and delivery by IAB, this Agreement represents a legal, valid, and binding obligation of BCB, enforceable against BCB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).
(b)   No Conflicts.   Neither the execution and delivery of this Agreement by BCB, nor the consummation by BCB of the transactions contemplated hereby, nor compliance by BCB with any of the provisions hereof, will: (i) conflict with or result in a breach of any provision of BCB’s certificate of incorporation or bylaws; (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any BCB Entity under, any Contract or Permit of any BCB Entity; or (iii) subject to receipt of the Requisite Regulatory Approvals, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any BCB Entity or any of their respective material Assets.
(c)   Consents.   Other than in connection or compliance with the provisions of the Securities Laws (including the filing and declaration of effectiveness of the Registration Statement), applicable state corporate Laws and Securities Laws, the rules of Nasdaq, the NJBCA, and the Requisite Regulatory Approvals, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by BCB of the Merger and by BCB Bank of the Bank Merger and the other transactions contemplated in this Agreement. As of the date hereof, to BCB’s Knowledge, there is no reason why the Requisite Regulatory Approvals will not be received.
5.4
Capital Stock.

(a)   The authorized capital stock of BCB consists of  (i) 20,000,000 shares of BCB Common Stock, of which 13,831,203 shares are issued and 11,300,740 shares are outstanding as of May 22, 2017 and (ii) 10,000,000 shares of preferred stock of BCB, of which 1,217 shares are issued and outstanding as of May 22, 2017. As of May 22, 2017, no more than 539,500 shares of BCB Common Stock are subject to BCB Options or other Equity Rights in respect of BCB Common Stock, and no more than 360,700 shares of BCB Common Stock were reserved for future grants under the BCB Stock Plans. Upon any issuance of any shares of BCB Common Stock in accordance with the terms of the BCB Stock Plans, such shares will be duly and validly issued and fully paid and nonassessable.
(b)   All of the issued and outstanding shares of BCB Capital Stock are, and all of the shares of BCB Common Stock to be issued in exchange for shares of IAB Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the NJBCA. None of the shares of BCB Common Stock to be issued in exchange for shares of IAB Common Stock upon consummation of the Merger will be issued in violation of any preemptive rights of the current or past shareholders of BCB.
(c)   Except as set forth in Section 5.4(a), as of May 22, 2017, there are no shares of capital stock or other equity securities of BCB outstanding and no outstanding Equity Rights relating to the capital stock of BCB. No BCB Subsidiary owns any capital stock of IAB.
5.5
SEC Filings; Financial Statements.

(a)   SEC Reports.   BCB has timely filed and made available to IAB all SEC Documents required to be filed by BCB since December 31, 2013 (the “BCB SEC Reports”). The BCB SEC Reports: (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws; and, (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof, and in the case of proxy statements, at the date of the relevant meeting) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such BCB SEC Reports or necessary in order to make the statements in such BCB SEC Reports, in light of the circumstances under which they were made, not misleading. Except for BCB Subsidiaries that are registered as a broker, dealer, or investment adviser, no BCB Subsidiary is required to file any SEC Documents.
(b)   Financial Statements.   Each of the BCB Financial Statements (including, in each case, any related notes) contained in the BCB SEC Reports, including any BCB SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial condition of BCB and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

(c)   Systems and Processes.   Since December 31, 2016, BCB and each of its Subsidiaries has had in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by BCB in the BCB SEC Reports is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the chief executive officer, chief financial officer or other members of executive management of BCB as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of BCB required under the Exchange Act with respect to such reports. Since December 31, 2013, neither BCB nor, to BCB’s Knowledge, any employee, auditor, accountant or representative of any BCB Subsidiary has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of the BCB Financial Statements. To BCB’s Knowledge, there has been no instance of fraud by any BCB Entity, whether or not material, that occurred during any period covered by the BCB Financial Statements.
(d)   Records.   BCB and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. BCB has disclosed, based on its most recent evaluation prior to the date of this Agreement, to BCB’s outside auditors and the audit committee of BCB’s board of directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) and 15(d)-15(f) of the Exchange Act) which are reasonably likely to adversely affect BCB’s ability to accurately record, process, summarize and report financial information, and (y) to the Knowledge of BCB, any fraud, whether or not material, that involves management or other employees who have a significant role in BCB’s internal controls over financial reporting. To the Knowledge of BCB, there is no reason to believe that BCB’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due, if required.
(e)   Auditor Independence.   The independent registered public accounting firm engaged to express its opinion with respect to the BCB Financial Statements included in the BCB SEC Documents is, and has been throughout the periods covered thereby, “independent” within the meaning of Rule 2-01 of Regulation S-X. As of the date hereof, Baker Tilly Virchow Krause, LLP has not resigned or been dismissed as a result of or in connection with any disagreements with BCB on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
5.6
Absence of Undisclosed Liabilities.

No BCB Entity has incurred any Liability, except: (i) such Liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2016; (ii) in connection with this Agreement and the transactions contemplated hereby; or, (iii) such Liabilities that are accrued or reserved against in the consolidated balance sheets of BCB as of December 31, 2016, included in the BCB Financial Statements delivered or filed prior to the date of this Agreement.
5.7
Absence of Certain Changes or Events.

Since December 31, 2016, no events have occurred that have had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCB.
5.8
Tax Matters.

(a)   The BCB Entities have timely filed with the appropriate Taxing authorities all material Tax Returns in all jurisdictions in which such Tax Returns are required to be filed and such Tax Returns are correct and complete in all material respects. The BCB Entities are not the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the Ordinary Course). All material Taxes of the BCB Entities (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any material amount of Taxes (other than a Lien for

Taxes not yet due and payable or for which are being contested in appropriate proceedings) on any of the Assets of the BCB Entities. No claim has ever been made in writing by an authority in a jurisdiction where any BCB Entity does not file a Tax Return that such BCB Entity may be subject to Taxes by that jurisdiction.
(b)   None of the BCB Entities has received any written notice of assessment or proposed assessment in connection with any material amount of Taxes, and no disputes, claims, audits or examinations regarding any Taxes of any BCB Entity have been threatened in writing or are pending. None of the BCB Entities has waived any statute of limitations in respect of any Taxes.
(c)   Each BCB Entity has complied in all material respects with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441, 1442, 1471 or 1472 of the Internal Revenue Code or similar provisions under state or foreign Law. Each BCB Entity has complied in all material respects with all due diligence and reporting requirements with respect to customer accounts, including the proper collection and maintenance of certifications from customers, relating to Tax that are imposed under the Internal Revenue Code and similar provisions under state and foreign Law.
5.9
Compliance with Laws.

(a)   BCB is duly registered as a bank holding company under the BHC Act. Each BCB Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted (and have paid all fees and assessments due and payable in connection therewith). There has occurred no Default under any such Permit and to the Knowledge of BCB no suspension or cancellation of any such Permit is threatened. None of the BCB Entities:
(i)   is in Default under its certificate of incorporation or bylaws (or other governing instruments); or
(ii)   is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business; or
(iii)   since December 31, 2013, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof: (i) asserting that any BCB Entity is not in compliance with any Laws or Orders; or, (ii) requiring any BCB Entity to enter into or consent to the issuance of a cease and desist order, injunction, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business.
(b)   BCB and each BCB Entity is in compliance in all material respects with all applicable Laws, regulatory capital requirements, or Orders to which they or their properties or Assets may be subject, including, but not limited to, the Securities Laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, applicable Laws of the Federal Reserve, the FDIC and the Office of the Comptroller of the Currency, all laws related to data protection or privacy, any applicable state, federal or self-regulatory organization, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and any other Law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, all other applicable fair lending and fair housing Laws or other Laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), Fair Debt Collections Practices Act, the Electronic Funds Transfer Act, the truth-in-lending, real estate settlement procedures or consumer credit (including, without limitation, the Consumer Credit Protection Act, the Truth-in-Lending Act and Regulation Z, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act of 1974 and Regulation X, and the Equal Credit Opportunity Act and Regulation B, and applicable regulations thereunder), Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Sarbanes-Oxley Act and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. BCB and BCB Bank are “well capitalized” and “well managed” (as those terms are defined in applicable regulations). Neither BCB nor any BCB Entity has received any written communication from any Regulatory Authority asserting that any BCB Entity is not in compliance in any material respect with any Law. BCB Bank has received a CRA rating of at least “satisfactory” on its most recent CRA examination.
5.10
Legal Proceedings.

There is no Litigation instituted or pending, or, to the Knowledge of BCB, threatened against any BCB Entity, or against any director, employee or employee benefit plan of any BCB Entity, or against any Asset, interest, or right of any of them, nor are there any Orders outstanding against any BCB Entity.
5.11
Reports.

Since December 31, 2013, each BCB Entity has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (other than the SEC). As of its respective date, each such report and document was in compliance in all material respects with the requirements of any applicable Law and did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.
5.12
Statements True and Correct.

(a)   None of the information supplied or to be supplied by any BCB Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by BCB with the SEC, will, when the Registration Statement becomes effective (or when incorporated by reference), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. The portions of the Registration Statement and the Proxy Statement relating to BCB and its Subsidiaries and other portions within the reasonable control of BCB and its Subsidiaries will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.
(b)   None of the information supplied or to be supplied by any BCB Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Proxy Statement to be mailed to IAB’s shareholders in connection with the Shareholders’ Meeting, and any other documents to be filed by any BCB Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of IAB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders’ Meeting, be false or misleading with respect to any material fact, or omit to state any material fact, in light of the circumstances under which they were made, necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meeting.
5.13
Tax and Regulatory Matters.

No BCB Entity or, to the Knowledge of BCB, any Affiliate thereof has taken or agreed to take any action, and BCB does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to: (i) prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code; or, (ii) materially impede or delay receipt of any of the Requisite Regulatory Approvals.
5.14
Ownership of IAB Common Stock.

Neither BCB nor any BCB Subsidiary: (i) beneficially owns, directly or indirectly; or, (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of IAB.

5.15
Brokers and Finders.

Except for FinPro Financial Partners, neither BCB nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.
ARTICLE 6
CONDUCT OF BUSINESS PENDING CONSUMMATION
6.1
Affirmative Covenants of IAB.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of BCB shall have been obtained, and except as otherwise expressly contemplated herein or as set forth in Section 6.1 of IAB’s Disclosure Memorandum, IAB shall, and shall cause each of its Subsidiaries to: (a) operate its business only in the usual, regular, and Ordinary Course; (b) use its reasonable best efforts to: (i) preserve intact its business (including its organization, Assets, goodwill and insurance coverage); (ii) maintain its rights, authorizations, franchises, advantageous business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its executive officers and key employees; and, (c) take no action which would reasonably be expected to impede or materially delay: (i) the receipt of any approvals of any Regulatory Authority required to consummate the transactions contemplated by this Agreement; (ii) the consummation of the transactions contemplated by this Agreement; or, (iii) performance of its covenants and agreements in this Agreement.
6.2
Negative Covenants of IAB.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of BCB shall have been obtained, and except as otherwise expressly contemplated herein or as set forth in Section 6.2 of IAB’s Disclosure Memorandum, IAB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries or Affiliates to do or agree or commit to do, any of the following:
(a)   amend the articles of incorporation, bylaws or other governing instruments of any IAB
Entity;
(b)   incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than indebtedness of IAB to IAB Bank or of IAB Bank to IAB or indebtedness incurred in the Ordinary Course);
(c)   repurchase, redeem, or otherwise acquire or exchange (other than in accordance with the terms of this Agreement or the vesting of restricted stock awards), directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of any IAB Entity, or make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of IAB’s capital stock (other than with respect to the IAB Series C Preferred Stock and IAB Series D Preferred Stock) or other equity interests;
(d)   issue, grant, sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any Contract to issue, grant, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, any additional shares of IAB Common Stock or any other capital stock of any IAB Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right;
(e)   directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of any IAB Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of IAB Common Stock, or sell, transfer, lease, mortgage, permit any Lien, or otherwise dispose of, discontinue or otherwise encumber (i) any shares of capital stock or other equity interests of any IAB Entity (unless any such shares of capital stock or other equity interests are sold or otherwise transferred to IAB or IAB Bank) or (ii) any Asset other than pursuant to Contracts in force at the date of the Agreement or sales of investment securities in the Ordinary Course;

(f)   (i) except for purchases of investment securities in the Ordinary Course, purchase any securities or make any acquisition of or investment in, either by purchase of stock or other securities or equity interests, contributions to capital, Asset transfers, purchase of any Assets (including any investments or commitments to invest in real estate or any real estate development project) or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course), any Person other than IAB Bank, or otherwise acquire direct or indirect control over any Person; or (ii) enter into a plan of consolidation, merger, share exchange, share acquisition, reorganization or complete or partial liquidation with any Person (other than consolidations, mergers or reorganizations solely among wholly owned IAB Subsidiaries), or a letter of intent, memorandum of understanding or agreement in principle with respect thereto;
(g)   (i) grant any increase in compensation or benefits to the employees or officers of any IAB Entity, except: (A) for merit-based or promotion-based increases in annual base salary or wage rate for employees (other than directors or executive officers of IAB), in the Ordinary Course that do not exceed, in the aggregate, 3% of the aggregate cost of all employee annual base salaries and wages in effect as of the date hereof; or, (B) as required by Law; (ii) pay any (x) severance or termination pay, or (y) any bonus, in either case other than pursuant to the IAB Benefit Plans in effect on the date hereof and in the case of clause (x), subject to receipt of an effective release of claims from the employee, and in the case of clause (y), to the extent required under the terms of the plan without the exercise of any upward discretion; (iii) enter into, amend, or increase the benefits payable under any severance, change in control, retention, bonus guarantees, collective bargaining agreement or similar agreement or arrangement with employees or officers of any IAB Entity; (iv) grant any increase in fees or other increases in compensation or other benefits to directors of any IAB Entity; (v) waive any stock repurchase rights, or grant, accelerate, amend or change the period of exercisability of any Equity Rights or restricted stock, or authorize cash payments in exchange for any Equity Rights; (vi) fund any rabbi trust or similar arrangement; (vii) terminate the employment or services of any officer or any employee whose annual base compensation is greater than $75,000, other than for cause; (viii) take any action that could result in a “mass layoff”, “plant closing” or similar event under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any applicable state or local law; or, (ix) hire any officer, employee, independent contractor or consultant (who is a natural person) who has annual base compensation greater than $75,000, unless such hiring is (x) in replacement of an existing employee who leaves the employ of IAB or IAB Bank following the date of this Agreement and who has an annual base compensation in excess of  $75,000, (y) in the Ordinary Course and (z) for total annual compensation of less than $125,000;
(h)   enter into, amend or renew any employment Contract between any IAB Entity and any Person having a salary thereunder in excess of  $75,000 per year (unless such amendment is required by Law) that the IAB Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time;
(i)   except as required by Law or with the consent of BCB; (i) adopt any new Employee Benefit Plan of any IAB Entity or terminate or withdraw from, or amend, any IAB Benefit Plan; (ii) make any distributions from such Employee Benefit Plans, except as required by the terms of such plans; or, (iii) fund or in any other way secure the payment of compensation or benefits under any IAB Benefit Plan;
(j)   make any change in any Tax or accounting principles, practices or methods or systems of internal accounting controls, except as may be required to conform to changes in Tax Laws or regulatory accounting requirements or GAAP;
(k) commence any Litigation other than in the Ordinary Course, or settle, waive, release or agree or consent to the issuance of any Order in connection with any Litigation: (i) involving any Liability of any IAB Entity for money damages in excess of  $50,000 or that would impose any restriction on the operations, business or Assets of any IAB Entity or the Surviving Corporation; or, (ii) arising out of or relating to the transactions contemplated hereby;
(l)   (i) enter into, renew, extend, modify, amend or terminate any: (A) Contract that calls for aggregate annual payments of  $50,000 or more, except in the Ordinary Course; (B) IAB Contract; (C) Contract referenced in Section 4.33 (or any other Contract with any broker or finder in connection with the Merger or any other transaction contemplated by this Agreement); or, (D) Contract, plan, arrangement or other transaction of the type described in Section 4.34 (other than, in the case of sub-clauses (A) and (B), Contracts that can be terminated on less than 30 days’ notice with no prepayment penalty, liability or other obligation); (ii) make any material amendment or modification to any Contract described in clause (i), other than in the Ordinary Course; or (iii) waive, release, compromise or assign any material rights or claims under any Contract described in clause (i);
(m)   enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), other than to reflect changes in general market levels of interest rates;
(n)   make, or commit to make, any capital expenditures in excess of  $25,000 individually or $75,000 in the aggregate;
(o)   except as required by Law or applicable Regulatory Authorities, make any material changes in its policies and practices with respect to: (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans; (ii) its hedging practices and policies; or, (iii) insurance policies, including materially reducing the amount of insurance coverage currently in place or failing to renew or replace any existing insurance policies;
(p)   cancel or release any material indebtedness owed to any Person or any claims held by any Person, in an aggregate amount exceeding $50,000 except for: (i) sales of Loans and sales of investment securities, in each case in the Ordinary Course; or, (ii) as expressly required by the terms of any Contracts in force at the date of the Agreement;
(q)   permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or make any application to open, relocate or close any branch or other facility;
(r)   materially change or restructure its investment securities portfolio policy, its hedging practices or policies, or change its policies with respect to the classification or reporting of such portfolios, or invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements or change its interest rate exposure through purchases, sales or otherwise, or the manner in which its investment securities portfolios are classified or reported;
(s)   alter materially its interest rate or fee pricing policies with respect to depository accounts of any IAB Subsidiaries, other than to reflect changes in general market levels of interest rates, or waive any material fees with respect thereto;
(t)   make, change or revoke any material Tax election, change any material method of Tax accounting, adopt or change any taxable year or period, file any amended material Tax Returns, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of Taxes, settle or compromise any material Tax liability of any IAB Entity, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;
(u)   take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;
(v)   enter into any securitizations of any Loans or create any special purpose funding or variable interest entity other than on behalf of clients;
(w)   foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment (except where such an assessment has been conducted in the preceding twelve months) of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of hazardous material;
(x)   make or acquire any Loan or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any Loan, or amend or modify in any material respect any Loan (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by IAB), except to: (i) make new Loans not in excess of  $1,000,000; (ii) make Loans or commitments for Loans that have previously been approved by IAB prior to the date of this Agreement not in excess of  $1,000,000; (iii) with respect to amendments or modifications approved by IAB prior to the date hereof, amend or modify in any material respect any existing Loan rated “Special Mention” or worse by IAB (as rated by IAB or a Regulatory Authority of IAB) if the total credit exposure to the borrower or borrowers does not exceed $750,000; (iv) modify or amend any Loan in a manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by IAB, in each case if the total credit exposure to the borrower or borrowers of such loan does not exceed $750,000; or (v) BCB fails to object to such transaction set forth above no later than three Business Days after actual receipt by the officers of BCB set forth on BCB’s Disclosure Memorandum, at the e-mail address for such officer so disclosed, of all information reasonably needed to assess and evaluate the origination, extension, amendment, modification, renewal or alteration of that loan, lease (credit equivalent), advance, credit enhancement or other credit facility;
(y)   notwithstanding any other provision hereof, knowingly take any action that is reasonably likely to result in any of the conditions set forth in Article 8 not being satisfied, or materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except as required by applicable Law; or
(z)   agree to take, make any commitment to take, or adopt any resolutions of IAB’s board of directors in support of, any of the actions prohibited by this Section 6.2.
6.3
Covenants of BCB.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of IAB shall have been obtained, and except as otherwise expressly contemplated herein or as set forth in BCB’s Disclosure Memorandum, BCB covenants and agrees that it shall not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of IAB, which consent shall not be unreasonably withheld, delayed or conditioned:
(a)   amend the certificate of incorporation, bylaws or other governing instruments of BCB or any Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) in a manner that would adversely affect IAB or the holders of IAB Common Stock adversely relative to other holders of BCB Common Stock;
(b)   take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;
(c)   take any action that could reasonably be expected to impede or materially delay: (i) the receipt of any of the Requisite Regulatory Approvals; or, (ii) the consummation of the transactions contemplated by this Agreement; or,
(d)   agree to take, make any commitment to take, or adopt any resolutions of BCB’s board of directors in support of, any of the actions prohibited by this Section 6.3.
6.4
Reports.

Each Party and its Subsidiaries shall file all reports, including Call Reports, required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC and with respect to the financial statements in the Call Reports, such financial statements will fairly present the consolidated financial condition of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material) or applicable regulatory accounting principles (with respect to the financial statements contained in the Call Reports) consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes.

ARTICLE 7
ADDITIONAL AGREEMENTS
7.1
Registration Statement; Proxy Statement; Shareholder Approval.

(a)   BCB shall prepare and file with the SEC the Registration Statement (including the prospectus of BCB, and BCB and IAB shall prepare and include the proxy solicitation materials of IAB constituting a part thereof  (the “Proxy Statement”), and all related documents) as promptly as reasonably practicable after the date of this Agreement, subject to full cooperation of both Parties and their respective advisors and accountants. BCB and IAB agree to cooperate, and to cause their respective Subsidiaries, Affiliates and Representatives to cooperate, with the other and its counsel and its accountants in the preparation of the Registration Statement and the Proxy Statement. Each of BCB and IAB agrees to use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof, and IAB shall thereafter mail or deliver the Proxy Statement to its shareholders promptly following the date of effectiveness of the Registration Statement. BCB also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and IAB shall furnish all information concerning IAB and the holders of IAB Common Stock as may be reasonably requested in connection with any such action. Each of BCB and IAB agrees to furnish to the other Party all information concerning itself, its Subsidiaries, officers, directors and stockholders and such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, Proxy Statement or any other statement, filing, notice or application made by or on behalf of BCB, IAB or their respective Subsidiaries to any Regulatory Authority in connection with the Merger and the other transactions contemplated by this Agreement. IAB shall have the right to review and consult with BCB with respect to any information included in the Registration Statement prior to its being filed with the SEC. BCB will advise IAB promptly after BCB receives notice thereof of the time when the Registration Statement has become effective, or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of BCB Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.
(b)   IAB shall duly call, give notice of, establish a record date for, convene and hold a shareholders’ meeting (the “Shareholders’ Meeting”), to be held as promptly as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of the holders of IAB Common Stock voting upon approval of this Agreement, which approval of this Agreement requires the holders of a majority of the votes cast by all holders of IAB Common Stock entitled to vote at the Shareholders’ Meeting vote to approve this Agreement (the “IAB Shareholder Approval”) and such other related matters as it deems appropriate. IAB agrees that its obligations pursuant to this Section 7.1(b) shall not be affected by the commencement, proposal, disclosure or communication to IAB of any Acquisition Proposal. IAB shall: (i) through its board of directors recommend to its shareholders the approval of this Agreement (the “IAB Recommendation”); (ii) include such IAB Recommendation in the Proxy Statement; and, (iii) use its reasonable best efforts to obtain the IAB Shareholder Approval. Subject to Section 7.2(b), neither the board of directors of IAB nor any committee thereof shall withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to BCB, the IAB Recommendation or take any action, or make any public statement, filing or release inconsistent with the IAB Recommendation (any of the foregoing being a “Change in the IAB Recommendation”). If requested by BCB, IAB shall retain and pay for a proxy solicitor reasonably acceptable to, and on terms reasonably acceptable to, BCB in connection with obtaining the IAB Shareholder Approval.
(c)   IAB shall adjourn or postpone the Shareholders’ Meeting, if, as of the time for which such meeting is originally scheduled there are insufficient shares of IAB Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. IAB shall also adjourn or postpone the Shareholders’ Meeting, if on the date of the Shareholders’ Meeting IAB has not recorded proxies representing a sufficient number of shares necessary to obtain the IAB Shareholder Approval. Notwithstanding anything to the contrary herein, the Shareholders’ Meeting shall be convened and this Agreement shall be submitted to the shareholders of IAB at the Shareholders’ Meeting, for the purpose of voting on the approval of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve IAB of such obligation. IAB shall only be required to adjourn or postpone the Shareholders’ Meeting three times pursuant to the second sentence of this Section 7.1(c).
7.2
Acquisition Proposals.

(a)   No IAB Entity shall, and it shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any Acquisition Proposal; (ii) participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal; (iii) approve, agree to, accept, endorse or recommend any Acquisition Proposal; or (iv) approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.2 by any Subsidiary or Representative of IAB shall constitute a breach of this Section 7.2 by IAB.
(b)   Notwithstanding anything to the contrary in Section 7.2(a), if IAB or any of its Representatives receives an unsolicited, bona fide written Acquisition Proposal by any Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) at any time prior to the Shareholders’ Meeting that did not result from or arise in connection with a breach of Section 7.2(a), if the board of directors of IAB (or any committee thereof) has (i) determined, in its good faith judgment (after consultation with IAB’s financial advisors and outside legal counsel), that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and that the failure to take such actions would cause it to violate its fiduciary duties under applicable Law, and (ii) obtained from such Person or “Group” an executed confidentiality agreement containing terms at least as restrictive with respect to such Person or “Group” as the terms of the confidentiality agreement entered into between IAB and BCB are with respect to BCB (and such confidentiality agreement shall not provide such Person or “Group” with any exclusive right to negotiate with IAB), and IAB has (A) promptly (but in no event more than 24 hours) following receipt of any Acquisition Proposal or any request for nonpublic information or any inquiry that could reasonably be expected to lead to any Acquisition Proposal, IAB has advised BCB in writing of the receipt of such Acquisition Proposal, request or inquiry, and the terms and conditions of such Acquisition Proposal, request or inquiry (including, in each case, the identity of the Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) making any such Acquisition Proposal, request or inquiry), and IAB has provided to BCB (i) a copy of such Acquisition Proposal, request or inquiry, if in writing, or (ii) a written summary of the material terms of such Acquisition Proposal, request or inquiry, if oral, as promptly as practicable but in no event later than 24 hours following the receipt of such Acquisition Proposal, request or inquiry and (B) the board of directors of IAB has determined in good faith that such Acquisition Proposal is a Superior Proposal, then the board of directors of IAB, in connection with such Superior Proposal may make a Change in the IAB Recommendation if the board of directors of IAB has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be a violation of the directors’ fiduciary duties under applicable Law.
(c)   Notwithstanding any Change in the IAB Recommendation, this Agreement shall be submitted to the shareholders of IAB at IAB’s Shareholders’ Meeting for the purpose of voting on the approval of this Agreement and nothing contained herein shall be deemed to relieve IAB of such obligation; provided, that if the board of directors of IAB shall have effected a Change in the IAB Recommendation, then the board of directors of IAB, in connection with the submission of this Agreement to the shareholders of IAB may submit this Agreement without recommendation (although the resolution adopting this Agreement as of the date hereof may not be rescinded), in which event the board of directors of IAB may communicate the basis for its lack of a recommendation to the shareholders of IAB in the Proxy Statement or an appropriate amendment or supplement thereto. In addition to the foregoing, IAB shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger or enter into any Acquisition Agreement with respect to any Acquisition Transaction other than the Merger.

(d)   IAB and IAB Subsidiaries shall, and IAB shall direct its Representatives to: (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal; (ii) request the prompt return or destruction of all confidential information previously furnished to any Person (other than BCB and its Representatives) that has made or indicated an intention to make an Acquisition Proposal; and, (iii) not waive or amend any “standstill” provision or provisions of similar effect to which it is a party or of which it is a beneficiary and shall strictly enforce any such provisions.
7.3
Exchange Listing.

BCB shall use its reasonable best efforts to list, prior to the Effective Time, on Nasdaq the shares of BCB Common Stock to be issued to the holders of IAB Common Stock pursuant to the Merger, and BCB shall give all notices and make all filings with Nasdaq required in connection with the transactions contemplated herein.
7.4
Consents of Regulatory Authorities.

(a)   BCB and IAB and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all applications, notices and filings and to obtain all Permits and Consents of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and Bank Merger), and to comply with the terms and conditions of all such Permits and Consents of all such third parties and Regulatory Authorities. BCB shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under any applicable Law or Order; provided, that in no event shall BCB be required to accept any new restriction or condition on the BCB Entities which is materially and unreasonably burdensome on BCB’s business or on the business of IAB or IAB Bank, in each case following the Closing or which would reduce the economic benefits of the transactions contemplated by this Agreement to BCB to such a degree that BCB would not have entered into this Agreement had such condition or restriction been known to it at the date hereof  (any such condition or restriction, a “Burdensome Condition”); provided, further, that BCB and IAB agree that if any IAB Regulatory Agreement would bind or apply to BCB, BCB Bank or any other BCB Entity in connection with or following the Merger or Bank Merger then the continued existence of such IAB Regulatory Agreement shall be a Burdensome Condition. Each of BCB and IAB shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, all material written information submitted to any third party or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties hereto agrees to act reasonably and as promptly as practicable. Each Party hereto agrees that it will consult with the other Party hereto with respect to the obtaining of all material Permits and Consents of third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other Party apprised of the status of material matters relating to completion of the transactions contemplated hereby, including advising the other Party upon receiving any communication from a Regulatory Authority the consent or approval of which is required for the consummation of the Merger and the other transactions contemplated by this Agreement that causes such Party to believe that there is a reasonable likelihood that any required consent or approval from a Regulatory Authority will not be obtained or that the receipt of such consent or approval may be materially delayed (a “Regulatory Communication”). Upon the receipt of a Regulatory Communication, without limiting the scope of the foregoing paragraphs, the receiving Party shall, to the extent permitted by applicable Law: (i) promptly advise the other Party of the receipt of such Regulatory Communication; (ii) provide the other Party with a reasonable opportunity to participate in the preparation of any response thereto and the preparation of any other substantive submission or communication to any Regulatory Authority with respect to the transactions contemplated hereby and to review any such response, submission or communication prior to the filing or submission thereof  (other than portions of materials to be filed or submitted in connection therewith that contain competitively sensitive business or proprietary information filed or submitted under a claim of confidentiality); and,

(iii) provide the other Party with the opportunity to participate in any meetings or substantive telephone conversations that the receiving party or its Representatives may have from time to time with any Regulatory Authority with respect to the transactions contemplated by this Agreement.
(b)   Each Party agrees, upon request, to promptly furnish the other Party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries to any Regulatory Authority.
7.5
Investigation and Confidentiality.

(a)   IAB shall promptly notify BCB of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable Law, of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of a material claim, action, suit, proceeding or investigation involving IAB or IAB Bank.
(b)   IAB shall promptly advise BCB of any fact, change, event or circumstance known to IAB: (i) that has had or is reasonably likely to have a Material Adverse Effect on IAB; or, (ii) which IAB believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 8; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 7.5(b) or the failure of any condition set forth in Section 8.2 to be satisfied, or otherwise constitute a breach of this Agreement by the Party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 8.2 to be satisfied.
(c)   Prior to the Effective Time, IAB shall permit BCB to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as BCB reasonably requests, provided that such investigation shall not unreasonably interfere with normal operations of IAB or its Subsidiaries. Neither BCB nor IAB nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would result in the loss of the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the Parties) or contravene any Law or Order. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. No investigation by BCB shall affect the ability of BCB to rely on the representations, warranties, covenants and agreements of IAB.
(d)   Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.
7.6
Press Releases.

IAB and BCB agree that no press release or other public disclosure or communication (including communications to employees, agents and contractors of IAB) related to this Agreement or the transactions contemplated hereby shall be issued by either Party (or its Affiliates) without the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that nothing in this Section 7.6 shall be deemed to prohibit any Party from making any press release or other public disclosure required by Law or the rules or regulations of any United States or non-United States securities exchange, in which case the Party required to make the release or disclosure shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release or disclosure in advance of the issuance thereof. The Parties have agreed upon the form of a joint press release announcing the execution of this Agreement.

7.7
Tax Treatment.

(a)   Each of the Parties intends, and undertakes and agrees to use its reasonable best efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. The Parties shall cooperate and use their reasonable best efforts in order to obtain the Tax Opinions. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and for purposes of Sections 354 and 361 of the Internal Revenue Code.
(b)   Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code, each of BCB and IAB shall report the Merger as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and shall not take any inconsistent position therewith in any Tax Return.
7.8
Employee Benefits.

(a)   IAB shall cooperate and work with BCB to help BCB identify employees of IAB and its Subsidiaries to whom BCB may elect to offer employment with BCB or one of its Subsidiaries. With respect to any employee of IAB or its Subsidiaries who receives an offer of employment from BCB, IAB shall assist BCB with its efforts to enter into an offer letter and any related documents (collectively, the “Offer Letter”) with such employees, the effectiveness of which would be contingent upon the Closing. Following the Effective Time, except as contemplated by this Agreement, BCB shall provide generally to officers and employees (as a group) who are actively employed by an IAB Entity on the Closing Date (“Covered Employees”) while employed by any BCB Entity following the Closing Date employee benefits under Employee Benefit Plans, on terms and conditions which when taken as a whole are comparable to those currently provided by BCB Entities to their similarly situated officers and employees; provided, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of any BCB Entity. Until such time as BCB shall cause the Covered Employees to participate in the applicable BCB Employee Benefit Plans, the continued participation of the Covered Employees in the IAB Benefit Plans shall be deemed to satisfy the foregoing provisions of this clause (it being understood that participation in BCB’s Employee Benefit Plans may commence at different times with respect to each of BCB’s Employee Benefit Plans). For purposes of participation and vesting (but not for purposes of benefit accrual) under BCB’s Employee Benefit Plans, the service of the Covered Employees prior to the Effective Time shall be treated as service with a BCB Entity participating in such employee benefit plans, to the same extent that such service was recognized by the IAB Entities for purposes of a similar benefit plan; provided, that such recognition of service shall not: (i) operate to duplicate any benefits of a Covered Employee with respect to the same period of service; (ii) apply for purposes of any plan, program or arrangement that is grandfathered or frozen, either with respect to level of benefits or participation; or, (iii) apply for purposes of retiree medical benefits or level of benefits under a defined benefit pension plan. Covered Employees who are employed by any BCB Entity shall retain their vacation and sick leave accrual under the IAB Benefit Plans as of the Effective Time, provided that any future accrual of benefits under leave policies shall be in accordance with the BCB Employee Benefit Plans, subject to carryover limitations applicable to such future accruals. BCB agrees to amend the BCB Employee Benefit Plans to the extent necessary to provide for the past service credits applicable to the Covered Employees referenced herein if permitted under the applicable BCB Employee Benefit Plan.
(b)   Covered Employees who are employed by any BCB Entity and who become eligible to participate in any insurance policy, plan or program offered by the BCB Entities following the Effective Time shall receive full credit under such policy, plan or program for any deductibles, co-payments and out-of-pocket expenses incurred by such employees and their respective dependents under the corresponding IAB Benefit Plan during the portion of the applicable plan year prior to such participation; provided, that, BCB Entities shall not be required to take any action to the extent the BCB Entity determines that such action could make a Covered Employee (or dependent) ineligible for a benefit (for example, if credit for past contributions would make the Covered Employee ineligible for health savings account contributions). In addition, the Covered Employees and their respective dependents shall not be subject to any exclusion or penalty for pre-existing conditions that were covered under the corresponding IAB Benefit Plan immediately prior to the Effective Time, or to any waiting period relating to such coverage.

(c)   If requested by BCB in a writing delivered to IAB following the date hereof and prior to the Closing Date, the IAB Entities shall take all necessary action (including without limitation the adoption of resolutions and plan amendments, vesting of account balances, and the delivery of any required notices) to terminate, effective immediately prior to the Effective Time, any IAB Benefit Plan that is intended to constitute a tax-qualified defined contribution plan under Internal Revenue Code Section 401(k) (a “401(k) Plan”). IAB shall provide BCB with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the termination of the 401(k) Plans in advance and give BCB a reasonable opportunity to comment on such documents (which comments shall be considered in good faith by IAB), and prior to the Closing Date, IAB shall provide BCB with the final documentation evidencing the termination of the 401(k) Plans.
(d)   To the extent requested by BCB prior to the Closing Date, the IAB Entities shall cooperate in good faith with BCB to amend, freeze, terminate or modify any IAB Benefit Plan not covered by subsection (c) of this Section 7.8 in accordance with the terms of such plan or agreement and applicable Law, to be effective as of the Effective Time (or at such different time mutually agreed to by the parties), except that the winding up of any such plan or agreement may be completed following the Closing Date. IAB shall provide BCB with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the actions contemplated by this Section 7.8(d), as applicable, and give BCB a reasonable opportunity to comment on such documents (which comments shall be considered in good faith by IAB), and prior to the Closing Date, IAB shall provide BCB with the final documentation evidencing that the actions contemplated herein have been effectuated.
(e)   Prior to the Effective Time, IAB shall provide BCB with a true, correct and complete list of all employees whose employment terminated within the 90 days preceding the Closing Date, or whose work hours have been reduced within the six months preceding the Closing Date. Such list will indicate the employee’s name, site of employment, position or job title, starting date, employing entity, date of employment loss, termination or layoff  (if applicable), and the amount of hour reduction for each calendar month during the six month period (if applicable).
(f)   Without limiting the generality of Section 10.13, the provisions of this Section 7.8 are solely for the benefit of the parties to this Agreement, and no Covered Employee, current or former employee or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. In no event shall the terms of this Agreement: (i) establish, amend, or modify any IAB Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by BCB, IAB or any of their respective Affiliates; (ii) alter or limit the ability of BCB or any BCB Subsidiaries (including, after the Closing Date, the IAB Entities) to amend, modify or terminate any IAB Benefit Plan, employment agreement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date, in accordance with the terms of such plan or agreement and applicable Law; or, (iii) confer upon any current or former employee, officer, director or consultant, any right to employment or continued employment or continued service with BCB or any BCB Subsidiary (including, following the Closing Date, the IAB Entities), or constitute or create an employment agreement with any employee, or interfere with or restrict in any way the rights of the Surviving Corporation, IAB, BCB or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of IAB or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause.
(g)   IAB shall establish a retention bonus pool based on the terms set forth in Section 7.8(g) of IAB’s Disclosure Memorandum. BCB and IAB shall agree on employees that shall be entitled to receive any retention bonus and shall jointly notify such employees.
(h)   Employees of IAB (other than those listed in Section 7.8(g)) of IAB’s Disclosure Memorandum as of the date of the Agreement who remain employed by IAB as of the Effective Time and whose employment is terminated by BCB (absent termination for cause) within the time period set forth in Section 7.8(h) of IAB’s Disclosure Memorandum shall receive severance pay equal to the amounts set forth in Section 7.8(h) of IAB’s Disclosure Memorandum.

7.9
Indemnification.

(a)   Subject to Section 7.9(f), for a period of six years after the Effective Time, BCB shall indemnify, defend and hold harmless the present and former directors or officers of the IAB Entities (each, an “Indemnified Party”) against all Liabilities arising out of actions or omissions arising out of the Indemnified Party’s service or services as directors or officers of IAB or, at IAB’s request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under the NJBCA and by IAB’s articles of incorporation and bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any BCB Entity is insured against any such matter; provided, that the foregoing shall not limit the rights to indemnification and advancement set forth in IAB’s articles of incorporation and bylaws as in effect on the date hereof. Without limiting the foregoing, in any case in which approval by BCB is required by IAB’s articles of incorporation or bylaws to effectuate any indemnification, BCB shall direct, at the written election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between BCB and the Indemnified Party.
(b)   BCB shall use its reasonable best efforts (and IAB shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of six years after the Effective Time IAB’s existing directors’ and officers’ liability insurance policy (provided that BCB may substitute therefor: (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous; or, (ii) with the consent of IAB given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that BCB shall not be obligated to make aggregate annual premium payments for such six-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to IAB’s directors and officers, the amount set forth in Section 7.9(b) of BCB’s Disclosure Memorandum (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BCB shall use its reasonable best efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to the Maximum Amount. In lieu of the foregoing, BCB, or IAB in consultation with BCB, may obtain on or prior to the Effective Time, a six-year “tail” prepaid policy providing equivalent coverage to that described in this Section 7.9(b) at a premium not to exceed the Maximum Amount. If the premium necessary to purchase such “tail” prepaid policy exceeds the Maximum Amount, BCB may purchase the most advantageous “tail” prepaid policy obtainable for a premium equal to the Maximum Amount, and in each case, BCB will have no further obligations under this Section 7.9(b) other than to maintain such “tail” prepaid policy.
(c)   Any Indemnified Party wishing to claim indemnification under Section 7.9(a), upon learning of any such Liability or Litigation, shall promptly notify BCB thereof. In the event of any such Litigation (whether arising before or after the Effective Time): (i) BCB shall have the right to assume the defense thereof and BCB shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if BCB elects not to assume such defense, or independent legal counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between BCB and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and BCB shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that BCB shall be obligated pursuant to this Section 7.9(c) to pay for only one firm of counsel for all Indemnified Parties; (ii) the Indemnified Parties will cooperate in the defense of any such Litigation; and (iii) BCB shall not be liable for any settlement effected without its prior written consent; and provided, further, that BCB shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(d)   If BCB or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger, or if BCB (or any successors or assigns) shall transfer all or substantially all of its Assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of BCB shall assume the obligations set forth in this Section 7.9.
(e)   The provisions of this Section 7.9 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and Representatives.
(f)   IAB and BCB acknowledge that each Indemnified Party has certain rights to insurance provided by IAB and the Parties agree and acknowledge that the provisions of this Section 7.9 shall not change any Indemnified Party’s rights to such insurance and that (1) the insurance provided by IAB is intended by the Parties to be, and shall be, the indemnitor of first resort (i.e., its obligations to each Indemnified Party (or IAB or its successors on behalf of any Indemnified Party) are primary and any obligation of BCB to advance expenses or to provide indemnification for the same Liabilities incurred by any Indemnified Party as set forth in this Section 7.9 (or otherwise) are secondary), and (2) BCB shall not be required to advance any expenses incurred by each Indemnified Party and shall not be liable for any Liabilities, in each case, until all insurance of IAB for which the Indemnified Parties are entitled to is exhausted and therefore no longer available for payment of any such Liabilities. The amount which BCB is required to pay to any Indemnified Party shall be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnified Party in reduction of the related Liability. If an Indemnified Party receives a payment (an “Indemnity Payment”) required by this Agreement from the BCB in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnified Party shall pay to BCB an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.
7.10
Operating Functions.

IAB and IAB Bank shall cooperate with BCB and BCB Bank in connection with planning for the efficient and orderly combination of the Parties and the operation of BCB Bank (including the former operations of IAB Bank) after the Bank Merger, and in preparing for the consolidation of appropriate operating functions to be effective at the Effective Time or such later date as BCB may decide. IAB shall take any action BCB may reasonably request prior to the Effective Time to facilitate the combination of the operations of IAB with BCB. Each Party shall cooperate with the other Party in preparing to execute at or after the Effective Time conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers and/or the other party). Without limiting the foregoing, senior officers of IAB and BCB shall meet from time to time as IAB or BCB may reasonably request to review the financial and operational affairs of IAB and IAB Bank, and IAB shall give due consideration to BCB’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement: (a) neither BCB nor BCB Bank shall under any circumstance be permitted to exercise control of IAB, IAB Bank or any other IAB Subsidiaries prior to the Effective Time; (b) neither IAB nor IAB Bank shall be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust Laws; and, (c) neither IAB nor IAB Bank shall be required to agree to any material obligation that is not contingent upon the consummation of the Merger.
7.11
Shareholder Litigation.

Each of BCB and IAB shall promptly notify each other in writing of any Litigation brought, conducted, served or heard by or before, or otherwise involving, any Regulatory Authority or arbitrator pending or, to the Knowledge of BCB or IAB, as applicable, threatened against BCB, IAB or any of their respective Subsidiaries that: (a) questions or would reasonably be expected to question the validity of this Agreement, the Subsidiary Plan of Merger or the other agreements contemplated hereby or thereby or any actions taken or to be taken by BCB, IAB or their respective Subsidiaries with respect hereto or thereto; or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. IAB shall give

BCB every opportunity to participate in the defense or settlement of any shareholder Litigation against IAB and/or its officers or directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without BCB’s prior written consent.
7.12
Legal Conditions to Merger.

Subject in all respects to Sections 7.1 and 7.4 of this Agreement, each of BCB and IAB shall, and shall cause its Subsidiaries to, use their reasonable best efforts: (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article 8 hereof, to consummate the transactions contemplated by this Agreement; and, (b) to obtain (and to cooperate with the other Party to obtain) any Consent or Order by any Regulatory Authority and any other third party that is required to be obtained by IAB or BCB or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.
7.13
Dividends.

After the date of this Agreement, each of BCB and IAB shall coordinate with the other the declaration of any dividends in respect of BCB Common Stock and IAB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of IAB Common Stock shall not receive two dividends in any quarter with respect to their shares of IAB Common Stock and any shares of BCB Common Stock any such holder receives in exchange therefor in the Merger.
7.14
Change of Method.

BCB may at any time change the method of effecting the Merger (including by providing for the merger of IAB with a wholly owned BCB Subsidiary) if and to the extent requested by BCB, and IAB agrees to enter into such amendments to this Agreement as BCB may reasonably request in order to give effect to such restructuring; provided, that no such change or amendment shall: (a) alter or change the amount or kind of the Merger Consideration provided for in this Agreement; (b) adversely affect the Tax treatment of the Merger with respect to IAB’s shareholders; or, (c) be reasonably likely to cause the Closing to be materially delayed or the receipt of the Requisite Regulatory Approvals to be prevented or materially delayed.
7.15
Takeover Laws.

Neither BCB nor IAB shall take any action that would cause any Takeover Law to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each of BCB and IAB shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Law now or hereafter in effect. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated hereby, each of BCB and IAB will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Law.
7.16
Closing Financial Statements.

At least eight Business Days prior to the Effective Time of the Merger, IAB shall provide BCB with IAB’s consolidated financial statements presenting the financial condition of IAB and its Subsidiaries as of the close of business on the last day of the last month ended prior to the Effective Time of the Merger and IAB’s consolidated results of operations, cash flows, and shareholders’ equity for the period from January 1, 2017 through the close of business on the last day of the last month ended prior to the Effective Time of the Merger (the “Closing Financial Statements”); provided, that if the Effective Time of the Merger occurs on or before the 15th Business Day of the month, IAB shall have provided consolidated financial statements as of and through the second month preceding the Effective Time of the Merger. Such financial statements shall be accompanied by a certificate of IAB’s chief financial officer, dated as of the Effective Time, to the effect that such financial statements continue to reflect accurately, as of the date of the certificate, the financial condition of IAB in all material respects. Such financial statements shall have been prepared in accordance with GAAP and regulatory accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. Such Closing Financial Statements shall also reflect as of their date: (a) accruals for all fees and expenses directly incurred or expected to be directly incurred (whether or not doing so is in accordance with GAAP) in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Expenses”); (b) the Closing Tangible Common Equity (provided, that for purposes of determining the Closing Tangible Common Equity, the Transaction Expenses shall be excluded from such determination); (c) all fees and Liabilities paid and accrued and payable with respect to, and in connection with, the matters set forth in Section 7.16 of BCB’s Disclosure Memorandum; and, (d) the asset quality metrics set forth in Section 8.2(e), and shall be accompanied by a certificate of IAB’s chief financial officer, dated as of the Effective Time, to the effect that such financial statements meet the requirements of this Section 7.16 and continue to reflect accurately, as of the date of such certificate, the consolidated financial condition, results of operations, cash flows and shareholders’ equity of IAB in all material respects.
7.17
Corporate Governance.

(a)   Following the Effective Time, BCB shall take appropriate action so that following the Effective Time the number of directors constituting the board of directors of BCB shall be increased by one member and an individual to be determined by the board of directors of BCB from a group of individuals selected by the board of directors of IAB in good faith and provided to BCB prior to the Effective Time (the “Additional Director”), shall be appointed as a director of BCB, subject to the policies of BCB generally applicable to the board of directors of BCB and subject to the requirements of applicable Law. At the annual meeting of shareholders of BCB following the appointment of the Additional Director by the board of directors of BCB, BCB will nominate the Additional Director for election as a director at such annual meeting of shareholders of BCB and solicit proxies for the Additional Director in the same manner as it does for all other members of BCB’s slate of directors in connection with such meeting.
(b)   As promptly as practicable following the Effective Date, BCB shall establish an advisory board (the “Advisory Board”) and invite those individuals who serve on the board of directors of IAB as of the Effective Date to join such Advisory Board. The function of the Advisory Board shall be, among other things, to advise the BCB with respect to the IAB market area, deposit retention, lending activities and customer relationships, specifically with respect to the needs of the South Asian community. The Advisory Board shall be maintained for a period ending no sooner than two years following the Effective Date. BCB will consult with the Advisory Board as to whether the Advisory Board will be continued or discontinued after the initial term. The BCB shall in good faith determine the compensation to be paid to each Advisory Board member in light of the number of Advisory Board meetings held, among other factors.
(c)   BCB will operate IAB Bank as a separately named division of BCB Bank for a period of at least two years after the Effective Date. The name used for such division will be the “Indus-American Bank, a division of BCB Community Bank”.
ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
8.1
Conditions to Obligations of Each Party.

The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6:
(a)   Shareholder Approval.   The shareholders of IAB shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.
(b)   Regulatory Approvals.   (i) All required regulatory approvals from the Federal Reserve, NJBD and FDIC; and, (ii) any other regulatory approvals or consents contemplated by Sections 4.2(c) and 5.3(c), the failure of which to obtain would reasonably be expected to have a Material Adverse Effect on BCB and IAB (considered as a consolidated entity), in each case required to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the “Requisite Regulatory Approvals”); provided, that no such Requisite Regulatory Approval shall impose a Burdensome Condition.
(c)   Legal Proceedings.   No court or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement (including the Merger and the Bank Merger).
(d)   Registration Statement.   The Registration Statement shall be effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.
(e)   Exchange Listing.   The shares of BCB Common Stock issuable pursuant to the Merger shall have been approved for listing on Nasdaq.
(f)   Tax Matters.   Each Party shall have received a written opinion of Covington & Burling LLP, in form reasonably satisfactory to such Parties (the “Tax Opinion”), to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of IAB and BCB reasonably satisfactory in form and substance to such counsel.
8.2
Conditions to Obligations of BCB.

The obligations of BCB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BCB pursuant to Section 10.6(a):
(a)   Representations and Warranties.   For purposes of this Section 8.2(a), the accuracy of the representations and warranties of IAB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Sections 4.1, 4.3(a), 4.3(c), 4.4(a), 4.4(c), 4.9(a), 4.29, and 4.33 shall be true and correct (except for inaccuracies in Section 4.3(a) and Section 4.4(a) which are de minimis in amount). The representations and warranties set forth in the other sub-Sections in Sections 4.3 and 4.4, and in Sections 4.2, 4.6, 4.24, 4.26, 4.27 and 4.30 shall be true and correct in all material respects. The representations and warranties set forth in each other section in Article 4 shall be true and correct in all respects except where the failure of such representations and warranties to be true and correct, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.
(b)   Performance of Agreements and Covenants.   Each and all of the agreements and covenants of IAB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.
(c)   Certificates.   IAB shall have delivered to BCB: (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as they relate to IAB and in Sections 8.2(a) and 8.2(b) have been satisfied; and, (ii) certified copies of resolutions duly adopted by IAB’s board of directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as BCB and its counsel shall request.

(d)   FIRPTA Certificate.   IAB shall have delivered to BCB a certificate stating that IAB Common Stock is not a “United States real property interest” within the meaning of Section 897(c)(1)(A)(ii) of the of the Internal Revenue Code satisfying the requirements of  §§ 1.897-2(h) and 1.1445-2(c)(3) of Title 26 of the Internal Revenue Code of Federal Regulations, in form and substance satisfactory to BCB.
(e)   Asset Quality.   As of the last day of the month reflected in the Closing Financial Statements: (i) the calculation of IAB’s Non-Performing Loans to total Loans shall not be in excess of 4.50%; (ii) the calculation of IAB’s Non-Performing Assets (including “troubled debt restructured Loans”) to total Assets shall not be in excess of 3.75%; (iii) the calculation of IAB’s non-current Loans to total Loans shall not be in excess of 4.60%; (iv) IAB’s Non-Performing Assets shall not exceed $8,000,000; (v) IAB’s Classified Assets shall not increase more than 10% from the aggregate balance of Classified Assets as set forth in the IAB Financial Statements as of and for the quarter ended March 31, 2017; and, (vi) IAB’s Delinquent Loans shall not increase more than 4.50% from the aggregate balance of Delinquent Loans as set forth in the IAB Financial Statements as of and for the quarter ended December 31, 2016 as set forth in the Closing Financial Statements.
(f)   Regulatory Capital.   In each case as reflected in the Closing Financial Statements: (i) IAB Bank shall be “well capitalized” as defined under applicable Law; and (ii) the Closing Tangible Common Equity (as determined in accordance with Section 7.16(b)) shall be no less than $17,500,000.
(g)   Termination of Contracts.   IAB shall have delivered to BCB evidence satisfactory to BCB in its discretion that each Contract listed in Section 8.2 of BCB’s Disclosure Memorandum and Section 8.2(g) of BCB’s Disclosure Memorandum has been terminated in its entirety.
(h)   Third Party Consents.   IAB shall have obtained and provided to BCB consents for each contract listed in Section 8.2(h) of BCB’s Disclosure Memorandum.
(i)   Letter Agreement.   As of the Effective Time, the letter agreement set forth in Section 8.2(i) of BCB’s Disclosure Memorandum has not been terminated and is in full force and effect.
8.3
Conditions to Obligations of IAB.

The obligations of IAB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by IAB pursuant to Section 10.6(b):
(a)   Representations and Warranties.   For purposes of this Section 8.3(a), the accuracy of the representations and warranties of BCB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of BCB set forth in Sections 5.4(a) and 5.4(c), Section 5.7 and Section 5.15 shall be true and correct (except for inaccuracies in Section 5.4(a) which are de minimis in amount) (it being understood that, for purposes of determining the accuracy of such representations and warranties, the standard set forth in Section 5.1 shall be disregarded). The representations and warranties of BCB set forth in Sections 5.4(b) and 5.13 shall be true and correct in all material respects (it being understood that, for purposes of determining the accuracy of such representations and warranties, the standard set forth in Section 5.1 shall be disregarded). Subject to the standard set forth in Section 5.1, the representations and warranties set forth in each other section in Article 5 shall be true and correct in all respects.
(b)   Performance of Agreements and Covenants.   Each and all of the agreements and covenants of BCB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.
(c)   Certificates.   BCB shall have delivered to IAB: (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as relates to BCB and in Sections 8.3(a) and 8.3(b) have been satisfied;

and, (ii) certified copies of resolutions duly adopted by BCB’s board of directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as IAB and its counsel shall request.
ARTICLE 9
TERMINATION
9.1
Termination.

Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of IAB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:
(a)   By mutual written agreement of BCB and IAB;
(b)   By either Party in the event: (i) any Regulatory Authority has denied a Requisite Regulatory Approval and such denial has become final and nonappealable, provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b)(i) shall have used its reasonable best efforts to contest, appeal and change such denial: (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable, provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall have used its reasonable best efforts to contest, appeal and remove such Law or Order: or, (iii) the shareholders of IAB fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders’ Meeting where such matters were presented to such shareholders for approval and voted upon;
(c)   By either Party in the event that the Merger shall not have been consummated by May 31, 2018, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(c);
(d)   By BCB in the event that the board of directors of IAB has: (i) failed to recommend the Merger and the approval of this Agreement by the shareholders of IAB; (ii) breached the terms of Section 7.2 in any respect adverse to BCB; or, (iii) breached its obligations under Section 7.1 by failing to call, give notice of, convene and/or hold the Shareholders’ Meeting in accordance with Section 7.1;
(e)   By BCB in the event that any of the conditions precedent to the obligations of BCB to consummate the Merger contained in Section 8.2 cannot be satisfied or fulfilled by the date specified in Section 9.1(c) (provided that the failure of such condition to be satisfied or fulfilled is not a result of BCB’s failure to perform, in any material respect, any of its material covenants or agreements contained in this Agreement or the breach by BCB of any of its material representations or warranties contained in this Agreement);
(f)   By IAB in the event that any of the conditions precedent to the obligations of IAB to consummate the Merger contained in Section 8.3 cannot be satisfied or fulfilled by the date specified in Section 9.1(c) (provided that the failure of such condition to be satisfied or fulfilled is not a result of IAB’s failure to perform, in any material respect, any of its covenants or agreements contained in this Agreement or the breach by IAB of any of its material representations or warranties contained in this Agreement);
(g)   By BCB, if the FDIC or NJBD has granted a Requisite Regulatory Approval but such Requisite Regulatory Approval contains or would result in the imposition of a Burdensome Condition and there is no meaningful possibility that such Requisite Regulatory Approval could be revised prior to the date specified in Section 9.1(c) so as not to contain or result in a Burdensome Condition; or
(h)   By BCB if the FDIC or NJBD shall have requested in writing that BCB, IAB or any of their respective Affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a Requisite Regulatory Approval.
(i)   By IAB, if the board of directors of IAB so determines by a vote of at least two-thirds of the members of the entire board of directors of IAB, at any time during the five-day period commencing with the Determination Date, if both of the following conditions are satisfied:

(i)   The number obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “BCB Ratio”) shall be less than 0.80; and
(ii)   (x) the BCB Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (ii) (y) (such number in this clause (ii) (y) being referred to herein as the “Index Ratio”);
subject, however, to the following three sentences. If IAB elects to exercise its termination right pursuant to this Section 9.1(i), it shall give written notice to BCB (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, BCB shall have the option to increase the consideration to be received by the holders of IAB Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of  (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the BCB Ratio. If BCB so elects within such five-day period, it shall give prompt written notice to IAB of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 9.1(i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).
For purposes of this Section 9.1(i) the following terms shall have the meanings indicated:
“Average Closing Price” shall mean the average of the daily closing prices for the shares of BCB Common Stock for the 20 consecutive full trading days on which such shares are actually traded on Nasdaq (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the Determination Date.
“Determination Date” shall mean the 10th day prior to the Closing Date, provided that if shares of the BCB Common Stock are not actually traded on Nasdaq on such day, the Determination Date shall be the immediately preceding day to the 10th day prior to the Closing Date on which shares of BCB Common Stock actually trade on Nasdaq.
“Final Index Price” shall mean the average of the Index Prices for the 20 consecutive full trading days ending on the trading day prior to the Determination Date.
“Index Price” shall mean the closing price on such date of the Nasdaq Bank Index.
“Starting Date” shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.
“Starting Price” shall mean the closing price of a share of BCB Common Stock on Nasdaq (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.
(j)   By BCB if, on the day that all the other conditions set forth in Article 8 have been satisfied or waived by the applicable party pursuant to Section 10.6 (other than those conditions which by their nature shall be satisfied or waived on the Closing Date), the Closing Tangible Common Equity is less than $17,500,000.
9.2
Effect of Termination.

In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no effect, except that: (i) the provisions of this Section 9.2, Section 7.5, and Article 10, shall survive any such termination and abandonment; and, (ii) no such termination shall relieve the breaching Party from Liability resulting from any breach by that Party of this Agreement.

9.3
Non-Survival of Representations and Covenants.

The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 9.3 and Sections 7.5, 7.7, 7.8 and 7.9, and Article 1, Article 2, Article 3 and Article 10.
ARTICLE 10
MISCELLANEOUS
10.1
Definitions.

(a)   Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:
“Acquisition Agreement” means a letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement.
“Acquisition Proposal” means any offer, inquiry, proposal or indication of interest (whether communicated to IAB or publicly announced to IAB’s shareholders and whether binding or non-binding) by any Person (other than a BCB Entity) for an Acquisition Transaction.
“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase, direct or indirect, by any Person or “Group” (other than a BCB Entity) of 20% or more in interest of the total outstanding voting securities of IAB or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or “Group” (other than a BCB Entity) beneficially owning 20% or more in interest of the total outstanding voting securities of IAB or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving IAB or any of its Subsidiaries pursuant to which the shareholders of IAB immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of 20% or more of the consolidated Assets of IAB and its Subsidiaries, taken as a whole; or (iii) any liquidation or dissolution of IAB.
“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person and “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.
“Assets” of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.
“BCB Capital Stock” means, collectively, BCB Common Stock, any preferred stock of BCB and any other class or series of capital stock of BCB.
“BCB Common Stock” means the $0.01 par value common stock of BCB.
“BCB Entities” means, collectively, BCB and all BCB Subsidiaries.
“BCB Financial Statements” means (i) the consolidated statements of condition (including related notes and schedules, if any) of BCB as of March 31, 2017, and as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) for the quarter and nine months ended March 31, 2017, and for each of the three fiscal years ended December 31, 2016, 2015, and 2014, as filed by BCB in SEC Documents, and (ii) the consolidated statements of condition of BCB (including related notes and schedules, if any) and related statements of operations, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 2017.
“BCB Options” means each option or other Equity Right to purchase shares of BCB Common Stock pursuant to stock options or stock appreciation rights.
“BCB Stock Plans” means the existing stock option and other stock-based compensation plans of BCB designated as follows: 2011 Stock Plan.
“BCB Subsidiaries” means the Subsidiaries of BCB, which shall include any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of BCB after the date hereof and held as a Subsidiary by BCB at the Effective Time.
“BHC Act” means the Bank Holding Company Act of 1956, as amended.
“Books and Records” means all files, ledgers and correspondence, all manuals, reports, texts, notes, memoranda, invoices, receipts, accounts, accounting records and books, financial statements and financial working papers and all other records and documents of any nature or kind whatsoever, including those recorded, stored, maintained, operated, held or otherwise wholly or partly dependent on discs, tapes and other means of storage, including any electronic, magnetic, mechanical, photographic or optical process, whether computerized or not, and all software, passwords and other information and means of or for access thereto, belonging to IAB Bank or relating to its business.
“Business Day” means any day other than a Saturday, a Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.
“Call Reports” means IAB Bank’s Consolidated Reports of Condition and Income (FFIEC Form 041) or any successor form of the Federal Financial Institutions Examination Council.
“Change in Tangible Common Equity Per Share” means the quotient obtained by dividing (a) $18,500,000 minus the Closing Tangible Common Equity by (b) the Outstanding Shares Number.
“Closing Date” means the date on which the Closing occurs.
“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.
“Continuing Employees” means the employees of the IAB or an IAB Subsidiary who are offered continued employment with BCB or any of its Subsidiaries and who execute an Offer Letter and become employees of BCB or any of its Subsidiaries following the Effective Time.
“Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.
“Contractors” means each independent contractor, consultant, freelancer or other service provider.
“Default” means (i) any breach or violation of, default under, contravention of, conflict with, or failure to perform any obligations under any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“Disclosure Memorandum” of a Party means a letter delivered by such Party to the other Party prior to execution of this Agreement, setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof, as an exception to one or more representations or warranties contained in Article 4 and Article 5, or to one or more of its covenants contained in this Agreement; provided, that: (a) no such item is required to be set forth in a Disclosure Memorandum as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect; and, (b) the mere inclusion of an item in a Disclosure Memorandum as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the Party making the representation or warranty.
“Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, restricted stock, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom, understanding or arrangement providing compensation or other benefits, including employment and change in control agreements, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Internal Revenue Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent, or (v) arrived at through collective bargaining or otherwise.
“Environmental Laws” means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.
“Equity Rights” means all arrangements, calls, commitments, Contracts, options, rights (including preemptive rights or redemption rights), scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock or equity interest of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other equity interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any entity which together with an IAB Entity would be treated as a single employer under Internal Revenue Code Section 414.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exhibit” means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.
“Federal Reserve” means the Board of Governors of the Federal Reserve System or a Federal Reserve Bank acting under the appropriately delegated authority thereof, as applicable.
“GAAP” means U.S. generally accepted accounting principles, consistently applied during the periods involved.
“Hazardous Material” means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.

“IAB Common Stock” means the $0.10 par value common stock of IAB.
“IAB Entities” means, collectively, IAB and all IAB Subsidiaries.
“IAB Financial Statements” means (i) the consolidated statements of condition (including related notes and schedules, if any) of IAB as of March 31, 2017, and as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 2017, and for each of the fiscal years ended December 31, 2016, 2015, and 2014, as filed by IAB in Call Reports (and, in the case of the annual financial statements, as audited and made available to the stockholders of IAB) and (ii) the consolidated statements of financial condition of IAB and related statements of income and changes in stockholders’ equity included in Call Reports filed by IAB with respect to periods ended subsequent to March 31, 2017.
“IAB Series C Preferred Stock” means the IAB Perpetual Non-Cumulative Convertible Preferred Stock, Series C, no par value.
“IAB Series D Preferred Stock” means the IAB Perpetual Non-Cumulative Convertible Preferred Stock, Series D, par value $0.10 per share.
“IAB Stock Option Plan” means the IAB 2006 Stock Option Plan.
“IAB Subsidiary” means the Subsidiaries of IAB, which shall include IAB Bank, and any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of IAB after the date hereof and held as a Subsidiary by IAB at the Effective Time.
“Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, brand names, internet domain names, logos together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Knowledge” or “knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means the actual knowledge of the chairman, president, chief financial officer, chief risk officer, chief accounting officer, chief operating officer, chief credit officer, general counsel (in the case of BCB), or any senior, executive or other vice president in charge of human resources of such Person, if any, and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.
“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.
“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the Ordinary Course) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.
“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, option, right of first refusal, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than Permitted Liens.
“Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, subpoena, summons, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with a Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.
“Loans” means any written or oral loan, loan agreement, participation loan, note or borrowing arrangement (including leases, credit enhancements, guarantees and interest bearing assets) to which IAB Bank or any Subsidiary of IAB Bank is party as a creditor.
“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.
“Material Adverse Effect” means with respect to any Party, any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly; (i) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, Assets, liabilities or business of such Party and its Subsidiaries taken as a whole; provided, that a “Material Adverse Effect” shall not be deemed to include effects to the extent resulting from: (A) changes after the date of this Agreement in GAAP or regulatory accounting requirements; (B) changes after the date of this Agreement in Laws of general applicability to companies in the financial services industry; (C) changes after the date of this Agreement in global, national or regional political conditions or general economic or market conditions in the United States and the State of New Jersey, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets) affecting other companies in the financial services industry; (D) after the date of this Agreement, general changes in the credit markets or general downgrades in the credit markets; (E) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded hereunder, or changes in the trading price of a Party’s common stock, in and of itself, but not including any underlying causes unless separately excluded hereunder; (F) the public disclosure of this Agreement and the impact thereof on relationships with customers or employees; (G) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism; or, (H) actions or omissions taken with the prior written consent of the other Party hereto or expressly required by this Agreement; except, with respect to clauses (A), (B), (C), (D) and (G), to the extent that the effects of such change disproportionately affect such Party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such Party and its Subsidiaries operate; or, (ii) prevents or materially impairs the ability of such Party to timely consummate the transactions contemplated hereby.
“Nasdaq” means the Nasdaq Global Market.
“Ordinary Course” means the conduct of the business of IAB and IAB Bank in substantially the same manner as such business was operated on the date of this Agreement, including operations in conformance and consistent with IAB and IAB Bank’s practices and procedures prior to and as of such date.
“Operating Property” means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.
“Order” means any administrative decision or award, decree, injunction, judgment, order, consent decree, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.
“Outstanding Shares Number” means the total number of shares of IAB Common Stock outstanding on the Closing Date.
“Participation Facility” means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

“Party” means either of IAB or BCB, and “Parties” means IAB and BCB.
“Permit” means any federal, state, local, or foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.
“Per Share Cash Amount” means $3.05 per share, subject to adjustment pursuant to Section 2.1(h).
“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.
“Previously Disclosed” by a Party means information set forth in its Disclosure Memorandum or information set forth in its SEC Documents that were filed prior to the date hereof.
“Reference Price” means $16.14.
“Registration Statement” means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by BCB under the Securities Act with respect to the shares of BCB Common Stock to be issued to the shareholders of IAB pursuant to this Agreement.
“Regulatory Authorities” means, collectively, the SEC, the NASDAQ, state securities authorities, the Financial Industry Regulatory Authority, the Securities Investor Protector Corporation, applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations, the Federal Reserve, the Office of the Comptroller of the Currency, the FDIC, the NJBD, the IRS, the DOL, the PBGC, and all other foreign, federal, state, county, local or other governmental, banking or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards, courts, administrative agencies, commissions or bodies.
“Representative” means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, accountant, consultant, or other representative or agent of or engaged or retained by such Person.
“SEC” means the United States Securities and Exchange Commission.
“SEC Documents” means all forms, proxy statements, registration statements, prospectuses, reports, schedules, and other documents filed, together with any amendments thereto, by BCB or any of BCB’s Subsidiaries with the SEC on or after January 1, 2011.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.
“Subsidiaries” means all those corporations, associations, or other business entities of which the entity in question either: (i) owns or controls more than 50% of the outstanding equity securities or other ownership interests either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity); (ii) in the case of partnerships, serves as a general partner; (iii) in the case of a limited liability company, serves as a managing member; or, (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.
“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal with respect to which the board of directors of IAB determines in its good faith judgment (based on, among other things, the advice of outside legal counsel and a financial advisor) to be more favorable, from a financial point of view, to IAB’s shareholders than the Merger and the other transactions contemplated by this Agreement (as it may be proposed to be amended by BCB), taking into account all relevant factors (including the Acquisition Proposal and this Agreement (including any proposed changes to this Agreement that may be proposed by BCB in response to such Acquisition Proposal)); provided, that for purposes of the definition of  “Superior Proposal,” the references to “20%” and “80%” in the definitions of Acquisition Proposal and Acquisition Transaction shall be deemed to be references to “100%”.
“Surviving Corporation” means BCB as the surviving corporation resulting from the Merger.
“Tax” or “Taxes” means any federal, state, county, local, or foreign taxes, or, to the extent in the nature of a tax, any charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, commercial rent, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.
“Tax Return” means any report, return, information return, or other document required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.
10.2
Referenced Pages.

The terms set forth below shall have the meanings ascribed thereto in the referenced pages:
2010 Health Care Law	AI-19
401(k) Plan	AI-40
Additional Director	AI-44
Advisory Board	AI-44
Agreement	AI-1
ALLL	AI-25
Average Closing Price	AI-48
Bank Merger	AI-2
BCB	AI-1
BCB Bank	AI-2
BCB Certificates	AI-7
BCB Ratio	AI-48
BCB SEC Reports	AI-27
BCB Series E Preferred Stock	AI-3
BCB Series F Preferred Stock	AI-3
Burdensome Condition	AI-37
Canceled Shares	AI-2
Cash Consideration	AI-3
Cash Election	AI-3
Cash Election Shares	AI-3
Cash Value	AI-4
Certificate	AI-3
Change in the IAB Recommendation	AI-35
Chosen Courts	AI-60

Closing	AI-1
Closing Financial Statements	AI-43
Closing Tangible Common Equity	AI-4
Covered Employees	AI-39
CRA	AI-16
Derivative Transaction	AI-22
Determination Date	AI-48
DOL	AI-18
Effective Time	AI-1
Election	AI-6
Election Deadline	AI-7
Exchange Agent	AI-6, AI-7
Exchange Agent Agreement	AI-6
Exchange Fund	AI-7
Exchange Ratio	AI-3
FDIA	AI-12
FDIC	AI-12
Final Index Price	AI-48
Form of Election	AI-6
Holder	AI-6
IAB	AI-1
IAB Bank	AI-2
IAB Bank Common Stock	AI-11
IAB Benefit Plans	AI-18
IAB Contracts	AI-21
IAB Recommendation	AI-35
IAB Regulatory Agreement	AI-22
IAB Shareholder Approval	AI-35
IAB Stock Option	AI-5
Indemnified Party	AI-41
Indemnity Payment	AI-42
Index Price	AI-48
Index Ratio	AI-48
IRS	AI-18
Mailing Date	AI-6
Maximum Amount	AI-41
Merger	AI-1
Merger Consideration	AI-3
Money Laundering Laws	AI-17
NJBCA	AI-1
NJDB	AI-10
Non-Electing Shares	AI-3
Offer Letter	AI-39
PBGC	AI-18

Permitted Liens	AI-14
Pool	AI-24
Proxy Statement	AI-35
Reallocated Cash Shares	AI-4
Reallocated Stock Shares	AI-5
Regulatory Communication	AI-37
Requisite Regulatory Approvals	AI-45
Sanctioned Countries	AI-25
Sanctions	AI-25
Sarbanes-Oxley Act	AI-16
Shareholders’ Meeting	AI-35
Starting Date	AI-48
Starting Price	AI-48
Stock Consideration	AI-3
Stock Election	AI-3
Stock Election Shares	AI-3
Subsidiary Plan of Merger	AI-2
Systems	AI-15
Takeover Laws	AI-23
Tax Opinion	AI-45
Termination Fee	AI-58
Transaction Expenses	AI-44
Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. If a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning. Any capitalized terms used in any schedule or Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. All references to “the transactions contemplated by this Agreement” (or similar phrases) include the transactions provided for in this Agreement, including the Merger and the Bank Merger. Any Contract or Law defined or referred to herein or in any Contract that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Law) by succession of comparable successor Law and references to all attachments thereto and instruments incorporated therein. The term “made available” means any document or other information that was (a) provided by one Party or its representatives to the other Party and its representatives at least two Business Days prior to the date hereof, (b) included in the virtual data room (on a continuation basis without subsequent modification) of a Party at least two Business Days prior to the date hereof or (c) filed by a Party with the SEC and publicly available on EDGAR at least two Business days prior to the date hereof.
10.3
Expenses.

(a)   Except as otherwise provided in this Section 10.3, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing and mailing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.
(b)   Notwithstanding the foregoing, if:
(i)   Either IAB or BCB terminates this Agreement pursuant to Section 9.1(b) or 9.1(c), and at the time of such termination, any Person has made and not withdrawn an Acquisition Proposal or has publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and within 12 months of such termination IAB shall either (A) consummate an Acquisition Transaction or (B) enter into an Acquisition Agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction is subsequently consummated; or
(ii)   BCB shall terminate this Agreement pursuant to Section 9.1(d), then IAB shall pay to BCB an amount equal to $800,000 (the “Termination Fee”). The payment of the Termination Fee by IAB pursuant to this Section 10.3(b) constitutes liquidated damages and not a penalty, and shall be the sole monetary remedy of BCB in the event of termination of this Agreement pursuant to Section 9.1(b) or 9.1(c). If the Termination Fee shall be payable pursuant to subsection (i) of this Section 10.3(b), the Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of an Acquisition Agreement with respect to such Acquisition Transaction. If the Termination Fee shall be payable pursuant to subsection (ii) of this Section 10.3(b), the Termination Fee shall be paid in same-day funds within two Business Days from the date of termination of this Agreement.
(c)   The Parties acknowledge that the agreements contained in paragraph (b) of this Section 10.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if IAB fails to pay any fee payable by it pursuant to this Section 10.3 when due, then IAB shall pay to BCB its costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of the fee at the prime rate of Citibank, N.A. from the date such payment was due under this Agreement until the date of payment.
10.4
Entire Agreement; Third Party Beneficiaries.

Except as otherwise expressly provided herein, this Agreement (including the Disclosure Memorandum of each of IAB and BCB, the exhibits, the schedules, and the other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 7.9. The representations and warranties in this Agreement are the product of negotiations among the Parties hereto and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.
10.5
Amendments.

To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after IAB Shareholder Approval of this Agreement has been obtained; provided, that after obtaining IAB Shareholder Approval, there shall be made no amendment that requires further approval by such IAB shareholders unless such further approval of such shareholders is obtained.

10.6
Waivers.

(a)   Prior to or at the Effective Time, BCB, acting through its board of directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by IAB, to waive or extend the time for the compliance or fulfillment by IAB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of BCB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of BCB.
(b)   Prior to or at the Effective Time, IAB, acting through its board of directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by BCB, to waive or extend the time for the compliance or fulfillment by BCB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of IAB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of IAB.
(c)   The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.
10.7
Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
10.8
Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (followed by overnight courier), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:
BCB:	BCB Bancorp, Inc. 104-110 Avenue C Bayonne, NJ 07002 Email: jbrogan@bankwithbcb.com Attention: John Brogan
Copy to Counsel:	Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001 Facsimile Number: (202) 778-5988
Attention: Christopher DeCresce Email: cdecresce@cov.com; Michael P. Reed Email: mreed@cov.com

IAB:	IA Bancorp, Inc. 1630 Oak Tree Road Edison, NJ 08820
Copy to Counsel:	Windels Marx Lane and Mittendorf, LLP 120 Albany Street Plaza New Brunswick, NJ 08901 Facsimile Number: (732) 846-8877 Attention: Robert Schwartz
10.9
Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)   The Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of New Jersey without regard to the conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.
(b)   Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of New Jersey (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 10.8.
(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.
10.10
Counterparts; Signatures.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Executed signature pages to this Agreement may be delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file and such signature pages will be deemed as sufficient as if actual signature pages had been delivered.
10.11
Captions; Articles and Sections.

The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.
10.12
Interpretations.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all Parties hereto.
10.13
Enforcement of Agreement.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement. It is accordingly agreed that the Parties shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties waives any defense in any action for specific performance that a remedy at law would be an adequate remedy.
10.14
Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
10.15
Disclosure.

Any disclosure made in any document delivered pursuant to this Agreement or referred to or described in writing in any Section of this Agreement in any schedule or exhibit attached hereto or in any Disclosure Memorandum shall apply only to, or only qualify, the indicated Section of this Agreement, except to the extent that (a) any other Section of this Agreement specifically referenced or cross-referenced in such disclosure or (b) the relevance of such item to another Section of this Agreement is reasonably apparent on the face of such disclosure (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other Sections of this Agreement.
10.16
Delivery by Facsimile or Electronic Transmission.

This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party hereto forever waives any such defense.
[Signatures on following page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
BCB BANCORP, INC.
By: /s/ Thomas Coughlin Name: Thomas Coughlin Title: President and Chief Executive Officer
IA BANCORP, INC.
By: /s/ James Atieh Name: James Atieh Title: President and Chief Executive Officer
[Signature Page to Agreement and Plan of Reorganization]

Exhibit B
VOTING AGREEMENT
This VOTING AGREEMENT, dated effective as of June 7, 2017 (this “Agreement”), by and among BCB Bancorp, Inc (“Buyer”), a New Jersey corporation, IA Bancorp, Inc (“Seller”), a New Jersey corporation, and the undersigned shareholder and director/officer (the “Individual”) of Seller.
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Agreement, Seller and Buyer are entering into an Agreement and Plan of Reorganization, dated as of the date hereof  (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Seller will merge with and into Buyer and Buyer will be the surviving corporation (the “Merger”) and each shareholder of Seller shall receive the per share consideration specified in the Merger Agreement;
WHEREAS, as of the date hereof, the Individual is a director/officer of Seller and the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act), in the aggregate, of those shares of common stock, par value $0.10 of Seller (“Seller Common Stock”) specified on Schedule 1 attached hereto, and will receive in the Merger in exchange for the Individual’s shares of Seller Common Stock the per share consideration specified in the Merger Agreement, and therefore the Merger is expected to be of substantial benefit to the Individual;
WHEREAS, as a material inducement to Buyer entering into the Merger Agreement, Buyer has required that the Individual agree, and the Individual has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein; and
WHEREAS, other individuals, as a material inducement to Buyer entering into the Merger Agreement, will enter into and abide by the covenants and obligations set forth in substantially identical voting agreements.
NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
General
1.1.   Defined Terms.   The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.
“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.
“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange CommissioFn under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall each have a correlative meaning.
AI-B-1

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.
“Constructive Sale” means with respect to any security a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership.
“Covered Shares” means, with respect to the Individual, the Individual’s Existing Shares, together with any shares of Seller Common Stock or other capital stock of Seller and any securities convertible into or exercisable or exchangeable for shares of Seller Common Stock or other capital stock of Seller, in each case that the Individual acquires Beneficial Ownership of on or after the date hereof.
“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under securities laws.
“Existing Shares” means, with respect to the Individual, all shares of Seller Common Stock Beneficially Owned by the Individual.
“Permitted Transfer” means a Transfer (i) as the result of the death of the Individual by the Individual to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Individual, (ii) Transfers to affiliates (including trusts) and family members in connection with estate and tax planning purposes, (iii) Transfers to any other shareholder and director of Seller who has executed a copy of this Agreement on the date hereof, and (iv) such transfers as Buyer may otherwise permit in its sole discretion provided that, in each case, prior to the effectiveness of such Transfer, such transferee executes and delivers to Seller and Buyer a written agreement, in form and substance reasonably acceptable to each of Seller and Buyer, to assume all of Individual’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Individual is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as the Individual shall have made hereunder.
“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.
“Representatives” means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, accountant, consultant, or other representative or agent of or engaged or retained by such Person.
“Restricted Period” has the meaning set forth in Section 2.3 hereof.
“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. Notwithstanding anything herein to the contrary, any disposition of Covered Shares to Seller by the Individual as payment of the exercise price of an option issued under the Seller Stock Option Plan shall not be deemed a Transfer.
AI-B-2

ARTICLE II
COVENANTS OF INDIVIDUAL
2.1.   Agreement to Vote.   The Individual hereby unconditionally agrees that during the term of this Agreement, at a special meeting of the shareholders of Seller or at any other meeting of the shareholders of Seller, however called, including any adjournment or postponement thereof, and in connection with any written consent of the shareholders of Seller, the Individual shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Individual and that the Covered Shares are entitled to vote thereon or consent thereto:
(a)   appear at each such meeting or otherwise cause the Covered Shares as to which the Individual controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and
(b)   vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Individual controls the right to vote:
(i)   in favor of the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and any actions required in furtherance thereof;
(ii)   against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Seller under the Merger Agreement;
(iii)   against any Acquisition Proposal;
(iv)   against any merger, consolidation or business combination involving the Company or any of its subsidiaries other than the Merger;
(v)   against any sale, lease or transfer of all or substantially all of the assets of the Company or any of its subsidiaries;
(vi)   against any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries; and
(vii)   against any action, agreement or transaction submitted for the vote or written consent of the shareholders of Seller that would reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by Seller of its obligations under the Merger Agreement or by the Individual of his obligations under this Agreement.
2.2.   No Inconsistent Agreements.   The Individual hereby covenants and agrees that, except for this Agreement, the Individual (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares, (c) will not commit any act that could restrict or affect his legal power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by the Individual or otherwise prevent or disable the Individual from performing any of his obligations under this Agreement, and (d) has not taken and shall not knowingly take any action that would make any representation or warranty of the Individual contained herein untrue or incorrect or have the effect of preventing or disabling the Individual from performing any of his obligations under this Agreement.
2.3.   Nondisparagement.   The Individual hereby covenants and agrees that, for a period commencing on the Closing Date and terminating on the second anniversary of the Closing Date (the “Restricted Period”), the Individual covenants and agrees not to make, publish or communicate at any time to any person or entity, including, but not limited to, customers, clients and investors of the Surviving Corporation or any of its Affiliates, any Disparaging (defined below) remarks, comments or statements concerning the Surviving Corporation or any of its Affiliates, or any of their respective present and former members, partners, directors, officers, employees or agents. For the purposes of this provision, “Disparaging” remarks, comments or statements are those that impugn the character, honesty, integrity, morality, business acumen or abilities of the individual or entity being disparaged. Notwithstanding the foregoing, this paragraph does not apply to (i) any truthful testimony, pleading, or sworn statements in any legal
AI-B-3

proceeding; (ii) attorney-client communications; or (iii) any communications with a government or regulatory agency, and further, it shall not be construed to prevent the Individual from filing a charge with the Equal Employment Opportunity Commission or a comparable state or local agency.
2.4.    No Solicitation.   The Individual, in his capacity as a shareholder of Seller, shall not directly or indirectly, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Seller to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1.   Representations and Warranties of the Individual.   The Individual hereby represents and warrants to Seller and Buyer as follows:
(a)   Authorization; Validity of Agreement; Necessary Action.   The Individual has the requisite capacity and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Individual and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Individual, enforceable against him in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)   Ownership.   The Existing Shares are, and all of the Covered Shares owned by the Individual from the date hereof through the date that Seller Shareholder Approval is received will be, Beneficially Owned and owned of record by the Individual except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. The Individual has good and marketable title to the Existing Shares, free and clear of any Encumbrances other than those imposed by applicable securities laws. As of the date hereof, the Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by the Individual. The Individual has and will have at all times through the date that Seller Shareholder Approval is received sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Individual’s Existing Shares and with respect to all of the Covered Shares owned by the Individual at all times through the date that Seller Shareholder Approval is received, except as provided for under Article XIV of Seller’s certificate of incorporation.
(c)   No Violation.   The execution and delivery of this Agreement by the Individual does not, and the performance by the Individual of his obligations under this Agreement will not, (i) conflict with or violate any law, ordinance or regulation of any Regulatory Authority applicable to the Individual or by which any of his assets or properties is bound, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of the Individual pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Individual is a party or by which the Individual or any of his assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Individual to perform his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
AI-B-4

(d)   Consents and Approvals.   The execution and delivery of this Agreement by the Individual does not, and the performance by the Individual of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Individual to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Regulatory Authority.
(e)   Absence of Litigation.   There is no Litigation pending or, to the knowledge of the Individual, threatened against or affecting the Individual or any of his Affiliates before or by any Person or Regulatory Authority that could reasonably be expected to impair the ability of the Individual to perform his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(f)   Reliance by Buyer.   The Individual understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon the Individual’s execution and delivery of this Agreement and the representations and warranties of Individual contained herein.
ARTICLE IV
OTHER COVENANTS
4.1.   Prohibition on Transfers, Other Actions.
(a)   Until the earlier of the receipt Seller Shareholder Approval or the date on which the Merger Agreement is terminated in accordance with its terms, the Individual hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Individual’s representations, warranties, covenants and obligations under this Agreement; or (iii) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any action that could restrict or otherwise affect the Individual’s legal power, authority and right to vote all of the Covered Shares then owned of record or beneficially by him or otherwise comply with and perform his covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void.
(b)   The Individual understands and agrees that if the Individual attempts to Transfer, vote or provide any other Person with the authority to vote any of the Covered Shares other than in compliance with this Agreement, Seller shall not, and the Individual hereby unconditionally and irrevocably instructs Seller to not (i) permit such Transfer on its Books and Records, (ii) issue a new certificate representing any of the Covered Shares, or (iii) record such vote unless and until the Individual shall have complied with the terms of this Agreement. Each stock certificate evidencing any or all of the Covered Shares that is issued in the name of the Individual, shall bear a legend indicating that such Covered Shares are subject to the terms of this Agreement and any transferee of the Covered Shares evidenced by the stock certificate takes the Covered Shares subject to the terms of this Agreement.
4.2.   Stock Dividends, etc.   In the event of a stock split, stock dividend or distribution, or any change in the Seller Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
4.3.   Notice of Acquisitions, etc.   The Individual hereby agrees to notify Seller as promptly as practicable (and in any event within 24 hours after receipt) in writing of  (i) the number of any additional shares of Seller Common Stock or other securities of Seller of which the Individual acquires Beneficial Ownership on or after the date hereof and (ii) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein.
4.4.   Waiver of Appraisal Rights.   To the fullest extent permitted by applicable Law, the Individual hereby waives any rights of appraisal it may have under applicable Law.
AI-B-5

4.5.   Further Assurances.   From time to time, at the request of Buyer and Seller and without further consideration, the Individual shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Individual hereby authorizes Buyer to publish and disclose in any announcement or disclosure related to the Merger Agreement, including the Proxy Statement, the Individual’s identity and ownership of the Covered Shares and the nature of the Individual’s obligations under this Agreement.
4.6.   Exchange of Covered Shares; Waiver of Rights of Appraisal.   If the Merger is consummated, the Covered Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. The Individual hereby waives, and agrees to prevent the exercise of, any rights of appraisal with respect to the Merger, or rights to dissent from the Merger, that the Individual may have by virtue of his or her beneficial ownership of the Covered Shares.
ARTICLE V
MISCELLANEOUS
5.1.   Termination.   This Agreement shall remain in effect until the earlier to occur of  (i) the Closing and (ii) the date of termination of the Merger Agreement in accordance with its terms; provided, that (1) if the Closing occurs, the provisions of Section 2.3 shall survive until the end of the Restricted Period, and (2) the provisions of this Section 5.1, and Sections 5.5 through 5.13 shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for fraud, or willful or intentional breach of this Agreement.
5.2.   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Buyer or Seller any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Individual, and Buyer or Seller shall not have any authority to direct the Individual in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
5.3.   Notices.   All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (followed by overnight courier), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:
(a)
Buyer:

BCB Bancorp, Inc.
104-110 Avenue C
Bayonne, NJ 07002
Email: jbrogan@bankwithbcb.com
Attention: John Brogan
Copy to Counsel:
Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001
Facsimile Number: (202) 778-5988
Attention:
Frank M. Conner III
Michael P. Reed
Christopher J. DeCresce

(b)
Seller:

IA Bancorp, Inc.
1630 Oak Tree Road
Edison, NJ 08820
AI-B-6

Copy to Counsel:
Windels Marx Lane and Mittendorf, LLP
120 Albany Street Plaza
New Brunswick, NJ 08901
Facsimile Number: (732) 846-8877
Attention:Robert Schwartz
(c)
if to the Individual, to those persons indicated on Schedule 1.

5.4.   Interpretation.   Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all parties hereto.
5.5.   Counterparts; Delivery by Facsimile or Electronic Transmission.   This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Executed signature pages to this Agreement may be delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file and such signature pages will be deemed as sufficient as if actual signature pages had been delivered. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
5.6.   Entire Agreement.   This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.
5.7.   Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(a)   The parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of New Jersey without regard to the conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.
(b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of New Jersey (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.3.
(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND
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UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.
5.8.   Amendment; Waiver.   To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of each of the parties.
5.9.   Enforcement of Agreement.   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement. It is accordingly agreed that the parties shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
5.10.   Severability.   Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
5.11.   Assignment.   Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
5.12.   Third Party Beneficiaries.   Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.
5.13.   Individual Capacity.   The Individual is signing this Agreement solely in his capacity as a holder of Seller Common Stock, and nothing herein shall prohibit, prevent or preclude the Individual from taking or not taking any action in the Individual’s capacity as an officer or director of Seller to the extent permitted by the Merger Agreement.
[Remainder of this page intentionally left blank]
AI-B-8

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.
BUYER
By:
Name:
Title:
SELLER
By:
Name:
Title:
INDIVIDUAL

Name:
[Signature Page to Voting Agreement]
AI-B-9

Schedule 1
INFORMATION
Name	Existing Shares

Address for notice:
Name:
Street:

City, State:
ZIP Code:
Telephone:
Fax:
Email:

AI-B-10

Exhibit C
FORM OF CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION OF
BCB BANCORP, INC.
Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Business Corporations Act, the undersigned corporation executes this Certificate of Amendment to the Restated Certificate of Incorporation.
The name of the corporation is BCB Bancorp, Inc. (the “Company”).
The following amendment to the Restated Certificate of Incorporation was approved by the directors of the corporation on the seventh day of June, 2017.
This Certificate of Amendment amends the Certificate of Incorporation of this corporation, as amended by the Certificate of Amendment dated January 18, 2017, to: (i) include a new Article V, Part (E) with respect to the Company’s Series E Noncumulative Perpetual Preferred Stock, which sets forth the number of shares to be included in such new series, and to fix the designation, powers, preferences, and rights of the shares of such new series and any qualifications, limitations or restrictions thereof, and (ii) include a new Article V, Part (F), with respect to the Company’s Series F Noncumulative Perpetual Preferred Stock, which sets forth the number of shares to be included in such new series, and to fix the designation, powers, preferences, and rights of the shares of such new series and any qualifications, limitations or restrictions thereof, such Parts (E) and (F) as follows:
ARTICLE V
Capital Stock
(E) Series E Noncumulative Perpetual Preferred Stock
Section 1.   Designation and Amount.
The shares of such series shall be designated as “Series E Noncumulative Perpetual Preferred Stock,” par value $0.01 per share (the “Series E Preferred Stock”), and the number of shares constituting the Series E Preferred Stock shall be 438,889. The Series E Preferred Stock shall be perpetual, with no maturity date.
Section 2.   Dividends and Distributions.
(a) The holders of shares of Series E Preferred Stock shall be entitled to receive out of any funds legally available therefor noncumulative dividends at the same rate and at the same time as any dividend declared on the Company’s common stock, when, as and if declared by the Board of Directors; provided that, for the purposes of this Section 2 only, the holders of the Series E Preferred Stock shall be deemed to own the number of shares of common stock into which such shares of Series E Preferred Stock are convertible on the record date for such dividend.
(b) So long as any share of Series E Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on any series of preferred stock or any class of capital stock of the Company ranking, as to dividends, junior to (“Series E Junior Stock”) this Series E Preferred Stock (other than dividends payable solely in shares of common stock), nor shall any Series E Junior Stock be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries during any Series E Dividend Period, as defined below, unless full dividends on all outstanding shares of Series E Preferred Stock for the most recently completed Series E Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series E Preferred Stock on the applicable record date). Series E Dividend Period shall mean the quarters ending March 31, June 30,
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September 30 and December 31. The foregoing limitation shall not apply to redemptions, purchases or other acquisitions of shares of common stock or other Series E Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board may be declared and paid on any securities, including other Series E Junior Stock, from time to time out of any funds legally available for such payment, and holders of Series E Preferred Stock shall not be entitled to participate in any such dividends.
Section 3.   Voting Rights.
Holders of Series E Preferred Stock shall not have the right to receive notice of nor the right to vote at any meeting of stockholders, and shall not vote together with the common stock; provided, that Holders of the Series E Preferred Stock shall vote as a separate class on any proposal which would revise the terms of the Series E Preferred Stock, or any other matter specifically provided by law.
Section 4.   Liquidation, Dissolution, or Winding Up.
(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series E Preferred Stock shall be entitled to receive for each share of Series E Preferred Stock, out of the assets of the Company or proceeds thereof  (whether capital or surplus) available for distribution to stockholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of common stock and any other Series E Junior Stock, payment in full in an amount equal to the sum of  (i) the Series E Stated Value (as hereinafter defined) and (ii) the amount of any declared and unpaid dividend on each such share (such amounts collectively, the “Series E Liquidation Preference”). The Series E Stated Value of the shares shall mean $2.25 per share.
(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series E Preferred Stock and the corresponding amounts payable with respect of any other stock of the Company ranking equally with Series E Preferred Stock as to such distribution, holders of Series E Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
(c) Residual Distributions. After the distributions described in Section 4(a) above have been paid, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Series E Preferred Stock, the common stock and any other Series E Parity Stock (as defined below), pro rata, based on the number of shares of common stock held by each (as if all such shares of Series E Preferred Stock and other Series E Parity Stock had been converted to common stock).
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Company with any other corporation or other entity, including a merger or consolidation in which the holders of Series E Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company.
Section 5.   Rank.
For the purposes hereof any stock of any series or class of the Company shall be deemed to rank:
(a) prior to the shares of this Series E Preferred Stock, as to dividends or upon liquidation, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in preference or priority to the holders of shares of this Series E Preferred Stock;
(b) as on parity with Series E Preferred Stock (“Series E Parity Stock”), as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series E Preferred Stock, if the
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holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series E Preferred Stock, including, but not limited to, the Series C Preferred Stock and the Series D Preferred Stock; and;
(c) as Series E Junior Stock, as to dividends or upon liquidation, if such stock shall be common stock or if the holders of shares of this Series E Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in preference or priority to the holders of shares of such series or class.
Section 6. Conversion.
(a) Right to Convert Series E Preferred Stock. Subject to the limitation contained in Section 6(l) below, each share of Series E Preferred Stock shall be convertible, without the payment of any additional consideration and at the option of the holder thereof, at any time, at the office of the Company (or of any transfer agent for the Series E Preferred Stock) into shares of common stock at the Series E Conversion Rate (as defined in Section 6(c) hereof) and adjusted on a per share basis giving effect to any adjustment required by Section 6 hereof.
(b) Automatic Conversion. Each share of Series E Preferred Stock may, at the option of the holder thereof be converted into shares of common stock at the then effective Series E Conversion Rate (as defined in Section 6(c) hereof) and adjusted on a per share basis giving effect to any adjustments required by Section 6 hereof, upon 30 days’ notice at the Series E Conversion Rate.
(c) Conversion Ratio. Subject to the adjustments provided in subsections (e) through (g) of this Section 6, each share of Series E Preferred Stock shall be convertible into 0.189 share of common stock (the “Series E Conversion Rate”).
(d) Mechanics of Conversion. Before any holder of Series E Preferred Stock shall be entitled to convert the same into shares of common stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series E Preferred Stock, and shall give written notice to the Company at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series E Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of common stock as of such date.
(e) Adjustments for Certain Dilutive Issuances, Splits and Combinations.
i.
In the event the Company should at any time or from time to time after the date that shares of Series E Preferred Stock are first issued and sold by the Company (the “Series E Purchase Date”) fix a record date for the effectuation of a split or subdivision of the outstanding shares of common stock or the determination of holders of common stock entitled to receive a dividend or other distribution payable in additional shares of common stock or other securities or lights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of common stock, including additional shares of common stock issuable upon conversion or exercise thereof  (hereinafter referred to as “Common Stock Equivalents”), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series E Conversion Rate applicable to the Series E Preferred Stock shall be appropriately increased so that the number of shares of common stock issuable on conversion of each share of Series E Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of common stock outstanding and those issuable with respect to such Common Stock Equivalents.

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ii.
If the number of shares of common stock outstanding at any time after the Series E Purchase Date is decreased by a combination of the outstanding shares of common stock, then following the record date of such combination, the Series E Conversion Rate for the Series E Preferred Stock shall be appropriately decreased so that the number of shares of common stock issuable on conversion of each share of such Series E Preferred Stock shall be decreased in proportion to such decrease in outstanding common stock.

(f) Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 6(e), then, in each such case for the purpose of this Section 6(f), the holders of the Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of common stock of the Company into which their shares of Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of common stock of the Company entitled to receive such distribution.
(g) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the common stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6) provision shall be made so that the holders of the Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series E Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of common stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series E Preferred Stock after the recapitalization to the end that the provisions of this Section 6 shall be applicable after that event as nearly equivalent as may be practicable.
(h) No Fractional Shares; Certificate as to Adjustments. No fractional shares shall be issued upon the conversion of any share or shares of the Series E Preferred Stock, and the number of shares of common stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares arc issuable upon such conversion shall be determined on the basis of the total number of shares of Series E Preferred Stock the holder is at the time converting into common stock and the number of shares of common stock issuable upon such aggregate conversion.
(i) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series E Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
(j) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series E Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series E Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these articles.
(k) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series E Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.
(l) Limitation. Notwithstanding anything in this Section 6 to the contrary, no shares of the Series E Preferred Stock held by a single holder, directly or indirectly (as such terms are defined under
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Section 3:1-2.19(d) of the regulations of the New Jersey Department of Banking and Insurance) may be converted into shares of the common stock if as a result of such conversion, such holder would own, directly or indirectly, in excess of 24.9% of the outstanding common stock of the Company.
Section 7.   Severability.
If any provision of this Certificate of Amendment or any application of such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions hereunder shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent the provisions of this Certificate of Amendment may be inconsistent with any other provision of the Certificate of Incorporation, this Certificate of Amendment shall be controlling.
(F) Series F Noncumulative Perpetual Preferred Stock
Section 1.   Designation and Amount.
The shares of such series shall be designated as “Series F Noncumulative Perpetual Preferred Stock,” par value $0.01 per share (the “Series F Preferred Stock”), and the number of shares constituting the Series F Preferred Stock shall be 6,500. The Series F Preferred Stock shall be perpetual, with no maturity date.
Section 2.   Dividends and Distributions.
(a) Rate. Holders of Series F Preferred Stock shall be entitled to receive, on each share of Series F Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors (the “Board”), but only out of assets legally available therefor, non-cumulative cash dividends at six (6%) percent per annum (the “Rate”), on a stated value of  $1,000 per share (the “Series F Stated Value”), and no more, payable quarterly on January 15, April 15, July 15 and October 15 or on such other date or dates as may be determined by the Board of Directors (the “Series F Dividend Payment Date”). In the event that any Series F Dividend Payment Date would otherwise fall on a day that is not a Business Day, as hereinafter defined, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Series F Dividend Payment Date to, but excluding, the next Series F Dividend Payment Date is a “Series F Dividend Period”. “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New Jersey generally are authorized or required by law or other governmental actions to close.
Dividends that are declared and payable on Series F Preferred Stock on any Series F Dividend Payment Date will be payable to holders of record of Series F Preferred Stock as they appear on the stock register of the Company on the applicable record date, which shall be the 15th calendar day immediately preceding such Series F Dividend Payment Date or such other record date fixed by the Board that is not more than 60 nor less than 10 days prior to such Series F Dividend Payment Date (each, a “Series F Dividend Record Date”). Any such day that is a Series F Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
Holders of Series F Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series F Preferred Stock as specified in this Section 2 (subject to the other provisions of the Certificate of Amendment).
(b) Non-Cumulative. Dividends on shares of Series F Preferred Stock shall be non-cumulative. If the Board does not declare a dividend on the Series F Preferred Stock in respect of any Series F Dividend Period, the holders of Series F Preferred Stock shall have no right to receive any dividend for such Series F Dividend Period, and the Company shall have no obligation to pay a dividend for such Series F Dividend Period, whether or not dividends arc declared for any subsequent Series F Dividend Period with respect to the Series F Preferred Stock.
(c) Priority of Dividends. So long as any share of Series F Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on any series of preferred stock or any class of capital stock of the Company ranking, as to dividends, on a parity with (“Series F Parity Stock”), which shall be
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deemed to include the Company’s Series C Preferred Stock, the Company’s Series D Preferred Stock, and the Company’s Series E Preferred Stock or ranking junior to (“Series F Junior Stock”) this Series F Preferred Stock (other than dividends payable solely in shares of common stock) and nor shall any Series F Junior Stock or Series F Parity Stock be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries during any Series F Dividend Period unless full dividends on all outstanding shares of Series F Preferred Stock for the most recently completed Series F Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series F Preferred Stock on the applicable record date). The foregoing limitation shall not apply to redemptions, purchases or other acquisitions of shares of common stock or other Series F Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board may be declared and paid on any securities, including common stock and other Series F Junior Stock, from time to time out of any funds legally available for such payment, and holders of Series F Preferred Stock shall not be entitled to participate in any such dividends.
Section 3.   Voting Rights.
Holders of Series F Preferred Stock shall not have the right to receive notice of nor the right to vote at any meeting of stockholders; provided, that Holders of the Series F Preferred Stock shall vote as a separate class on any proposal which would revise the terms of the Series F Preferred Stock, or any other matter specifically provided by law.
Section 4.   Liquidation, Dissolution, or Winding Up.
(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series F Preferred Stock shall be entitled to receive for each share of Series F Preferred Stock, out of the assets of the Company or proceeds thereof  (whether capital or surplus) available for distribution to stockholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of common stock and any other stock of the Company ranking junior to the Series F Preferred Stock, payment in full in an amount equal to the sum of  (i) the Series F Stated Value (as hereinafter defined) and (ii) the amount of any declared and unpaid dividend on each such share (such amounts collectively, the “Series F Liquidation Preference”).
(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series F Preferred Stock and the corresponding amounts payable with respect of any other stock of the Company ranking equally with Series F Preferred Stock as to such distribution, holders of Series F Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
(c) Residual Distributions. If the Series F Liquidation Preference has been paid in full to all holders of Series F Preferred Stock and the corresponding amounts payable with respect of any other stock of the Company ranking equally with Series F Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Company shall be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Company with any other corporation or other entity, including a merger or consolidation in which the holders of Series F Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company.
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Section 5.   Rank.
For the purposes hereof any stock of any series or class of the Company shall be deemed to rank:
(a) prior to the shares of this Series F Preferred Stock, as to dividends or upon liquidation, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in preference or priority to the holders of shares of this Series F Preferred Stock;
(b) as Series F Parity Stock, as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series F Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series F Preferred Stock, including, but not limited to, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock and;
(c) as Series F Junior Stock, as to dividends or upon liquidation, if such stock shall be common stock or if the holders of shares of this Series F Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in preference or priority to the holders of shares of such series or class.
Section 6.   Conversion.
(a) The Series F Preferred Stock may be converted into shares of common stock by any holder at any time after the date of the issuance of the Series F Preferred Stock. Subject to and upon compliance with the provisions of this Section 6, the holder of any shares of this Series F Preferred Stock of the Company may convert the shares of this Series F Preferred Stock into such number of validly issued, fully paid and nonassessable shares of common stock which are equal to the product obtained by multiplying (1) the Series F Stated Value divided by the product of one and twenty five hundredths (1.25) times the [insert closing tangible book value of IAB] by (2) 0.189 (the “Series F Conversion Ratio”) surrendering the shares to be converted, in the manner provided in Section 6(c) below; provided, that if the Company shall have called some or all of the shares of this Series F Preferred Stock for redemption, such right shall terminate on the close of business on the third Business Day next preceding the date fixed for redemption, unless the Company has defaulted in making or providing for the payment due on the date fixed for redemption.
(b) The Company has the right, upon 30 days prior written notice to each holder, to require that the Series F Preferred Stock be converted into common stock at any time after the date of issuance of the Series F Preferred Stock upon the happening of any of the following:
i.
a merger, consolidation or similar transaction involving the Company as a result of which the shareholders of the Company prior to such transaction do not own a majority of the voting power of the resulting entity;

ii.
the sale or disposition of all or substantially all of the Company’s assets; or

iii.
if the Board, in the exercise of its good faith discretion, in connection with a capital raising transaction through the sale of the Company’s capital stock, determines that the existence of the outstanding Series F Preferred Stock presents an impediment to the consummation of such transaction such that the failure to convert the Series F Preferred Stock would not be in the best interests of the Company and its common stock holders.

The Series F Preferred Stock shall be converted into that number of shares of the Company’s common stock derived by applying the Series F Conversion Ratio.
(c)
i.
In order to exercise the conversion privilege provided for under Section 6(a) hereof: or in the event the Company gives notice of a mandatory conversion pursuant to Section 6(b) hereof, the holder of each share of this Series F Preferred Stock to be converted shall surrender the

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certificate representing such share to the Conversion Agent for this Series F Preferred Stock appointed for such purpose by the Company (the “Series F Conversion Agent”), or, if no Series F Conversion Agent has been appointed or if the holder has not received notice of such appointment, then to the Company, and in the event the conversion is pursuant to Section 6(a) hereof, with the Notice of Election to Convert on the back of said certificate duly completed and signed at the principal office of the Series F Conversion Agent or the Company, as the case may be. Unless the shares issuable on conversion are to be issued in the same name as the name in which the shares of this Series F Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or its duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.
ii.
The holders of shares of this Series F Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Series F Dividend Payment Date notwithstanding the conversion of the shares after the Dividend Record Date.

iii.
As promptly as practicable after the surrender by a holder of the certificates of shares of this Series F Preferred Stock in accordance with Section 6(c), the Company shall issue and shall deliver at the office of the Series F Conversion Agent to the holder, or on his written order, a certificate or certificates for the number of full shares of common stock issuable upon the conversion of those shares in accordance with the provisions of this Section 6(c)(iii), and any fractional interest in respect of a share of common stock arising upon the conversion shall be settled as provided in Section 6(d) below.

iv.
In the event of a voluntary conversion under Section 6(a) hereof, each conversion shall be deemed to have been effected as of the close of business on the date on which all of the conditions specified in Section 6(c)(i) above shall have been satisfied, and, the person or persons in whose name or names any certificate or certificates for shares of common stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of common stock represented by those certificates at such time on such date and such conversion shall be at the Series F Conversion Ratio in effect at such time on such date. All shares of common stock delivered upon conversion of this Series F Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges are not subject to any preemptive rights. Upon the surrender of certificates representing shares of this Series F Preferred Stock to be converted, the shares will no longer be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the common stock or other securities, cash or other assets as herein provided (including without limitation any dividend payable as specified in Section 6(b)(ii) above).

v.
In the event of a mandatory conversion under Section 6(b) hereof, each conversion shall be deemed to have been effected as of the close of business on the tenth day after expiration of the 30 day notice period provided for under Section 6(b) hereof, and thereafter the shares of Series F Preferred Stock called for conversion shall no longer be deemed outstanding, and no dividends shall thereafter accrue or be payable on such shares, and such shares shall be deemed converted into common stock of the Company; provided, that the Company shall not be required to issue certificates representing such shares of common stock until the holder has complied with all of the provisions of this Section 6.

(d) No fractional shares or securities representing fractional shares of common stock shall be issued upon conversion of this Series F Preferred Stock. Any fractional interest in a share of common stock resulting from conversion of a share of this Series F Preferred Stock shall be paid in cash based on the value of the common stock at the Series F Conversion Ratio, or in the discretion of the Company’s management, rounded upward or downward to the nearest whole share.
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(e) If:
i.
the Company shall authorize the granting to the holders of the common stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

ii.
there shall be any reclassification of the common stock (other than a subdivision or combination of the outstanding common stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Company is a party, or any sale or transfer of all or substantially all the assets of the Company, or

iii.
there shall be a voluntary or an involuntary dissolution liquidation or winding up of the Company;

then the Company shall cause to be filed with the Series F Conversion Agent, and shall cause to be mailed to the holders of shares of this Series F Preferred Stock at their addresses as shown on the stock books of the Company, at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of the dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of common stock of record to be entitled to the dividend, distribution of rights or warrants are to be determined or (ii) the date on which the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice shall not affect the legality or validity of the proceedings described in this Section 6(e).
(f)
i.
The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of common stock or its issued shares of common stock held in its treasury, or both, for the purpose of effective conversions of this Series F Preferred Stock the full number of shares of common stock deliverable upon the conversion of all outstanding shares of this Series F Preferred Stock not theretofore converted.

ii.
The Company may impose any such restrictions on the common stock issued upon conversion of the Series F Preferred Stock as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any stock exchange or automated quotation system upon which the stock is then listed or quoted, any applicable state securities laws, any provision of the Company’s certificate of incorporation or bylaws, or any other law, regulation, or binding contract to which the Company is a party, and may request the holder of the Series F Preferred Stock to provide such investment representations or agreements as may be required to ensure such compliance.

(g) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of common stock on conversion of this Series F Preferred Stock pursuant hereto; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of common stock in a name other than that of the holder of this Series F Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that the tax has been paid.
(h) In case of any reclassification or change of outstanding shares of common stock (other than change in par value, or as a result of subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with or into, any other entity that requires the vote of the holders of common stock or that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of common stock or any sale or transfer of all or substantially all of the assets of the
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Company, each holder of shares of this Series F Preferred Stock then outstanding shall, in connection with such transaction, have the right to convert the shares of this Series F Preferred Stock held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the common stock issuable upon the conversion of the shares of this Series F Preferred Stock immediately prior to the reclassification, change, consolidation, merger, sale or transfer, and the Company may require the holders of the Series F Preferred Stock to accept such consideration in exchange for their shares of Series F Preferred Stock in the event such transaction is approved by any requisite vote of shareholders legally required.
(i) In the event that the Company shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of common stock are by operation of law exchanged solely for or changed, reclassified or converted into stock, securities or cash or any other property, or any combination thereof, then provision shall be made so that shares of this Series F Preferred Stock that are not immediately converted and receive the consideration provided in Section 6(h), shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation the same powers, preferences and relative rights, and the qualifications, limitations or restrictions thereon, that this Series F Preferred Stock had immediately prior to the transaction, except that after such transaction each share of this Series F Preferred Stock shall be immediately convertible into the nature and kind of consideration so receivable by a holder of the number of shares of common stock into which such shares of this Series F Preferred Stock could have been converted immediately prior to such transaction. The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of this Series F Preferred Stock (other than such shares that are converted pursuant to Section 6(h)) shall be assumed and authorized by the successor or resulting corporation as aforesaid.
Section 7.   Exchange for Bank Preferred Stock.
Upon the consummation of any transaction whereby the Company is dissolved, and the holders of the common stock of the Company immediately prior to such dissolution exchange their shares for common stock of BCB Community Bank (the “Bank”), the Company’s sole asset and subsidiary, each share of Series F Preferred Stock shall automatically, and without any further action by the holder thereof, be converted into or exchanged for one share of preferred stock of the Bank having a liquidation preference and other terms and conditions, including the dividend payment rate and conversion features, as similar to those of the Series F Preferred Stock as are permitted by applicable law.
Section 8.   Redemption.
(a) At any time after the issuance date of the Series F Preferred Stock, shares of this Series F Preferred Stock shall be redeemable by the Company in whole or, from time to time, in part at the Company’s option at the Series F Stated Value, plus in each case an amount equal to any dividends declared but unpaid for the then current Series F Dividend Period at the Rate to, but excluding, the date fixed for redemption.
(b) In the event that fewer than all the outstanding shares of this Series F Preferred Stock are to be redeemed as permitted by this Section 8, the number of shares to be redeemed shall be determined by the Board, and the shares to be redeemed shall be determined on a pro rata basis unless another method is required to comply with any rule or regulation of any stock exchange upon which the shares of this Series F Preferred Stock may at any time be listed.
(c) Notice of any redemption of shares of this Series F Preferred Stock, specifying the date fixed for redemption (herein referred to as the “Redemption Date”) and place of redemption, shall be given by first class mail to each holder of record of the shares to be redeemed, at his address of record, not more than 60 nor less than 30 days prior to the Redemption Date. Each such notice shall also specify the redemption price applicable to the share to be redeemed and that dividends on shares to be redeemed shall cease to accrue and accumulate on the Redemption Date. If less than all the shares owned by such stockholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.
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(d) Notice of redemption of shares of this Series F Preferred Stock having been given as provided in Section 8(c), then, unless the Company shall have defaulted in providing for the payment of the redemption price and an amount equal to all declared and unpaid dividends to the Redemption Date, dividends shall cease to accrue on the shares of this Series F Preferred Stock called for redemption at the Redemption Date, all rights of the holders thereof  (except the right to receive the redemption price and all accrued and unpaid dividends to the Redemption Date) shall cease with respect to such shares and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of preferred stock. In case fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
(e) Any shares of this Series F Preferred Stock which shall at any time have been redeemed or converted shall, after such redemption or conversion, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular Series F by the Board of Directors.
(f) The Series F Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series F Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.
Section 9.   Severability.
If any provision of this Certificate of Amendment or any application of such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions hereunder shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent the provisions of this Certificate of Amendment may be inconsistent with any other provision of the Certificate of Incorporation, this Certificate of Amendment shall be controlling.
A-I-C-11

Annex II
June 7, 2017
The Board of Directors
IA Bancorp, Inc.
1630 Oak Tree Road
Edison, NJ 08820
Members of the Board:
You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of IA Bancorp, Inc. (“IA Bancorp”) of the Merger Consideration (as defined below) to be received by such shareholders, in the proposed merger (the “Merger”) of IA Bancorp with and into BCB Bancorp, Inc. (“BCB”), pursuant to the Agreement and Plan of Reorganization (the “Agreement”) to be entered into by and between IA Bancorp and BCB. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of BCB, IA Bancorp, the holders of shares of common stock, par value $0.01 per share, of BCB (“BCB Common Stock”), or the holders of shares of common stock, par value $0.10 per share, of IA Bancorp (“IA Bancorp Common Stock”), each share of IA Bancorp Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding Cancelled Shares (as defined in the Agreement)) shall be converted into the right to receive, at the election of the holder thereof  (subject to proration and reallocation as set forth in the Agreement, as to which we express no opinion), either (i) $3.05 in cash (the “Cash Consideration”), or (ii) 0.189 of a share of BCB Common Stock (the “Stock Consideration”); provided that, the Agreement provides that the aggregate amount of Cash Consideration that holders of such shares of IA Bancorp Common Stock shall be entitled to receive will be $2,549,709 and the remaining consideration that holders of such shares of IA Bancorp Common Stock shall be entitled to receive will be in the form of the Stock Consideration. The Cash Consideration and the Stock Consideration, taken together, are referred to herein as the “Merger Consideration.” The terms and conditions of the Merger are more fully set forth in the Agreement.
The Agreement further provides that, simultaneously with the Merger, Indus-American Bank, a wholly-owned subsidiary of IA Bancorp, will merge with and into BCB Community Bank, a wholly-owned subsidiary of BCB (“BCB Bank”), with BCB Bank as the surviving entity, pursuant to a separate subsidiary plan of merger (such transaction, the “Bank Merger”). In addition, representatives of BCB have advised us that, prior to the consummation of the Merger, BCB is expected to consummate an offering of BCB Common Stock for anticipated gross cash proceeds to BCB of approximately $10.0 million (the “BCB Equity Offering”). With the consent of IA Bancorp, we have assumed the occurrence of BCB Equity Offering for purposes of certain of our analyses.
KBW has acted as financial advisor to IA Bancorp and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses, may from time to time purchase securities from, and sell securities to, IA Bancorp and BCB. In addition, as market makers in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of BCB for our and their own accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the board of directors of IA Bancorp (the “Board”) in rendering this opinion and will receive a fee from IA
Keefe, Bruyette & Woods, a Stifel Company • 787 Seventh Avenue, Floor 5, New York, NY 10019
(212) 887-7777 • www.kbw.com
AII-1

The Board of Directors—IA Bancorp, Inc.
June 7, 2017
Bancorp for our services. A portion of our fee is payable upon the rendering of this opinion and a significant portion is contingent upon the successful completion of the Merger. In addition, IA Bancorp has agreed to indemnify us for certain liabilities arising out of our engagement.
Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking and financial advisory services to IA Bancorp. In the past two years, KBW has not provided investment banking and financial advisory services to BCB. We may in the future provide investment banking and financial advisory services to IA Bancorp or BCB and receive compensation for such services.
In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of IA Bancorp and BCB and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated June 6, 2017 (the most recent draft made available to us); (ii) the audited financial statements for the three fiscal years ended December 31, 2016 of IA Bancorp; (iii) the unaudited quarterly financial statements for the fiscal quarter ended March 31, 2017 of IA Bancorp; (iv) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2016 of BCB; (v) the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 of BCB; (vi) certain regulatory filings of IA Bancorp, BCB and their respective subsidiaries, including (as applicable), the semi-annual reports on Form FR Y-9SP, the quarterly reports on Form FR Y-9C and the quarterly call reports required to be filed with respect to each period applicable to such reports during the three-year period ended December 31, 2016 and the quarter ended March 31, 2017; (vii) certain other interim reports and other communications of IA Bancorp and BCB to their respective shareholders; and (viii) other financial information concerning the businesses and operations of IA Bancorp and BCB that was furnished to us by IA Bancorp and BCB or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of IA Bancorp and BCB; (ii) the assets and liabilities of IA Bancorp and BCB; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information of BCB and certain financial information of IA Bancorp with similar information for certain other companies the securities of which are publicly traded; (v) financial and operating forecasts and projections of IA Bancorp that were prepared by, and provided to us and discussed with us by, IA Bancorp management and that were used and relied upon by us at the direction of such management and with the consent of the Board; (vi) financial and operating forecasts and projections of BCB that were prepared by, and provided to us and discussed with us by, BCB management and that were used and relied upon by us based on such discussions, at the direction of IA management and with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Merger on BCB (including, without limitation, the cost savings and related expenses expected to result from or be derived from the Merger) that were prepared by, and provided to and discussed with us by, BCB management and that were used and relied upon by us based on such discussions, at the direction of IA Bancorp management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions that were held with the respective managements of IA Bancorp and BCB regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by IA Bancorp, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with IA Bancorp.
Keefe, Bruyette & Woods, a Stifel Company • 787 Seventh Avenue, Floor 5, New York, NY 10019
(212) 887-7777 • www.kbw.com
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The Board of Directors—IA Bancorp, Inc.
June 7, 2017
In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of IA Bancorp as to the reasonableness and achievability of the financial and operating forecasts and projections of IA Bancorp referred to above (and the assumptions and bases therefor), and we have assumed that such forecasts and projections were reasonably prepared and represent the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have further relied, with the consent of IA Bancorp, upon BCB management as to the reasonableness and achievability of the financial and operating forecasts and projections of BCB and the estimates regarding certain pro forma financial effects of the Merger on BCB referred to above (and the assumptions and bases for all such forecasts, projections and estimates, including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger), and we have assumed that all such forecasts, projections and estimates were reasonably prepared and represent the best currently available estimates and judgments of BCB management and that such forecasts, projections and estimates will be realized in the amounts and in the time periods currently estimated by such management.
It is understood that the forecasts, projections and estimates of IA Bancorp and BCB that were provided to and discussed with us were not prepared with the expectation of public disclosure, that all such forecasts, projections and estimates are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of IA Bancorp and BCB and with the consent of the Board, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either IA Bancorp or BCB since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for IA Bancorp and BCB are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of IA Bancorp or BCB, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of IA Bancorp or BCB under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. In addition, with respect to outstanding litigation to which IA Bancorp or its affiliates is a party, we have relied upon the assessments of the management team and counsel of IA Bancorp as to all matters relating to such litigation and have assumed, without independent verification, that there will be no developments relating to such litigation that would be material to our analyses. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.
We have assumed, in all respects material to our analyses, the following: (i) that the Merger will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us and referred to above) with no adjustments to the Merger Consideration (including the allocation between cash
Keefe, Bruyette & Woods, a Stifel Company • 787 Seventh Avenue, Floor 5, New York, NY 10019
(212) 887-7777 • www.kbw.com
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The Board of Directors—IA Bancorp, Inc.
June 7, 2017
and stock) or additional payments in respect of IA Bancorp Common Stock; (ii) that any related transactions (including the Bank Merger and the BCB Equity Offering) will be completed substantially in accordance with the terms set forth in the Agreement or as otherwise described to us by representatives of BCB; (iii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iv) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (v) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transaction (including the Bank Merger and the BCB Equity Offering) and that all conditions to the completion of the Merger and any such related transaction will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (vi) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction (including the Bank Merger and the BCB Equity Offering), no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of IA Bancorp, BCB, the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings and related expenses expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of IA Bancorp that IA Bancorp has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to IA Bancorp, BCB, the Merger and any related transaction (including the Bank Merger and the BCB Equity Offering), and the Agreement. KBW has not provided advice with respect to any such matters. We have assumed, upon the advice of the management of IA Bancorp and without independent verification, that the consideration payable with respect to outstanding preferred stock of IA Bancorp in the Merger will be in accordance with the terms of IA Bancorp’s governing documents and that payment of such consideration will be necessary to effect the Merger. We have also assumed, with the consent of IA Bancorp and without independent verification, that the Closing Tangible Common Equity (as defined in, and determined as set forth in, the Agreement) will not be less than $18,500,000.
This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of IA Bancorp Common Stock of the Merger Consideration to be received by such holders in the Merger. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction (including the Bank Merger and the BCB Equity Offering), including without limitation, the form or structure of the Merger (including the form of Merger Consideration or the allocation thereof between cash and stock) or any such related transaction, the treatment of outstanding preferred stock of IA Bancorp in the Merger (including the consideration payable with respect to such preferred stock in the Merger), any consequences of the Merger or any such related transaction to IA Bancorp, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger, any such related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. For purposes of our analyses, we have not incorporated recently-announced proposed changes to United States tax laws regarding corporate tax rates. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of IA Bancorp to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by IA Bancorp or the Board, (iii) the fairness of the amount or nature of any compensation to any of IA
Keefe, Bruyette & Woods, a Stifel Company • 787 Seventh Avenue, Floor 5, New York, NY 10019
(212) 887-7777 • www.kbw.com
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The Board of Directors—IA Bancorp, Inc.
June 7, 2017
Bancorp’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of IA Bancorp Common Stock, (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of IA Bancorp (other than the holders of IA Bancorp Common Stock solely with respect to the Merger Consideration, as described herein and not relative to the consideration to be received by holders of any other class of securities (including without limitation any outstanding preferred stock of IA Bancorp)) or holders of any class of securities of BCB or any other party to any transaction contemplated by the Agreement, (v) any adjustment (as provided in the Agreement) to the Merger Consideration (including the cash or stock components thereof) assumed to be paid in the Merger for purposes of our opinion, (vi) whether BCB has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate amount of the Cash Consideration to the holders of IA Bancorp Common Stock at the closing of the Merger (whether with proceeds obtained from the BCB Equity Offering or otherwise), (vii) the election by holders of IA Bancorp Common Stock to receive the Cash Consideration or the Stock Consideration, or any combination thereof, or the actual allocation between the Cash Consideration and the Stock Consideration among such holders (including, without limitation, any reallocation thereof as a result of proration pursuant to the Agreement), or the relative fairness of the Stock Consideration and the Cash Consideration, (viii) the actual value of BCB Common Stock to be issued in the Merger, (ix) the prices, trading range or volume at which BCB Common Stock will trade following the public announcement of the Merger or the consummation of the Merger, (x) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (xi) any legal, regulatory, accounting, tax or similar matters relating to IA Bancorp, BCB, their respective shareholders, or relating to or arising out of or as a consequence of the Merger or any related transaction (including the Bank Merger and the BCB Equity Offering), including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.
This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of IA Bancorp Common Stock or any shareholder of any other entity as to how to vote in connection with the Merger or any other matter (including, with respect to holders of IA Bancorp Common Stock, what election any such shareholder should make with respect to the Cash Consideration or the Stock Consideration), nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.
This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of IA Bancorp Common Stock in the Merger is fair, from a financial point of view, to such holders.
Very truly yours,
Keefe, Bruyette & Woods, Inc.
Keefe, Bruyette & Woods, a Stifel Company • 787 Seventh Avenue, Floor 5, New York, NY 10019
(212) 887-7777 • www.kbw.com
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